Filed Pursuant to Rule 424(b)(2)
Registration No. 333-236629-01

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 9, 2020)

$2,000,000,000

$1,000,000,000 5.000% Senior Secured Notes due 2028

$1,000,000,000 5.250% Senior Secured Notes due 2030

PG&E Corporation, a California corporation, is offering $2,000,000,000 aggregate principal amount of Senior Secured Notes in two separate series. We are offering (i) $1,000,000,000 aggregate principal amount of 5.000% Senior Secured Notes due July 1, 2028 (the “2028 Notes”) and (ii) $1,000,000,000 aggregate principal amount of 5.250% Senior Secured Notes due July 1, 2030 (the “2030 Notes,” and together with the 2028 Notes, the “Notes”).

The per annum interest rate on the 2028 Notes will be 5.000% and the per annum interest rate on the 2030 Notes will be 5.250%. We will pay interest on the Notes of each series semi-annually in arrears on January 1 and July 1 of each year, beginning on January 1, 2021. The 2028 Notes will mature on July 1, 2028; and the 2030 Notes will mature on July 1, 2030. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

If the Escrow Conditions (as defined herein) are not satisfied prior to the consummation of this offering, we will deposit the aggregate net proceeds of this offering, together with additional funds, which together with such net proceeds would be sufficient to fund a redemption of all the Notes on the Special Redemption Date (as defined herein) into a segregated escrow account. The escrow account and all amounts deposited therein will be pledged to secure the Notes. Until the Escrow Conditions are satisfied, the Notes will be secured by a lien on amounts deposited in the Escrow Account.

Upon satisfaction of the Escrow Conditions, including the effectiveness of our plan of reorganization, the Notes will be secured on a first-lien basis by the pledge of our ownership interest in 100% of the shares of common stock of our principal subsidiary, Pacific Gas & Electric Company (the “Utility”), and any other shares of common stock of the Utility obtained by us in the future and the certificates or instruments representing such shares of common stock, subject to permitted liens as described under “Description of the Notes—Security.”

If the Escrow Conditions are not satisfied on or prior to September 9, 2020 (or, if prior to such date, we determine in our sole discretion that any of the Escrow Conditions cannot be satisfied by such date), the Notes will be subject to a special mandatory redemption on the Special Redemption Date at a redemption price of 101% of the principal amount of the Notes offered hereby, plus accrued and unpaid interest to, but not including, the redemption date. See “Description of the Notes—Escrow of Net Proceeds; Special Mandatory Redemption.”

After the satisfaction of the Escrow Conditions, we may redeem all or a part of the Notes of a series, on any one or more occasions, (i) on or after July 1, 2023 in the case of the 2028 Notes and (ii) on or after July 1, 2025 in the case of the 2030 Notes, at the redemption prices set forth under the caption “Description of the Notes—Optional Redemption.” In addition, at any time after the satisfaction of the Escrow Conditions and (i) prior to July 1, 2023, in the case of the 2028 Notes and (ii) prior to July 1, 2025, in the case of the 2030 Notes, we may redeem all or part of the Notes of each series, on any one or more occasions, at a redemption price equal to 100% of the principal amount of Notes of such series to be redeemed, plus a “make-whole” premium as of the redemption date, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, at any time after the satisfaction of the Escrow Conditions we may redeem up to 40% of the aggregate principal amount of each series of Notes before July 1, 2023 (in the case of the 2028 Notes) or before July 1, 2023 (in the case of the 2030 Notes), with an amount of cash not greater than the net proceeds of certain equity offerings at a redemption price equal to 105.00% of the principal amount of the 2028 Notes being redeemed and 105.25% of the principal amount of the 2030 Notes being redeemed, plus any accrued and unpaid interest. See “Description of the Notes—Optional Redemption.”

Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, each holder of Notes of such series will have the right to require that we repurchase all or any part of that holder’s Notes of such series at a repurchase price payment in cash in an amount equal to not less than 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase, as described in this prospectus supplement under the caption “Description of the Notes—Repurchase of Notes Upon a Change of Control Triggering Event.”

The Notes will be our general senior secured obligations. From and after the Escrow Release Date (as defined herein), the Notes will rank equal in right of payment with all of our existing and future senior obligations, will rank effectively junior to all secured senior obligations under our new revolving credit agreement to the extent of the value of the collateral securing the Notes (up to an amount not to exceed $650 million), and equal with all of our other existing and future secured senior obligations to the extent secured by such collateral, will rank effectively senior to any of our existing and future unsecured obligations to the extent of the value of such collateral, will rank senior in right of payment to all of our future subordinated indebtedness, and will be structurally subordinated to all indebtedness and other obligations (including trade payables, other indebtedness and preferred stock obligations) of the Utility and all of our other subsidiaries (other than any subsidiaries that may become guarantors of the Notes in the future). See “Description of the Notes—Rankings.”

There is no existing public market for the Notes. We do not intend to list the Notes on any securities exchange or seek their quotation on any automated quotation system.

Concurrently with this offering, the Utility is offering first mortgage bonds pursuant to a separate prospectus supplement (the “Concurrent FMB Offering”). The completion of this offering is not conditioned on the completion of the Concurrent FMB Offering, and the completion of the Concurrent FMB Offering is not conditioned on the completion of this offering. See “Prospectus Summary—Concurrent FMB Offering” in this prospectus supplement.

Investing in the Notes involves risks. For a description of these risks, see “Risk Factors” beginning on page S-25 of this prospectus supplement and the section titled “Risk Factors” in Item 1A of Part I of the 2019 Annual Report (as defined herein) and in Item 1A of Part II of the Q1 Quarterly Report (as defined herein) incorporated by reference herein.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to the Public(1)	Underwriting Discounts and Commissions	Proceeds to PG&E Corporation Before Expenses
Per 2028 Note	100.000%	1.000%	99.000%
Total 2028 Notes	$1,000,000,000	$10,000,000	$990,000,000
Per 2030 Note	100.000%	1.000%	99.000%
Total 2030 Notes	$1,000,000,000	$10,000,000	$990,000,000

(1)	Plus accrued interest from June 23, 2020, if settlement occurs after that date.

The Notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, on or about June 23, 2020.

Joint Book-Running Managers

J.P. Morgan	Barclays	BofA Securities	Citigroup	Goldman Sachs & Co. LLC

Co-Managers

BNP PARIBAS	Credit Suisse	Mizuho Securities	MUFG	Wells Fargo Securities

June 18, 2020

This prospectus supplement should be read in conjunction with the accompanying prospectus and any related free writing prospectus. Neither we nor any underwriter has authorized any other person to provide you with different or additional information. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. Neither we nor any underwriter is making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date hereof.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that PG&E Corporation and Pacific Gas and Electric Company filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. When used in this prospectus supplement, (i) the “Utility” refers to Pacific Gas and Electric Company, the principal operating subsidiary of PG&E Corporation, and (ii) the “underwriters” refers to the firms listed on the cover page of this prospectus supplement. When we refer to the “Company,” “we,” “our,” “ours” and “us” in this prospectus supplement under the headings “Forward Looking Statements” and “Capitalization,” we mean PG&E Corporation and its subsidiaries, including the Utility, through which substantially all of PG&E Corporation’s operations are conducted. When such terms are used elsewhere in this prospectus supplement, we refer only to PG&E Corporation, as the issuer of the Notes in this offering, and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided or the context otherwise requires. When we refer to the “Debtors” or “Reorganized Debtors” in this prospectus supplement, we refer to PG&E Corporation and Pacific Gas and Electric Company. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings given such terms in PG&E Corporation’s and the Utility’s Joint Annual Report on Form 10-K for the year ended December 31, 2019, as amended (the “2019 Annual Report”), which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

In connection with the Plan of Reorganization (as defined herein), PG&E Corporation and the Utility were required to prepare projected financial information to demonstrate to the Bankruptcy Court (as defined herein) the feasibility of the Plan of Reorganization and the ability of PG&E Corporation and the Utility to continue operations and satisfy their obligations under the Plan of Reorganization upon emergence from the Chapter 11 Cases (as defined herein). Neither those projections, which are attached as an exhibit to the Disclosure Statement (as defined herein) previously furnished to the SEC, nor any projections contained in any form of the Disclosure Statement previously furnished to the SEC, are incorporated in this prospectus supplement or should be considered or relied upon in connection with the purchase of the Notes offered hereby. Neither the projections nor any form of the Disclosure Statement were prepared for the purpose of any offering of the Notes and have not been, and may not be, updated on an ongoing basis. The projections reflect numerous assumptions concerning our anticipated future performance and prevailing and anticipated market and economic conditions at the time they were prepared that were and continue to be beyond our control and that may not materialize. Projections are inherently subject to uncertainties and to a wide variety of significant business, economic and competitive risks, including those risks discussed in the section titled “Risk Factors” in this prospectus supplement and in the section titled “Risk Factors” in Item 1A of Part I of the 2019 Annual Report and in Item 1A of Part II of our quarterly report on Form 10-Q for the three months ended March 31, 2020 (the “Q1 Quarterly Report”) incorporated by reference herein. Our actual results will vary from those contemplated by the projections and the variations may be material. As a result, you should not rely upon the projections, the Disclosure Statement or any form of the Disclosure Statement previously furnished to the SEC in deciding whether to invest in the Notes.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and any documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions that are based on current estimates, expectations, and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus supplement. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines, associated with various investigations and proceedings; forecasts of capital expenditures; estimates and assumptions used in critical accounting policies, including those relating to liabilities subject to compromise, insurance receivable, regulatory assets and liabilities, environmental remediation, litigation, third-party claims, and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “should,” “would,” “could,” “potential” and similar expressions. We and the Utility are not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

•

the risks and uncertainties associated with the Chapter 11 Cases, including, but not limited to, the ability to consummate and implement the Plan of Reorganization, as approved by the Bankruptcy Court; the ability to obtain additional required state or federal regulatory approvals; increased costs related to the Chapter 11 Cases; the ability to obtain sufficient financing sources for ongoing and future operations and investments;

•

the effect of any appeals or objections related to the Plan of Reorganization, the Funding Transactions Order (as defined herein) or the Confirmation Order (as defined herein), including the injunction contained in the Plan of Reorganization and the Confirmation Order that channels certain pre-petition fire-related claims to trusts to be satisfied from the trusts’ assets;

•

the ability to satisfy the conditions precedent to financing under the Amended and Restated Chapter 11 Plan Backstop Commitment Letters dated on or about March 4, 2020 with the Backstop Parties (as defined herein) (as amended by the Consent Agreements (as defined herein) and as may be further amended, restated, modified, or supplemented from time to time, collectively, the “Equity Backstop Commitment Letters”) and the debt commitment letters dated October 11, 2019 with the Commitment Parties (as defined herein) (as amended, collectively, the “Debt Backstop Commitment Letters”) and the risk that such agreements may be terminated; the risk that each of the Restructuring Support Agreements dated January 22, 2020 with certain holders of funded indebtedness of the Utility (as may be amended, modified, or supplemented from time to time, the “Noteholder RSA”), the Amended and Restated Restructuring Support Agreement dated November 1, 2019 with certain holders of subrogation claims (as may be amended, modified, or supplemented from time to time, the “Subrogation RSA”), the Restructuring Support Agreement dated December 6, 2019 with the Official Committee of Tort Claimants, the Consenting Fire Claimants Professionals and the Shareholder Proponents (as defined therein) (as may be amended, modified, or supplemented from time to time, the “TCC RSA”) or the Plan Support Agreements as to Plan Treatment of Public Entities’ Wildfire Claims each dated June 18, 2019 with Supporting Public Entities (as defined therein) (as may be amended, modified, or supplemented from time to time, the “PSAs”) could be terminated; disruptions to PG&E Corporation’s and the Utility’s business and operations and the potential impact on regulatory compliance;

•

whether the Plan of Reorganization of PG&E Corporation and the Utility will be confirmed by the Bankruptcy Court by June 30, 2020, and whether PG&E Corporation and the Utility will be able to successfully implement the Plan of Reorganization;

•

if the Plan of Reorganization is not confirmed by June 30, 2020, it could result in significant delay of the administration of the Chapter 11 Cases and result in the implementation of the Case Resolution Contingency Process as provided in the Bankruptcy Court’s Order Pursuant to 11 U.S.C. Sections 105 and 363 and Fed. R. Bankr. P. 9019 (i) Approving Case Resolution Contingency Process and (ii) Granting Related Relief

[Docket No. 6721] dated April 9, 2020, which was amended and superseded by the Order entered on April 24, 2020 [Docket No. 6937] (the “CRCP Order”). As more fully provided therein, the CRCP Order provides for, among other things, a sale process in the event the Plan of Reorganization is not confirmed or fails to go effective in accordance with certain required dates;

•	whether the Utility is able to participate in the Wildfire Fund under AB 1054, and the consequences, including financial, of any inability to participate;

•	restrictions on PG&E Corporation’s and the Utility’s ability to pursue strategic and operational initiatives for the duration of the Chapter 11 Cases and upon emergence from the Chapter 11 Cases;

•

PG&E Corporation’s and the Utility’s historical financial information not being indicative of future financial performance as a result of the Chapter 11 Cases and, among other things, the potential financial and other restructuring currently contemplated by the Plan of Reorganization;

•

the possibility that PG&E Corporation and the Utility will not be able to meet the conditions precedent to funding under the Equity Backstop Commitment Letters and the Debt Backstop Commitment Letters, or that events or circumstances will occur that give rise to termination rights of the Backstop Parties or Commitment Parties under the Equity Backstop Commitment Letters or Debt Backstop Commitment Letters, respectively, which could make raising funds to pay claims and exit Chapter 11 difficult or uneconomic;

•

the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner and on acceptable terms in order to emerge from the Chapter 11 Cases and to raise financing for operations and investment after emergence;

•	the impact of AB 1054 on potential losses in connection with future wildfires, including the CPUC’s implementation of the procedures for recovering such losses;

•

the impact of the 2018 Camp fire, the 2017 Northern California wildfires and the 2015 Butte fire, including whether the Utility will be able to timely recover any costs incurred therewith in excess of insurance not disallowed from recovery in the Wildfire OII; the timing and outcome of the remaining wildfire investigations and the extent to which the Utility will have liability associated with these fires; the timing and amount of insurance recoveries; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC, SEC or any other law enforcement agency were to bring an enforcement action, including, if the March 17, 2020 plea agreement (the “Plea Agreement”) is terminated, a criminal proceeding, and determination that the Utility failed to comply with applicable laws and regulations (which actions could also adversely impact a timely emergence from the Chapter 11 Cases);

•

the ability of PG&E Corporation and the Utility to finance costs, expenses and other possible losses with respect to claims related to the 2018 Camp fire and the 2017 Northern California wildfires, through securitization mechanisms or otherwise, which potential financings are not addressed by the Wildfire Fund as it only applies to wildfires occurring after July 12, 2019;

•	the timing and outcome of any proceeding to recover 2015 Butte fire-related costs in excess of insurance through rates;

•	the risks and uncertainties associated with the 2019 Kincade fire;

•

the timing and outcome of future regulatory and legislative developments in connection with SB 901, including future wildfire reforms, inverse condemnation reform, and other wildfire mitigation measures or other reforms targeted at the Utility or its industry;

•

the severity, extent and duration of the global COVID-19 pandemic and its impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows, as well as on energy demand in the Utility’s service territory, the ability of the Utility to collect on customer invoices, the ability of the Utility to offset these effects, including with spending reductions, and the ability of the Utility to recover any losses incurred in connection with the COVID-19 pandemic through cost recovery, and the impact of workforce disruptions, if any;

•

the outcome of the Utility’s Community Wildfire Safety Program that the Utility has developed in coordination with first responders, civic and community leaders, and customers to help reduce wildfire threats and improve safety as a result of climate-driven wildfires and extreme weather, including the Utility’s ability to comply with the targets and metrics set forth in the 2020-2022 Wildfire Mitigation Plan; and the cost of the program and the timing and outcome of any proceeding to recover such cost through rates;

•	whether the Utility will be able to obtain full recovery of its significantly increased insurance premiums, and the timing of any such recovery;

•	whether the Utility can obtain wildfire insurance at a reasonable cost in the future, or at all, and whether insurance coverage is adequate for future losses or claims;

•	increased employee attrition as a result of the filing of the Chapter 11 Cases and the challenging political and operating environment facing PG&E Corporation and the Utility;

•

the impact of the Utility’s implementation of its PSPS program, including the timing and outcome of the PSPS OII and order to show cause, and whether any fines or penalties or civil liability for damages will be imposed on the Utility as a result; the costs in connection with PSPS events, and the effects on PG&E Corporation’s and the Utility’s reputations caused by implementation of the PSPS program;

•

the timing and outcomes of the 2020 GRC, FERC TO18, TO19, and TO20 rate cases, 2018 and 2019 CEMA applications, WEMA application, future applications for FHPMA, FRMMA, and WMPMA, future cost of capital proceedings, and other ratemaking and regulatory proceedings;

•

the outcome of the probation and the monitorship imposed by the federal court after the Utility’s conviction in the federal criminal trial in 2017, the timing and outcomes of the debarment proceeding, potential reliability penalties or sanctions from the North American Electric Reliability Corporation, the SED’s unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced relating to the Utility’s compliance with natural gas- and electric-related laws and regulations, and the ultimate amount of fines, penalties, and remedial costs that the Utility may incur in connection with the outcomes including the costs of complying with any additional conditions of probation imposed in connection with the Utility’s federal criminal proceeding, such as expenses associated with any material expansion of the Utility’s vegetation management program, including as a result of the probation proceedings before the U.S. District Court, as well as the impact of additional conditions of probation on PG&E Corporation’s and the Utility’s ability to make distributions to shareholders;

•	the timing and outcomes of any other material litigations, regulatory investigations or claims that will not be discharged through the Chapter 11 Cases;

•	the impact of any claims for contribution or indemnity asserted with respect to the 2018 Camp fire, the 2017 Northern California wildfires and the 2015 Butte fire;

•	the effects on PG&E Corporation’s and the Utility’s reputations caused by matters such as the CPUC’s investigations and enforcement proceedings;

•

the outcome of the Safety Culture OII proceeding, and future legislative or regulatory actions that may be taken, such as requiring the Utility to separate its electric and natural gas businesses, or restructure into separate entities, or undertake some other corporate restructuring, or transfer ownership of the Utility’s assets to municipalities or other public entities, or implement corporate governance changes;

•

whether the Utility can control its operating costs within the authorized levels of spending, and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve project savings, the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;

•

whether the Utility and its third-party vendors and contractors are able to protect the Utility’s operational networks and information technology systems from cyber- and physical attacks, or other internal or external hazards;

•

the timing and outcome in the Court of Appeals of the appeal of FERC’s order denying rehearing on September 19, 2019 of the complaint filed by the CPUC and certain other parties that the Utility provide an open and transparent planning process for its capital transmission projects that do not go through the CAISO’s Transmission Planning Process to allow for greater participation and input from interested parties; and the timing and outcome of FERC’s Order on Remand on July 18, 2019 granting the Utility a 50 basis point ROE incentive adder for continued participation in the CAISO;

•

the outcome of current and future self-reports, investigations, or other enforcement proceedings that could be commenced or notices of violation that could be issued relating to the Utility’s compliance with laws, rules, regulations, or orders applicable to its operations, including the construction, expansion, or replacement of its electric and gas facilities, electric grid reliability, inspection and maintenance practices, customer billing and privacy, physical and cybersecurity, environmental laws and regulations; and the outcome of existing and future SED notices of violations;

•

the impact of environmental remediation laws, regulations, and orders; the ultimate amount of costs incurred to discharge the Utility’s known and unknown remediation obligations; and the extent to which the Utility is able to recover environmental costs in rates or from other sources;

•

the impact of SB 100, signed into law on September 10, 2018, which increased the percentage from 50% to 60% of California’s electricity portfolio that must come from renewables by 2030 and establishes state policy that 100% of all retail electricity sales must come from renewable portfolio standard-eligible or carbon-free resources by 2045;

•

how the CPUC and the CARB implement state environmental laws relating to greenhouse gas, renewable energy targets, energy efficiency standards, distributed energy resources, electric vehicles, and similar matters, including whether the Utility is able to continue recovering associated compliance costs, such as the cost of emission allowances and offsets under cap-and-trade regulations; and whether the Utility is able to timely recover its associated investment costs;

•	the impact of the California governor’s executive order issued on January 26, 2018, to implement a new target of five million zero-emission vehicles on the road in California by 2030;

•

the ultimate amount of unrecoverable environmental costs the Utility incurs associated with the Utility’s natural gas compressor station site located near Hinkley, California and the Utility’s fossil fuel-fired generation sites;

•

the impact of new legislation or NRC regulations, recommendations, policies, decisions, or orders relating to the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, cooling water intake, or other issues; the impact of potential actions, such as legislation, taken by state agencies that may affect the Utility’s ability to continue operating Diablo Canyon until its planned retirement;

•

the impact of wildfires, droughts, floods, or other weather-related conditions or events, climate change, natural disasters, acts of terrorism, war, vandalism (including cyber-attacks), downed power lines, and other events, that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies, and the reparation and other costs that the Utility may incur in connection with such conditions or events; the impact of the adequacy of the Utility’s emergency preparedness; whether the Utility incurs liability to third parties for property damage or personal injury caused by such events; whether the Utility is subject to civil, criminal, or regulatory penalties in connection with such events; and whether the Utility’s insurance coverage is available for these types of claims and sufficient to cover the Utility’s liability;

•

the outcome of future legislative developments in connection with the amendment to SB 350 introduced on May 18, 2020 that would implement the terms of the CRCP Order and purchase option to which PG&E Corporation and the Utility have committed by authorizing the creation of a non-profit public benefit corporation by the State of California for the purpose of acquiring the Utility’s assets and providing electric and gas service in the Utility’s territory in the event that the Plan of Reorganization is not confirmed or fails to go effective in accordance with certain required dates, or if the CPUC revokes the Utility’s certificate of public convenience and necessity;

•	whether the Utility’s climate change adaptation strategies are successful;

•

the breakdown or failure of equipment that can cause damages, including fires, and unplanned outages; and whether the Utility will be subject to investigations, penalties, and other costs in connection with such events;

•

the impact that reductions in Utility customer demand for electricity and natural gas, driven by customer departures to CCAs and DA providers, have on the Utility’s ability to make and recover its investments through rates and earn its authorized return on equity, and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources, and changing customer demand for its natural gas and electric services;

•

the supply and price of electricity, natural gas, and nuclear fuel; the extent to which the Utility can manage and respond to the volatility of energy commodity prices; the ability of the Utility and its counterparties to post or return collateral in connection with price risk management activities; and whether the Utility is able to recover timely its electric generation and energy commodity costs through rates, including its renewable energy procurement costs;

•

the amount and timing of charges reflecting probable liabilities for third-party claims; the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties; and whether the Utility can continue to obtain adequate insurance coverage for future losses or claims, especially following a major event that causes widespread third-party losses;

•

the impact of the regulation of utilities and their holding companies, including how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company, and whether the uncertainty in connection with the 2018 Camp fire and the 2017 Northern California wildfires, the ultimate outcomes of the CPUC’s pending investigations, and other enforcement matters will impact the Utility’s ability to make distributions to PG&E Corporation;

•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation;

•

whether PG&E Corporation or the Utility undergoes an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), as a result of the implementation of the Plan of Reorganization and in subsequent years during the term of the Notes;

•	changes in the regulatory and economic environment, including potential changes affecting renewable energy sources and associated tax credits, as a result of the current federal administration; and

•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the significant risks that could affect the outcome of the forward-looking statements and our future financial condition, results of operations, liquidity and cash flows, you should read the section titled “Risk Factors” in this prospectus supplement and the section titled “Risk Factors” in Item 1A of Part I of the 2019 Annual Report and in Item 1A of Part II of the Q1 Quarterly Report incorporated by reference herein.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into this prospectus supplement and the accompanying prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part and the documents that we refer to under the section of the accompanying prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statements. We qualify all our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus supplement or the date of the document incorporated by reference. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

PROSPECTUS SUMMARY

This summary highlights certain information about our business and this offering. This is a summary of information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein and does not contain all of the information that you should consider before investing in the Notes. For a more complete understanding of this offering and our business, you should read and carefully consider this entire prospectus supplement, including the section titled “Risk Factors,” the accompanying prospectus and all documents incorporated by reference herein and therein.

Our Company

PG&E Corporation, incorporated in California in 1995, is a holding company whose primary operating subsidiary is Pacific Gas and Electric Company, a public utility operating in northern and central California. The Utility was incorporated in California in 1905. PG&E Corporation became the holding company of the Utility and its subsidiaries in 1997. The Utility provides natural gas and electric service to approximately 16 million people throughout a 70,000-square-mile service area in northern and central California. The Utility generates revenues mainly through the sale and delivery of electricity and natural gas to customers. As of December 31, 2019, approximately two-thirds of the Utility’s revenues were associated with owning and operating gas, electric, and generation infrastructure. The remaining third were pass-through costs primarily associated with commodity procurement. The Utility had approximately $86.15 billion in assets at March 31, 2020 and generated operating revenues of approximately $17.1 billion in 2019.

At December 31, 2019, the Utility owned approximately 18,000 circuit miles of interconnected transmission lines operating at voltages ranging from 60 kilovolt (“kV”) to 500 kV. The Utility also operated 33 electric transmission substations with a capacity of approximately 65,000 megavolt ampere (“MVA”). The Utility’s electric transmission system is interconnected with electric power systems in the Western Electricity Coordinating Council, which includes many western states, the Canadian provinces of Alberta and British Columbia, and parts of Mexico. The Utility’s electric distribution network consists of approximately 107,000 circuit miles of distribution lines (of which, as of December 31, 2019, approximately 25% are underground and approximately 75% are overhead), 68 transmission switching substations, and 760 distribution substations, with a capacity of approximately 32,000 MVA. At December 31, 2019, the Utility’s natural gas system consisted of approximately 43,300 miles of distribution pipelines, over 6,300 miles of backbone and local transmission pipelines, and various storage facilities. The Utility owns and operates eight natural gas compressor stations on its backbone transmission system and one small station on its local transmission system that are used to move gas through its pipelines.

The Utility is regulated primarily by the CPUC and the FERC. The CPUC has jurisdiction over the rates and terms and conditions of service for the Utility’s electric and natural gas distribution operations, electric generation, and natural gas transmission and storage services. The CPUC also has exercised jurisdiction over the Utility’s issuances of securities, dispositions of utility assets and facilities, energy purchases on behalf of the Utility’s electric and natural gas retail customers, rates of return, rates of depreciation, oversight of nuclear decommissioning, and aspects of the siting of facilities used in providing electric and natural gas utility service. The Utility’s ability to recover revenue requirements authorized by the CPUC in these rate cases is independent, or “decoupled”, from the volume of the Utility’s sales of electricity and natural gas services. As a result, the Utility’s base revenues are not impacted by fluctuations in sales resulting from, for example, weather or economic conditions.

On December 19, 2019, the CPUC issued a final decision that authorized the Utility’s capital structure and rates of return for the Utility’s electric generation, electric and natural gas distribution, and natural gas transmission and storage rate base through 2023, consisting of 52% common equity, 47.5% long-term debt, and

0.5% preferred stock. The CPUC also set the authorized ROE through 2023 at 10.25% and reset the cost of debt to 5.16%. The CPUC also authorized the continuation of an adjustment mechanism to allow the Utility’s cost of debt and ROE to be adjusted if the utility bond index changes by certain thresholds, which are reviewed annually. In the Utility’s cost of capital proceedings, the Utility acknowledged that its cost of long-term debt for cost of capital purposes may be different than the approved cost upon the Utility’s emergence from the Chapter 11 Cases. To account for this possible difference, the Utility proposed to update its cost of debt for cost of capital purposes for the period beginning after the Utility’s emergence from the Chapter 11 Cases to incorporate the costs of its exit financing, and the appropriate forward-looking forecast of debt costs for the remaining forecast period. The CPUC found the Utility’s proposal to be reasonable and adopted it.

The FERC has jurisdiction over the Utility’s electric transmission revenue requirements and rates, the licensing of substantially all of the Utility’s hydroelectric generation facilities, and the interstate sale and transportation of natural gas. Under the formula rate mechanism, transmission revenue requirements will be updated to the actual cost of service annually as part of the true-up process.

In addition, the Nuclear Regulatory Commission (the “NRC”) oversees the licensing, construction, operation, and decommissioning of the Utility’s nuclear generation facilities.

The Utility provides natural gas transportation services to “core” customers (i.e., small commercial and residential customers) and to “non-core” customers (i.e., industrial, large commercial, and natural gas-fired electric generation facilities) that are connected to the Utility’s gas system in its service territory. Core customers can purchase natural gas procurement service (i.e., natural gas supply) from either the Utility or non-utility third-party gas procurement service providers (referred to as “core transport agents”). When core customers purchase gas supply from a core transport agent, the Utility continues to provide gas delivery, metering and billing services to customers. When the Utility provides both transportation and procurement services, the Utility refers to the combined service as “bundled” natural gas service. Currently, more than 97% of core customers, representing approximately 82% of the annual core market demand, receive bundled natural gas service from the Utility.

The principal executive offices of PG&E Corporation and the Utility are located at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177. PG&E Corporation’s telephone number is (415) 973-1000 and the Utility’s telephone number is (415) 973-7000. Our website address is www.pge.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

Concurrent FMB Offering

Concurrently with this offering, the Utility is offering a combined $8.925 billion of first mortgage bonds (the “New Utility First Mortgage Bonds”) in the Concurrent FMB Offering pursuant to a separate prospectus supplement. The Utility expects to raise an aggregate of approximately $11.925 billion of gross proceeds in cash through (i) the issuance of the New Utility First Mortgage Bonds pursuant to the Concurrent FMB Offering, and (ii) borrowings pursuant to a senior secured term loan facility that it expects to enter into. Because the amount of the New Utility First Mortgage Bonds to be issued pursuant to the Concurrent FMB Offering is more than $5.925 billion, the aggregate commitments of $4,500 million under the senior secured term loan facility at the Effective Date will be reduced to $1,500 million. This prospectus supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities being offered in the Concurrent FMB Offering.

The Utility expects to deposit the aggregate net proceeds of the Concurrent FMB Offering, together with additional funds sufficient to fund a redemption of the New Utility First Mortgage Bonds on September 14, 2020 into a segregated escrow account. The escrow account and all amounts deposited therein will be pledged to secure the New Utility First Mortgage Bonds. Upon satisfaction of applicable escrow conditions, including the effectiveness of the Plan of Reorganization, the New Utility First Mortgage Bonds will be secured by a first lien, subject to permitted liens, on substantially all of Utility’s real property and certain tangible personal property related to Utility’s facilities.

The completion of this offering is not conditioned on the completion of the Concurrent FMB Offering by Utility, and the completion of the Concurrent FMB Offering is not conditioned on the completion of this offering. However, the release of the aggregate net proceeds of this offering and the Concurrent FMB Offering from escrow are each conditioned upon the waiver or satisfaction of the applicable escrow conditions, which conditions include, among other things, the Debtors having obtained funding for the Reorganization.

Recent Developments

Approval of the Plan Financing Transactions

On June 11, 2020, the Bankruptcy Court entered an order authorizing PG&E Corporation and the Utility to enter into the Plan Financing Transactions (as defined below), including issuing the Notes offered hereby. A form of an order confirming the Plan of Reorganization was filed with the Bankruptcy Court on June 14, 2020 but has not yet been entered by the Bankruptcy Court. Following entry of an order confirming the Plan of Reorganization by the Bankruptcy Court (the “Confirmation Order”), the Debtors will emerge from the Chapter 11 Cases on the effective date of the Plan of Reorganization (the “Effective Date”). The Effective Date will not occur, and the Plan of Reorganization will not be consummated, unless and until the Confirmation Order has been entered and the conditions to the occurrence of the Effective Date provided in the Plan of Reorganization have been satisfied or duly waived pursuant to the terms of the Plan of Reorganization. There can be no assurance that the Effective Date will occur.

Plan Financing Transactions

As a condition to emergence and in order to effectuate the Reorganization, PG&E Corporation expects to raise an aggregate of $9.0 billion of gross proceeds in cash through one or more equity financing transactions, and PG&E Corporation and the Utility expect to raise an aggregate of $16.675 billion of gross proceeds in cash through one or more debt offerings, including the Notes offered hereby, and one or more other debt financing transactions, including the entry into one or more credit facilities and/or term loans (collectively, the “Plan Financing Transactions”).

PG&E Corporation and the Utility expect to enter into the following financing transactions as part of the Plan Financing Transactions:

•

PG&E Corporation expects to raise an aggregate of approximately $9.0 billion of gross proceeds in cash through the PIPE Transaction (as defined below) and the issuance of common stock and/or other equity and/or equity-linked securities pursuant to one or more offerings and/or private placements;

•

PG&E Corporation expects to raise an aggregate of approximately $4.75 billion of gross proceeds in cash through (i) the issuance of senior secured notes pursuant to this offering, and (ii) borrowings pursuant to a senior secured term loan facility that it expects to enter into; and

•	the Utility expects to issue approximately $8.925 billion of first mortgage bonds pursuant to the Concurrent FMB Offering.

Because PG&E Corporation expects to raise less than $3.75 billion in this offering of the Notes, the aggregate commitments of $1.0 billion under such senior secured term loan facility will be increased to $2.75 billion. In addition, in the event that PG&E Corporation raises less than $9.0 billion of gross proceeds from any offerings of equity and/or equity-linked securities, it expects to draw on the Equity Backstop Commitment Letters in order to raise additional equity capital up to an amount equal to such shortfall.

In addition to the foregoing, PG&E Corporation and the Utility expect to enter into the following financing transactions as part of the Plan Financing Transactions:

•	PG&E Corporation expects to enter into a revolving credit agreement consisting of a $500.0 million revolving credit facility (anticipated to be undrawn on the Effective Date);

•

the Utility expects to enter into a revolving credit agreement consisting of a $3.5 billion revolving credit facility (to the extent cash and cash equivalents as of the Effective Date are insufficient for the purpose of funding the uses described under the heading “Uses of Funds” under “Use of Proceeds”, we expect to draw on the revolving credit agreement; in addition, availability thereunder will be reduced by the amount of letters of credit that will be outstanding thereunder as of the Effective Date); and

•	the Utility expects to enter into a term loan credit agreement consisting of an up to $3.0 billion term loan credit facility.

Neither PG&E Corporation nor the Utility can provide any assurance that this offering or the other Plan Financing Transactions will be completed on the terms PG&E Corporation or the Utility anticipate, or at all. The terms and conditions of the Plan Financing Transactions described herein have not been finalized and are subject to change. Investors are encouraged not to place undue reliance on such descriptions in deciding to invest in the Notes offered hereby, as changes may be made after the date of this prospectus supplement.

The completion of this offering and any other Plan Financing Transactions are not conditioned upon one another. However, the release of the aggregate net proceeds of this offering from escrow is conditioned upon the waiver or satisfaction of the Escrow Conditions, which conditions include, among other things, the Debtors having obtained funding for the Reorganization. Similarly, the consummation, or the release from escrow of the aggregate net proceeds, of each of the other Plan Financing Transactions, is conditioned upon, among other things, the Effective Date, which in turn is conditioned upon the Debtors having obtained funding for the Reorganization.

See “Plan of Reorganization—Plan Financing Transactions” and “Description of Other Indebtedness and Preferred Stock” for more information.

Debt Backstop Commitment Letters

In connection with the Plan of Reorganization, on October 11, 2019, the Debtors entered into debt backstop commitment letters with certain commitment parties, which were subsequently amended on November 18, 2019, December 20, 2019, January 30, 2020, February 14, 2020 and February 28, 2020, and pursuant to which such commitment parties committed to provide $10.825 billion in bridge financing in the form of (i) a $5.825 billion senior secured bridge loan facility with the Utility or any domestic entity formed to hold all of the assets of the Utility upon emergence from the Chapter 11 Cases as borrower thereunder (the “Utility Bridge Facility”) and (ii) a $5.0 billion senior unsecured bridge loan facility with PG&E Corporation or any domestic entity formed to hold all of the assets of PG&E Corporation upon emergence from the Chapter 11 Cases as borrower thereunder (the “HoldCo Bridge Facility”, and together with the Utility Bridge Facility, the “Bridge Facilities”), subject to the terms and conditions set forth therein. The commitments under the debt backstop commitment letters will expire on August 29, 2020, unless terminated earlier pursuant to the termination rights described below.

In lieu of entering into the facilities provided for in the debt backstop commitment letters, the Debtors intend to obtain permanent financing on or prior to the Effective Date pursuant to the Plan Financing Transactions. The financing commitments under the HoldCo Bridge Facility will be reduced by the aggregate gross proceeds of the senior secured notes offered hereby and the New HoldCo Term Loan Credit Agreement, and the financing commitments under the Utility Bridge Facility will be reduced by the gross proceeds of the mortgage bonds offered in the Concurrent FMB Offering.

See “Plan of Reorganization—Debt Backstop Commitment Letters” for more information.

PIPE Transaction

On June 7, 2020, PG&E Corporation entered into an Investment Agreement (the “Investment Agreement”) with affiliates of Appaloosa, LP, Third Point LLC, Zimmer Partners, LP, Fidelity Management & Research Company, LLC and GIC Pte Ltd (each, a “PIPE Investor” and together, the “PIPE Investors”), relating to the issuance and sale to the PIPE Investors of an aggregate of $3.25 billion of PG&E Corporation’s common stock at a price per share to be determined based on a discount to the public offering price of common stock (or rights to purchase such stock, if applicable) in certain public equity offerings, as described and subject to the terms and conditions contained in the Investment Agreement. Issuance of common stock and consummation of the other transactions contemplated by the Investment Agreement (collectively, the “PIPE Transaction”) is conditioned upon, among other things, consummation by PG&E Corporation of at least $5.75 billion of gross proceeds of sales of common stock or other equity securities in respect of common stock other than pursuant to the Investment Agreement (of which at least $2.5 billion must be an underwritten offering of common stock). In addition, each PIPE Investor will have the right to terminate the Investment Agreement solely as to itself if PG&E Corporation notifies one or more Backstop Parties that the Backstop Parties will be required to purchase shares of common stock as described in Section 2(a) of their respective Equity Backstop Commitment Letters, or if the closing of the transactions contemplated by the Investment Agreement has not taken place on or prior to the 45th day following the date of the Investment Agreement. Closing of the PIPE Transaction is expected to occur on the Effective Date. PG&E Corporation expects that the issuance and sale of common stock to the PIPE Investors will provide a portion of the $9.0 billion of gross proceeds it expects to raise through equity financing in connection with the Plan Financing Transactions.

The foregoing description of the terms of the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of the Investment Agreement and the schedules thereto, which is included as Exhibit 10.4 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on June 8, 2020.

Funding of Fire Victim Trust

In full satisfaction, release and discharge of the wildfire-related claims of certain individuals, public entities and other claimants (the “Fire Victim Claims”), on the Effective Date, we and the Utility will fund the Fire Victim Trust (as defined below under “Plan of Reorganization”) with aggregate consideration consisting of $6.75 billion in cash (including $1.35 billion on a deferred basis), common stock of reorganized PG&E Corporation representing 22.19% of the outstanding common stock of reorganized PG&E Corporation as of the Effective Date, subject to potential adjustments, (plus certain other rights), in each case in accordance with the terms of the Plan of Reorganization.

See “Plan of Reorganization—Funding of Fire Victim Trust” for more information.

THE OFFERING

Issuer	PG&E Corporation

Notes Offered	We are offering (i) $1,000,000,000 aggregate principal amount of 5.000% Senior Secured Notes due 2028 (the “2028 Notes”) and (ii) $1,000,000,000 aggregate principal amount of 5.250% Senior Secured Notes due 2030 (the “2030 Notes,” and together with the 2028 Notes, the “Notes”).

Maturity Dates	The 2028 Notes will mature on July 1, 2028.

The 2030 Notes will mature on July 1, 2030.

Interest Rates	The per annum interest rate on the 2028 Notes will be 5.000%.

The per annum interest rate on the 2030 Notes will be 5.250%.

Interest Payment Dates	Interest on the Notes of each series will be payable semi-annually in arrears on January 1 and July 1 of each year, commencing on January 1, 2021.

Ranking	The Notes offered hereby:

•	will be our general senior secured obligations;

•

will be secured by first-priority Liens on the Collateral (as defined below in “Description of the Notes—Security—General”), subject to Permitted Liens, which will also secure the New HoldCo Credit Agreements;

•	will not initially be Guaranteed (as defined herein) by the Utility or any of our other Subsidiaries;

•	will rank equal in right of payment with all of our existing and future senior obligations;

•

will rank effectively junior to all of our existing and future secured senior obligations that are secured by assets other than the Collateral to the extent of the value of such assets securing such obligations;

•

will rank effectively junior to all existing and future secured senior obligations under the HoldCo Revolving Credit Agreement to the extent of the value of the Collateral (up to an amount not to exceed $650 million), and equal with all of our other existing and future secured senior obligations to the extent secured by the Collateral;

•	will rank effectively senior to any of our existing and future unsecured obligations to the extent of the value of the Collateral;

•	will rank senior in right of payment to all of our future subordinated indebtedness; and

•

will be structurally subordinated to all indebtedness and other obligations (including trade payables, other secured and unsecured indebtedness and preferred stock obligations) of the Utility and all of our other Subsidiaries (other than any Subsidiaries that may become Guarantors in the future), including the New Utility Credit Agreements, the Utility First Mortgage Bonds and the Utility Senior Notes.

As of March 31, 2020, after giving effect to the Reorganization (including the Plan Financing Transactions and the amounts of Indebtedness (as defined herein) that we anticipate incurring pursuant thereto):

•

we would have had approximately $4.75 billion of outstanding indebtedness, all of which would have been secured by the Collateral (such indebtedness consisting of the Notes offered hereby and borrowings under the New HoldCo Term Loan Credit Agreement), and we would have had approximately $500 million of availability to incur additional indebtedness under the HoldCo Revolving Credit Agreement that would be secured by the Collateral on a “first-out” basis, none of which would have been subordinated;

•

our Subsidiaries would have had approximately $35.7 billion of liabilities in respect of indebtedness and trade payables, including approximately $33.35 billion of outstanding indebtedness of the Utility (such indebtedness consisting of Utility Senior Notes, the New Utility First Mortgage Bonds (as defined herein) offered pursuant to the Concurrent FMB Offering and borrowings under the New Utility Term Loan Credit Agreement), and the Utility would have had $2.53 billion of additional borrowing capacity under the New Utility Revolving Credit Facility (after taking into account letters of credit outstanding under the DIP revolving facility that will become outstanding under the New Utility Revolving Credit Facility on the Effective Date which, as of May 31, 2020 were $972 million), all of which would structurally rank senior to the Notes offered hereby; and

•	the Utility had outstanding preferred stock with an aggregate liquidation preference of $252.0 million, all of which would be structurally senior to the Notes offered hereby.

Security	From and after the Escrow Release Date, the Notes and the Notes Obligations (as defined herein) will be secured by first priority Liens on the Collateral, in each case subject to Permitted Liens. See “Description of the Notes—Security.”

The Collateral is subject to important limitations. For more information, see “Risk Factors—Risks Relating to the Collateral Securing the Notes.”

Use of Proceeds	The net proceeds to us from this offering will be $1,980,000,000, after deducting the respective underwriters’ discounts and commissions and before estimated offering expenses payable by us.

See “Use of Proceeds” for a description of the estimated sources and uses of funds relating to the financing transactions that we expect to consummate in connection with our reorganization.

Escrow of Net Proceeds; Special Mandatory Redemption	If the Escrow Conditions (as defined under the caption “Description of the Notes—Certain Definitions”) are not satisfied prior to the consummation of this offering, we will deposit the aggregate net proceeds of this offering, together with additional funds, which together with such net proceeds would be sufficient to fund a redemption of all the Notes on September 14, 2020 into a segregated escrow account. The escrow account and all amounts deposited therein will be pledged to secure the Notes. Until the Escrow Conditions are satisfied, the Notes will be secured by a lien on amounts deposited in the Escrow Account. If the Escrow Conditions are not satisfied on or prior to September 9, 2020 (or, if prior to such date, we determine in our sole discretion that any of the Escrow Conditions cannot be satisfied by such date), the Notes will be subject to a special mandatory redemption at a redemption price of 101% of the principal amount of the Notes offered hereby, plus accrued and unpaid interest to, but not including, the redemption date. See “Description of the Notes—Escrow of Net Proceeds; Special Mandatory Redemption.”

Optional Redemption	After the satisfaction of the Escrow Conditions, we may redeem all or a part of the Notes of a series, on any one or more occasions, (i) on or after July 1, 2023 in the case of the 2028 Notes and (ii) on or after July 1, 2025 in the case of the 2030 Notes, at the redemption prices set forth under the caption “Description of the Notes—Optional Redemption.” In addition, at any time after the satisfaction of the Escrow Conditions and (i) prior to July 1, 2023 in the case of the 2028 Notes and (ii) prior to July 1, 2025 in the case of the 2030 Notes, we may redeem all or part of the Notes of each series, on any one or more occasions, at a redemption price equal to 100% of the principal amount of Notes of such series to be redeemed, plus a “make-whole” premium as of the redemption date, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, at any time after the satisfaction of the Escrow Conditions we may redeem up to 40% of the aggregate principal amount of each series of Notes before July 1, 2023 (in the case of the 2028 Notes) or before July 1, 2023 (in the case of the 2030 Notes), with an amount of cash not greater than the net proceeds of certain equity offerings at the redemption price set forth under “Description of the Notes—Optional Redemption.” See “Description of the Notes—Optional Redemption.”

Repurchase of Notes Upon a Change of Control Triggering Event	Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, unless we have exercised our right to redeem all of the Notes of such series as described under “Description of the Notes—Optional Redemption,” or will concurrently exercise our right to redeem the Notes of such series as described above or to defease the Notes of such series or satisfy and discharge the Indenture with respect to such series of Notes, each holder of Notes of such series will have the right to require that we repurchase all or any part of that holder’s Notes of such series at a repurchase price payment in cash in an amount equal to not less than 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase. See “Description of the Notes—Repurchase of Notes Upon a Change of Control Triggering Event.”

Issuance of Additional Notes	We may from time to time, without consent of the holders of Notes, issue additional debt securities and incur additional indebtedness. Such additional debt securities could be issued in the form of additional notes of any series under the Indenture, having the same terms in all respects to the applicable series of notes (except for the date of issuance, the issue price and, in some cases, the initial interest accrual date and the first interest payment date); provided that if any such additional notes subsequently issued are not fungible with any notes of such series previously issued for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Each series of Notes offered by this prospectus supplement and any additional Notes issued on the same terms and conditions would rank equally and ratably and would be treated as a single series for all purposes under the Indenture.

No Guarantees or Credit Support; Future Guarantees	On the original issue date of the Notes, the obligation to pay the principal of, premium, if any, and interest on the Notes are solely the obligations of PG&E Corporation, and none of our subsidiaries, including the Utility, will guarantee or provide any credit support for our obligations under the Notes. However, after the original issue date of the Notes, certain of our subsidiaries may be required to become guarantors if they guarantee certain of our indebtedness (subject to certain provisions described below), as contemplated by “Description of the Notes—Certain Covenants—Future Guarantees.”

Certain Covenants	The Indenture contains certain covenants that, among other things, restrict our ability to merge, consolidate or transfer or lease all or substantially all of our assets, create or incur liens, or to enter into Sale and Leaseback Transactions (as defined herein). These covenants are subject to important exceptions and qualifications as described in this prospectus supplement under “Description of the Notes—Certain Covenants.”

Book-Entry, Delivery and Form	We will issue the Notes of each series in the form of one or more fully registered global notes registered in the name of the nominee of The Depository Trust Company (“DTC”). Investors may elect to hold the interests in the global notes through any of DTC, Clearstream Banking, S.A. or Euroclear Bank SA/NV, as described under the heading “Description of the Notes—Book-Entry Issuance.”

Trustee	The Bank of New York Mellon Trust Company, N.A., as trustee.

Collateral Agent	JPMorgan Chase Bank, N.A.

Tax Considerations	For a discussion of the material income tax considerations of an investment in the Notes, see “United States Federal Income Tax Considerations”. You should consult your own tax advisor to determine the tax considerations of an investment in the Notes.

Governing Law	The Indenture, the collateral documents and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Listing	We do not intend to list the Notes on any securities exchange or seek their quotation on any automated quotation system.

Risk Factors	See the risks that are described under “Risk Factors” in this prospectus supplement and under “Risk Factors” in Item 1A of Part I of the 2019 Annual Report and in Item 1A of Part II of the Q1 Quarterly Report, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING INFORMATION

Historical Consolidated Financial Information

The following table sets forth summary historical consolidated financial data as of the dates and for the periods indicated. The summary historical consolidated financial data as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018, and 2017, is derived from our audited consolidated financial statements, which are incorporated by reference herein. The summary historical consolidated financial data as of March 31, 2020 and for the three months ended March 31, 2020 and 2019, is derived from our unaudited consolidated financial statements, which are incorporated by reference herein. Our historical results are not necessarily indicative of the results to be expected for future periods, and our results for any interim period are not necessarily indicative of the results to be expected for the full fiscal year or any other future period. The summary historical consolidated financial data should be read in conjunction with the sections entitled “Capitalization,” “Risk Factors,” “Prospectus Summary—The Offering” in this prospectus supplement and our historical consolidated financial statements and related notes thereto, which are included elsewhere or incorporated by reference herein.

	For the Years Ended December 31,			For the Three Months Ended March 31,
(In millions)	2019	2018	2017	2020	2019
Income Data:
Operating Revenues
Electric	$12,740	$12,713	$13,124	$3,040	$2,792
Natural Gas	4,389	4,046	4,011	1,266	1,219
Total Operating Revenues	17,129	16,759	17,135	4,306	4,011

Operating Expenses
Cost of Electricity	3,095	3,828	4,309	545	599
Cost of Natural Gas	734	671	746	284	339
Operating and Maintenance	8,725	7,153	6,321	1,967	2,087
Wildfire-Related Claims, net of insurance recoveries	11,435	11,771	—	—	—
Depreciation, Amortization and Decommissioning	3,234	3,036	2,854	855	797
Total Operating Expenses	27,223	26,459	14,230	3,651	3,822

Operating Income (Loss)	(10,094)	(9,700)	2,905	655	189

Interest Income	82	76	31	16	22
Interest Expense	(934)	(929)	(888)	(254)	(103)
Other Income, net	250	424	123	97	71
Reorganization Items, net	(346)	—	—	(176)	(127)

Income (Loss) Before Income Taxes	(11,042)	(10,129)	2,171	338	52
Income Tax Benefit	(3,400)	(3,292)	511	(36)	(84)

Net Income (Loss)	(7,642)	(6,837)	1,660	374	136

Preferred Stock Dividend Requirement of Subsidiary	14	14	14	3	—

Income (Loss) Available to Common Shareholders	(7,656)	(6,851)	1,646	371	136

Cash Flow Data
Net Cash provided by Operating Activities	4,816	4,752	5,977	1,605	2,244
Net Cash used in Investing Activities	(6,378)	(6,564)	(5,650)	(1,655)	(1,247)
Net Cash provided by (used in) Financing Activities	1,464	3,031	(55)	440	300

	As at December 31,		As at March 31,
(In millions)	2019	2018	2020	2019
Balance Sheet Data:
Current Assets	$10,165	$9,195	$10,558	$10,165
Property, Plant and Equipment, net	61,635	58,557	62,498	61,635
Total Assets	85,196	76,995	86,688	85,196
Current Liabilities	7,631	41,695	8,253	7,631
Liabilities Subject to Compromise	50,546	—	50,751	50,546
Total Shareholders’ Equity	5,136	12,651	5,507	5,136

Rate Base Data

The following table sets forth the Utility’s historical aggregate rate base for the periods indicated. The Utility’s rate base represents the amount of funds provided by investors that the Utility’s regulators determine are prudently invested in the Utility’s assets. Rate base is calculated as the total value of the assets invested by the Utility, less accumulated depreciation and net deferred taxes, and may include certain other additions or deductions. The Utility’s regulators use rate base to determine, in periodic proceedings, the amount of revenue requirements that the Utility is authorized to collect from customers to recover its anticipated costs related to its electric distribution, natural gas distribution, electric transmission, natural gas transmission and Utility-owned electric generation operations and to provide the Utility an opportunity to earn its authorized rate of return. The Utility’s historical rate base is not necessarily indicative of the rate base to be expected for future periods. For more information, you should read the related disclosure under the sections titled “Regulatory Environment,” “Ratemaking Mechanisms,” “Rate Cases” and “Transmission Owner Rate Cases” of the 2019 Annual Report (and corresponding updates in the Q1 Quarterly Report) incorporated by reference in this prospectus supplement.

	For the Years Ended December 31,
(In millions)	2019	2018	2017
General Rate Case
Electric Distribution	$14,900	$14,400	$13,800
Gas Distribution	6,400	5,800	5,200
Electric Generation	5,500	5,400	5,300

General Rate Case Subtotal	$26,800	$25,600	$24,300

Electric Transmission	8,100	7,100	6,800
Gas Transmission	4,500	3,800	3,000
Separately Funded & Other	800	300	200

Total Rate Base(1)	$40,200	$36,800	$34,400

Notes:

(1)	Amounts may not sum due to rounding.

Non-GAAP Measures

PG&E Corporation discloses certain financial measures that are not prepared in accordance with GAAP, including “Non-GAAP Core Earnings” and “Adjusted EBITDA.” Because Non-GAAP Core Earnings and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, such measures may not be comparable to other similarly titled measures presented by other companies. Non-GAAP Core Earnings and Adjusted EBITDA are not substitutes or alternatives for measures prepared in accordance with GAAP such as net income and income available for common shareholders.

Non-GAAP Core Earnings

Non-GAAP Core Earnings is calculated as income available for common shareholders less non-core items. “Non-core items” include items that the management of PG&E Corporation and the Utility do not consider representative of ongoing earnings and affect comparability of financial results between periods. PG&E Corporation and the Utility use Non-GAAP Core Earnings to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that Non-GAAP Core Earnings provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. PG&E Corporation discloses Non-GAAP Core Earnings in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability.

Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from “Non-GAAP Earnings from Operations” to “Non-GAAP Core Earnings” in order to align more closely with the terminology used by their industry peers. Likewise, PG&E Corporation and the Utility will now refer to adjustments as “non-core items” rather than “items impacting comparability.”

The following table sets forth Non-GAAP Core Earnings, as well as a reconciliation of Non-GAAP Core Earnings to Income (Loss) Available to Common Shareholders of PG&E Corporation, the most directly comparable GAAP financial measure, for the periods indicated. All amounts presented in the table below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2018 and 2019, and 40.75% for 2017, except for certain Wildfire-related, Chapter 11-related, 2019 GT&S capital disallowance costs and fines, which are not tax deductible. Amounts may not sum due to rounding.

	For the Years Ended December 31,
(In millions)	2019	2018	2017
Non-GAAP Core Earnings Reconciliation
Income (Loss) Available to Common Shareholders	$(7,656)	$(6,851)	$1,646

Wildfire-Related Costs(1)	8,761	8,914	85
Pipeline-Related Expenses(2)	—	33	52
GT&S Capital Disallowance(3)	193	—	—
Legal and Regulatory Expenses	—	—	6
Electric Asset Inspection Costs(4)	557	—	—
Locate and Market Penalty(5)	39	—	—
Chapter 11-Related Costs(6)	180	—	—
Reduction in Gas-Related Capital Disallowances(7)	—	(27)	—
Tax Cuts and Jobs Act Transition Impact(8)	—	—	147
Fines and Penalties(9)	—	—	47
Diablo Canyon Settlement-Related Disallowance(10)	—	—	32
GT&S Revenue Timing Impact(11)	—	—	(88)
Net Benefit from Derivative Litigation Settlement(12)	—	—	(38)

Non-GAAP Core Earnings	$2,074	$2,069	$1,889

Notes:

(1)

The Utility incurred costs of $12.2 billion (before the tax impact of $3.4 billion), $12.4 billion (before the tax impact of $3.5 billion) and $142 million (before the tax impact of $57 million), during the years ended December 31, 2019, 2018 and 2017, respectively, associated with wildfire-related costs related to the 2018 Camp fire, the 2017 Northern California wildfires, and the 2015 Butte fire. This includes accrued charges related to increases in the recorded liability for third-party claims of $11.4 billion (before the tax impact of $3.2 billion), $14.0 billion (before the tax impact of $3.9 billion) and $350 million (before the tax impact of $143 million), during the years ended December 31, 2019, 2018 and 2017, respectively. In addition, the Utility incurred clean-up and repair costs of $278 million (before the tax impact of $78 million) and $209 million (before the tax impact of $58 million) during the years ended December 31, 2019 and 2018, respectively. The Utility also incurred legal and other costs of $152 million (before the tax impact of $43 million), $245 million (before the tax impact of $68 million) and $78 million (before the tax impact of $32 million), during the years ended December 31, 2019, 2018 and 2017, respectively.

Further, the Utility incurred costs of $398 million (before the tax impact of $108 million) during the year ended December 31, 2019 related to the Wildfire OII settlement. The Utility also recorded a charge of $86 million (before the tax impact of $24 million) during the year ended December 31, 2019 related to a one-time bill credit for customers impacted by the October 9, 2019 Public Safety Power Shutoff (PSPS) event. The Utility also recorded $185 million (before the tax impact of $52 million) and $64 million (before the tax impact of $26 million) during the years ended December 31, 2018 and 2017, respectively, reflecting the accelerated amortization of prepaid insurance premiums for single event coverage policies.

These costs were partially offset by $189 million (before the tax impact of $53 million) recorded during the year ended December 31, 2019 for probable cost recoveries of insurance premiums incurred in 2018 above amounts included in authorized revenue requirements and $32 million (before tax impact of $9 million) for probable cost recoveries of insurance premiums incurred in 2017 above amounts included in authorized revenue requirements. These costs were also offset by $2.2 billion (before the tax impact of $624 million) and $350 million (before the tax impact of $143 million) recorded during the years ended December 31, 2018 and 2017, respectively, for probable insurance recoveries.

(2)

The Utility incurred costs of $46 million (before the tax impact of $13 million) and $89 million (before the tax impact of $37 million) during the years ended December 31, 2018 and 2017, respectively, for pipeline-related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way.

(3)

The Utility recorded costs of $237 million (before the tax impact of $44 million) during the year ended December 31, 2019 for pipeline-replacement costs disallowed in the 2019 GT&S rate case as a result of spending above amounts authorized in the 2015-2018 rate case period. Due to flow-through treatment related to deductible repairs, $80 million of the loss does not generate a net tax benefit.

(4)

The Utility incurred costs of $773 million (before the tax impact of $216 million) during the year ended December 31, 2019 for incremental operating expenses related to enhanced and accelerated inspections of electric transmission and distribution assets, and resulting repairs that are not probable of recovery.

(5)

The Utility recorded costs of $39 million (not tax deductible) during the year ended December 31, 2019 associated with an incremental fine payable to the State General Fund resulting from a presiding officer’s decision in the Locate and Mark OII.

(6)

PG&E Corporation and the Utility incurred costs of $199 million (before the tax impact of $19 million) during the year ended December 31, 2019 directly associated with their Chapter 11 Cases. This includes legal and other costs of $292 million (before the tax impact of $45 million) during the year ended December 31, 2019. The Utility also incurred $114 million (before the tax impact of $32 million) during the year ended December 31, 2019 for DIP financing costs. These costs were partially offset by a reduction to interest expense on pre-petition debt of $146 million (before the tax impact of $41 million) during the year ended December 31, 2019, and interest income of $60 million (before the tax impact of $17 million) recorded during the year ended December 31, 2019.

(7)

The Utility reduced the estimated disallowance for gas-related capital costs that were expected to exceed authorized amounts by $38 million (before the tax impact of $11 million) during the year ended December 31, 2018. The Utility had previously recorded $85 million (before the tax impact of $35 million) in 2016 for probable capital disallowances in the 2015 GT&S rate case. From 2012 through 2014, the Utility had recorded cumulative charges of $665 million (before the tax impact of $271 million) for disallowed Pipeline Safety Enhancement Plan-related capital expenditures.

(8)

PG&E Corporation, on a consolidated basis, incurred a one-time charge of $147 million during the three and year ended December 31, 2017, as a result of the Tax Cuts and Jobs Act, which was signed into law on December 22, 2017. The Utility’s charge of $64 million was related to deferred tax assets not reflected in authorized revenue requirements, such as deferred tax assets associated with disallowed plant, and PG&E

Corporation’s charge of $83 million was primarily related to net operating loss carryforwards and compensation-related deferred tax assets.

(9)

The Utility incurred costs of $71 million (before the tax impact of $24 million) during the year ended December 31, 2017, for fines and penalties. This includes costs of $32 million (before the tax impact of $13 million) during the year ended December 31, 2017, associated with safety-related cost disallowances imposed by the CPUC in its April 9, 2015 San Bruno Penalty Decision in the gas transmission pipeline investigations. The Utility also recorded $15 million (before the tax impact of $6 million) during the year ended December 31, 2017, for penalty imposed by the CPUC in its final phase two decision of the 2015 Gas Transmission and Storage (“GT&S”) rate case for prohibited ex parte communications. In addition, the Utility recorded $24 million (before the tax impact of $5 million) during the year ended December 31, 2017, in connection with the proposed decision in the OII into Compliance with Ex Parte Communication Rules.

(10)

Consistent with the CPUC decision adopted on January 11, 2018 in connection with the retirement of the Diablo Canyon Power Plant, the Utility recorded a disallowance of $47 million (before the tax impact of $15 million) during the year ended December 31, 2017, comprised of cancelled projects of $24 million (before the tax impact of $6 million) and disallowed license renewal costs of $23 million (before the tax impact of $9 million).

(11)

As a result of the CPUC’s final phase two decision in the 2015 GT&S rate case, during the year ended December 31, 2017, the Utility recorded revenues of $150 million (before the tax impact of $62 million) in excess of the 2017 authorized revenue requirement, which includes the final component of under-collected revenues retroactive to January 1, 2015.

(12)

PG&E Corporation recorded proceeds from insurance, net of plaintiff payments, of $65 million (before the tax impact of $27 million) during the year ended December 31, 2017, associated with the settlement agreement in connection with the shareholder derivative litigation that was approved by the court on July 18, 2017. This includes $90 million (before the tax impact of $37 million) for insurance recoveries partially offset by $25 million (before the tax impact of $10 million) for plaintiff legal fees paid in connection with the settlement during the year ended December 31, 2017.

Adjusted EBITDA

Adjusted EBITDA is calculated as net income (loss) plus income tax provision (or less income tax benefit); less other income, net; plus interest expense; less interest income; plus reorganization items, net; plus depreciation, amortization, and decommissioning; plus wildfire-related costs; plus electric asset inspection costs; and plus San Bruno penalty decision. PG&E Corporation discloses Adjusted EBITDA in order to provide a measure that investors may find useful for evaluating PG&E Corporation’s performance during the pendency of the Chapter 11 Cases. PG&E Corporation’s management generally does not use Adjusted EBITDA in managing its business.

The following table sets forth Adjusted EBITDA, as well as a reconciliation of Adjusted EBITDA to Net Income (Loss) of PG&E Corporation, the most directly comparable GAAP financial measure, for the periods indicated. Amounts may not sum due to rounding.

	For the Years Ended December 31,
(In millions)	2019	2018	2017
Adjusted EBITDA Reconciliation:
Net Income (Loss)	$(7,642)	$(6,837)	$1,660

Income Tax Provision (Benefit)	(3,400)	(3,292)	511
Other Income, net	(250)	(424)	(123)
Interest Expense	934	929	888
Interest Income	(82)	(76)	(31)
Reorganization Items, net	346	—	—

Operating Income (Loss)	$(10,094)	$(9,700)	$2,905
Depreciation, Amortization, and Decommissioning	3,234	3,036	2,854
Wildfire-Related Costs(1)	12,161	12,225	78
Electric Asset Inspection Costs	773	—	—
San Bruno Penalty Decision	—	—	32

Adjusted EBITDA	$6,074	$5,561	$5,869

Notes:

(1)

Wildfire-related costs exclude recorded costs of $185 million and $64 million during the years ended December 31, 2018 and 2017, respectively, for accelerated insurance amortizations included in the line above, as well as $32 million of 2017 insurance premium cost recovery recorded during the year ended December 31, 2018.

RISK FACTORS

Investing in the Notes involves risk. These risks are described below and in the section titled “Risk Factors” in Item 1A of Part I of the 2019 Annual Report and in Item 1A of Part II of the Q1 Quarterly Report. See the section titled “Where You Can Find More Information.” Before making a decision to invest in the Notes, you should carefully consider these risks, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Relating to our Business

PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows could be significantly affected by the outbreak of the COVID-19 pandemic.

PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows have been (beginning in March 2020) and will continue to be significantly affected by the outbreak of COVID-19. In December 2019, a novel strain of coronavirus (COVID-19) was reported to have surfaced in Wuhan, China, resulting in significant disruptions to manufacturing, supply chain, markets, and travel world-wide. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the COVID-19 outbreak a public health emergency of international concern and on March 12, 2020, announced the outbreak was a pandemic. On March 16, 2020, the CPUC directed electric utility companies to follow customer protection measures including a moratorium on service disconnections, retroactive to March 4, 2020. On March 19, 2020, the California Governor instituted shelter-in-place measures that became effective state-wide on March 19, 2020. On April 28, 2020, the California Governor announced four different stages for easing the California shelter-in-place measures. On May 4, 2020, the California Governor issued an executive order directing the State Public Health Officer to establish criteria to determine whether and how local health officers may implement less restrictive measures, and on May 7, 2020, the State Public Health Officer issued an order, effective May 8, 2020, directing local health officers to begin gradual movement into Stage 2 of the Pandemic Resilience Roadmap for the State of California in which the shelter-in-place measures are modified to allow certain low-risk businesses and other spaces to re-open. It is uncertain when further modifications to the shelter-in-place measures will be implemented. While the extent of the impact of the current COVID-19 coronavirus outbreak on PG&E Corporation and the Utility’s business and financial results is uncertain, the consequences of a continued and prolonged outbreak and resulting government and regulatory orders could have a further negative impact on the Utility’s financial condition, results of operations, liquidity and cash flows.

The outbreak of COVID-19 and the resulting economic conditions, including but not limited to the shelter in-place order and resulting decrease in economic and industrial activity in the Utility’s service territory have and will continue to have a significant adverse impact on the Utility’s customers and, as a result, these circumstances impact and will continue to impact the Utility for a period of time that PG&E Corporation and the Utility are unable to predict. For example, the economic downturn has already resulted in a reduction in customer receipts and collection delays for March, April and May 2020.

The Utility’s customer energy accounts receivable balances over 30 days outstanding as of March 31, 2020 were approximately $421 million, subsequently increased to $438 million as of April 30, 2020, and further increased to $489 million as of May 31, 2020, or $33 million, $84 million and $145 million higher, respectively, as compared to the corresponding months in 2019. The Utility is unable to estimate the portion of the increase directly attributable to the COVID-19 pandemic. The Utility expects to continue experiencing an impact on monthly cash collections in 2020 and for as long as current COVID-19 circumstances persist.

On April 16, 2020 the CPUC passed a resolution ratifying the customer protection measures from the March 16, 2020 order and allowing associated costs to be tracked in a memorandum account. In addition, the Utility’s proposed 2020 GRC settlement would continue the Utility’s existing mechanism to address uncollectibles, which allows the Utility to readjust its uncollectibles rate on an annual basis based on the most-recent 10-year average of uncollectibles. The Utility is unable to predict whether these measures will allow for future recovery of these amounts.

In addition, the Utility has experienced average reductions of approximately 3% in electric load and approximately 4% in core gas load on a weather-adjusted basis from mid-March to late-May, resulting in an estimated $45 million to $70 million monthly reduction in billed revenues.

PG&E Corporation and the Utility are currently unable to quantify the potential long-term impact of the changes in customer collections or changes in energy demand on earnings and cash flows due, in part, to uncertainties regarding the timing, duration and intensity of the COVID-19 outbreak and the resulting economic downturn. Although the CPUC authorized the establishment of memorandum accounts to track costs associated with customer protection measures, the timing of regulatory relief, if any, and ultimately cost recovery from such memorandum accounts or otherwise, are uncertain.

The COVID-19 pandemic and resulting economic downturn have resulted and will continue to result in workforce disruptions, both in personnel availability (including a reduction in contract labor resources) and deployment. Although the Utility continues to prioritize customer and community safety, these disruptions necessitate changes to the Utility’s operating and capital expenditure plans, which could lead to project delays or service disruptions in certain programs. Delays in production and shipping of materials used in the Utility’s operations may also impact operations. In addition, COVID-19 has the potential to cause delays and disruptions in various regulatory proceedings in which the Utility is involved. Following Department of Health guidance concerning restrictions on public gatherings, the CPUC has cancelled all public forums and has been conducting remote meetings for events it deems essential. A disruption in CPUC operations could impact the timing of PG&E Corporation’s and the Utility’s rate cases and other regulatory proceedings.

In addition, a group of local government entities and organizations filed a Joint Motion asking the CPUC to require utilities to comply with additional requirements when implementing PSPS events while local areas are sheltering-in-place due to COVID-19. A CPUC decision could restrict or impose additional requirements on the Utility in implementing PSPS events.

PG&E Corporation and the Utility expect additional financial impacts in the future as a result of COVID-19. Potential longer-term impacts of COVID-19 on PG&E Corporation or the Utility include the potential for higher borrowing costs due to the increasing difference in the higher yield of lower-rated debt as compared to the lower yield of higher-rated debt of similar maturity and incremental financing needs. PG&E Corporation and the Utility’s analysis of the potential impact of COVID-19 is preliminary and subject to change. PG&E Corporation and the Utility are unable to predict the timing, duration or intensity of the COVID-19 situation and its effects on the business and general economic conditions in the State of California and the United States of America. PG&E Corporation and the Utility continue to monitor and assess the impact of the COVID-19 pandemic.

Market conditions resulting from the outbreak of COVID-19 may hinder PG&E Corporation’s and the Utility’s exit financing to emerge from Chapter 11.

The outbreak of COVID-19 and the resulting economic downturn have adversely affected the financial markets and the economy more generally and could result in an economic downturn. As of March 31, 2020, the S&P 500 had declined over 20% from its previous high close recorded on February 19, 2020, and while there has subsequently been some recovery in the financial markets, the economic outlook remains uncertain. PG&E Corporation and the Utility are relying on the equity and debt capital markets in order to finance their emergence from Chapter 11. Although PG&E Corporation’s expected equity raise for approximately $9.0 billion of gross proceeds is backstopped by the Equity Backstop Commitment Letters, obtaining financing from the capital markets at higher price-to-earnings multiples than the multiple contemplated by the Equity Backstop Commitment Letters would result in significantly less dilution to shareholders. In addition, it is possible that the commitments under the Equity Backstop Commitment Letters are not available due to potential termination events or a default by one or more backstop parties. PG&E Corporation’s and the Utility’s debt financing, as contemplated by the Plan of Reorganization, are supported by the Debt Backstop Commitment Letters (as defined herein) and the Utility TL Commitment Letter in an aggregate amount of $16.8 billion, although it is possible that PG&E Corporation and the Utility fail to satisfy the conditions set forth in these letters. In any event, adverse capital market conditions related to COVID-19 (or otherwise) could make it more difficult or expensive, or even infeasible, to emerge from Chapter 11 through the use of one or more capital market financing transactions.

Risks Relating to the Reorganization and our Indebtedness

PG&E Corporation’s and the Utility’s substantial indebtedness following the Reorganization may adversely affect their financial health and operating flexibility.

PG&E Corporation and the Utility will have a substantial amount of indebtedness following the Reorganization. As of March 31, 2020 on an as adjusted basis after giving effect to the Reorganization (including the Plan Financing Transactions and the amounts of Indebtedness that we anticipate incurring pursuant thereto) as if such transactions occurred on March 31, 2020, PG&E Corporation would have had approximately $4.75 billion of outstanding indebtedness, all of which would have been indebtedness secured by the Collateral (such indebtedness consisting of the Notes offered hereby and borrowings under the New HoldCo Term Loan Credit Agreement), and the Utility would have had approximately $33.3 billion of outstanding indebtedness (such indebtedness including the Utility Senior Notes, the Utility First Mortgage Bonds, and the New Utility Term Loan Credit Agreement). In addition, we would have had $500 million of additional borrowing capacity under the New HoldCo Revolving Credit Facility, and the Utility would have had $2.53 billion of additional borrowing capacity under the New Utility Revolving Credit Facility (after taking into account letters of credit outstanding under the DIP revolving facility that will become outstanding under the New Utility Revolving Credit Facility on the Effective Date, which, as of May 31, 2020, were $972 million). In addition, the Utility had outstanding preferred stock with an aggregate liquidation preference of $252.0 million, all of which would be structurally senior to the Notes offered hereby. See “Capitalization” for more information.

Since PG&E Corporation and the Utility will have such a high level of debt, a substantial portion of cash flow from operations will be used to make payments on this debt. Furthermore, since a significant percentage of the Utility’s assets are used to secure its debt, this reduces the amount of collateral available for future secured debt or credit support and reduces its flexibility in operating these secured assets. This high level of debt and related security could have other important consequences for PG&E Corporation and the Utility, including:

•	limiting their ability or increasing the costs to refinance their indebtedness;

•	limiting their ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of their business strategy or other purposes;

•	limiting their ability to use operating cash flow in other areas of their business because they must dedicate a substantial portion of these funds to service debt;

•

increasing their vulnerability to general adverse economic and industry conditions, including increases in interest rates, particularly given their substantial indebtedness that bears interest at variable rates, as well as to catastrophic events; and

•	limiting their ability to capitalize on business opportunities.

Under the terms of the agreements and indentures governing their respective indebtedness, PG&E Corporation and the Utility are permitted to incur additional indebtedness, some of which could be secured (subject to compliance with certain tests) and which could further accentuate these risks. As a result of our high level of indebtedness, we may be unable to generate sufficient cash through our operations to service our debt, including the Notes offered hereby, and we may need to refinance our indebtedness, including the Notes offered hereby, at or prior to maturity and be unable to obtain financing on suitable terms or at all, any of which could have a material adverse effect on our business, financial condition and results of operations.

The documents that will govern PG&E Corporation’s and the Utility’s indebtedness following the Reorganization contain restrictions that limit their flexibility in operating their business.

PG&E Corporation’s and the Utility’s material financing agreements, including certain of their respective credit agreements and indentures, will contain various covenants restricting, among other things, their ability to:

•	incur or assume indebtedness or guarantees of indebtedness;

•	incur or assume liens;

•	sell or dispose of all or substantially all of its property or business;

•	merge or consolidate with other companies;

•	enter into any sale leaseback transactions; and

•	enter into swap agreements.

The restrictions contained in these material financing agreements could affect PG&E Corporation’s and the Utility’s ability to operate their business and may limit their ability to react to market conditions or take advantage of potential business opportunities as they arise. For example, such restrictions could adversely affect PG&E Corporation’s and the Utility’s ability to finance their operations and expenditures, make strategic acquisitions, investments or alliances, restructure their organization or finance their capital needs. Additionally, PG&E Corporation’s and the Utility’s ability to comply with these covenants and restrictions may be affected by events beyond their control, including, but not limited to, prevailing economic, financial and industry conditions.

Parties may appeal the Confirmation Order, and the proceeds from this offering may be released from escrow despite any such appeal.

Following entry of the Confirmation Order confirming the Plan of Reorganization, parties will have a period of time to file a notice of appeal with respect to the Confirmation Order, including provisions related to the injunction contained in the Plan of Reorganization that channels certain pre-petition fire-related claims to trusts to be satisfied from the trusts’ assets. PG&E Corporation and the Utility expect to proceed to consummate the Plan of Reorganization in accordance with its terms, even if a notice of appeal is timely filed, unless the party seeking the appeal also obtains a stay of implementation of the Plan of Reorganization pending its appeal, in which event PG&E Corporation and the Utility will not be able to implement the terms of the Plan of Reorganization unless and until the stay is lifted. An appeal of the Confirmation Order may proceed even if there is no stay pending appeal of the Confirmation Order and, in such circumstance, the appeal may be decided on its merits or the appeal may be dismissed as moot if, for example, PG&E Corporation and the Utility have implemented the Plan of Reorganization to the point of “substantial consummation” and the appellate court determines that the doctrine of equitable mootness applies to the appeal. If PG&E Corporation and the Utility proceed with consummating the Plan of Reorganization notwithstanding the filing of one or more notices of appeal and in the absence of a stay, then the proceeds from the sale of the Notes would be released from escrow on the Effective Date. The Notes would not be subject to special mandatory redemption following the occurrence of the Effective Date, even if any such appeal were successful. There can be no assurance that any such appeal will not be successful and, if successful, that any such appeal would not have a material adverse effect on PG&E Corporation and the Utility or the Notes.

Following our emergence from the Chapter 11 Cases, we and the Utility will have a new Board of Directors.

On June 10, 2020, in connection with its expected emergence from Chapter 11, Corp announced the selection of a new Board of Directors to help guide the company post-bankruptcy. The new Board of Directors will consist of 14 members, 11 of whom are new. It is expected that the Board of Directors of the Utility will largely be the same as PG&E Corporation, with the Chief Executive Officer of the Utility serving as an additional member. On April 21, 2020, the Board of Directors of PG&E Corporation appointed William L. Smith to serve as Interim Chief Executive Officer of PG&E Corporation starting June 30, 2020. The new Board will be responsible for selecting a permanent Chief Executive Officer of PG&E Corporation.

The new directors who will serve on the Board of Directors of PG&E Corporation and the Utility following the Reorganization will have different backgrounds, experiences and perspectives from those individuals who have historically served on the Board of Directors and may have different views on the direction of our business and the issues that will determine our future and may have interests that conflict with your interests. The effect of implementation of those views and interests may be difficult to predict and may, in the short term, result in disruption to the strategic direction of the business. Additionally, the ability of new directors to quickly expand their knowledge of our operations will be critical to their ability to make informed decisions about our business and strategies.

We expect to be subject to claims that will not be discharged in the Chapter 11 Cases.

The Bankruptcy Code provides that the confirmation of a plan of reorganization discharges a debtor from substantially all debts arising prior to confirmation, other than as provided in the Plan of Reorganization or the Confirmation Order.

The Plan of Reorganization, however, provides that the holders of certain claims may pursue their claims against the Reorganized Debtors on or after the Effective Date, including, but not limited to, the following:

•

claims arising after the January 29, 2019 petition date that constitute administrative expense claims (including any claims for fires occurring after the January 29, 2019 petition date), which will not be discharged pursuant to the Plan of Reorganization, other than allowed administrative expense claims that have been paid in cash or otherwise satisfied in the ordinary course in an amount equal to the allowed amount of such claim on or prior to the Effective Date;

•	claims of the Ghost Ship fire litigation (with any recovery being limited to amounts available under PG&E Corporation’s and the Utility’s insurance policies for the 2016 year);

•

claims arising out of or based on the 2019 Kincade fire, which is under investigation by the California Department of Forestry and Fire Protection and by CPUC, and may also be under investigation by various other entities, including law enforcement agencies; and

•	certain FERC refund proceedings, workers’ compensation benefits and environmental claims.

Furthermore, holders of certain claims may assert that they are entitled under the Plan of Reorganization or the Bankruptcy Code to pursue, or continue to pursue, their claims against the Reorganized Debtors on or after the Effective Date, including but not limited to, claims arising from or relating to:

•	the purported de-energization securities class action filed in October 2019 and amended to add PG&E Corporation in April 2020;

•

the purported Public Safety Power Shutoff class action filed in December 2019 seeking up to $2.5 billion in special and general damages, punitive and exemplary damages and injunctive relief to require the Utility to properly maintain and inspect its power grid, which was dismissed on April 3, 2020 and is subject to a notice of appeal filed on April 6, 2020; and

•	indemnification or contribution claims, including with respect to the 2018 Camp fire, the 2017 Northern California wildfires, and the 2015 Butte fire.

In addition, claims continue to be pursued against PG&E Corporation and the Utility and certain of their respective current and former directors and officers as well as certain underwriters, in connection with three purported securities class actions that have been consolidated and denominated In re PG&E Corporation Securities Litigation, U.S. District Court for the Northern District of California (the “Securities Litigation”). These claims consist of claims under the Federal securities laws related to, among other things, allegedly misleading statements or omissions with respect to vegetation management and wildfire disclosures. In addition to potential liability for claims asserted against PG&E Corporation and the Utility, PG&E Corporation and the Utility have ongoing obligations to indemnify their officers and directors in connection with this litigation. To the extent PG&E Corporation or the Utility have any obligations to indemnify the underwriters in connection with this litigation, such obligations will be addressed in the Chapter 11 Cases and the Plan of Reorganization. Any such indemnification obligations could be material.

The claims that were asserted against PG&E Corporation and the Utility in the Securities Litigation were stayed as a result of the Chapter 11 Cases and will be resolved in connection with the Chapter 11 Cases through the claims resolution process in the Bankruptcy Court, and satisfied pursuant to the Plan of Reorganization, as described in more detail below. See “Plan of Reorganization—Satisfaction of HoldCo Rescission or Damage Claims and Subordinated Debt Claims.” As further described in “Plan of Reorganization—Satisfaction of HoldCo Rescission or Damage Claims and Subordinated Debt Claims,” these claims against PG&E Corporation and the Utility fall into two categories, each of which is subject to subordination under the Bankruptcy Code. The total asserted amount of these claims filed on or before May 27, 2020 is approximately $2.3 billion of asserted claims based on PG&E Corporation common stock holdings, $4.1 billion of asserted claims based on debt holdings, and $1.9 billion of asserted claims based on holdings not disaggregated between common stock and debt holdings. While these amounts include potentially duplicative and/or overstated claims as well as claims filed after the applicable bar date in the Chapter 11 Cases, they do not reflect unliquidated claims for which no claim amount was asserted. As a result, the amounts identified may not accurately reflect the amount of the claims that will be allowed and there can be no assurance that the amount of allowed claims will not exceed the foregoing amounts. While we believe there are defenses to these claims, including those asserted against officers, directors and underwriters, as well as insurance coverage that may be available in respect of the claims, these defenses may not prevail and any such insurance coverage may not be adequate to cover the full amount of the allowed claims. As a result, for the claims asserted against PG&E Corporation and the Utility we may be required to (a) issue a material number of shares of common stock of PG&E Corporation with respect to claims based on PG&E Corporation common stockholdings, which, in turn, could result in additional shares of common stock of PG&E Corporation being issued to the Fire Victim Trust and (b) pay a material amount of cash with respect to claims based on debt holdings. See “Plan of Reorganization—Satisfaction of HoldCo Rescission or Damage Claims and Subordinated Debt Claims.”

The SEC’s investigation related to PG&E Corporation’s and the Utility’s public disclosures and accounting for losses associated with the 2018 Camp fire, the 2017 Northern California wildfires and the 2015 Butte fire will also continue despite the Chapter 11 Cases, which could result in material costs, penalties, fines, sanctions or injunctive relief against PG&E Corporation and the Utility.

In addition, the Utility entered into a Plea Agreement and Settlement (the “Plea Agreement”) on March 17, 2020 with the People of the State of California, by and through the Butte County District Attorney’s office, to resolve the criminal prosecution of the Utility in connection with the 2018 Camp fire. Subject to the terms and conditions of the Plea Agreement, the Utility agreed to plead guilty to 84 counts of involuntary manslaughter in violation of Penal Code section 192(b) and one count of unlawfully causing a fire in violation of Penal Code section 452, and to admit special allegations pursuant to Penal Code sections 452.1(a)(2), 452.1(a)(3) and 452.1(a)(4). Pursuant to the Plea Agreement, the Utility will be sentenced to pay the maximum total fine and penalty of approximately $3.5 million. On April 16, 2020, the Bankruptcy Court approved the Plea Agreement. The Plea Agreement remains subject to approval and acceptance by the Butte County Superior Court, and there can be no assurance that such approval will be obtained. If the Plea Agreement is not approved and accepted, the CPUC or any other law enforcement agency could bring an enforcement action against PG&E Corporation and the Utility, which could result in the imposition of fines, other penalties or other sanctions.

Additional investigations and other actions may arise out of the other 2017 Northern California wildfires, the 2018 Camp fire, and the 2019 Kincade fire. The timing and outcome for resolution of the referrals by Cal Fire relating to the 2019 Kincade fire to the applicable county District Attorneys’ offices are uncertain.

For more information, you should read the related disclosure under the sections titled “Risk Factors” in Item 1A of Part I, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Regulatory Matters—Transmission Owner Rate Cases” in Item 7 of Part II and Notes 2 and 14 of the Notes to

the Consolidated Financial Statements of the 2019 Annual Report and Notes 2, 10 and 11 of the Q1 Quarterly Report incorporated by reference herein. The outcome and timing of these matters is uncertain, and it is possible that any one or more of these matters could result in material costs, penalties, fines, sanctions or injunctive relief against PG&E Corporation and the Utility. As a result, these matters could have a material impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity, and cash flows, as well as on the ability of the Utility to participate in the Wildfire Fund under AB 1054. The amount of potential losses could also exceed the amount of PG&E Corporation’s and the Utility’s insurance coverage for wildfire events. Moreover, even if the Utility satisfies the eligibility and other requirements to participate in the Wildfire Fund under AB 1054, for eligible claims against the Utility arising between July 12, 2019 and the Effective Date, the availability of the Wildfire Fund to pay such claims will be capped at 40% of the amount of such claims.

Risks Relating to the Notes

We are a holding company and rely on dividends, distributions and other payments, advances and transfers of funds from our subsidiaries to meet our debt service obligations, including with respect to our obligations under the Notes.

We conduct our operations primarily through our subsidiaries, and substantially all of our consolidated assets are held by our subsidiaries. None of our subsidiaries, including the Utility, is obligated to make any payments with respect to the Notes, and none of our subsidiaries will initially guarantee the Notes. Accordingly, our cash flow and our ability to meet our debt service obligations, including under the Notes and our other existing or future indebtedness, are largely dependent upon the earnings and cash flows of our subsidiaries and the distribution or other payment of these earnings and cash flows to us in the form of dividends or loans or advances and repayment of loans and advances from the Utility. The ability of our subsidiaries to pay dividends or make other advances, distributions and transfers of funds will depend on their respective results of operations and may be restricted by, among other things, applicable laws limiting the amount of funds available for payment of dividends, the conditions of the Utility’s probation proceeding and certain restrictive covenants contained in the agreements of those subsidiaries. We do not expect the Utility to commence payment of dividends on its common or preferred stock immediately upon emergence from Chapter 11. Additionally, the Utility must use its resources to satisfy its own obligations, including its obligation to serve customers, to pay principal and interest on outstanding debt, to pay preferred stock dividends and meet its obligations to employees and creditors, before it can distribute cash to us. Under the Utility’s Articles of Incorporation, the Utility cannot pay common stock dividends unless all cumulative preferred dividends on the Utility’s preferred stock have been paid. In addition, the CPUC has imposed various conditions that govern the relationship between us and the Utility, including financial conditions that require the Board of Directors to give first priority to the capital requirements of the Utility, as determined to be necessary and prudent to meet the Utility’s obligation to serve or to operate the Utility in a prudent and efficient manner. As a result of these restrictions and conditions, we do not expect the Utility to commence payment of dividends on its common or preferred stock immediately upon emergence from the Chapter 11 Cases. The deterioration of income from, or other available assets of, our subsidiaries for any reason could limit or impair their ability to pay dividends or other distributions to us, which could in turn materially and adversely affect our ability to meet our obligations under the Notes.

The Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries.

The Notes will not initially be guaranteed by any of our subsidiaries, including the Utility. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due on the Notes offered hereby or to make any funds available therefor, whether by dividends, fees, loans or other payments. Any right we have to receive any assets of any of our subsidiaries upon any liquidation, dissolution, winding up, receivership, reorganization, assignment for the benefit of creditors, marshaling of assets and liabilities or any bankruptcy, insolvency or similar proceedings (and the consequent right of the holders of our indebtedness to participate in the distribution of, or to realize proceeds from, those assets) will be structurally subordinated to the claims of any such subsidiary’s preferred stock holders and creditors (including trade creditors and holders of debt issued by such subsidiary). Accordingly, the Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, including the Utility. The security interest in the pledged common stock of the Utility will not alter the subordination of the Notes to the claims of creditors of the Utility. As of March 31, 2020 on an as adjusted basis after giving effect to the Reorganization (including the Plan Financing Transactions and the amounts of Indebtedness that we anticipate incurring pursuant thereto) as if such transactions occurred on March 31, 2020, our subsidiaries would have had approximately $33.3 billion of total consolidated indebtedness outstanding, and preferred stock outstanding with an aggregate liquidation preference of approximately $252.0 million. The Indenture will not limit the amount of indebtedness that our subsidiaries may incur or the amount of preferred stock that our subsidiaries may issue. As a result, our subsidiaries may also incur additional indebtedness and issue additional preferred stock in the future.

There are limited covenants in the Indenture governing the Notes.

The Indenture governing the Notes contains limited covenants, including those restricting our ability and certain of our subsidiaries’ ability to create liens, engage in Sale and Leaseback Transactions or merge or consolidate with another entity. The limitations on creating liens and Sale and Leaseback Transactions contain certain important exceptions and generally do not apply to our subsidiaries. The covenants in the Indenture do not limit the amount of additional debt we may incur and do not require us to maintain any financial ratios or specific levels of net worth, revenue, income, cash flows or liquidity. See “Description of the Notes” in this prospectus supplement. In light of these exceptions, we may incur substantial amounts of additional indebtedness, and holders of the Notes may be effectively subordinated to any new debt we may incur. In addition, we are not restricted under the Indenture from paying dividends, disposing of our assets, or engaging in other transactions that could affect our capital structure or credit ratings.

The Notes are subject to mandatory redemption if the Escrow Conditions cannot be satisfied prior to September 9, 2020. If this occurs, your return on the funds invested in the Notes may be lower than if the Notes were held through to their scheduled maturity.

If the Escrow Conditions (as defined under the caption “Description of the Notes—Certain Definitions”) are not satisfied prior to the consummation of this offering, we will deposit the aggregate net proceeds of this offering, together with additional funds, which together with such net proceeds would be sufficient to fund a redemption of all the Notes on September 14, 2020 into a segregated escrow account. The escrow account and all amounts deposited therein will be pledged to secure the Notes. Until the Escrow Conditions are satisfied, the Notes will be secured by a lien on amounts deposited in the Escrow Account. If the Escrow Conditions are not satisfied on or prior to September 9, 2020 (or, if prior to such date, we determine in our sole discretion that any of the Escrow Conditions cannot be satisfied by such date), the Notes will be subject to a special mandatory redemption at a redemption price of 101% of the principal amount of the Notes offered hereby, plus accrued and unpaid interest to, but not including, the redemption date. See “Description of the Notes—Escrow of Net Proceeds; Special Mandatory Redemption.”

There can be no assurance that the conditions to release of funds from escrow will be satisfied.

We may not be able to repurchase the Notes upon a Change of Control Triggering Event.

Upon the occurrence of specific kinds of Change of Control Triggering Events (as defined under “Description of the Notes—Certain Definitions”) with respect to a series of Notes, we will be required to offer to repurchase all outstanding Notes of such series at a repurchase price payment in cash in an amount equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase (see “Description of the Notes—Repurchase of Notes Upon a Change of Control Triggering Event”). The source of funds for any such purchase of Notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to satisfy our obligations to repurchase the Notes of any series upon a Change of Control Triggering Event because we may not have sufficient financial resources to purchase all of the Notes of such series that are tendered upon a Change of Control Triggering Event. Our failure to offer to purchase all outstanding Notes or to purchase all validly tendered Notes would be an event of default under the Indenture. Such an event of default may cause the acceleration of our other indebtedness, including indebtedness under the HoldCo Revolving Credit Agreement and the New HoldCo Term Loan Credit Agreement. Our future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a Change of Control Triggering Event.

Holders of the Notes may not be able to determine when a Change of Control giving rise to their right to have the Notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of Change of Control in the Indenture includes a phrase relating to the sale of “all or substantially all” of our assets. In interpreting this phrase, courts have made subjective determinations, considering such factors as the value of the assets conveyed and the proportion of an entity’s income derived from such assets. Despite the limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of that phrase under applicable law. Moreover, the occurrence of certain Change of Control events will not give rise to a Change of Control Triggering Event unless, in connection with the applicable Change of Control, the rating assigned to the Notes by any two of Fitch, Moody’s and S&P is downgraded from the rating in effect immediately prior to the announcement of such change of control or withdrawn within 60 days of such change of control. Accordingly, there may be uncertainty as to whether a holder can determine whether a Change of Control Triggering Event has occurred and can exercise any remedies such holder may have upon a Change of Control Triggering Event. See “Description of Notes—Change of Control.”

An active, public market may not develop for each series of Notes, which may hinder your ability to liquidate your investment.

The Notes of each series offered hereby are a new issue of securities with no established trading market and we do not intend to list the Notes of any series on any securities exchange or seek their quotation on any dealer quotation system. The ability of holders to sell their Notes, or the price at which holders will be able to sell their Notes, will depend on many factors, including, among other things, prevailing interest rates, our operating results and financial condition and the market for similar securities. The underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so and any market-making may be discontinued at any time without notice for any series of Notes. As a result, an active trading market may not develop for the Notes of any series. If no active market develops, you may not be able to resell your Notes at their fair market value or at all.

Even if an active trading market for the Notes does develop, there is no guarantee that it will continue. Historically, the market for non-investment grade debt has been subject to severe disruptions that have caused substantial volatility in the prices of securities similar to the Notes. The market, if any, for the Notes may experience similar disruptions and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your Notes. In addition, subsequent to their initial issuance, the Notes may trade at a discount from their initial offering prices, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Credit rating downgrades could adversely affect the trading prices of the Notes.

The trading price for each series of the Notes may be affected by our credit rating. Credit ratings are continually revised. Any downgrade in, or withdrawal of, our credit ratings could increase our borrowing costs and adversely affect the trading prices of the Notes or the trading markets for the Notes to the extent trading markets for the Notes develop. Credit ratings are not recommendations to purchase, hold or sell the Notes.

Our ability to use some or all of our net operating loss carryforwards and other tax attributes to offset future income may be limited.

As of December 31, 2019, we had net operating loss carryforwards for PG&E Corporation’s consolidated group for U.S. federal income tax purposes of approximately $5.7 billion. Pursuant to an order of the Bankruptcy Court, however, all trading and transfers of stock of the Debtors from and after the Petition Date and through the consummation of the Plan of Reorganization are subject to certain restrictions and other requirements imposed to protect the potential value of the Debtors’ consolidated net operating loss carryforwards and other tax benefits. Following the Effective Date, any net operating loss carryforwards and certain other tax attributes allocable to periods prior to the Effective Date may be subject to certain limitations. Under Section 382 of the Internal Revenue Code, if a corporation (or a consolidated group) undergoes an “ownership change,” and the corporation does not qualify for (or elects out of) the special bankruptcy exception in Section 382(l)(5) of the Internal Revenue Code, such net operating loss carryforwards and other tax attributes may be subject to certain limitations. In general, an ownership change occurs if the aggregate stock ownership of certain shareholders (generally 5% shareholders, applying certain look-through and aggregation rules) increases by more than 50% over such shareholders’ lowest percentage ownership during the testing period (generally three years). Losses incurred in the same taxable year as an ownership change generally can be pro-rated between the pre- and post-change portions of the taxable year, even if a disproportionate amount of such losses were actually incurred on or prior to the date of the ownership change. Only the portion of such losses allocated to the pre-change portion of the year would be subject to the annual limitation.

Whether we will undergo an ownership change as a result of the transactions occurring pursuant to the Plan of Reorganization, whether such change will qualify for the exception in Section 382(l)(5) of the Internal Revenue Code, and whether the limitation under Section 382 if we do undergo an ownership change that does not qualify for (or that we elect out of) the special bankruptcy exception in Section 382(l)(5) will be material to our operations is uncertain and will depend in part on the results of the transactions in our equity occurring as part of the Plan of Reorganization. Even if these transactions do not cause an ownership change, they could increase the likelihood that we may undergo an ownership change for purposes of Section 382 of the Internal Revenue Code in the future.

Limitations imposed on our ability to utilize net operating loss carryforwards or other tax attributes could cause U.S. federal income taxes to be paid earlier than would be paid if such limitations were not in effect and could cause such net operating loss carryforwards or other tax attributes to expire unused, in each case reducing or eliminating the benefit of such net operating loss carryforwards and other tax attributes. Specifically, our ability to utilize our net operating loss carryforwards is critical to a successful rate-neutral securitization transaction after the Effective Date, the proceeds of which are expected to be used to satisfy our obligations to the Fire Victim Trust and our commitment to make certain operating and capital expenditures. Failure to consummate a securitization transaction or obtain alternative sources of capital could have a material adverse effect on our ability to satisfy our obligations with respect to the Notes.

Risks Relating to the Collateral Securing the Notes

The Collateral securing the Notes is limited in nature, and the proceeds from the Collateral may be inadequate to satisfy payments on the Notes.

The Collateral securing the Notes is comprised solely of all of the shares of common stock of the Utility owned by us and any other shares of common stock of the Utility obtained by us in the future and the certificates or instruments representing such shares of common stock, and does not include any of our other assets or any assets of the Utility or any of our other subsidiaries. Accordingly, the holders of the Notes will have no direct recourse to our other assets (other than the Collateral) or the assets of the Utility or any of our other subsidiaries, and the Notes will be effectively subordinated to any obligations secured by our assets (other than the Collateral) and structurally subordinated to any obligations secured by the assets of the Utility and our other subsidiaries, including the New Utility Credit Agreements, any first mortgage bonds of the Utility, the Utility Reinstated

Collateralized Senior Notes, the New Utility Long-Term Bonds, the New Utility Short-Term Bonds and the New Utility Funded Debt Exchange Bonds.

The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. The fair market value of the Collateral as of the date of this prospectus supplement may not exceed the principal amount of the indebtedness secured thereby. The value of the Collateral could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition, unforeseen liabilities and other future events. Accordingly, the Collateral may not be sufficient, after payment of any first-out amounts with respect to the Holdco Revolving Credit Agreement up to $650 million, to pay all or any of the amounts due on the Notes. Any claim for the difference between the amount, if any, realized by holders of the Notes from the sale of the Collateral and the obligations under the Notes, the New HoldCo Credit Agreements and any other indebtedness secured on a pari passu lien basis with the Notes will rank equally in right of payment with all of our other senior indebtedness and other obligations, including trade payables. In particular, if we incur any additional secured indebtedness that ranks equally with the Notes and is secured on a pari passu lien basis with the Notes, the holders of that debt will be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of our company. The proceeds from the Collateral may not be adequate to repay all of the secured indebtedness that ranks equally with the Notes, which may have the effect of reducing the amount of proceeds paid to you following any insolvency, liquidation, reorganization, dissolution or other winding up of our company.

Additionally, in the event that a bankruptcy case is commenced by or against us, if the value of the Collateral is less than the amount of principal and accrued and unpaid interest on the Notes and all other senior secured obligations, interest, fees, and expenses may cease to accrue on the Notes from and after the date the bankruptcy petition is filed.

To the extent that third parties enjoy prior liens on the Collateral securing the Notes, to the extent permitted under the Indenture, such third parties may have rights and remedies with respect to the Collateral subject to such liens that, if exercised, could adversely affect the value of the Collateral.

Additionally, the terms of the Indenture allow us to issue additional Notes of each series and additional debt that may rank pari passu with the Notes. The Indenture does not require that we maintain the current level of Collateral or maintain a specific ratio of indebtedness to asset values.

No appraisals of any of the Collateral have been prepared by us or on behalf of us in connection with this offering. The value of the Collateral in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. Subject to the receipt of any applicable regulatory approvals and certain exceptions, upon an enforcement event, insolvency or liquidation proceeding or disposition permitted under the terms of the Indenture, proceeds from the Collateral will be applied (1) first, to pay the expenses of the exercise of such remedies and the other expenses, fees and indemnities then payable to Collateral Agent, the Revolving Administrative Agent, the administrative agent under the New HoldCo Term Loan Credit Agreement, the Trustee and any trustee, agent or authorized representative for holders of Future Pari Passu Indebtedness (other than in the case of Additional Notes) who has executed a joinder to the Collateral Documents, unless already a party thereto, (2) second, to satisfy the HoldCo Revolving Credit Agreement Obligations (as defined herein) to the extent the aggregate principal amount in respect thereof does not exceed $650 million, and (3) third, to the extent not described in clause (1) or (2), to the payment in full of all remaining Pari Passu Obligations on a ratable basis. Accordingly, the proceeds of any sale of the Collateral pursuant to the Indenture and the related collateral documents following an event of default or an event of default under any other additional secured obligations may not be sufficient, after payment of any first-out amounts with respect to the HoldCo Revolving Credit Agreement up to $650 million, to satisfy the repayment of the amount due on the First Priority Credit Obligations, including the Notes Obligations, the HoldCo Revolving Credit Agreement Obligations (to the extent the amounts outstanding under the HoldCo Revolving Credit Agreement exceeds $650 million), the New HoldCo Term Loan Credit Agreement Obligations and any other senior secured indebtedness (to the extent permitted to have a pari passu lien on the Collateral by the Indenture). If the proceeds of any sale of the Collateral were not sufficient to repay all amounts due on the Notes, the holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against our remaining assets.

Even though the holders of the Notes benefit from a first-priority lien on the Collateral, the representative of the lenders under the HoldCo Revolving Credit Agreement initially controls actions with respect to the Collateral.

Upon satisfaction of the Escrow Conditions described under “Description of the Notes—Escrow of Net Proceeds; Special Mandatory Redemption,” the Notes and indebtedness and other obligations under the HoldCo Revolving Credit Agreement will be secured by first-priority liens on the same collateral. Under the terms of the pledge agreement, however, the ability to cause the commencement of enforcement proceedings against such collateral, to control such proceedings and certain decisions in a bankruptcy proceeding will be at the direction of the authorized representative of the lenders under the HoldCo Revolving Credit Agreement until the expiration of a standstill period.

In addition, subject to certain limitations, the HoldCo Revolving Credit Agreement and the Indenture will permit us to issue up to a certain amount of additional Notes or other indebtedness that also has a first-priority lien on the same collateral. At any time that the representative of the lenders under the HoldCo Revolving Credit Agreement does not have the right to take actions with respect to the Collateral pursuant to the pledge agreement, that right passes to the authorized representative of the holders of the next largest outstanding principal amount of indebtedness secured by a first-priority lien on the Collateral. If we issue other debt in the future in a greater principal amount than the Notes, then the authorized representative for that other debt would be next in line to exercise rights under the pledge agreement, rather than the authorized representative for the Notes.

Under the pledge agreement, the authorized representative of the holders of the Notes may not object following the filing of a bankruptcy petition to any debtor-in-possession financing or to the use of any cash collateral to secure that financing, in each case that has been consented to by the representative of the lenders under the HoldCo Revolving Credit Agreement, subject to conditions and limited exceptions. After such a filing, the value of the Collateral could materially deteriorate, and holders of the Notes would be unable to raise an objection.

It may be difficult to realize the value of the Collateral securing the Notes.

The collateral agent’s ability to foreclose on the Collateral on behalf of the holders of the Notes may be subject to perfection, the consent of third parties, regulatory approvals, priority issues and other practical problems associated with the realization of the collateral agent’s security interest in the Collateral. We cannot assure holders of the Notes that any consents or approvals will be given if required and, therefore, the collateral agent may not have the ability to foreclose upon those assets or assume or transfer the right to those assets. For example, the collateral agent’s ability to exercise its remedies with respect to the Collateral would be subject to regulatory approval, including authorization by the FERC, the Federal Communications Commission (the “FCC”), the NRC and the CPUC, if foreclosure or sale of the 100% of the pledged Utility common stock would constitute a transfer of control of the Utility. Subsequent disposition of the common stock that results in a legal or functional change in control of the Utility would require similar approval. Accordingly, the collateral agent’s ability to foreclose on and dispose of the Collateral may be restricted or delayed by applicable regulatory requirements. Any such restriction or delay could adversely affect the value and the liquidity of the Notes and increase the risk that the holders of the Notes might not fully recover the amounts owed under the Notes.

There are circumstances other than repayment or discharge of the Notes under which the Collateral may be released automatically without your consent or the consent of the trustee.

The Collateral securing the Notes may be released without your consent, and not as a result of the repayment or discharge of the Notes, with the consent of the holders of at least 66 2⁄3% of the aggregate principal amount of the Notes then outstanding. The occurrence of such event will eliminate or reduce the aggregate value of the Collateral securing the Notes.

Rights of the holders of the Notes in the Collateral may be adversely affected by the failure to perfect liens on certain Collateral acquired in the future.

Neither the Trustee nor the collateral agent for the Notes has any obligation to perfect the liens in any collateral, which is our responsibility. Applicable law requires that certain property and rights acquired after the grant of a general security interest, can only be perfected at the time such property and rights are acquired and identified. The Trustee or the collateral agent for the Notes may not monitor, or we may not inform the Trustee or the collateral agent of, the future acquisitions of equity interests or other rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after acquired collateral. Neither the Trustee nor the collateral agent for the Notes has any obligation to monitor the acquisition of additional equity interests or rights that constitute collateral or the perfection of any security interest in favor of the Notes against third parties. In addition, as described further herein, even if the liens on collateral acquired in the future are properly perfected, such liens may potentially be avoidable as a preference in any bankruptcy proceeding under certain circumstances. See “Any future pledge of Collateral or guaranty provided after the Notes are issued might be avoided by a trustee in bankruptcy.”

Any future pledge of Collateral or guaranty provided after the Notes are issued might be avoided by a trustee in bankruptcy.

The Indenture and the related collateral documents will require us to grant liens on any equity interests of the Utility that we acquire after the Notes are issued. In addition, although the Notes will not initially be guaranteed by any of our subsidiaries, we will cause any subsidiary that guarantees our other indebtedness under any Material Credit Facility (as defined herein) in the future to guarantee the payment of the Notes. Any future guarantee or additional lien in favor of the collateral agent for the benefit of itself, the Trustee and the holders of the Notes might be avoidable by the grantor (as debtor-in possession) or by its trustee in bankruptcy or other third parties if certain events or circumstances exist or occur. For instance, if the entity granting a future guarantee or additional lien was insolvent at the time of the grant and if such grant was made within 90 days before that entity commenced a bankruptcy proceeding (or one year before commencement of a bankruptcy proceeding if the creditor that benefited from the guarantee or lien is an “insider” under the U.S. Bankruptcy Code), and the granting of the future guarantee or additional lien enabled the holders of the Notes to receive more than they would if the grantor were liquidated under Chapter 7 of the U.S. Bankruptcy Code, then such guarantee or lien could be avoided as a preferential transfer. Liens recorded or perfected after the issue date may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. In bankruptcy proceedings commenced within 90 days of lien perfection, a lien given to secure previously existing indebtedness is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date.

Accordingly, if we were to file for bankruptcy protection after the issue date of the Notes and certain liens had been perfected fewer than 90 days before the commencement of such bankruptcy proceeding, such liens securing the Notes may be subject to challenge. To the extent that such challenge succeeded, the holders of the Notes would lose the benefit of the security that the Collateral was intended to provide.

Rights of the holders of the Notes to exercise remedies with respect to the Collateral may be adversely affected by bankruptcy proceedings and the holders of the Notes may not be entitled to post-petition interest, fees, or expenses in any bankruptcy proceeding.

The right of the collateral agent for the Notes to repossess and dispose of the Collateral upon acceleration is likely to be significantly impaired (or at a minimum delayed) by federal bankruptcy law if subsequent bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the Collateral. Under the Bankruptcy Code, pursuant to the automatic stay imposed upon a bankruptcy filing, a secured creditor, such as the collateral agent for the Notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without prior bankruptcy court approval (which may not be given under the circumstances). Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” What constitutes “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional or replacement security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In view of the broad equitable powers of a bankruptcy court, it is challenging to predict with certitude whether or when payments under the Notes could be made following the commencement of a bankruptcy case (or the length of the delay in making any such payments), whether or when the collateral agent could or would repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition, or whether or to what extent the holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code only permits the payment and/or accrual of post-petition interest to a pre-petition secured creditor to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event the bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes and all of the other secured obligations that rank senior to or pari passu with the Notes, the holders of the Notes would be “undersecured” and may have unsecured “deficiency claims” equivalent in amount to the difference. Federal bankruptcy laws do not permit the payment or accrual of post-petition interest, fees, and expenses for “deficiency claims” during the debtor’s bankruptcy case. Other consequences of a finding of under-collateralization would include, among other things, a lack of entitlement to receive “adequate protection” under federal bankruptcy laws with respect to the unsecured portion of the Notes. In addition, if any payments of post-petition interest, fees, or expenses had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the Notes.

The right of the holders of obligations under the HoldCo Revolving Credit Agreement to foreclose upon and sell the Collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.

As a result, bankruptcy laws may act to limit the ability of the holders of Notes to realize upon the Collateral and to receive post-bankruptcy interest, fees or expenses or “adequate protection” with respect to any unsecured, deficiency portion of the Notes.

USE OF PROCEEDS

The aggregate net proceeds from this offering will be $1,980,000,000, after deducting the respective underwriting discounts and before estimated offering expenses payable by us.

The aggregate net proceeds of this offering will be placed in escrow if the Escrow Conditions are not satisfied prior to the closing date. Pending release from escrow, the aggregate net proceeds will be invested in Permitted Investments (as defined under “Description of Notes—Escrow of Net Proceeds; Special Mandatory Redemption”). If the Escrow Conditions are not satisfied on or prior to September 9, 2020 (or such earlier date as we determine in our sole discretion that any of the Escrow Conditions cannot be satisfied), the Notes offered hereby will be subject to a special mandatory redemption at a redemption price of 101% of the principal amount of the Notes offered hereby, plus accrued and unpaid interest to, but not including, the redemption date.

Concurrently with the satisfaction of the Escrow Conditions, the escrowed funds will be released and we and the Utility intend to use the net proceeds from this offering, together with the net proceeds from the other Plan Financing Transactions described under “Plan of Reorganization—Plan Financing Transactions”, to effectuate the Reorganization in accordance with the terms and conditions contained in the Plan of Reorganization.

The following table sets forth the estimated sources and uses of funds (assuming an Effective Date of June 30, 2020) in connection with the Reorganization on a consolidated basis and includes the Plan Financing Transactions as well as the other financing transactions that the Debtors expect to consummate in connection with the Reorganization. The actual sources and uses of funds and the actual amounts thereof may vary from the estimated sources and uses of funds and the estimated amounts thereof in the table and accompanying footnotes set forth below. In particular, the amounts set forth below may differ at the time of the consummation of the Plan of Reorganization depending on several factors, including, without limitation, differences at the date of consummation in the amount of our and the Utility’s outstanding debt and accrued interest, changes in our and the Utility’s cash and cash equivalents and differences from our estimation of fees and expenses. You should read the following together with the information included under the headings “Prospectus Summary—Recent Developments,” “Summary Historical Consolidated Financial and Operating Information”, “Capitalization” and “Plan of Reorganization” included elsewhere in this prospectus supplement.

Sources of Funds(1)		Uses of Funds
(In millions)
PG&E Corporation common stock and/or equity-linked products(2)	$9,000	Fire claims settlement (at emergence)(3)	$24,215
		Contributions to wildfire fund(5)	$4,993
		DIP Facilities(6)	$2,000
Issuance of PG&E Corporation common stock to the Fire Victim Trust(3)	$6,750	Pre-petition debt(7)	$22,173
		Trade claims and other costs(8)	$2,330
Notes offered hereby(4)	$2,000	Accrued interest(9)	$1,276
New Utility First Mortgage Bonds(4)	$8,925
HoldCo Term Loan Credit Agreement(4)	$2,750
New Utility 364-Day Term Loan Facility(4)	$1,500
New Utility 18-Month Term Loan Facility	$1,500
Utility Reinstated Collateralized Senior Notes	$9,575
Utility Debt Refinancing	$11,848
Insurance proceeds(10)	$2,200
Cash from balance sheet and / or working capital facilities(11)	$939

Total Sources of Funds	$56,987	Total Uses of Funds	$56,987

Notes:

(1)	See “Plan of Reorganization—Plan Financing Transactions” for further detail on the financing transactions to be consummated by us in connection with the Reorganization.
(2)

PG&E Corporation expects to raise an aggregate of approximately $9,000 million of gross proceeds in cash through the PIPE Transaction and the issuance of shares of its common stock and/or other equity and/or equity-linked securities pursuant to one or more offerings and/or private placements.

(3)

Represents the value of PG&E Corporation common stock to be issued to the Fire Victim Trust determined in accordance with the Plan of Reorganization, based on Fire Victim Equity Value (as such term is defined in the Plan of Reorganization). The issuance of PG&E Corporation common stock to the Fire Victim Trust will not result in any cash proceeds to PG&E Corporation, but will discharge a portion of the Fire claims settlement (at emergence). The issuance of PG&E Corporation common stock to the Fire Victim Trust will represent 22.19% of the outstanding common stock of reorganized PG&E Corporation as of the Effective Date, subject to potential adjustments, in accordance with the Plan of Reorganization.

Fire claims settlement (at emergence) represents compensation to be paid on the Effective Date to holders of wildfire-related claims to resolve their claims pursuant to the Plan of Reorganization. The total compensation of $24,215 million consists of (i) (x) $5,400 million to be paid to the Fire Victim Trust in cash and (y) an assumed $6,750 million to be paid to the Fire Victim Trust in shares of common stock of PG&E Corporation described in the immediately preceding paragraph, (ii) $11,055 million (inclusive of fees) to be paid in cash to the Subrogation Wildfire Trust and (iii) $1,010 million (inclusive of fees) to be paid to the Settling Public Entities.

In addition, $1,350 million of additional cash payments to the Fire Victim Trust in respect of wildfire claims settlement amounts will be deferred, which, based on the sources and uses outlined above and assuming the Effective Date were to occur on June 30, 2020, would consist of (i) $650 million to be paid on or before January 15, 2021 and (ii) $700 million to be paid on or before January 15, 2022.

(4)

Because the Utility expects to raise more than $5,925 million in the Concurrent FMB Offering, the aggregate commitments of $4,500 million under the New Utility 364-Day Term Loan facility will be reduced to $1,500 million. Because PG&E Corporation expects to raise less than $3,750 million in this offering, the aggregate commitments of $1,000 million under the New Holdco Term Loan Facility will be increased to $2,750 million.

(5)

Contribution to wildfire fund represents required payments under AB 1054 for the Utility to participate in the Wildfire Fund. These payments are comprised of an initial contribution of approximately $4,800 million and an initial annual contribution of approximately $193 million.

(6)

DIP Facilities represents the projected amount that will be required in order to repay all amounts outstanding under the DIP Facilities on the Effective Date. As of March 31, 2020, we had $2,000 million of borrowings outstanding under the DIP Facilities, and $774 million of letters of credit. As of May 31, 2020, we had $2,000 million of borrowings outstanding under the DIP Facilities, and $972 million of letters of credit. Letters of credit under the DIP revolving facility at the Effective Date will become outstanding under the New Utility Revolving Credit Facility on the Effective Date.

(7)

Pre-petition debt represents the aggregate principal amount of pre-petition debt of PG&E Corporation or the Utility to be repaid on the Effective Date, consisting of (i) $650 million of pre-petition debt of PG&E Corporation to be repaid in cash pursuant to the Plan of Reorganization, (ii) $6,200 million of pre-petition senior notes of the Utility to be exchanged for New Utility Long-Term Bonds pursuant to the Utility Debt Refinancing under the Plan of Reorganization, (iii) $1,750 million of pre-petition senior notes of the Utility to be exchanged for New Utility Short-Term Bonds pursuant to the Utility Debt Refinancing under the Plan of Reorganization, (iv) $3,898 million of pre-petition indebtedness of the Utility (including obligations under certain series of pollution control bonds) to be exchanged for New Utility Funded Debt Exchange Bonds pursuant to the Utility Debt Refinancing under the Plan of Reorganization, (v) $9,575 million of pre-petition senior notes of the Utility to be reinstated pursuant to the Utility Debt Reinstatement under the Plan of Reorganization and (vi) $100 million of pollution control bonds (Series 2008F and 2010E) to be repaid in cash pursuant to the Plan of Reorganization.

(8)

Trade claims and other costs represents estimated trade claims and other costs, including trade payables, other liabilities subject to compromise and professional and transaction fees, to be paid by PG&E Corporation or the Utility on the Effective Date.

(9)

The total accrued interest figure in the table above includes the aggregate amount of pre-petition accrued interest and post-petition accrued interest on PG&E Corporation and Utility pre-petition debt to the Effective Date, estimated to be June 30, 2020 for purposes of this table. The total accrued interest figure includes the aggregate amount of accrued interest on the Utility Reinstated Senior Notes to the Effective Date, a portion of which will be paid on the next ensuing interest payment date.

(10)

Insurance proceeds represents proceeds of PG&E Corporation’s and the Utility’s liability insurance policies for wildfire events. See “Insurance” in Note 14 of the 2019 Annual Report for more information.

(11)

PG&E Corporation and the Utility had consolidated cash and cash equivalents of $1,960 million as of March 31, 2020, and $774 million as of May 31, 2020. To the extent cash and cash equivalents are insufficient for the purpose of funding the uses described above, we expect to draw on available working capital facilities, including our revolving credit facilities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of March 31, 2020 on an (i) actual basis and (ii) as adjusted basis, after giving effect to the Reorganization and the Plan Financing Transactions (including the issuance of the Notes in this offering and the application of the net proceeds therefrom, as described in the section titled “Use of Proceeds”), as if all such transactions occurred on March 31, 2020. You should read this table in conjunction with the consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus, together with the information included under the headings “Prospectus Summary—Recent Developments,” “Summary Historical Consolidated Financial and Operating Information,” “Capitalization” and “Plan of Reorganization” included elsewhere in this prospectus supplement.

	As of March 31, 2020
(In millions)	Actual		As Adjusted
Cash and cash equivalents	$1,960	(1)	$1,021	(2)

DEBT

Pre-Emergence Debt:

PG&E Corporation
Existing PG&E Corporation revolving credit facility	$300		$—
Existing PG&E Corporation term loan facility	350		—
Existing accrued contractual interest(3)	1		—
Existing post-petition interest(4)	20		—

Total PG&E Corporation Debt Subject to Compromise	671		—

Utility
Existing Utility Revolving Credit Facility	2,888		—
Existing Utility Term Loan Facility	250		—
Existing Utility senior notes	17,525		—
Existing Utility pollution control bonds	863		—	(5)
Existing accrued contractual interest(3)	286		—
Existing post-petition interest(6)	815		—
Total Utility Debt Subject to Compromise	22,627		—

Total PG&E Corporation Consolidated Debt Subject to Compromise(7)	$23,298		—

Debtor-in-Possession Financing
DIP initial term loan facility	1,500		—
DIP revolving facility(8)	—		—
DIP delayed draw term loan facility	500		—

Total PG&E Corporation Consolidated Pre-Emergence Debt	$25,298		—

Post-Emergence Debt:

PG&E Corporation
New HoldCo Revolving Credit Facility(9)	—		—
New HoldCo Term Loan Facility(10)	—		2,750
Notes Offered Hereby(11)	—		2,000

Total PG&E Corporation Debt	—		$4,750

Utility
New Utility Revolving Credit Facility(9)	—		—
New Utility 364 Day Term Loan Facility(12)	—		1,500
New Utility 18 Month Term Loan Facility	—		1,500
New Utility First Mortgage Bonds(12)	—		8,925
Utility Reinstated Collateralized Senior Notes	—		9,575
Utility Debt Refinancing	—		11,848
Total Utility Debt	—		$33,348

Total PG&E Corporation Consolidated Post-Emergence Debt	—		$38,098

	As of March 31, 2020
(In millions)	Actual	As Adjusted
SHAREHOLDERS’ EQUITY
Common Stock	13,035	28,785	(13)
Reinvested earnings	(7,518)	(7,518)
Accumulated other comprehensive loss	(10)	(10)
Total Shareholders’ Equity	5,507	21,257
Noncontrolling interest—preferred stock of Utility	252	252
Total Equity	5,759	21,509
Total Capitalization	$31,057	$59,607

Notes:

(1)

As of May 31, 2020, PG&E Corporation and the Utility had consolidated cash and cash equivalents of $774 million. The net decrease in cash from March 31, 2020 to May 31, 2020 was primarily attributable to (i) normal seasonal fluctuations in cash receipts and disbursements, which resulted in a net use of cash during the period, (ii) decreased cash receipts attributable to the COVID-19 pandemic and the temporary relief afforded to customers via the voluntary suspension of service disconnections for lack of payment and (iii) net decline in energy usage.

(2)

As adjusted cash and cash equivalents does not reflect deferred cash expenditures of $1,350 million for certain cash payments to the Fire Victim Trust in respect of wildfire claims settlement amounts under the TCC RSA, as set forth in the “Uses of Funds” table and related footnotes under “Use of Proceeds”. Based on the sources and uses set forth under “Sources and Uses”, the deferred amounts would consist of (i) $650 million to be paid on or before January 15, 2021 and (ii) $700 million to be paid on or before January 15, 2022 (the timing of which may be accelerated in connection with certain securitization transactions, but in no event prior to January 15, 2021). To the extent cash and cash equivalents are insufficient for the purpose of funding the uses set forth in the “Uses of Funds” table and related footnotes under “Use of Proceeds,” we expect to draw on available working capital facilities, including our revolving credit facilities.

(3)	Reflects total accrued contractual interest to the Petition Date.
(4)

Post-petition interest has been calculated in accordance with the terms and conditions contained in the Plan of Reorganization. Per the Plan of Reorganization, interest on the Utility Reinstated Senior Notes will accrue at the contractual rate and interest on the Utility Short-Term Senior Notes, the Utility Long-Term Senior Notes, and Utility Funded Debt will accrue at the Federal Judgement Rate.

(5)

As part of the Reorganization, the Utility’s indebtedness related to the series of pollution control bonds outstanding as of the Petition Date will be either be (i) repaid in cash or (ii) receive a combination of cash and New Utility Funded Debt Exchange Bonds, in each case in satisfaction of related claims in accordance with the terms and conditions contained in the Plan of Reorganization.

(6)

Post-petition interest has been calculated in accordance with the terms and conditions contained in the Plan of Reorganization. Per the Plan of Reorganization, interest on the PG&E Corporation pre-petition revolving credit facility and pre-petition term loan facility will accrue at the Federal Judgment Rate.

(7)

As of March 31, 2020, PG&E Corporation and the Utility had written-off $178 million of unamortized debt issuance costs and debt discount to present the debt subject to compromise at the outstanding face value.

(8)

The DIP revolving facility provides for borrowings and letters of credit in an aggregate amount of $3,500 million. As of March 31, 2020, we had revolving commitments available to be borrowed of $2,726 million (after taking into account $774 million of letters of credit and no revolving loans then outstanding). As of May 31, 2020, we had revolving commitments available to be borrowed under the DIP revolving facility of $2,528 million (after taking into account $972 million of letters of credit and no revolving loans then outstanding).

(9)

As of the Effective Date, we expect to have approximately $500 million of revolving commitments available to be borrowed under the New HoldCo Revolving Credit Facility, and the Utility expects to have approximately $3,500 million of revolving commitments available to be borrowed under the New Utility Revolving Credit Facility. Letters of credit under the DIP revolving facility at the Effective Date will become outstanding under the New Utility Revolving Credit Facility on the Effective Date and will reduce available borrowing capacity. In addition, to the extent cash and cash equivalents as of the Effective Date are insufficient for the purpose of funding the uses described under the heading “Uses of Funds” under “Use of Proceeds,” we expect to draw on the New Utility Revolving Credit Facility. Whether such a drawing is required will depend on a number of factors, including the timing of various cash receipts and payments in connection with the Plan (including receipt of insurance proceeds and payment of trade payables) and the amount of cash and cash equivalents on hand at the Utility as of the Effective Date.
(10)

Because PG&E Corporation expects to raise less than $3,750 million in this offering of the Notes, the aggregate commitments of $1,000 million under the New HoldCo Term Loan Facility will be increased to $2,750 million.

(11)	Because PG&E Corporation expects to obtain commitments for more than $1,000 million under the New HoldCo Term Loan Facility, the offering of the Notes hereby will be reduced to $2,000 million.
(12)

Because the Utility expects to raise more than $5,925 million of the New Utility First Mortgage Bonds pursuant to the Concurrent FMB Offering, the aggregate commitments of $4,500 million under the New Utility 364-Day Term Loan Facility will be reduced to $1,500 million.

(13)

Reflects the issuance of $15.75 billion of shares of common stock, after giving effect to the issuance of (i) up to $9.0 billion of shares of common stock that PG&E Corporation expects to issue through one or more equity financing transactions in connection with the Plan Financing Transactions and (ii) shares of common stock to the Fire Victim Trust valued at $6.75 billion determined in accordance with the Plan of Reorganization, based on Fire Victim Equity Value, as part of the compensation to be paid to holders of wildfire-related claims pursuant to the Plan of Reorganization, but excluding (x) the issuance of shares of common stock to the Backstop Parties on account of fees payable per the Approved Backstop Commitment Letters and (y) other issuances of shares of common stock by PG&E Corporation, including in connection with equity compensation arrangements to be implemented in connection with, or promptly following, the Reorganization. The issuance of PG&E Corporation common stock to the Fire Victim Trust will represent 22.19% of the outstanding common stock of reorganized PG&E Corporation as of the Effective Date, subject to potential adjustments, in accordance with the Plan of Reorganization.

OUR BUSINESS

Overview

PG&E Corporation, incorporated in California in 1995, is a holding company whose primary operating subsidiary is Pacific Gas and Electric Company, a public utility operating in northern and central California. The Utility was incorporated in California in 1905. PG&E Corporation became the holding company of the Utility and its subsidiaries in 1997. The Utility provides natural gas and electric service to approximately 16 million people throughout a 70,000-square-mile service area in northern and central California. The Utility generates revenues mainly through the sale and delivery of electricity and natural gas to customers. As of December 31, 2019, approximately two-thirds of the Utility’s revenues were associated with owning and operating gas, electric, and generation infrastructure. The remaining third were pass-through costs primarily associated with commodity procurement. The Utility had approximately $86.15 billion in assets at March 31, 2020 and generated operating revenues of approximately $17.1 billion in 2019.

At December 31, 2019, the Utility owned approximately 18,000 circuit miles of interconnected transmission lines operating at voltages ranging from 60 kV to 500 kV. The Utility also operated 33 electric transmission substations with a capacity of approximately 65,000 MVA. The Utility’s electric transmission system is interconnected with electric power systems in the Western Electricity Coordinating Council, which includes many western states, the Canadian provinces of Alberta and British Columbia, and parts of Mexico. The Utility’s electric distribution network consists of approximately 107,000 circuit miles of distribution lines (of which, as of December 31, 2019, approximately 25% are underground and approximately 75% are overhead), 68 transmission switching substations, and 760 distribution substations, with a capacity of approximately 32,000 MVA. At December 31, 2019, the Utility’s natural gas system consisted of approximately 43,300 miles of distribution pipelines, over 6,300 miles of backbone and local transmission pipelines, and various storage facilities. The Utility owns and operates eight natural gas compressor stations on its backbone transmission system and one small station on its local transmission system that are used to move gas through its pipelines.

The Utility is regulated primarily by the CPUC and the FERC. The CPUC has jurisdiction over the rates and terms and conditions of service for the Utility’s electric and natural gas distribution operations, electric generation, and natural gas transmission and storage services. The CPUC also has exercised jurisdiction over the Utility’s issuances of securities, dispositions of utility assets and facilities, energy purchases on behalf of the Utility’s electric and natural gas retail customers, rates of return, rates of depreciation, oversight of nuclear decommissioning, and aspects of the siting of facilities used in providing electric and natural gas utility service The Utility’s ability to recover revenue requirements authorized by the CPUC in these rate cases is independent or “decoupled” from the volume of the Utility’s sales of electricity and natural gas services. As a result, the Utility’s base revenues are not impacted by fluctuations in sales resulting from, for example, weather or economic conditions.

On December 19, 2019, the CPUC issued a final decision that authorized the Utility’s capital structure and rates of return for the Utility’s electric generation, electric and natural gas distribution, and natural gas transmission and storage rate base through 2023, consisting of 52% common equity, 47.5% long-term debt, and 0.5% preferred stock. The CPUC also set the authorized ROE through 2023 at 10.25% and reset the cost of debt to 5.16%. The CPUC also authorized the continuation of an adjustment mechanism to allow the Utility’s cost of debt and ROE to be adjusted if the utility bond index changes by certain thresholds, which are reviewed annually. In the Utility’s cost of capital proceedings, the Utility acknowledged that its cost of long-term debt for cost of capital purposes may be different than the approved cost upon the Utility’s emergence from the Chapter 11 Cases. To account for this possible difference, the Utility proposed to update its cost of debt for cost of capital purposes for the period beginning after the Utility’s emergence from the Chapter 11 Cases to incorporate the costs of its exit financing, and the appropriate forward-looking forecast of debt costs for the remaining forecast period. The CPUC found the Utility’s proposal to be reasonable and adopted it.

On May 28, 2020, the CPUC approved, with conditions and modifications, the Plan of Reorganization and found that it satisfies the requirements of AB 1054 (the “Plan of Reorganization OII”). Pursuant to the Plan of Reorganization OII, changes to the Utility’s governance structure and enhancements to the CPUC’s oversight are put in place to facilitate the Utility’s ability to provide safe, reliable and affordable utility service. In addition, we committed to develop a regional reorganization plan for our business lines to create local operating regions that place leadership and operations closer to our customers. Each region will be led by an officer who reports directly to our CEO and will have a safety officer who reports directly to the Chief Safety Officer. We are required by the CPUC to file an application for regionalization by June 30, 2020 and to appoint regional executive officers and regional safety officers to manage each region by June 1, 2021. The CPUC’s final decision approving the Plan of Reorganization was issued on June 1, 2020.

The FERC has jurisdiction over the Utility’s electric transmission revenue requirements and rates, the licensing of substantially all of the Utility’s hydroelectric generation facilities, and the interstate sale and transportation of natural gas. Under the formula rate mechanism, transmission revenue requirements will be updated to the actual cost of service annually as part of the true-up process.

In addition, the NRC oversees the licensing, construction, operation, and decommissioning of the Utility’s nuclear generation facilities.

The Utility provides natural gas transportation services to “core” customers (i.e., small commercial and residential customers) and to “non-core” customers (i.e., industrial, large commercial, and natural gas-fired electric generation facilities) that are connected to the Utility’s gas system in its service territory. Core customers can purchase natural gas procurement service (i.e., natural gas supply) from either the Utility or non-utility third-party gas procurement service providers (referred to as “core transport agents”). When core customers purchase gas supply from a core transport agent, the Utility continues to provide gas delivery, metering and billing services to customers. When the Utility provides both transportation and procurement services, the Utility refers to the combined service as “bundled” natural gas service. Currently, more than 97% of core customers, representing approximately 82% of the annual core market demand, receive bundled natural gas service from the Utility.

Electric Utility Operations

The Utility generates electricity and provides electric transmission and distribution services throughout its service territory in northern and central California to residential, commercial, industrial, and agricultural customers. The Utility provides “bundled” services (i.e., electricity, transmission and distribution services) to customers in its service territory. Customers also can obtain electricity from alternative providers such as municipalities or CCAs, as well as from self-generation resources, such as rooftop solar installations. (For more information, see “Regulatory Matters” in Item 7. of the Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) of the 2019 Annual Report.)

Electricity Resources

The Utility is required to maintain capacity adequate to meet its customers’ demand for electricity (“load”), including peak demand and planning and operating reserves, deliverable to the locations and at times as may be necessary to provide reliable electric service. The Utility is required to dispatch, or schedule all of the electric resources within its portfolio using least-cost dispatch.

The following table shows the percentage of the Utility’s total deliveries of electricity to customers in 2019 represented by each major electric resource, and further discussed below.

Total 2019 actual electricity generated and procured (net)—35,956 GWh(1):

	Percent of Bundled Retail Sales (actual procurement)	Percent of Bundled Retail Sales (Power Content Label)(2)
Owned Generation Facilities
Nuclear	45.0%	41.7%
Small Hydroelectric	2.4%	2.2%
Large Hydroelectric	28.3%	26.3%
Fossil fuel-fired	17.6%	—%
Solar	0.8%	0.7%

Total	94.1%	70.9%

Qualifying Facilities
Renewable	0.6%	0.6%
Non-Renewable	6.4%	—%

Total	7.0%	0.6%

Irrigation Districts and Water Agencies
Small Hydroelectric	0.1%	0.1%
Large Hydroelectric	—%	—%

Total	0.1%	0.1%

Other Third-Party Purchase Agreements
Renewable	25.8%	23.8%
Large Hydroelectric	5.0%	4.6%
Non-Renewable	12.6%	—%
Total	43.4%	28.4%

Others, Net(2)(3)	(44.6)%	—%

Total	100.0%	100.0%

(1)	This amount excludes electricity provided by direct access providers and CCAs that procure their own supplies of electricity for their respective customers.
(2)

The allocation of bundled retail sale amounts and “Others, Net” in the “Power Content Label” column is consistent with current CEC guidelines, applied to specified electric generation and procurement volumes (i.e., fossil fuel-fired, nuclear, large hydroelectric, and renewable). Total reported generation and procurement volumes equate to actual electric retail sales.

(3)	Amount is mainly comprised of net CAISO open market (sales)/purchases.

Renewable Energy Resources

California law established an RPS that requires load-serving entities, such as the Utility, to gradually increase the amount of renewable energy they deliver to their customers. In October 2015, the California Governor signed SB 350, the Clean Energy and Pollution Reduction Act of 2015 into law. SB 350 became effective January 1, 2016, and increases the amount of renewable energy that must be delivered by most load-serving entities, including the Utility, to their customers from 33% of their total annual retail sales by the end of the 2017-2020 compliance period, to 50% of their total annual retail sales by the end of the 2028- 2030 compliance period, and in each three-year compliance period thereafter, unless changed by legislative action. SB 350 provides compliance flexibility and waiver mechanisms, including increased flexibility to apply excess renewable energy procurement in one compliance period to future compliance periods. In September 2018, the California Governor signed SB 100 into law, increasing from 50% to 60% of California’s electricity portfolio that must come from renewables by 2030; and established state policy that 100 percent of all retail electricity sales must come from RPS-eligible or carbon-free resources by 2045. The Utility may incur additional costs to procure renewable energy to meet the new renewable energy targets, which the Utility expects will continue to be recoverable from customers as “pass-through” costs. The Utility also may be subject to penalties for failure to meet the higher targets. The CPUC is required to open a new rulemaking proceeding to adopt regulations to implement the higher renewable targets.

Renewable generation resources, for purposes of the RPS requirements, include bioenergy such as biogas and biomass, certain hydroelectric facilities (30 MW or less), wind, solar, and geothermal energy. RPS requirements are based on actual procurement, which aligns with the methodology presented in the first column of the table above. Actual procurement from renewable energy sources was 29.7% in 2019. Per the Power Content Label methodology presented in the table above, 27.4% of the Utility’s energy deliveries were from renewable energy sources.

The total 2019 renewable deliveries shown above were comprised of the following:

Type	GWh	Percent of Bundled Retail Sales
Biopower	1,322	3.7%
Geothermal	539	1.5%
Wind	3,412	9.5%
RPS-Eligible Hydroelectric	827	2.3%
Solar	4,574	12.7%

Total	10,674	29.7%

Energy Storage

As required by California law, the CPUC established a multi-year energy storage procurement framework, including energy storage procurement targets to be achieved by each load-serving entity under the CPUC jurisdiction, including the Utility. Under the adopted energy storage procurement framework, the Utility is required to procure 580 MW of qualifying storage capacity by the end of 2021, with all energy storage projects required to be operational by the end of 2024.

The CPUC also adopted biennial interim storage targets for the Utility, beginning in 2014 and ending in 2020. Under the adopted framework, the Utility is required to submit biennial energy storage procurement plans to describe its strategy to meet its interim and total energy storage targets.

Through its procurements to date, the Utility has largely met its storage targets. The Utility expects to meet its remaining target through existing customer programs. This outcome may change in the future if projects under contract are terminated or if projects fail to be developed.

Owned Generation Facilities

At December 31, 2019, the Utility owned the following generation facilities, all located in California, listed by energy source and further described below:

Generation Type	County Location	Number of Units	Net Operating Capacity (MW)
Nuclear(1):
Diablo Canyon	San Luis Obispo	2	2,240
Hydroelectric(2):
Conventional	16 counties in northern and central California	102	2,679
Helms pumped storage	Fresno	3	1,212
Fossil fuel-fired:
Colusa Generating Station	Colusa	1	657
Gateway Generating Station	Contra Costa	1	580
Humboldt Bay Generating Station	Humboldt	10	163
Fuel Cell:
CSU East Bay Fuel Cell	Alameda	1	1
SF State Fuel Cell	San Francisco	2	2
Photovoltaic(3):	Various	13	152

Total		135	7,686

(1)

The Utility’s Diablo Canyon power plant consists of two nuclear power reactor units, Units 1 and 2. The NRC operating licenses expire in 2024 and 2025, respectively. On January 11, 2018, the CPUC approved the Utility’s application to retire Unit 1 by 2024 and Unit 2 by 2025. (See “Diablo Canyon Nuclear Power Plant” in Item 7. MD&A and Item 3. Legal Proceedings in the 2019 Annual Report.)

(2)

The Utility’s hydroelectric system consists of 105 generating units at 66 powerhouses. All of the Utility’s powerhouses are licensed by the FERC (except for two small powerhouses not subject to FERC licensing requirements), with license terms between 30 and 50 years.

(3)

The Utility’s large photovoltaic facilities are Cantua solar station (20 MW), Five Points solar station (15 MW), Gates solar station (20 MW), Giffen solar station (10 MW), Guernsey solar station (20 MW), Huron solar station (20 MW ), Stroud solar station (20 MW), West Gates solar station (10 MW), and Westside solar station (15 MW). All of these facilities are located in Fresno County, except for Guernsey solar station, which is located in Kings County.

Generation Resources from Third Parties

The Utility has entered into various agreements to purchase power and electric capacity, including agreements for renewable energy resources, in accordance with its CPUC-approved procurement plan. For more information regarding the Utility’s power purchase agreements, see Item 1. “Business” and Note 15 of the Notes to the Consolidated Financial Statements in Item 8 of the 2019 Annual Report.

Electricity Transmission

At December 31, 2019, the Utility owned approximately 18,000 circuit miles of interconnected transmission lines operating at voltages ranging from 60 kV to 500 kV. The Utility also operated 33 electric transmission substations with a capacity of approximately 65,000 MVA. The Utility’s electric transmission system is interconnected with electric power systems in the Western Electricity Coordinating Council, which includes many western states, the Canadian provinces of Alberta and British Columbia, and parts of Mexico.

Decisions about expansions and maintenance of the transmission system can be influenced by decisions of the Utility’s regulators and the CAISO.

Electricity Distribution

The Utility’s electric distribution network consists of approximately 107,000 circuit miles of distribution lines (of which, as of December 31, 2019, approximately 25% are underground and approximately 75% are overhead), 68 transmission switching substations, and 760 distribution substations, with a capacity of approximately 32,000 MVA. The Utility’s distribution network interconnects with its transmission system, primarily at switching and distribution substations, where equipment reduces the high-voltage transmission voltages to lower voltages, ranging from 44 kV to 2.4 kV, suitable for distribution to the Utility’s customers.

These distribution substations serve as the central hubs for the Utility’s electric distribution network. Emanating from each substation are primary and secondary distribution lines connected to local transformers and switching equipment that link distribution lines and provide delivery to end-users. In some cases, the Utility sells electricity from its distribution facilities to entities, such as municipal and other utilities, that resell the electricity. The Utility operates electric distribution control center facilities in Concord, Rocklin, and Fresno, California; these control centers form a key part of the Utility’s efforts to create a smarter, more resilient grid.

Electricity Operating Statistics

The following table shows certain of the Utility’s operating statistics from 2017 to 2019 for electricity sold or delivered, including the classification of revenues by type of service. No single customer of the Utility accounted for 10% or more of consolidated revenues for electricity sold in 2019, 2018 or 2017.

	2019	2018	2017
Customers (average for the year)	5,457,101	5,428,318	5,384,525
Deliveries (in GWh)(1)	78,070	79,774	82,226
Revenues (in millions):
Residential	$4,847	$5,051	$5,693
Commercial	4,756	4,908	5,431
Industrial	1,493	1,532	1,603
Agricultural	1,106	1,234	1,069
Public street and highway lighting	67	72	79
Other(2)	168	(720)	(294)

Subtotal	12,437	12,077	13,581

Regulatory balancing accounts(3)	303	636	(344)

Total operating revenues	$12,740	$12,713	$13,237

Selected Statistics:
Average annual residential usage (kWh)	5,750	5,772	6,231
Average billed revenues per kWh:
Residential	$0.1762	$0.1838	$0.1936
Commercial	0.1585	0.1627	0.1716
Industrial	0.1015	0.1010	0.1055
Agricultural	0.2172	0.1968	0.2041

Net plant investment per customer	$8,375	$7,950	$7,486

(1)	These amounts include electricity provided by direct access providers and CCAs that procure their own supplies of electricity for their respective customers.

(2)	This activity is primarily related to provisions for rate refunds and unbilled electric revenue, partially offset by other miscellaneous revenue items.
(3)	These amounts represent revenues authorized to be billed.

Natural Gas Utility Operations

The Utility provides natural gas transportation services to “core” customers (i.e., small commercial and residential customers) and to “non-core” customers (i.e., industrial, large commercial, and natural gas-fired electric generation facilities) that are connected to the Utility’s gas system in its service territory. Core customers can purchase natural gas procurement service (i.e., natural gas supply) from either the Utility or non-utility third-party gas procurement service providers (referred to as “core transport agents”). When core customers purchase gas supply from a core transport agent, the Utility continues to provide gas delivery, metering and billing services to customers. When the Utility provides both transportation and procurement services, the Utility refers to the combined service as “bundled” natural gas service. Currently, more than 97% of core customers, representing approximately 82% of the annual core market demand, receive bundled natural gas service from the Utility.

The Utility generally does not provide procurement service to non-core customers, who must purchase their gas supplies from third-party suppliers, unless the customer is a natural gas-fired generation facility with which the Utility has a power purchase agreement that includes its generation fuel expense. The Utility offers backbone gas transmission, gas delivery (local transmission and distribution), and gas storage services as separate and distinct services to its non-core customers. Access to the Utility’s backbone gas transmission system is available for all natural gas marketers and shippers, as well as non-core customers. The Utility also delivers gas to off-system customers (i.e., outside of the Utility’s service territory) and to third-party natural gas storage customers.

Natural Gas Supplies

The Utility can receive natural gas from all the major natural gas basins in western North America, including basins in western Canada, the Rocky Mountains, and the southwestern United States. The Utility can also receive natural gas from fields in California. The Utility purchases natural gas to serve its core customers directly from producers and marketers in both Canada and the United States. The contract lengths and natural gas sources of the Utility’s portfolio of natural gas purchase contracts have varied generally based on market conditions. During 2019, the Utility purchased approximately 282,000 MMcf of natural gas (net of the sale of excess supply of gas). Substantially all of this natural gas was purchased under contracts with a term of one year or less. The Utility’s largest individual supplier represented approximately 20% of the total natural gas volume the Utility purchased during 2019.

Natural Gas System Assets

The Utility owns and operates an integrated natural gas transmission, storage, and distribution system that includes most of northern and central California. At December 31, 2019, the Utility’s natural gas system consisted of approximately 43,300 miles of distribution pipelines, over 6,300 miles of backbone and local transmission pipelines, and various storage facilities. The Utility owns and operates eight natural gas compressor stations on its backbone transmission system and one small station on its local transmission system that are used to move gas through the Utility’s pipelines. The Utility’s backbone transmission system, composed primarily of Lines 300, 400, and 401, is used to transport gas from the Utility’s interconnection with interstate pipelines, other local distribution companies, and California gas fields to the Utility’s local transmission and distribution systems.

The Utility has firm transportation agreements for delivery of natural gas from western Canada to the United States-Canada border with TransCanada NOVA Gas Transmission, Ltd. interconnecting downstream with TransCanada Foothills Pipe Lines Ltd., B.C. System. The Foothills system interconnects at the border to the pipeline system owned by Gas Transmission Northwest, LLC, which provides natural gas transportation services to a point of interconnection with the Utility’s natural gas transportation system on the Oregon-California border near Malin, Oregon. The Utility also has firm transportation agreements with Ruby Pipeline, LLC to transport natural gas from the U.S. Rocky Mountains to the interconnection point with the Utility’s natural gas transportation system in the area of Malin, Oregon, at the California border. Similarly, the Utility has a firm transportation agreement with Transwestern Pipeline Company, LLC to transport natural gas from supply points in the Southwestern United States to interconnection points with the Utility’s natural gas transportation system in the area of California near Topock, Arizona. (For more information regarding the Utility’s natural gas transportation agreements, see Note 15 of the Notes to the Consolidated Financial Statements in Item 8 of the 2019 Annual Report.)

The Utility owns and operates three underground natural gas storage fields and has a 25% interest in a fourth storage field, all of which are connected to the Utility’s transmission system. The Utility owns and operates compressors and other facilities at these storage fields that are used to inject gas into the fields for storage and later withdrawal. In addition, four independent storage operators are interconnected to the Utility’s northern California transmission system. In 2019, the CPUC approved the discontinuation (through closure or sale) of operations at two gas storage fields. (For more information, see “Regulatory Matters—2019 Gas Transmission and Storage Rate Case” in Item 7. MD&A of the 2019 Annual Report.)

In 2019, the Utility continued upgrading transmission pipeline to allow for the use of in-line inspection tools and continued its work on the final NTSB recommendation from its San Bruno investigation to hydrostatically test all high consequence pipeline mileage. The Utility currently plans to complete this NTSB recommendation by 2022 for remaining short pipeline segments that include tie-in pieces, fittings or smaller diameter off-takes from the larger transmission pipelines.

Natural Gas Operating Statistics

The following table shows the Utility’s operating statistics from 2017 through 2019 (excluding subsidiaries) for natural gas, including the classification of revenues by type of service. No single customer of the Utility accounted for 10% or more of consolidated revenues for bundled gas sales in 2019, 2018 or 2017.

	2019	2018	2017
Customers (average for the year)(1)	4,518,209	4,495,279	4,467,657
Gas purchased (MMcf)	227,621	219,061	234,181
Average price of natural gas purchased	$2.08	$2.02	$2.3
Bundled gas sales (MMcf):
Residential	162,876	156,917	160,969
Commercial	54,479	51,357	50,329

Total Bundled Gas Sales	217,355	208,274	211,298

Revenues (in millions):
Bundled gas sales:
Residential	$2,325	$2,042	$2,298
Commercial	605	537	541
Other	123	75	(25)
Bundled gas revenues	3,053	2,654	2,814
Transportation service only revenue	1,249	1,151	976
Subtotal	4,302	3,805	3,790

Regulatory balancing accounts(2)	87	242	221

Total operating revenues	$4,389	$4,047	$4,011

Selected Statistics:
Average annual residential usage (Mcf)	38	38	38
Average billed bundled gas sales revenues per Mcf:
Residential	$13.88	$12.67	$14.27
Commercial	9.72	9.04	11.36

Net plant investment per customer	$3,522	$3,417	$3,093

(1)	These amounts include natural gas provided by core transport agents and CCAs that procure their own supplies of natural gas for their respective customers.
(2)	These amounts represent revenues authorized to be billed.

Competition

Competition in the Electricity Industry

California law allows qualifying non-residential electric customers of investor-owned electric utilities to purchase electricity from energy service providers rather than from the utilities up to certain annual and overall GWh limits that have been specified for each utility. This arrangement is known as “direct access,” or DA. In 2018, the California legislature passed a bill to expand the statewide DA cap by 4,000 GWh, and directed the CPUC to consider whether DA should be further expanded, and to present a report on this matter to the legislature by June 30, 2020. In addition, California law permits cities, counties, and certain other public agencies that have qualified to become a CCA to generate and/or purchase electricity for their local residents and businesses. By law, a CCA can procure electricity for all of its residents and businesses that do not affirmatively elect to continue to receive electricity generated or procured by a utility. On June 3, 2019, the CPUC issued an order implementing the 4,000 GWh increase for DA transactions, including an apportionment to the Utility’s service area of approximately 1,873 GWh. The CPUC is currently conducting a study to inform its recommendations to the legislature on implementing a further direct transaction reopening schedule. However, the issuance of a proposed decision on these issues has been delayed indefinitely as a result of the COVID-19 pandemic.

The Utility continues to provide transmission, distribution, metering, and billing services to direct access customers, although these customers can choose to obtain metering and billing services from their energy service provider. The CCA customers continue to obtain transmission, distribution, metering, and billing services from the Utility. In addition to collecting charges for transmission, distribution, metering, and billing services that it provides, the Utility is able to collect charges intended to recover the generation-related costs that the Utility incurred on behalf of direct access and CCA customers while they were the Utility’s customers. The Utility remains the electricity provider of last resort for these customers. SB 520 (codified at Section 387 of the Public Utilities Code), which was signed by the governor and became law on October 2, 2019, allows for a request to transfer the responsibilities of the provider of last resort obligation from investor-owned utilities to other entities.

The Utility is also impacted by the increasing viability of distributed generation and energy storage. The levels of self-generation of electricity by customers (primarily solar installations) and the use of customer net energy metering (“NEM”), which allows self-generating customers employing qualifying renewable resources to receive bill credits at the full retail rate, are increasing, putting upward rate pressure on remaining customers. New NEM customers are required to pay an interconnection fee, utilize time of use rates, and are required to pay certain non-bypassable charges to help fund some of the costs of low income, energy efficiency, and other programs that other customers pay. Significantly higher bills for remaining customers may result in a decline of the number of such customers as they may seek alternative energy providers or adopt self-generation technologies. The CPUC has indicated that it intends to commence a new proceeding to revisit its rules related to NEM customers in 2020.

Further, in some circumstances, governmental entities such as cities and irrigation districts, which have authority under the state constitution or state statute to provide retail electric service, may seek to acquire the Utility’s distribution facilities, through eminent domain (although eminent domain is stayed while the Utility is in Chapter 11, unless the Bankruptcy Judge lifts the stay). In 2019, three entities communicated an interest in acquiring certain Utility assets through a voluntary sale during the bankruptcy. It is also possible that some of the governmental entities interested in acquiring the Utility’s assets will construct duplicate distribution facilities to serve existing or potential new Utility customers.

The Utility also competes for the opportunity to develop and construct certain types of electric transmission facilities within, or interconnected to, its service territory through a competitive bidding process managed by the CAISO.

The effect of such types of retail competition generally is to reduce the number of utility customers, leading to a reduction in the amount of electricity purchased from the Utility.

For risks in connection with increasing competition, see Item 1A. Risk Factors of the 2019 Annual Report.

Competition in the Natural Gas Industry

The Utility competes with other natural gas pipeline companies for customers transporting natural gas into the southern California market on the basis of transportation rates, access to competitively priced supplies of natural gas, and the quality and reliability of transportation services. The Utility also competes for storage services with other third-party storage providers, primarily in northern California.

PLAN OF REORGANIZATION

On January 29, 2019 (the “Petition Date”), PG&E Corporation and the Utility filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). On December 12, 2019, PG&E Corporation, the Utility and the Shareholder Proponents filed the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated December 12, 2019 with the Bankruptcy Court (as amended on January 31, 2020, March 9, 2020, March 16, 2020, May 22, 2020 and as may be further amended, modified or supplemented from time to time, the “Plan of Reorganization”). On March 17, 2020, the Bankruptcy Court approved the disclosure statement dated March 17, 2020 filed pursuant to section 1125 of the Bankruptcy Code by PG&E Corporation and the Utility (the “March 17 Disclosure Statement”). On March 25, 2020, the Bankruptcy Court approved a supplement to the March 17 Disclosure Statement (together with the March 17 Disclosure Statement, the “Disclosure Statement”). Subject to the satisfaction or waiver of certain conditions contained in the Plan of Reorganization, PG&E Corporation and the Utility will emerge from the Chapter 11 Cases on the Effective Date.

On or around the Effective Date and pursuant to the Plan of Reorganization, PG&E Corporation and the Utility will implement the following series of transactions (collectively, the “Reorganization”), which will be funded with the proceeds of the Plan Financing Transactions, including this offering, and funds contributed to the Utility by PG&E Corporation pursuant to the financing transactions to be consummated by PG&E Corporation as described below under “—Plan Financing Transactions”:

•

PG&E Corporation and the Utility will fund a trust (the “Fire Victim Trust”) for the benefit of all holders of Fire Victim Claims whose claims shall be channeled to the Fire Victim Trust on the Effective Date with no recourse to the Debtors or Reorganized Debtors. In full satisfaction, release and discharge of all Fire Victim Claims, the Fire Victim Trust will be funded with $6.75 billion in cash (including $1.35 billion on a deferred basis), common stock of reorganized PG&E Corporation representing 22.19% of the outstanding common stock of reorganized PG&E Corporation as of the Effective Date, subject to potential adjustments, (plus certain other rights), in each case in accordance with the terms of the Plan of Reorganization as described under “—Funding of Fire Victim Trust”;

•

PG&E Corporation and the Utility will fund a trust (the “Subrogation Wildfire Trust”) for the benefit of insurance subrogation claimants, whose claims shall be channeled to the Subrogation Wildfire Trust on the Effective Date with no recourse to the Debtors or Reorganized Debtors. The Subrogation Wildfire Trust will be funded in the amount of $11.0 billion in cash in full satisfaction, release and discharge of all such claims and in accordance with the terms of the Plan of Reorganization (as further described under the heading “Restructuring Support Agreement with Holders of Subrogation Claims” in Note 14 of the 2019 Annual Report);

•

PG&E Corporation and the Utility will pay $1.0 billion in cash to certain local public entities (the “Settling Public Entities”) who entered into plan support agreements with PG&E Corporation and the Utility and establish a segregated fund in the amount of $10 million to be used to reimburse the Settling Public Entities for any and all legal fees and costs associated with the defense or resolution of any third party claims against the Settling Public Entities in full satisfaction, release and discharge of such Settling Public Entities’ wildfire related claims in accordance with the Plan of Reorganization and such plan support agreements (as further described under the heading “Plan Support Agreements with Public Entities” in Note 14 of the 2019 Annual Report);

•

The Utility Short-Term Senior Notes, Utility Long-Term Senior Notes and Utility Funded Debt (as defined below) (except $100 million of pollution control bonds (Series 2008F and 2010E), to be repaid in cash) will be refinanced and the Utility Reinstated Senior Notes will be reinstated as described in more detail under “—Refinancing of Utility Certain Debt” and “Reinstatement of Certain Utility Debt” below;

•	PG&E Corporation will pay in full all of its allowed pre-petition funded debt obligations and all allowed pre-petition general unsecured claims;

•	PG&E Corporation and the Utility will repay all borrowings under the DIP Facilities and pay all other allowed administrative expense claims; and

•

Subject to all necessary CPUC approvals being in full force and effect, PG&E Corporation and the Utility will participate in the Wildfire Fund established by AB 1054 as described under “—Participation in Wildfire Fund under AB 1054” below.

In addition to the Reorganization, the following will also take place either in connection with or following the implementation of the Plan of Reorganization:

•

Holders of claims related to the 2016 Ghost Ship fire will be entitled to pursue their claims against the Reorganized Debtors, with any recovery being limited to amounts available under PG&E Corporation’s and the Utility’s insurance policies for the 2016 year;

•

Holders of certain claims may be able to pursue their claims against the Reorganized Debtors, such as administrative expense claims that have not been satisfied or come due by the Effective Date, claims arising from wildfires occurring after the Petition Date that have not been satisfied by the Effective Date (including the 2019 Kincade Fire), and claims relating to certain FERC refund proceedings, workers’ compensation benefits and certain environmental claims;

•

PG&E Corporation and the Utility will satisfy and discharge the Subordinated Claims (as defined below) as described in more detail under “—Satisfaction of HoldCo Rescission or Damage Claims and Subordinated Debt Claims”;

•	PG&E Corporation or the Utility, as applicable, will assume all of their respective power purchase agreements and community choice aggregation servicing agreements; and

•	PG&E Corporation or the Utility, as applicable, will assume all of their respective pension obligations, other employee obligations, and collective bargaining agreements with labor.

For further information on the Reorganization, see Note 14 of the 2019 Annual Report.

Plan Financing Transactions

As a condition to emergence and in order to effectuate the Reorganization, PG&E Corporation expects to raise an aggregate of $9.0 billion of gross proceeds in cash through one or more equity financing transactions, and PG&E Corporation and the Utility expect to raise an aggregate of $16.675 billion of gross proceeds in cash through one or more debt offerings, including the Notes offered hereby, and one or more other debt financing transactions, including the entry into one or more credit facilities and/or term loans.

The following descriptions of the Plan Financing Transactions do not purport to be complete and, in the case of the descriptions of the PG&E Corporation debt financing transactions and the Utility debt financing transactions, are subject, and qualified in entirety by reference, to the full text of the New HoldCo Credit Agreements and the New Utility Credit Agreements, as applicable. Forms of the New Utility Credit Agreements and the HoldCo Revolving Credit Agreement are included as Annexes to the applicable commitment letters included as Exhibits 10.1, 10.2 and 10.3 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on May 27, 2020.

Neither PG&E Corporation nor the Utility can provide any assurance that this offering or the other Plan Financing Transactions will be completed on the terms PG&E Corporation and the Utility anticipate, or at all. The terms and conditions of the Plan Financing Transactions described herein have not been finalized and are subject to change. Investors are encouraged not to place undue reliance on such descriptions in deciding to invest in the Notes offered hereby, as changes may be made after the date of this prospectus supplement.

The completion of this offering and any other Plan Financing Transactions are not conditioned upon one another. However, the release of the proceeds of this offering from escrow is conditioned upon the waiver or satisfaction of the Escrow Conditions, which conditions include the Debtors having obtained funding for the

Reorganization. Similarly, the consummation, or release from escrow of the proceeds, of each of the other Plan Financing Transactions is conditioned upon, among other things, the Effective Date, which in turn is conditioned upon the Debtors having obtained funding for the Reorganization.

Utility Debt Financing Transactions

Concurrently with this offering, the Utility launched the Concurrent FMB Offering. The net proceeds of the Concurrent FMB Offering, together with additional amounts necessary to fund a redemption of the New Utility First Mortgage Bonds, will be placed in an escrow account (the “Utility Escrow Account”) established and maintained by The Bank of New York Mellon Trust Company, N.A., as escrow agent, pursuant to an escrow agreement between the Utility and such escrow agent and pledged to The Bank of New York Mellon Trust Company, N.A., as trustee for the holders of the New Utility First Mortgage Bonds. Pending the satisfaction of the Utility Escrow Conditions (as defined below), the net proceeds will be released to the Utility and used to effectuate the Reorganization.

The Utility Escrow Conditions are as follows: (i) the Confirmation Order (as defined in the next paragraph) shall be in full force and effect and no stay thereof shall be in effect, (ii) neither the Plan of Reorganization nor the Confirmation Order shall have been amended or modified in a manner materially adverse to the holder of the New Utility First Mortgage Bonds, (iii) all conditions precedent to the Plan of Reorganization will have been, or substantially concurrently with the release of the proceeds from the Utility Escrow Account will be, satisfied or waived, (iv) the Company and the Utility will be in compliance in all material respects with the Confirmation Order, (v) all documents necessary to implement the Plan of Reorganization and the Exit Financing (as defined in the Plan of Reorganization) will have been executed, (vi) PG&E Corporation and the Utility will have consummated, or substantially concurrently with the release of the proceeds from the Utility Escrow Account will consummate, all of the transactions comprising the Exit Financing, (vii) all obligations under the DIP Facilities will have been, or substantially concurrently with the release of the proceeds from the Utility Escrow Account will be, paid in full and (viii) (x) the Lien Effective Date (as such term is defined in the indenture for the New Utility First Mortgage Bonds) shall have occurred, or shall occur substantially concurrently with the release of the funds held in the Utility Escrow Account, and (y) the indenture for the New Utility First Mortgage Bonds in recordable form and in form and substance sufficient to create a valid lien on and security interest in the mortgaged property shall have been delivered to the title company, in escrow for the benefit of holders of the New Utility First Mortgage Bonds.

For purposes of the above paragraph:

•

“Confirmation Order” means, collectively, (i) the Funding Transactions Order and (ii) the confirmation order entered by the Bankruptcy Court confirming the Plan of Reorganization and approving the transactions contemplated thereby (provided that such order shall be in the form filed by PG&E Corporation and the Utility with the Bankruptcy Court on June 14, 2020, except for any changes thereto that are not materially adverse to the holders of the New Utility First Mortgage Bonds); and

•

“Plan of Reorganization” means the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated December 12, 2019 (as amended on January 31, 2020, March 9, 2020, March 16, 2020, May 22, 2020 and as may be further amended, modified or supplemented from time to time) in the form confirmed by the Bankruptcy Court pursuant to the Confirmation Order (provided that such plan shall be in the form filed by PG&E Corporation and the Utility with the Bankruptcy Court on June 14, 2020, except for any changes thereto that are not materially adverse to the holders of the New Utility First Mortgage Bonds).

“Funding Transactions Order” means the order of the Bankruptcy Court approving the Plan Financing Transactions entered on June 11, 2020 [Docket No. 7909].

If the Utility Escrow Conditions are not satisfied on or prior to September 9, 2020 (or such earlier date as the Utility determines in its sole discretion that any of the Utility Escrow Conditions cannot be satisfied), the

New Utility First Mortgage Bonds offered thereby will be subject to a special mandatory redemption at a redemption price of 101% of the principal amount of the New Utility First Mortgage Bonds, plus accrued and unpaid interest to, but not including, September 14, 2020. The funds in the Utility Escrow Account will be released and applied to pay for any such redemption. The New Utility First Mortgage Bonds will be secured by a first lien on substantially all of the Utility’s real property and certain tangible personal property related to the Utility’s facilities, subject to certain exceptions.

On May 26, 2020, the Utility entered into a commitment letter (the “Utility RCF Commitment Letter”) for a revolving credit agreement (the “Utility Revolving Credit Agreement”) consisting of a $3.5 billion revolving credit facility (the “New Utility Revolving Credit Facility”), with both JPMorgan Chase Bank, N.A., and Citibank, N.A. as co-administrative agents, and the lenders from time to time party thereto. We anticipate the proceeds from the Utility Revolving Credit Agreement will be used to fund transactions contemplated under the Plan of Reorganization, for general corporate purposes and to pay fees and expenses incurred in connection therewith. The obligations of the Utility under the Utility Revolving Credit Agreement will be secured by the issuance of first mortgage bonds secured by a first lien on substantially all of the Utility’s real property and certain tangible personal property related to the Utility’s facilities, subject to certain exceptions, and will rank pari passu with the New Utility First Mortgage Bonds, and the New Utility Term Loan Credit Agreement (as defined below). The maturity date for the New Utility Revolving Credit Facility will be three years after the effective date of the Utility Revolving Credit Agreement, subject to two 1-year extensions, subject to the terms contained in the Utility Revolving Credit Agreement. Subject to the satisfaction or waiver of the conditions contained in the Utility RCF Commitment Letter and the Utility Revolving Credit Agreement, the Utility Revolving Credit Agreement will become effective on the Effective Date.

On May 26, 2020, the Utility entered into a commitment letter (the “Utility TL Commitment Letter”) for an up to $6.0 billion term loan credit agreement (the “New Utility Term Loan Credit Agreement” and, together with the Utility Revolving Credit Agreement, the “New Utility Credit Agreements”) consisting of (i) an up to $4.5 billion 364-day term loan facility (the “New Utility 364-Day Term Loan Facility”) and (ii) an up to $1.5 billion 18-month term loan facility (the “New Utility 18-Month Term Loan Facility”), with JPMorgan Chase Bank, N.A., as the administrative agent, and the lenders from time to time party thereto. Because the Utility expects to raise more than $5.925 billion in the Concurrent FMB Offering, the aggregate commitments of $4.5 billion under the New Utility 364 Day Term Loan Facility will be reduced to $1.5 billion. We anticipate the proceeds from the New Utility Term Loan Credit Agreement will be used to, among other things, satisfy certain costs and payments required to be paid under the Plan of Reorganization and to pay fees and expenses incurred in connection therewith. The obligations of the Utility under the New Utility Term Loan Credit Agreement will be secured by the issuance of first mortgage bonds secured by a first lien on substantially all of the Utility’s real property and certain tangible personal property related to the Utility’s facilities, subject to certain exceptions, and will rank pari passu with the New Utility First Mortgage Bonds and the New Utility Revolving Credit Facility. The maturity date for the New Utility 364-Day Term Loan Facility will be 364 days after the effective date of the New Utility Term Loan Credit Agreement, and the maturity date for the New Utility 18-Month Term Loan Facility will be eighteen months after the effective date of the New Utility Term Loan Credit Agreement. Subject to the satisfaction or waiver of the conditions contained in the Utility TL Commitment Letter and the New Utility Term Loan Credit Agreement, the New Utility Term Loan Credit Agreement will become effective on the Effective Date.

The foregoing description does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of the New Utility Credit Agreements, forms of which are included as Annexes to the applicable commitment letters which are included as Exhibits 10.1 and 10.2 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on May 27, 2020. See “Description of Other Indebtedness and Preferred Stock” for more information.

PG&E Corporation Equity Financing Transactions

PG&E Corporation expects to raise an aggregate of $9.0 billion of gross proceeds in cash through the PIPE Transaction and the issuance of common stock or other equity and/or equity-linked securities of PG&E

Corporation following the consummation of this offering of the Notes and prior to, or substantially concurrently with, the Effective Date.

On or about March 4, 2020, PG&E Corporation entered into the Equity Backstop Commitment Letters with the Backstop Parties. The Equity Backstop Commitment Letters provide that, under certain circumstances, PG&E Corporation will issue new shares of its common stock for up to $9.0 billion of proceeds to finance the transactions contemplated by the Plan of Reorganization through one or more equity offerings. The structure, terms and conditions of any such equity offering are expected to be determined by PG&E Corporation prior to the Effective Date, subject to the terms and conditions of the Equity Backstop Commitment Letters. This may include terms and conditions that are designed to preserve the ability of PG&E Corporation or the Utility to utilize their net operating loss carryforwards. There can be no assurance that any such equity offering will be successful. In the event that such equity offerings (together with additional permitted capital sources) do not raise at least $9.0 billion of aggregate proceeds or if PG&E Corporation does not otherwise consummate such offerings, PG&E Corporation expects to draw on the backstop commitments contemplated by the Equity Backstop Commitment Letters, pursuant to which the Backstop Parties have severally agreed, subject to certain terms and conditions, to purchase an aggregate amount of shares of PG&E Corporation’s common stock equal to such shortfall at the Backstop Price (as defined below). On March 16, 2020, the Bankruptcy Court entered an order approving PG&E Corporation’s entry into and performance under the Equity Backstop Commitment Letters in accordance with the terms and conditions thereof.

As of June 9, 2020, PG&E Corporation entered into separate agreements (each, a “Consent Agreement”) with Backstop Parties holding 100% of the commitments under the Equity Backstop Commitment Letters to amend each such Backstop Party’s Equity Backstop Commitment Letter in order to, among other things, provide that PG&E Corporation may issue common stock (or forward-purchase contracts or other equity-linked securities) to finance the transactions contemplated by the Plan of Reorganization at any price per share, as long as such price per share would exceed the Backstop Price and to provide for certain other arrangements, including, but not limited to, a commitment by each Backstop Party to enter into a prepaid forward contract to purchase its pro rata share of $523 million of equity securities as part of PG&E Corporation’s proposed underwritten offerings to backstop customary “greenshoe” options granted to the underwriters thereof. In addition, the Consent Agreements provide that PG&E Corporation would issue to each Backstop Party its pro rata share of 50,000,000 shares of PG&E Corporation common stock on the Effective Date (the “Additional Backstop Commitment Share Premium”), subject to the conditions set forth in each Consent Agreement. The effectiveness of each Consent Agreement is subject to certain conditions, including that by June 30, 2020, PG&E Corporation must obtain Bankruptcy Court approval of the Consent Agreements.

The “Backstop Price” is defined as (a) the lesser of (i) 10 and (ii) 10 times one plus the percentage change of the Applicable Utility Index Multiple (as defined in the Equity Backstop Commitment Letters) as measured on November 1, 2019 and the fifth business day prior to the Effective Date times (b) PG&E Corporation’s consolidated Normalized Estimated Net Income (as defined in the Equity Backstop Commitment Letters) for the estimated year 2021, divided by (c) the number of fully diluted shares of PG&E Corporation that will be outstanding on the Effective Date (assuming that all equity is raised by funding the commitments pursuant to the Equity Backstop Commitment Letters).

On the Effective Date, PG&E Corporation expects to issue 119,000,000 shares of common stock to the Backstop Parties (the “Backstop Premium Share Issuance”) as consideration for their obligations under the Equity Backstop Commitment Letters pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”). In the event the market value of those 119,000,000 shares would be less than $764 million based on the weighted average price per share of our common stock for the 20 business days immediately following the Effective Date, the Backstop Parties will receive additional shares so that they receive at least $764 million of aggregate value, subject to a cap of 19,909,091 additional shares in total. Assuming that Bankruptcy Court approval of the Consent Agreements is obtained by June 30, 2020, PG&E Corporation expects to issue the Additional Backstop Commitment Share Premium as part of the Backstop Premium Shares Issuance.

This description of the Equity Backstop Commitment Letters and the Consent Agreements does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of (i) the Equity Backstop Commitment Letters, the form of which is included as Exhibit 10.1 to PG&E Corporation’s Current Report on Form 8-K filed with the SEC on March 10, 2020, and (ii) the Consent Agreements, the form of which is included as Exhibit 10.1 to PG&E Corporation’s Current Report on Form 8-K filed with the SEC on June 8, 2020.

PG&E Corporation Debt Financing Transactions

On May 26, 2020, PG&E Corporation entered into a commitment letter (the “HoldCo RCF Commitment Letter” and together with the Utility RCF Commitment Letter and the Utility TL Commitment Letter, the “Permanent Debt Commitment Letters”) for a senior secured revolving credit agreement (the “HoldCo Revolving Credit Agreement”) consisting of a $500.0 million revolving credit facility (the “New HoldCo Revolving Credit Facility”), with JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent, and the lenders from time to time party thereto. We anticipate the proceeds from the HoldCo Revolving Credit Agreement will be used for general corporate purposes and to pay fees and expenses incurred in connection therewith. The obligations of PG&E Corporation under the HoldCo Revolving Credit Agreement will be secured by the Collateral (as defined below in “Description of the Notes—Security—General”) on a pari passu basis with the Notes and the New HoldCo Term Loan Credit Agreement, but will have first-out payment priority in accordance with the collateral documents. The maturity date for the New HoldCo Revolving Credit Facility will be three years after the effective date of the HoldCo Revolving Credit Agreement, subject to two 1-year extensions, subject to the terms contained in the HoldCo Revolving Credit Agreement. Subject to the satisfaction of the conditions contained in the Holdco RCF Commitment Letter and the HoldCo Revolving Credit Agreement, the HoldCo Revolving Credit Agreement will become effective on the Effective Date.

PG&E Corporation also expects to enter into a senior secured term loan credit agreement (the “New HoldCo Term Loan Credit Agreement” and, together with the HoldCo Revolving Credit Agreement, the “New HoldCo Credit Agreements” and, the New HoldCo Credit Agreements, together with the New Utility Credit Agreements, the “Credit Facility Transactions”) consisting of a $1.0 billion term loan facility (the “New HoldCo Term Loan Facility”), with JPMorgan Chase Bank, N.A., as the administrative agent and collateral agent, and the lenders from time to time party thereto. Because PG&E Corporation expects to raise less than $3.75 billion in this offering of the Notes, the aggregate commitment of $1.0 billion under the New HoldCo Term Loan Facility at the Effective Date will be increased to $2.75 billion. We anticipate the proceeds from the New HoldCo Term Loan Credit Agreement will be used to fund certain transactions under the Plan and to pay fees and expenses incurred in connection therewith. The obligations of PG&E Corporation under the New HoldCo Term Loan Credit Agreement will be secured by the Collateral on a pari passu basis with the Notes and the New HoldCo Revolving Credit Facility (except that the obligations under the New HoldCo Revolving Credit Facility will have first-out payment priority in accordance with the collateral documents). The maturity date for the New HoldCo Term Loan Facility is five years after the date of execution of the New HoldCo Term Loan Credit Agreement. The net proceeds of the HoldCo Term Loan Credit Agreement are expected to be placed in an escrow account (the “HoldCo Term Loan Escrow Account”) which account will be pledged to the collateral agent under the New HoldCo Term Loan Facility. Pending the satisfaction of the escrow conditions (which are substantially the same as the Escrow Conditions) and the release from escrow, the net proceeds will be invested in Permitted Investments.

The foregoing description does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of the New HoldCo Credit Agreements. A form of the HoldCo Revolving Credit Agreement is included as an Annex to the commitment letter included as Exhibit 10.3 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on May 27, 2020. See “Description of Other Indebtedness and Preferred Stock” for more information.

Debt Backstop Commitment Letters

In connection with the Plan of Reorganization, on October 11, 2019, the Debtors entered into debt backstop commitment letters (the “Debt Backstop Commitment Letters”) with JPMorgan Chase Bank, N.A., Bank of America, N.A., BofA Securities, Inc., Barclays Bank PLC, Citigroup Global Markets Inc., Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC and any other commitment parties that may become parties to the Debt Backstop Commitment Letters as additional “Commitment Parties” as provided therein (the foregoing parties, collectively, the “Commitment Parties”), which were subsequently amended on November 18, 2019, December 20, 2019, January 30, 2020, February 14, 2020 and February 28, 2020, pursuant to which the Commitment Parties committed to provide $10.825 billion in bridge financing in the form of (i) the $5.825 billion Utility Bridge Facility with the Utility or any domestic entity formed to hold all of the assets of the Utility upon emergence from the Chapter 11 Cases (the Utility or any such entity, the “Utility Borrower”) as borrower thereunder and (ii) a $5.0 billion HoldCo Bridge Facility with PG&E Corporation or any domestic entity formed to hold all of the assets of PG&E Corporation upon emergence from the Chapter 11 Cases (PG&E Corporation or any such entity, the “HoldCo Borrower”) as borrower thereunder, subject to the terms and conditions set forth therein. The commitments under the Debt Backstop Commitment Letters will expire on August 29, 2020, unless terminated earlier pursuant to the termination rights described below. On March 16, 2020, the Bankruptcy Court entered an order approving the Debtors’ entry into and performance under the Debt Backstop Commitment Letters in accordance with the terms and conditions thereof.

Borrowings under the Utility Bridge Facility would be senior secured obligations of the Utility Borrower, secured by substantially all of the assets of the Utility Borrower. Borrowings under the HoldCo Bridge Facility would be senior unsecured obligations of the HoldCo Borrower. The Utility Borrower’s obligations under the Utility Bridge Facility, and the HoldCo Borrower’s obligations under the HoldCo Bridge Facility, would not be guaranteed by any other entity. The scheduled maturity of each of the Bridge Facilities would be 364 days following the date the Bridge Facilities are funded. The Debtors will pay customary fees and expenses in connection with obtaining the Bridge Facilities.

The Commitment Parties’ funding obligations under the Debt Backstop Commitment Letters are subject to numerous conditions and termination rights, including, among others, certain conditions and termination rights similar to those included in the Equity Backstop Commitment Letters, in addition to conditions that are not in the Equity Backstop Commitment Letters, including (i) the delivery of specified financial information, (ii) PG&E Corporation’s receipt of at least $9.0 billion of proceeds from the issuance of equity, (iii) the execution of definitive documentation for the Bridge Facilities and (iv) that the Utility shall have received investment grade senior secured debt ratings.

In lieu of entering into the Bridge Facilities, the Debtors intend to obtain permanent financing on or prior to the Effective Date pursuant to the Plan Financing Transactions. The financing commitments under the HoldCo Bridge Facility will be reduced by the aggregate gross proceeds of the Notes offered hereby and the New HoldCo Term Loan Credit Agreement, and the financing commitments under the Utility Bridge Facility will be reduced by the gross proceeds of the mortgage bonds offered in the Concurrent FMB Offering.

The foregoing description of the Debt Backstop Commitment Letters does not purport to be complete and is qualified in its entirety by reference to the Debt Backstop Commitment Letters and amendments, which are included as exhibits to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on October 15, 2019 and on January 27, 2020. See “Description of Other Indebtedness and Preferred Stock” for more information.

Refinancing of Certain Utility Debt

On the Effective Date, the Utility will refinance certain of its pre-petition senior unsecured debt in satisfaction of all claims arising out of the Utility Short-Term Senior Notes, the Utility Long-Term Senior Notes and the Utility Funded Debt (each as defined below) in accordance with the terms and conditions contained in the Plan of Reorganization (the “Utility Debt Refinancing”).

As part of the Utility Debt Refinancing, currently outstanding Utility notes maturing through 2022 in an aggregate principal amount of $1.75 billion (the “Utility Short-Term Senior Notes”) will receive new Utility first mortgage bonds in the following aggregate principal amounts: $875 million of new Utility 3.45% first mortgage bonds due 2025 and $875 million of new Utility 3.75% first mortgage bonds due 2028 (together, the “New Utility Short-Term Bonds”). The New Utility Short-Term Bonds will otherwise have the same terms and conditions as the Utility’s 6.05% Senior Notes due March 1, 2034.

Additionally, all long-term Utility notes bearing an interest rate greater than 5.0%, of which there is an aggregate principal amount outstanding of $6.2 billion (the “Utility Long-Term Senior Notes”), will receive new Utility first mortgage bonds in the following aggregate principal amounts: $3.1 billion of new Utility 4.55% first mortgage bonds due 2030 and $3.1 billion of new Utility 4.95% first mortgage bonds due 2050 (together, the “New Utility Long-Term Bonds”). The New Utility Long-Term Bonds will otherwise have the same terms and conditions as the Utility’s 3.95% Senior Notes due December 1, 2047.

Finally, holders of the Utility’s pre-petition revolving credit facility (the “Existing Utility Revolving Credit Facility”) and term loan credit facility (the “Existing Utility Term Loan Facility” and, together with the Existing Utility Revolving Credit Facility, the “Utility Funded Debt”) will receive new Utility first mortgage bonds in the following aggregate principal amounts: $1.949 billion in new Utility 3.15% first mortgage bonds due on the 66 month anniversary of the Effective Date that otherwise have the same terms and conditions as the Utility’s 6.05% Senior Notes due March 1, 2034, and $1.949 billion in new Utility 4.50% first mortgage bonds due 2040 (the “New Utility Funded Debt Exchange Bonds”) that otherwise have the same terms and conditions as the Utility’s 3.95% Senior Notes due December 1, 2047.

This description of the Utility Debt Refinancing does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of the Plan of Reorganization. See “Description of Other Indebtedness and Preferred Stock” for more information. The completion of this offering and the completion of the Utility Debt Refinancing are not conditioned upon one another.

Reinstatement of Certain Utility Debt

On the Effective Date, the Utility will reinstate $9.575 billion aggregate principal amount of its pre-petition senior unsecured notes (the “Utility Reinstated Senior Notes”) in accordance with the terms and conditions contained in the Plan of Reorganization (the “Utility Debt Reinstatement”). The Utility Reinstated Senior Notes will be reinstated on their contractual terms and will be collateralized by delivering first mortgage bonds of the Utility to the applicable unsecured trustees for the benefit of the holders of each series of such Utility Reinstated Senior Notes (as so collateralized, the “Utility Reinstated Collateralized Senior Notes”).

This description of the Utility Debt Reinstatement does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of the Plan of Reorganization. See “Description of Other Indebtedness and Preferred Stock” for more information. The completion of this offering and the completion of the Utility Debt Refinancing are not conditioned upon one another.

Funding of Fire Victim Trust

On the Effective Date, PG&E Corporation and/or the Utility will fund the Fire Victim Trust with the following aggregate consideration in full satisfaction, release and discharge of all Fire Victim Claims:

•	$5.4 billion to be paid in cash on the Effective Date;

•

common stock of reorganized PG&E Corporation representing 22.19% of the outstanding common stock of reorganized PG&E Corporation as of the Effective Date, subject to potential adjustments in accordance with the Plan of Reorganization, including to the extent shares are issued in respect of HoldCo Rescission or Damage Claims, as described below;

•

$1.35 billion of cash, consisting of (i) up to $650 million to be paid in cash on or before January 15, 2021 and (ii) up to $700 million (plus the amount of any shortfall of the payments owed on January 15, 2021) to be paid in cash on or before January 15, 2022, in each case, pursuant to a tax benefits payment agreement contemplated by the Plan of Reorganization; provided, however, in the event of a change of control (as defined in the tax benefits payment agreement), the entire $1.35 billion payment would become due within 15 days of such change of control, and, in the event the Utility obtains financing that monetizes or is otherwise secured by any tax benefits, the Utility would be required to apply, on the later of (x) January 15, 2021 and (y) 15 days after the date of such financing, up to the first $1.35 billion of proceeds from such financing to satisfy such unpaid amounts owed to the Fire Victim Trust;

•	the assignment by PG&E Corporation and the Utility of the Assigned Rights and Causes of Action (as defined in the Plan of Reorganization); and

•	the assignment of certain rights under the 2015 Insurance Policies (as defined in the Plan of Reorganization),

in each case in accordance with the terms of the Plan of Reorganization.

See “Restructuring Support Agreement with the TCC” in Note 14 of the 2019 Annual Report for more information. In connection with this issuance, PG&E Corporation will enter into a registration rights agreement with Justice John K. Trotter (Ret.), solely in his capacity as trustee of the Fire Victim Trust, the form of which is included as Exhibit 99.1 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on June 12, 2020.

Participation in Wildfire Fund under AB 1054

State law AB 1054 provides for the establishment of the Wildfire Fund, which will be available for eligible electric utility companies to pay eligible claims for liabilities arising from wildfires occurring after July 12, 2019 that are caused by the applicable electric utility company’s equipment. Electric utility companies that draw from the Wildfire Fund will only be required to repay amounts that are determined by the CPUC in an application for cost recovery not to be just and reasonable, subject to a rolling three-year disallowance cap equal to 20% of the electric utility company’s transmission and distribution equity rate base. The disallowance cap is inapplicable in certain circumstances, including if the Wildfire Fund administrator determines that the electric utility company’s actions or inactions that resulted in the applicable wildfire constituted “conscious or willful disregard of the rights and safety of others,” or the electric utility company fails to maintain a valid safety certification. Costs that the CPUC determines to be just and reasonable will not need to be repaid to the Wildfire Fund, resulting in a draw-down of the Wildfire Fund. The Wildfire Fund and disallowance cap will be terminated when the amounts therein are exhausted. See “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Legislative And Regulatory Initiatives—Assembly Bill 1054” of the 2019 Annual Report for more information.

We will be required to pay our share of the initial contribution to the Wildfire Fund upon emergence from the Chapter 11 Cases, consisting of an initial contribution of approximately $4,800 million and an initial annual contribution of approximately $193 million. Once we emerge from bankruptcy and make our initial contribution, the Wildfire Fund will be available to us to pay for eligible claims arising between July 12, 2019, the effective date of AB 1054, and our emergence from the Chapter 11 Cases, subject to a limit of 40% of the amount of such claims. The balance of any such claims would need to be paid by us. In addition, we expect our disallowance cap to be approximately $2.4 billion for the three-year period starting in 2019, subject to adjustment based on changes in our total transmission and distribution equity rate base.

Satisfaction of HoldCo Rescission or Damage Claims and Subordinated Debt Claims

Claims against PG&E Corporation and the Utility relating to three purported securities class actions that have been consolidated and denominated In re PG&E Corporation Securities Litigation, U.S. District Court for

the Northern District of California, Case No. 18-035509 (the “Securities Action”), will be resolved pursuant to the Plan of Reorganization. These claims consist of pre-petition claims under the Federal securities laws related to, among other things, allegedly misleading statements or omissions with respect to vegetation management and wildfire safety disclosures, and fall into two categories, each of which is subject to subordination under the Bankruptcy Code. The first category of claims consists of pre-petition claims arising from or related to the common stock of PG&E Corporation (such claims, with certain other similar claims against PG&E Corporation, the “HoldCo Rescission or Damage Claims”). The second category of pre-petition claims consists of claims arising from debt securities issued by PG&E Corporation and the Utility (such claims, with certain other similar claims against PG&E Corporation and the Utility, the “Subordinated Debt Claims”, and together with the HoldCo Rescission or Damage Claims, the “Subordinated Claims”).

The total asserted amount of Subordinated Claims filed in the Bankruptcy Court on or before May 27, 2020 (the first date of the Confirmation Hearing) consisted of:

•	approximately $2.3 billion of asserted HoldCo Rescission or Damage Claims based solely on holdings of PG&E Corporation common stock;

•	approximately $4.1 billion of asserted Subordinated Debt Claims based solely on holdings of debt securities; and

•

approximately $1.9 billion of asserted Subordinated Claims based on holdings of common stock and debt securities (without disaggregating the amounts asserted between Subordinated Claims based on common stock and those based on debt securities).

These amounts include potentially duplicate and/or overstated Subordinated Claims, as well as claims filed after the applicable claims bar date. In addition, these amounts do not reflect unliquidated claims for which no claim amount was asserted. As a result, the amounts of asserted Subordinated Claims identified above may not accurately reflect the amount of claims that will be allowed, and there can be no assurance that the amount of allowed Subordinated Claims will not exceed the amounts identified above.

While we believe we have defenses to the Subordinated Claims, as well as insurance coverage that may be available in respect of the Subordinated Claims, these defenses may not prevail and any such insurance coverage may not be adequate to cover the full amount of the allowed claims. In that case, we will be required, pursuant to the Plan of Reorganization, to satisfy such claims as follows:

•

if the Bankruptcy Court approves the treatment to satisfy such claims proposed in the Plan of Reorganization, each holder of an allowed HoldCo Rescission or Damage Claim will receive a number of shares of common stock of PG&E Corporation equal to such holder’s HoldCo Rescission or Damage Claim Share (as defined below) of the outstanding number of shares of common stock of PG&E Corporation as of the Petition Date (i.e., 526,118,408 shares). That treatment was objected to in connection with the hearing in the Bankruptcy Court on confirmation of the Plan of Reorganization. The Bankruptcy Court has not yet ruled on that objection, and there can be no guarantee that the Bankruptcy Court will approve such treatment. If the Bankruptcy Court does not approve such treatment, it may require a different treatment, which at this time is not known; and

•	each holder of an allowed Subordinated Debt Claim will receive payment in full in cash.

“HoldCo Rescission or Damage Claim Share” means a percentage equal to (a) the dollar amount of a holder’s allowed HoldCo Rescission or Damage Claim less any cash payments received from an insurance policy of the Debtors, divided by (b) $35,905,153,932 (representing PG&E Corporation’s market capitalization calculated using the market opening price on October 12, 2017, the day of the first purported corrective disclosure alleged by the plaintiffs in the Securities Action, and the fully diluted shares outstanding on or around such date).

PG&E Corporation and the Utility currently are engaged in mediation with respect to the Subordinated Claims. If the Subordinated Claims are not resolved pursuant to the mediation (with any such resolution being subject to the approval of the Bankruptcy Court), PG&E Corporation and the Utility expect that the Subordinated Claims will be resolved by the Bankruptcy Court in the claims reconciliation process following the Plan of Reorganization Effective Date and treated as described above under the Plan of Reorganization. Under the Plan of Reorganization, after the Effective Date, the Reorganized Debtors have the authority to compromise, settle, object to, or otherwise resolve proofs of claim, and the Bankruptcy Court retains jurisdiction to hear disputes arising in connection with disputed claims. With respect to the Subordinated Claims, the claims reconciliation process may include litigation of the merits of such claims, including the filing of motions, fact discovery, and expert discovery. As a result, the total number and amount of allowed Subordinated Claims may not be determined at the Effective Date. To the extent any such claims are allowed, the total amount of such claims could be material, and therefore could result in (a) the issuance of a material number of shares of common stock of PG&E Corporation with respect to allowed HoldCo Rescission or Damage Claims regardless of the ultimate treatment of such claims under the Plan of Reorganization, and (b) the payment of a material amount of cash with respect to allowed Subordinated Debt Claims. There can be no assurance that such claims will not have a material adverse impact on our business, financial condition and results of operations.

Further, if shares are issued in respect of allowed HoldCo Rescission or Damage Claims, it may be determined that under the Plan of Reorganization, the Fire Victim Trust should receive additional shares of common stock of PG&E Corporation (assuming, for this purpose, that shares issued in respect of the HoldCo Rescission or Damage Claims were issued on the Effective Date).

Corporate Governance Changes

As part of the Chapter 11 Cases, PG&E Corporation and the Utility committed to a substantial change in the makeup of the Boards of Directors. On June 10, 2020, in connection with its expected emergence from Chapter 11, PG&E Corporation announced the selection of a new Board of Directors upon emergence to help guide the company post-bankruptcy. The new Board of Directors will consist of 14 members, 11 of whom are new. It is expected that the Board of Directors of the Utility will largely be the same as PG&E Corporation, with the Chief Executive Officer of the Utility serving as an additional member. On April 21, 2020, the Board of Directors of PG&E Corporation appointed William L. Smith to serve as Interim Chief Executive Officer of PG&E Corporation starting June 30, 2020. The new Board of Directors of PG&E Corporation will be responsible for selecting a permanent Chief Executive Officer of PG&E Corporation.

As part of the Chapter 11 Cases, pursuant to the CPUC’s decision approving the Plan of Reorganization with conditions and modifications, PG&E Corporation and the Utility have committed to certain changes to their corporate governance. Certain of the changes will be evidenced by amendments to the articles of incorporation, bylaws, corporate governance guidelines, certain committee charters, and other documents, and are expected to become effective by the Effective Date. The principal changes include:

•	the Board of Directors of each of PG&E Corporation and the Utility will become classified as follows:

•	one class is expected to serve an initial term to expire in 2021, with subsequent terms expiring in 2023, after which terms for this class will revert to one-year terms; and

•

the other class is expected to serve an initial term to expire in 2022, with subsequent terms expiring in 2024, after which there will no longer be a classified Board of Directors and all directors will serve one-year terms;

•

the Board of Directors of PG&E Corporation will consist of nine to fifteen directors until December 31, 2020 and twelve to fifteen directors thereafter, and the Board of Directors of the Utility will consist of nine to sixteen directors until December 31, 2020 and twelve to sixteen directors thereafter;

•

all of the directors, aside from the Chief Executive Officers of each of PG&E Corporation and the Utility, will be “independent” (as defined under the rules and regulations of the New York Stock Exchange and the SEC);

•

the evaluation criteria for candidates for the Board of Directors of PG&E Corporation and the Utility will be expanded to include enhanced safety expertise, including a requirement that the Chair of the Board of the Utility and members of the Safety and Nuclear Oversight Committees meet one or more designated safety expertise criteria;

•	there will be an executive-level Chief Risk Officer and executive-level Chief Safety Officer, who will be required to provide certain risk and safety reports to the CPUC periodically; and

•

the Safety and Nuclear Oversight Committees will be granted increased authority and oversight of public and workplace safety programs, and will be required to approve of executive officer candidates prior to appointments of such officers.

DESCRIPTION OF OTHER INDEBTEDNESS AND PREFERRED STOCK

As described under “Plan of Reorganization,” on or around the Effective Date and pursuant to the Plan of Reorganization, PG&E Corporation and the Utility will implement the Reorganization, which will be funded with the proceeds of the Plan Financing Transactions, including this offering. After giving effect to the Reorganization and the Plan Financing Transactions, outstanding indebtedness of PG&E Corporation (other than the Notes offered by this prospectus supplement) and outstanding indebtedness and preferred stock of the Utility will consist of the obligations described in this section. However, neither PG&E Corporation nor the Utility can provide any assurance that any Plan Financing Transaction will be completed on the anticipated terms, or at all. The terms and conditions of the Plan Financing Transactions described in this prospectus supplement have not been finalized and are subject to change.

New HoldCo Credit Agreements

General

The description of the New Holdco Credit Agreements in this section does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of the New Holdco Credit Agreements, when and as executed. A form of the HoldCo Revolving Credit Agreement is included as Exhibit 10.3 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on May 27, 2020.

New HoldCo Revolving Credit Facility

On May 26, 2020, PG&E Corporation entered into the HoldCo RCF Commitment Letter for the HoldCo Revolving Credit Agreement. Subject to the satisfaction or waiver of the conditions contained in the HoldCo RCF Commitment Letter and the HoldCo Revolving Credit Agreement, the HoldCo Revolving Credit Agreement will become effective on the Effective Date.

The New HoldCo Revolving Credit Facility will be a $500 million senior secured revolving credit facility with JPMorgan Chase Bank, N.A. as the administrative agent and collateral agent.

Maturity and Prepayments

The New HoldCo Revolving Credit Facility will have a maturity date three years after the effective date of the facility, subject to two one-year extension options.

PG&E Corporation may voluntarily repay outstanding loans under the New HoldCo Revolving Credit Facility at any time without premium or penalty, other than customary “breakage” costs with respect to eurodollar rate loans. Any voluntary prepayments made by PG&E Corporation will not reduce the commitments under the New HoldCo Revolving Credit Facility.

Interest Rate

Borrowings under the New HoldCo Revolving Credit Facility will bear interest based on PG&E Corporation’s election of either (1) LIBOR plus an applicable margin of 3.00% to 4.25% based on its credit rating or (2) the base rate plus an applicable margin of 2.00% to 3.25% based on its credit rating.

In addition to paying interest on outstanding principal under the New HoldCo Revolving Credit Facility, PG&E Corporation is required to pay a commitment fee to the lenders under the New HoldCo Revolving Credit Facility in respect of the unutilized commitments thereunder. The commitment fee rate ranges from 0.50% to 0.75% per annum dependent on PG&E Corporation’s credit rating.

Security

The obligations of PG&E Corporation under the New HoldCo Revolving Credit Facility will be secured by the Collateral (as defined below in “Description of the Notes—Security—General”) on a pari passu basis with the Notes offered by this prospectus supplement and the New HoldCo Term Loan Facility, but will have first-out payment priority in accordance with the collateral documents.

Certain Covenants and Events of Default

The New HoldCo Revolving Credit Facility will include usual and customary provisions for revolving credit facilities of this type, including, without limitation, those regarding events of default and covenants limiting, with certain exceptions, incurrence of indebtedness, creation of liens, sale and leaseback transactions, investments, dispositions, changes in the nature of business, transactions with affiliates, burdensome agreements, restricted payments, and other fundamental changes. In addition, the New HoldCo Revolving Credit Facility will require that PG&E Corporation maintain (i) a ratio of total consolidated debt to total consolidated capitalization of at most 70% as of the end of each fiscal quarter and (ii) if revolving loans are outstanding as of the end of a fiscal quarter, a ratio of adjusted cash to fixed charges, as of the end of such fiscal quarter, of at least 150% prior to the date that PG&E Corporation first declares a cash dividend on its common stock and at least 100% thereafter.

New HoldCo Term Loan Facility

The New HoldCo Term Loan Facility will be a $2,750 million term loan facility, with JPMorgan Chase Bank, N.A. as the administrative agent and collateral agent. Because PG&E Corporation expects to raise less than $3,750 million in this offering of the Notes, the aggregate commitments of $1,000 million under the New HoldCo Term Loan Facility will be increased to $2,750 million. To the extent that PG&E Corporation obtains commitments for more than $1,000 million under the New HoldCo Term Loan Facility, the offering of the Notes hereby will be reduced by such amount.

Maturity and Prepayments

The maturity date for the New HoldCo Term Loan Facility is five years after the date of execution of the New HoldCo Term Loan Credit Agreement. The New HoldCo Term Loan Facility is also expected to include certain prepayment provisions requiring prepayment of amounts outstanding under the New HoldCo Term Loan Facility under certain circumstances.

PG&E Corporation expects to be able to voluntarily repay outstanding loans under the New HoldCo Term Loan Facility at any time without premium or penalty, other than customary “breakage” costs with respect to eurodollar rate loans; provided, however, that any voluntary prepayment, refinancing or repricing of the term loans under the New HoldCo Term Loan Facility in connection with certain repricing transactions that occur on or prior to the first anniversary of the Escrow Release Date shall be subject to a prepayment premium of 1.00% of the principal amount of the term loans so prepaid, refinanced or repriced.

Interest Rate

Borrowings under the New HoldCo Term Loan Facility are expected to bear interest based on PG&E Corporation’s election of either (1) LIBOR plus an applicable margin to be determined or (2) the base rate plus an applicable margin to be determined.

Security

The obligations of PG&E Corporation under the New HoldCo Term Loan Facility will be secured by the Collateral on a pari passu basis with the Notes offered by this prospectus supplement and the New HoldCo Revolving Credit Facility (except that the obligations under the New HoldCo Revolving Credit Facility will have first-out payment priority in accordance with the collateral documents).

Certain Covenants and Events of Default

The New HoldCo Term Loan Facility will include usual and customary provisions for term loan facilities of this type, including, without limitation, those regarding events of default and covenants limiting, with certain exceptions, creation of liens, sale and leaseback transactions and fundamental changes.

New Utility First Mortgage Bonds

Concurrently with this offering, the Utility is offering New Utility First Mortgage Bonds pursuant to a separate prospectus supplement. The New Utility First Mortgage Bonds will be issued pursuant to a mortgage indenture.

If the escrow conditions (set forth in the prospectus supplement for the New Utility First Mortgage Bonds) are not satisfied prior to the consummation of the offering of New Utility First Mortgage Bonds, the aggregate net proceeds of such offering, together with additional amounts sufficient to fund the redemption of all the mortgage bonds offered thereby at 101% of their principal amount plus accrued and unpaid interest, will be deposited into a segregated escrow account that will be pledged for the benefit of the holders of the New Utility First Mortgage Bonds.

The release of the proceeds of the New Utility First Mortgage Bonds from escrow will be conditioned upon the waiver or satisfaction of the escrow conditions applicable to the New Utility First Mortgage Bonds, as described in the prospectus supplement for the New Utility First Mortgage Bonds.

After the satisfaction of the escrow conditions applicable to the New Utility First Mortgage Bonds, the Utility may redeem each series of New Utility First Mortgage Bonds that bears a fixed interest rate at any time prior to maturity, in whole or in part, at a “make-whole” redemption price set forth in the applicable supplemental indenture, except that during a period prior to maturity specified in the applicable supplemental indenture, the Utility may redeem such series of New Utility First Mortgage Bonds that bears a fixed interest rate, in whole or in part, at a redemption price equal to 100% of the principal amount of such series of New Utility First Mortgage Bonds being redeemed, plus accrued and unpaid interest to, but not including, the redemption date. The New Utility First Mortgage Bonds that bear a floating interest rate will not be redeemable, except that during a period prior to maturity specified in the applicable supplemental indenture, the Utility may redeem such New Utility First Mortgage Bonds, in whole or in part, at a redemption price equal to 100% of the principal amount of such New Utility First Mortgage Bonds being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

The mortgage indenture contains covenants that limit the ability of the Utility, to, among other things:

•	create liens on substantially all of the Utility’s real property and certain tangible personal property related to its facilities (the “Mortgaged Property”);

•	withdraw cash held by the Mortgage Trustee (as defined in the mortgage indenture for the New Utility First Mortgage Bonds); and

•	merge or consolidate with another person, or convey, otherwise transfer or lease all or substantially all of its Mortgaged Property.

See “Description of the Debt Securities of Pacific Gas and Electric Company—Description of the First Mortgage Bonds” in the accompanying prospectus for a description of the terms and provisions of the Mortgage Indenture.

New Utility Credit Agreements

General

The description of the New Utility Credit Agreements in this section does not purport to be complete and is subject, and qualified in entirety by reference, to the full text of the New Utility Credit Agreements, forms of which are included as Exhibits 10.1 and 10.2 to PG&E Corporation’s and the Utility’s Current Report on Form 8-K filed with the SEC on May 27, 2020.

Utility Revolving Credit Agreement

On May 26, 2020, the Utility entered into the Utility RCF Commitment Letter for the Utility Revolving Credit Agreement. Subject to the satisfaction or waiver of the conditions contained in the Utility RCF Commitment Letter and the Utility Revolving Credit Agreement, the Utility Revolving Credit Agreement will become effective on the Effective Date.

The Utility Revolving Credit Agreement will consist of a $3.5 billion revolving credit facility with JPMorgan Chase Bank, N.A. and Citibank, N.A. as co-administrative agents.

Maturity and Prepayments

The Utility Revolving Credit Agreement will have a maturity date three years after the effective date of the facility, subject to two one-year extension options.

The Utility may voluntarily repay outstanding loans under the Utility Revolving Credit Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to eurodollar rate loans. Any voluntary prepayments made by the Utility will not reduce the commitments under the Utility Revolving Credit Agreement.

Interest Rate and Fees

Borrowings under the Utility Revolving Credit Agreement will bear interest based on our election of either (1) LIBOR plus an applicable margin of 1.375% to 2.50% based on the Utility’s credit rating or (2) the base rate plus an applicable margin of 0.375% to 1.50% based on the Utility’s credit rating.

In addition to paying interest on outstanding principal under the Utility Revolving Credit Agreement, the Utility is required to pay a commitment fee to the lenders under the Utility Revolving Credit Agreement in respect of the unutilized commitments thereunder. The commitment fee rate ranges from 0.25% to 0.50% per annum dependent on the Utility’s credit rating. The Utility may also pay customary letter of credit fees.

Security

The Utility’s obligations under the Utility Revolving Credit Agreement will be secured by the issuance of first mortgage bonds secured by a first lien on substantially all of the Utility’s real property and certain tangible personal property related to its facilities, subject to certain exceptions, and will rank pari passu with the Utility’s other first mortgage bonds, including the mortgage bonds offered in the Concurrent FMB Offering and the other first mortgage bonds described under “—Refinanced First Mortgage Bonds” below.

Certain Covenants and Events of Default

The Utility Revolving Credit Agreement will include usual and customary provisions for revolving credit facilities of this type, including, without limitation, those regarding events of default and covenants limiting, with certain exceptions, liens, indebtedness, sale and leaseback transactions, and other fundamental changes. In addition, the Utility Revolving Credit Agreement will require that the Utility maintain a ratio of total consolidated debt to total consolidated capitalization of at most 65% as of the end of each fiscal quarter.

New Utility Term Loan Credit Agreement

On May 26, 2020, the Utility entered into the Utility TL Commitment Letter for the New Utility Term Loan Credit Agreement. Subject to the satisfaction or waiver of the conditions contained in the Utility TL

Commitment Letter and the New Utility Term Loan Credit Agreement, the New Utility Term Loan Credit Agreement will become effective on the Effective Date.

The facilities under the New Utility Term Loan Credit Agreement will consist of (i) the New Utility 364-Day Term Loan Facility, an up to $4.5 billion 364-day term loan facility, and (ii) the New Utility 18-Month Term Loan Facility, an up to $1.5 billion 18-month term loan facility, in each case with JPMorgan Chase Bank, N.A. as the administrative agent. Because the Utility expects to raise more than $5.925 billion in the Concurrent FMB Offering, the aggregate commitments of $4.5 billion under the New Utility 364-Day Term Loan Facility will be reduced to $1.5 billion.

Maturity and Prepayments

The maturity date for the New Utility 364-Day Term Loan Facility will be 364 days after the effective date of the New Utility Term Loan Credit Agreement, and the maturity date for the New Utility 18-Month Term Loan Facility will be eighteen months after the effective date of the New Utility Term Loan Credit Agreement.

The Utility is required to prepay outstanding term loans under the New Utility Term Loan Credit Agreement (with all outstanding terms loans made under the New Utility 364-Day Term Loan Facility being paid first), subject to certain exceptions, with 100% of the net cash proceeds of certain securitization transactions.

The Utility may voluntarily repay outstanding loans under the New Utility Term Loan Credit Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to eurodollar rate loans.

Interest Rate and Fees

Borrowings under the New Utility Term Loan Credit Agreement will bear interest based on our election of either (1) LIBOR plus an applicable margin of, with respect to the New Utility 364-Day Term Loan Facility, 2.00%, and with respect to the New Utility 18-Month Term Loan Facility, 2.25%, or (2) the base rate plus an applicable margin of, with respect to the New Utility 364-Day Term Loan Facility, 1.00% and with respect to the New Utility 18-Month Term Loan Facility, 1.25%.

Security

The Utility’s obligations under the New Utility Term Loan Credit Agreement will be secured by the issuance of first mortgage bonds secured by first lien on substantially all of its real property and certain tangible personal property related to its facilities, subject to certain exceptions, and will rank pari passu with our other first mortgage bonds, including the mortgage bonds offered in the Concurrent FMB Offering.

Certain Covenants and Events of Default

The New Utility Term Loan Credit Agreement will include usual and customary provisions for term loan facilities of this type, including, without limitation, those regarding events of default and covenants limiting, with certain exceptions, liens, indebtedness, sale and leaseback transactions, and other fundamental changes. In addition, the New Utility Term Loan Credit Agreement will require that the Utility maintain a ratio of total consolidated debt to total consolidated capitalization of at most 65% as of the end of each fiscal quarter.

Refinanced First Mortgage Bonds

As part of the Utility Debt Refinancing, the Utility will issue $11.848 billion aggregate principal amount of first mortgage bonds (other than the mortgage bonds offered in the Concurrent FMB Offering) in satisfaction of all claims arising out of the Utility Short-Term Senior Notes, the Utility Long-Term Senior Notes and the Utility

Funded Debt, consisting of the New Utility Short-Term Bonds, the New Utility Long-Term Bonds and the New Utility Funded Debt Exchange Bonds (together, the “Refinanced First Mortgage Bonds”) (as described under “Plan of Reorganization—Refinancing of Certain Utility Debt”).

The New Utility Short-Term Bonds consist of $875 million aggregate principal amount of new 3.45% first mortgage bonds due 2025 and $875 million aggregate principal amount of new 3.75% first mortgage bonds due 2028.

The New Utility Long-Term Bonds consist of $3.1 billion aggregate principal amount of new 4.55% first mortgage bonds due 2030 and $3.1 billion aggregate principal amount of new 4.95% first mortgage bonds due 2050. The New Utility Long-Term Bonds will otherwise have the same terms and conditions as the Utility’s 3.95% Senior Notes due December 1, 2047.

The New Utility Funded Debt Exchange Bonds consist of $1.949 billion aggregate principal amount of new 3.15% first mortgage bonds due on the 66 month anniversary of the Effective Date that otherwise have the same terms and conditions as the Utility’s 6.05% Senior Notes due March 1, 2034, and $1.949 billion aggregate principal amount of new 4.50% first mortgage bonds due 2040 that otherwise have the same terms and conditions as the Utility’s 3.95% Senior Notes due December 1, 2047.

Each such series of Refinanced First Mortgage Bonds will be issued under the Mortgage Indenture and will be secured by a first lien, subject to permitted liens, on substantially all of the Utility’s real property and certain tangible property related to its facilities. The Refinanced Mortgage Bonds will be the Utility’s senior obligations and will rank equally in right of payment with our other existing or future first mortgage bonds issued under the Mortgage Indenture, including the mortgage bonds offered in the Concurrent FMB Offering.

The Mortgage Indenture contains covenants that limit the Utility’s ability, to, among other things:

•	create liens on Mortgaged Property;

•	withdraw cash held by the Mortgage Trustee; and

•	merge or consolidate with another person, or convey, otherwise transfer or lease all or substantially all of our Mortgaged Property.

The Utility may redeem each series of Refinanced First Mortgage Bonds at any time prior to maturity, in whole or in part, at a “make-whole” redemption price set forth in the applicable supplemental indenture, except that during a period prior to maturity specified in the applicable supplemental indenture, the Utility may redeem each series of the Refinanced First Mortgage Bonds, in whole or in part, at a redemption price equal to 100% of the principal amount of the Refinanced First Mortgage Bonds being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

See “Description of the Debt Securities of Pacific Gas and Electric Company—Description of the First Mortgage Bonds” in the accompanying prospectus for a description of the terms and provisions of the Mortgage Indenture.

Utility Reinstated Collateralized Senior Notes

As part of Utility Debt Reinstatement (as described under “Plan of Reorganization—Reinstatement of Certain Debt”), on the Effective Date, the Utility will reinstate $9.575 billion aggregate principal amount of pre-petition Utility Reinstated Senior Notes. Each such series of Utility Reinstated Senior Notes will be reinstated on the same contractual terms under the indenture under which it was originally issued.

The Utility Reinstated Collateralized Senior Notes consist of $850,000,000 aggregate principal amount of the 3.95% Senior Notes due 2047, $600,000,000 aggregate principal amount of the 4.00% Senior Notes due

2046, $450,000,000 aggregate principal amount of the 4.25% Senior Notes due 2046, $600,000,000 aggregate principal amount of the 4.30% Senior Notes due 2045, $675,000,000 aggregate principal amount of the 4.75% Senior Notes due 2044, $375,000,000 aggregate principal amount of the 4.60% Senior Notes due 2043, $400,000,000 aggregate principal amount of the 4.45% Senior Notes due 2042, $350,000,000 aggregate principal amount of the 3.75% Senior Notes due 2042, $250,000,000 aggregate principal amount of the 4.50% Senior Notes due 2041, $300,000,000 aggregate principal amount of the 4.65% Senior Notes due 2028, $400,000,000 aggregate principal amount of the 3.30% Senior Notes due 2027, $1,150,000,000 aggregate principal amount of the 3.30% Senior Notes due 2027, $600,000,000 aggregate principal amount of the 2.95% Senior Notes due 2026, $600,000,000 aggregate principal amount of the 3.50% Senior Notes due 2025, $450,000,000 aggregate principal amount of the 3.75% Senior Notes due 2024, aggregate principal amount of the $350,000,000 3.40% Senior Notes due 2024, $300,000,000 aggregate principal amount of the 3.85% Senior Notes due 2023, $500,000,000 aggregate principal amount of the 4.25% Senior Notes due 2023 and $375,000,000 aggregate principal amount of the 3.25% Senior Notes due 2023.

The Utility will collateralize each series of Utility Reinstated Notes by delivering first mortgage bonds to the applicable unsecured trustee of such series. The Utility Reinstated Collateralized Senior Notes will be the Utility’s senior obligations and will rank equally in right of payment with its other existing or future first mortgage bonds issued under the Mortgage Indenture, including the mortgage bonds offered in the Concurrent FMB Offering.

The Utility may redeem each series of Utility Reinstated Collateralized Senior Notes at any time prior to maturity, in whole or in part, at a “make-whole” redemption price set forth in the applicable supplemental indenture, except that during a period prior to maturity specified in the applicable supplemental indenture, the Utility may redeem each series of the Utility Reinstated Collateralized Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Utility Reinstated Collateralized Senior Notes being redeemed, plus accrued and unpaid interest to, but not including, the redemption date.

The indentures under which the Utility Reinstated Collateralized Senior Notes were issued include covenants limiting, with certain exceptions, sale and leaseback transactions and consolidation, merger, conveyance or other transfers.

Subsidiary Preferred Stock

On the Effective Date, the Utility will reinstate $257,994,500 of shares of its preferred stock (the “Utility Reinstated Preferred Stock”). Each such series of Utility Reinstated Preferred Stock will be reinstated on the same terms under which it was originally issued.

The Utility Reinstated Preferred Stock consists of 4,211,661 shares of 6% Nonredeemable First Preferred Stock, 1,173,163 shares of 5.5% Nonredeemable first Preferred Stock, 400,000 shares of 5% Nonredeemable First Preferred Stock, 1,778,172 shares of 5% First Preferred Series A Stock, 934,322 shares of 5% First Preferred Stock, 793,031 shares of 4.8% First Preferred Stock, 611,142 shares of 4.5% First Preferred Stock, and 418,291 shares of 4.36% First Preferred Series A Stock. All Utility Reinstated Preferred Stock that will be reinstated on the Effective Date has a $25 par value.

Except as otherwise provided by law, holders of the Utility Reinstated Preferred Stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders. The Utility’s shareholders may not cumulate votes in elections of directors. As a result, the holders of the Utility Reinstated Preferred Stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. In such event, the holders of the remaining Utility Reinstated Preferred Stock voting for the election of directors will not be able to elect any persons to the Board of Directors.

Dividends

The holders of shares of the Utility Reinstated Preferred Stock are entitled to receive, out of funds legally available therefor, cumulative preferential dividends, when and as declared by the Utility’s Board of Directors, at the rates set forth above.

Such dividends shall be declared and shall be either paid or set apart for payment before any dividend upon the shares of common stock shall be either declared or paid. All shares of Utility Reinstated Preferred Stock rank equally in priority with regard to preference in dividend rights, except that shares of different classes or different series thereof may differ as to the amounts of dividends to which they are entitled.

Liquidation Preference

Upon the liquidation or dissolution of the Utility at any time and in any manner, the holders of the Utility Reinstated Preferred Stock will be entitled to receive an amount equal to the par value of such shares plus an amount equal to all accumulated and unpaid dividends thereon to and including the date fixed for such distribution or payment before any amount shall be paid to the holders of the Utility’s common stock (all of which is held by PG&E Corporation). All shares of the Utility Reinstated Preferred Stock rank equally in priority with regard to preference in liquidation rights, except that shares of different classes or different series thereof may differ as to the amounts of liquidation payments to which they are entitled.

Redemption, Repurchase and Other Rights

None of the 6% Nonredeemable First Preferred Stock, 5.5% Nonredeemable First Preferred Stock and 5% Nonredeemable First Preferred Stock is subject to redemption. The remaining outstanding series of the Utility Reinstated Preferred Stock may be redeemed at the Utility’s option, at any time or from time to time, at the redemption price fixed for such series of Preferred Stock together with accumulated and unpaid dividends at the rate fixed therefor to and including the date fixed for redemption. None of the Reinstated Utility Preferred Stock is subject to mandatory redemption. None of the Preferred Stock has preemptive rights or conversion rights.

DESCRIPTION OF THE NOTES

You should read the following description in conjunction with the statements under “Description of the Debt Securities of PG&E Corporation” in the accompanying prospectus. The following description, together with such statements in the accompanying prospectus, is only a summary of the material provisions of the Indenture, the Notes and the Collateral Documents. It does not purport to be complete, and it is qualified in its entirety by reference to the provisions of the Indenture, the Notes and the Collateral Documents, including the definitions therein of certain terms used below. We urge you to read the Indenture, the Notes and the Collateral Documents because the Indenture, the Notes and the Collateral Documents, and not this description, define your rights as holders of the applicable series of Notes. You may request copies of the Indenture, the Notes and the Collateral Documents at our address set forth under the heading “Where You Can Find More Information.”

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture and all references to “holders” in the following description are to registered holders of Notes.

Certain terms used in this description are defined below under “—Certain Definitions.” In addition, as used in this section, the terms “we,” “us,” “our” and the “Issuer” refer to PG&E Corporation, and not to any of its Subsidiaries.

General

We will issue the Notes under an indenture, to be dated as of the Issue Date (the “Base Indenture”), between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by a first supplemental indenture, to be dated as of the Issue Date (the “First Supplemental Indenture”), among us, the Trustee and the Collateral Agent (as defined below). The Base Indenture, as so amended and supplemented by the First Supplemental Indenture is referred to herein as the “Indenture.” The Indenture is qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the terms of the Notes will include those made part of the Indenture by the Trust Indenture Act. Pursuant to the Trust Indenture Act, if a default occurs on the Notes, the Trustee may be required to resign as Trustee under the Indenture if it has a conflicting interest (as defined in the Trust Indenture Act), unless the default is cured, duly waived or otherwise eliminated within 90 days.

In this offering, we will issue two series of Notes. The first series, designated as our “5.000% Senior Secured Notes due 2028” are referred to herein as the “2028 Notes.” The second series, designated as our “5.250% Senior Secured Notes due 2030” are referred to herein as the “2030 Notes.”    When we refer to the “Notes,” we mean both series of notes.

We will issue the Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will issue the Notes in the form of one or more global securities, which will be deposited with, or on behalf of, DTC, and registered in the name of DTC’s nominee. Information regarding DTC’s book-entry system is set forth below under “—Book-Entry Issuance.”

On the Issue Date, the Notes will not be Guaranteed by any of our Subsidiaries. However, after the Issue Date, each of our Subsidiaries that Guarantees our Indebtedness under any Material Credit Facility will be required to become a Guarantor of the Notes, as provided in more detail below under “—Certain Covenants—Future Guarantees.”

We will deposit in the Escrow Account the net proceeds of this offering, together with additional funds, which together with such net proceeds would be sufficient to fund a redemption of all the Notes on September 14, 2020. The Escrow Account and all amounts deposited therein will be pledged to the Trustee to secure our obligations under the Notes. Pending the satisfaction of the Escrow Conditions and the release from the Escrow Account, all amounts deposited in the Escrow Account will be invested in Permitted Investments. If the Escrow Conditions are not satisfied on or prior to September 9, 2020 (or, if prior to such date, we determine in our sole discretion that any of the Escrow Conditions cannot be satisfied by such date), the Notes offered hereby will be subject to a special redemption on the Special Redemption Date at a redemption price of 101% of the principal amount of the Notes offered hereby, plus accrued and unpaid interest to, but not including, the Special Redemption Date. See “—Escrow of Net Proceeds; Special Mandatory Redemption.” The amounts deposited in the Escrow Account will be released and applied to pay for any such redemption.

Principal, Maturity and Interest

The 2028 Notes are being offered in the aggregate principal amount of $1,000,000,000 and will mature on July 1, 2028. The 2028 Notes will bear interest from the Issue Date at the rate of 5.000% per annum, payable semiannually on each January 1 and July 1, commencing on January 1, 2021, to holders of record at the close of business on December 15 and June 15 immediately preceding the applicable interest payment date (regardless of whether a Business Day).

The 2030 Notes are being offered in the aggregate principal amount of $1,000,000,000 and will mature on July 1, 2030. The 2030 Notes will bear interest from the Issue Date at the rate of 5.250% per annum, payable semiannually on each January 1 and July 1, commencing on January 1, 2021, to holders of record at the close of business on December 15 and June 15 immediately preceding the applicable interest payment date (regardless of whether a Business Day).

Interest payable on each interest payment date will be paid to the Person in whose name that Note is registered as of the close of business on the regular record date for the applicable interest payment date (regardless of whether a Business Day). However, interest payable at maturity will be paid to the Person to whom the principal is paid. If there has been a default in the payment of interest on a series of Notes, the defaulted interest may be paid to the holders of the Notes of such series as of a date between 10 and 15 days before the date we propose for payment of defaulted interest.

Interest on each series of the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest payable on any interest payment date or the maturity date will be the amount of interest accrued from, and including, the immediately preceding interest payment date in respect of which interest has been paid or duly provided for (or from, and including, the original issue date, if no interest has been paid or duly provided for with respect to the applicable series of Notes) to, but excluding, such interest payment date or maturity date, as the case may be. If any interest payment date (other than the maturity date) is not a Business Day, we will pay interest on the next day that is a Business Day as if payment were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such interest payment date to the immediately succeeding Business Day. If the maturity date is not a Business Day, we will pay interest, if any, and principal and premium, if any, on the next day that is a Business Day as if payment were made on the date such payment was due, and no interest will accrue for the intervening period.

Issuance of Additional Notes

We may, without consent of the holders of Notes, issue additional debt securities and incur additional indebtedness. Such additional debt securities could be issued in the form of additional Notes of any series under the Indenture (“Additional Notes”), having the same terms in all respects to the applicable series of Notes (except for the date of issuance, the issue price, and, in some cases, the initial interest accrual date and the first interest payment date); provided that if any such Additional Notes subsequently issued are not fungible with any Notes of such series previously issued for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number. Each series of Notes offered by this prospectus supplement and any Additional Notes issued on the same terms and conditions would rank equally and ratably and would be treated as a single series for all purposes under the Indenture.

Ranking

The Notes offered hereby:

•	will be our general senior secured obligations;

•	will be secured by first-priority Liens on the Collateral (as defined below in “—Security—General”), subject to Permitted Liens, which will also secure the New HoldCo Credit Agreements;

•	will not initially be Guaranteed by the Utility or any of our other Subsidiaries;

•	will rank equal in right of payment with all of our existing and future senior obligations;

•

will rank effectively junior to all of our existing and future secured senior obligations that are secured by assets other than the Collateral to the extent of the value of such assets securing such obligations;

•

will rank effectively junior to all existing and future secured senior obligations under the HoldCo Revolving Credit Agreement to the extent of the value of the Collateral (up to an amount not to exceed $650 million), and equal with all of our other existing and future secured senior obligations to the extent secured by the Collateral;

•	will rank effectively senior to any of our existing and future unsecured obligations to the extent of the value of the Collateral;

•	will rank senior in right of payment to all of our future subordinated indebtedness; and

•

will be structurally subordinated to all indebtedness and other obligations (including trade payables, other unsecured indebtedness and preferred stock obligations) of the Utility and all of our other Subsidiaries (other than any Subsidiaries that may become Guarantors in the future), including the New Utility Credit Agreements, the Utility First Mortgage Bonds and the Utility Senior Notes.

As of March 31, 2020, after giving effect to the Reorganization (including the Exit Financing and the amounts of Indebtedness that we anticipate incurring pursuant thereto):

•

we would have had approximately $4.75 billion of outstanding indebtedness, all of which would have been secured by the Collateral (such indebtedness consisting of the Notes offered hereby and borrowings under the New HoldCo Term Loan Credit Agreement), and we would have had approximately $500 million of availability to incur additional indebtedness under the HoldCo Revolving Credit Agreement that would be secured by the Collateral on a “first out” basis, none of which would have been subordinated;

•

our Subsidiaries would have had approximately $35.7 billion of liabilities in respect of indebtedness and trade payables, including approximately $33.35 billion of outstanding indebtedness of the Utility (such indebtedness consisting of Utility Senior Notes, Utility First Mortgage Bonds and borrowings under the New Utility Term Loan Credit Agreement), and the Utility would have had $2.53 billion of additional borrowing capacity under the New Utility Revolving Credit Facility (after taking into account letters of credit outstanding under the DIP revolving facility that will become outstanding under the New Utility Revolving Credit Facility on the Effective Date which, as of May 31, 2020, were $972 million), all of which would structurally rank senior to the Notes offered hereby, all of which would structurally rank senior to the Notes offered hereby; and

•	the Utility had outstanding preferred stock with an aggregate liquidation preference of $252.0 million, all of which would be structurally senior to the Notes offered hereby.

The Indenture will permit us and our Subsidiaries (including the Utility) to incur additional indebtedness.

Escrow of Net Proceeds; Special Mandatory Redemption

If the Escrow Conditions (as defined below) are not satisfied prior to the consummation of the offering of the Notes, we will enter into the Escrow Agreement with the Trustee and the Escrow Agent, pursuant to which we will deposit, into an Escrow Account, the net proceeds of the offering of the Notes, together with additional cash in an aggregate amount sufficient to fund the redemption of all the Notes at the Special Redemption Price on September 14, 2020. Pending release from escrow, the funds held in the Escrow Account will be invested in Permitted Investments. The Trustee will have a first priority security interest in the Escrow Account and all deposits therein to secure the Notes Obligations pending disbursement as described below. The ability of the holders of the Notes to realize upon such funds or securities held in the Escrow Account may be subject to certain bankruptcy law limitations.

Pursuant to the terms of the Escrow Agreement, the funds held in the Escrow Account will be released to us upon delivery by us to the Escrow Agent and the Trustee of an Officer’s Certificate certifying that, prior to or concurrently with the release of the funds from the Escrow Account, the following Escrow Conditions have been satisfied:

(a)	the Confirmation Order shall be in full force and effect and no stay thereof shall be in effect;

(b)

neither the Plan of Reorganization nor the Confirmation Order shall have been amended or modified or any condition contained therein waived, in either case, in any manner materially adverse to the holders of the Notes;

(c)

all conditions precedent to the effectiveness of the Plan of Reorganization (other than the receipt by the Issuer of the net proceeds from the offering of the Notes) shall have been, or substantially concurrently with the release of the funds held in the Escrow Account, will be, satisfied or waived (to the extent such waiver is not materially adverse to the holders of the Notes);

(d)	the Issuer and the Utility shall be in compliance in all material respects with the Confirmation Order;

(e)	all documents necessary to implement the Plan of Reorganization and the financing and distributions contemplated thereunder shall have been executed;

(f)

(i) the transactions as described and defined in the Plan of Reorganization to occur upon the Effective Date (as defined in the Plan of Reorganization) shall have been consummated, or substantially concurrently with the release of the funds held in the Escrow Account will be consummated, including the following:

(A)

the Issuer shall have consummated, or shall consummate substantially concurrently with the release of the funds held in the Escrow Account, one or more public or private offerings (including rights offerings) or private placements of common stock of the Issuer (including securities exercisable for, exchangeable or convertible into, or purchase contracts to acquire, common stock of the Issuer), for aggregate gross proceeds of at least $9.0 billion;

(B)

the Issuer shall have entered into, or shall enter into substantially concurrently with the release of the funds held in the Escrow Account, the New HoldCo Credit Agreements, and shall have borrowed, or shall borrow substantially concurrently with the release of the funds held in the Escrow Account, pursuant to the New HoldCo Term Loan Credit Agreement, an aggregate gross amount equal to $4.75 billion less the principal amount of the Notes issued on the Issue Date; and

(C)

the Utility (1) shall have entered into, or shall enter into substantially concurrently with the release of the funds held in the Escrow Account, the New Utility Term Loan Credit Agreement, and shall have borrowed, or shall borrow substantially concurrently with the release of the funds held in the Escrow Account, certain amounts pursuant to the New Utility Term Loan Credit Agreement, and (2) shall have consummated, or shall consummate substantially concurrently with the release of the funds held in the Escrow Account, one or more public or private offerings of Utility First Mortgage Bonds, in an aggregate principal amount, together with the aggregate gross amount of borrowings pursuant to clause (1), equal to $11.925 billion; and

(ii) the Issuer and the Utility shall have received, or shall receive substantially concurrently with the release of the funds held in the Escrow Account, the net proceeds from each of the financing transactions described in clauses (A) through (C) above;

(g)

(i) all obligations under the DIP Facilities (as defined in the Plan of Reorganization) (other than contingent obligations not yet due and payable) shall have been paid in full (and all commitments thereunder terminated), or shall be paid in full (and all commitments thereunder terminated) substantially concurrently with the release of the funds held in the Escrow Account, and (ii) all liens related thereto shall have been extinguished, terminated or otherwise released or shall be extinguished, terminated or otherwise released substantially concurrently with the release of the funds held in the Escrow Account; and

(h)

the pledge agreement required to create the Liens in the Collateral securing the Notes will be executed and delivered (to the extent such document is required to be delivered on such date) along with legal opinions in respect of the Pledge Agreement and the delivery to the Collateral Agent of the certificate representing the Pledged Equity together with an undated stock or similar power executed in blank.

The Indenture will provide that if the Mandatory Redemption Event occurs, then (a) on the Special Redemption Date, we must redeem all the issued and outstanding Notes of each series at the Special Redemption Price and (b) all Notes of each series shall become due and payable on the Special Redemption Date, regardless of whether previously called for redemption. We refer to such a redemption as a “Special Mandatory Redemption.” In addition, if at any time we determine in our sole discretion that the Mandatory Redemption Event is reasonably likely to occur, then we, at our option, may redeem all (but not less than all) the Notes at the Special Redemption Price on the Special Redemption Date. We refer to such a redemption as a “Special Optional Redemption.” The term “Special Redemption” means either of a Special Mandatory Redemption or a Special Optional Redemption. If we are required to redeem all the issued and outstanding Notes pursuant to a Special Redemption, funds will be released from the Escrow Account to pay the Special Redemption Price for all such Notes pursuant to such redemption.

If on or prior to the Escrow Release Date the Escrow Agent receives a written notice from the Trustee to the effect that the principal of, and accrued interest on, the Notes of any series has become immediately due and payable due to the occurrence and continuation of an Event of Default, the Escrow Agent shall deliver to the Trustee, on the third Business Day after receipt of such notice, funds from the Escrow Account equal to the principal of, and accrued interest on, the Notes that have been accelerated, in accordance with the Trustee’s instructions.

All restrictive covenants described under “—Certain Covenants” will be applicable to us beginning on the Issue Date.

As used in this subsection, the following terms shall have the following meanings:

“Confirmation Order” means, collectively, (i) the Funding Transactions Order and (ii) the confirmation order entered by the Bankruptcy Court confirming the Plan of Reorganization and approving the transactions contemplated thereby (provided that such order shall be in the form filed by PG&E Corporation and the Utility with the Bankruptcy Court on June 14, 2020, except for any changes thereto that are not materially adverse to the holders of the Notes); and

“Plan of Reorganization” means the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated December 12, 2019 (as amended on January 31, 2020, March 9, 2020, March 16, 2020, May 22, 2020 and as may be further amended, modified or supplemented from time to time) in the form confirmed by the Bankruptcy Court pursuant to the Confirmation Order (provided that such plan shall be in the form filed by PG&E Corporation and the Utility with the Bankruptcy Court on June 14, 2020, except for any changes thereto that are not materially adverse to the holders of the Notes).

Optional Redemption

2028 Notes

Except as set forth below, we are not entitled to redeem the 2028 Notes at our option prior to July 1, 2023.

On or after July 1, 2023, we may redeem all or a part of the 2028 Notes, on any one or more occasions, upon notice as described under “—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date (subject to the rights of holders of the 2028 Notes on the relevant record date to receive interest on the relevant interest payment date falling prior to or on the redemption date), if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

Year	Price
2023	102.500%
2024	101.667%
2025	100.833%
2026 and thereafter	100.000%

At any time after satisfaction of the Escrow Conditions and prior to July 1, 2023, we may redeem all or a part of the 2028 Notes, on any one or more occasions, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of 2028 Notes redeemed, plus the 2028 Notes Applicable Premium as of the redemption date, plus accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the rights of holders of record of the 2028 Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date. Calculation of the 2028 Notes Applicable Premium is our responsibility, and the Trustee shall have no duty to calculate or verify the calculation of the 2028 Notes Applicable Premium.

In addition, at any time after satisfaction of the Escrow Conditions and prior to July 1, 2023, we may, on any one or more occasions, use the net cash proceeds from one or more Equity Offerings to redeem, in the aggregate for all such redemptions, up to 40% of the aggregate principal amount of the 2028 Notes issued under the Indenture (including the aggregate principal amount of any additional 2028 Notes), upon notice as described under “—Selection and Notice,” at a redemption price equal to 105.00% of the principal amount of the 2028 Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption (subject to the rights of holders of the 2028 Notes on the relevant record date to receive interest on the relevant interest payment date falling prior to or on the redemption date), provided that:

(a)

at least 60% of the aggregate principal amount of the 2028 Notes issued under the Indenture on the Issue Date (excluding Notes held by us and our Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(b)	the redemption occurs within 180 days of the date of, and may be conditioned upon, the closing of such Equity Offering.

Any such redemption may, at our discretion, be subject to one or more conditions precedent as described under “—Selection and Notice.”

2030 Notes

Except as set forth below, we are not entitled to redeem the 2030 Notes at our option prior to July 1, 2025.

On or after July 1, 2025, upon notice as described under “—Selection and Notice,” we may redeem all or a part of the 2030 Notes, on any one or more occasions, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date (subject to the rights of holders of the 2030 Notes on the relevant record date to receive interest on the relevant interest payment date falling prior to or on the redemption date), if redeemed during the twelve-month period beginning on July 1 of the years indicated below:

Year	Price
2025	102.625%
2026	101.750%
2027	100.875%
2028 and thereafter	100.000%

At any time after satisfaction of the Escrow Conditions and prior to July 1, 2025, we may redeem all or a part of the 2030 Notes, on any one or more occasions, upon notice as described under “—Selection and Notice,” at a redemption price equal to 100% of the principal amount of 2030 Notes redeemed, plus the 2030 Notes Applicable Premium as of the redemption date, plus accrued and unpaid interest, if any, to, but not including, the redemption date, subject to the rights of holders of record of the 2030 Notes on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date. Calculation of the 2030 Notes Applicable Premium is our responsibility, and the Trustee shall have no duty to calculate or verify the calculation of the 2030 Notes Applicable Premium.

In addition, at any time after satisfaction of the Escrow Conditions and prior to July 1, 2023, we may, on any one or more occasions, use the net cash proceeds from one or more Equity Offerings to redeem, in the aggregate for all such redemptions, up to 40% of the aggregate principal amount of the 2030 Notes issued under the Indenture (including the aggregate principal amount of any additional 2030 Notes), upon notice as described under “—Selection and Notice,” at a redemption price equal to 105.25% of the principal amount of the Notes redeemed, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption (subject to the rights of holders of the 2030 Notes on the relevant record date to receive interest on the relevant interest payment date falling prior to or on the redemption date), provided that:

(a)

at least 60% of the aggregate principal amount of the 2030 Notes issued under the Indenture on the Issue Date (excluding Notes held by us and our Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(b)	the redemption occurs within 180 days of the date of, and may be conditioned upon, the closing of such Equity Offering.

Any such redemption may, at our discretion, be subject to one or more conditions precedent as described under “—Selection and Notice.”

Selection and Notice

Notice of any optional redemption will be set at least 10 days but not more than 60 days before the redemption date to each holder of the series of Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes of the series called for redemption.

We will have the right to provide conditional redemption notices for redemptions that are contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time we are required to notify holders of the redemption. A conditional notice may state that if we have not deposited redemption funds with the Trustee or a paying agent on or before the redemption date or we have directed the Trustee or paying agent not to apply money deposited with it for redemption of the Notes, we will not be required to redeem the Notes on the redemption date. In our discretion, any redemption date for any redemption that is subject to one or more conditions precedent may be delayed until such time as any or all such conditions precedent are satisfied.

If we are redeeming less than all of the Notes issued under the Indenture at any time, in the case of certificated Notes, the Trustee will select the Notes to be redeemed by lot or by such other method as the Trustee shall deem fair and appropriate and, in the case of global Notes, such Notes shall be selected by DTC in accordance with its customary procedures. No Notes of $2,000 or less can be redeemed in part.

Open Market Purchases; Mandatory Redemption; No Sinking Fund

We may at any time and from time to time purchase Notes in the open market or otherwise. Except as described under “—Escrow of Net Proceeds; Special Mandatory Redemption,” we will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Security

General

From and after the Escrow Release Date, the Notes and the Notes Obligations will be secured by first priority Liens on the Collateral (as defined below), in each case subject to certain exceptions, Permitted Liens and encumbrances described in the Indenture and the Collateral Documents. The Collateral Agent’s ability to foreclose on the Collateral on behalf of the holders of the Notes may be subject to, among other things, the consent of third parties, regulatory approvals, and other practical problems associated with the realization of the Collateral Agent’s security interest in the Collateral. We cannot assure holders of the Notes that any consents or approvals will be given if required and, therefore, the Collateral Agent may not have the ability to foreclose upon those assets or assume or transfer the right to those assets. For example, the Collateral Agent’s ability to exercise its remedies with respect to the Collateral would be subject to regulatory approval, including authorization by the FERC, the FCC, the NRC and the CPUC, if foreclosure or sale of the Pledged Equity would constitute a transfer of control of the Utility. Subsequent disposition of the common stock that results in a legal or functional change in control of the Utility would require similar approval. Accordingly, the Collateral Agent’s ability to foreclose on and dispose of the Collateral may be restricted or delayed by applicable regulatory requirements.

On the Escrow Release Date, the Trustee will enter into the Pledge Agreement. Pursuant to and in accordance with the terms of the Pledge Agreement, upon the execution and delivery of the Pledge Agreement on the Escrow Release Date, subject to certain exceptions described below or as set forth in the Pledge Agreement, the Collateral Agent will hold first priority Liens for the benefit of itself, the Trustee and the holders of the Notes on a pari passu lien basis with the holders of the other First Priority Credit Obligations in:

(a)

all shares of common stock of the Utility owned by the Issuer and any other shares of common stock of the Utility obtained in the future by the Issuer and the certificates or instruments representing such shares of common stock (the “Pledged Equity”);

(b)

all payments of dividends, cash, options, warrants, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, the Pledged Equity, and all certificates or instruments representing, and rights and privileges of the Issuer with respect to, the securities and other property referred to in this clause (b) and clause (a) above; and

(c)	all Proceeds (as such term is defined in the UCC) of any of the foregoing (the items referred to in clauses (a) through (c) above being collectively referred to as the “Collateral”).

As set out in more detail below, subject to the receipt of any applicable regulatory approvals and certain exceptions, upon an enforcement event, insolvency or liquidation proceeding or disposition permitted under the terms of the Indenture, proceeds from the Collateral will be applied (1) first, to pay the expenses of the exercise of such remedies and the other expenses, fees and indemnities then payable to the Collateral Agent, the Revolving Administrative Agent, the administrative agent under the New HoldCo Term Loan Credit Agreement, the Trustee and any trustee, agent or authorized representative for holders of Future Pari Passu Indebtedness (other than in the case of Additional Notes) who has executed a joinder to the Collateral Documents, unless already a party thereto, (2) second, to satisfy the HoldCo Revolving Credit Agreement Obligations to the extent the aggregate principal amount in respect thereof does not exceed $650 million, and (3) third, to the extent not described in clause (1) or (2), to the payment in full of all remaining Pari Passu Obligations on a ratable basis. In addition, the Indenture will permit the Issuer to create additional Liens under specified circumstances. See “—Certain Covenants—Limitations on Liens.”

Under the Collateral Documents, only the Collateral Agent will have a right to act or refrain from acting with respect to any Collateral and only the Applicable Authorized Representative will have a right to instruct the Collateral Agent to act or refrain from acting with respect to any Collateral. The “Applicable Authorized Representative” will, on the Escrow Release Date, be the Revolving Administrative Agent and will remain the Revolving Administrative Agent until the earlier of (1) the discharge of the HoldCo Revolving Credit Agreement Obligations and (2) the Non-Applicable Authorized Representative Enforcement Date (as defined below) (such earlier date, the “Applicable Authorized Representative Change Date”); after the Applicable Authorized Representative Change Date, the Applicable Authorized Representative will be the representative of the series of Pari Passu Obligations that constitutes the largest outstanding principal amount of any then outstanding series of Pari Passu Obligations so long as such series of Pari Passu Obligations is greater than the HoldCo Revolving Credit Agreement Obligations as such amount is determined by the Issuer with respect to such Collateral (the “Major Non-Applicable Authorized Representative”).

With respect to any Collateral, no representative of a series of Pari Passu Obligations that is not the Applicable Authorized Representative (“Non-Applicable Authorized Representative”), or holder of Indebtedness for which such Non-Applicable Authorized Representative is a representative (“Non-Controlling Secured Party”), shall be permitted to instruct the Collateral Agent to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator, examiner or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Collateral or have a right to consent to any such action. Only the Applicable Authorized Representative shall be entitled to instruct the Collateral Agent to take any such actions or exercise any such remedies with respect to Collateral.

The “Non-Applicable Authorized Representative Enforcement Date” means, with respect to any Non-Applicable Authorized Representative, the date that is 180 days (throughout which 180-day period such Non-Applicable Authorized Representative was the Major Non-Applicable Authorized Representative) after the occurrence of both (a) an event of default, as defined in the Indenture or other debt facility for the applicable series of Pari Passu Obligations, and (b) receipt by the Applicable Authorized Representative and each other representative of Pari Passu Obligations (each such representative of Pari Passu Obligations, an “Authorized Representative”) of written notice from such Major Non-Applicable Authorized Representative certifying that (i) such Non-Applicable Authorized Representative is the Major Non-Applicable Authorized Representative and that an event of default, as defined in the Indenture or other debt facility for that series of Pari Passu Obligations has occurred and is continuing, and (ii) the Pari Passu Obligations of that series with respect to which such Major Non-Applicable Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the Indenture or other debt facility for that series of Pari Passu Obligations; provided that the Non-Applicable Authorized Representative Enforcement Date will be stayed and will not occur and will be deemed not to have occurred (1) at any time the Collateral Agent on the instructions of the Applicable Authorized Representative has commenced and is diligently pursuing any enforcement action with respect to such Collateral or (2) at any time the Issuer is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.

Notwithstanding the equal priority of the Liens, the Applicable Authorized Representative and the Collateral Agent may deal with the Collateral as if the Applicable Authorized Representative and the Collateral Agent had a senior Lien on such Collateral. No Non-Applicable Authorized Representative or Non-Controlling Secured Party will be permitted to contest, protest or object to any foreclosure proceeding or action brought by the Applicable Authorized Representative or any holders of Indebtedness for which the Applicable Authorized Representative is a representative (“Controlling Secured Party”) or any other exercise by the Applicable Authorized Representative or any Controlling Secured Party of any rights and remedies relating to the Collateral. Each of the Pari Passu Secured Parties also will agree that they will not contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Collateral, or the provisions of the Pledge Agreement.

If the Issuer becomes subject to any insolvency or liquidation proceeding, the Pledge Agreement will provide that if the Issuer shall, as debtor-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or under any equivalent provision of any other applicable debtor relief law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or under any equivalent provision of any other applicable debtor relief law, each Pari Passu Secured Party will agree not to object to any such financing or to the Liens on the Collateral securing the same (the “DIP Financing Liens”) and/or to any use of cash collateral that constitutes Collateral, unless, in each case, the Applicable Authorized Representative with respect to such Collateral opposes or objects to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Collateral granted to secure the Pari Passu Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Collateral as set forth in the Pledge Agreement), in each case so long as:

(a)

Pari Passu Secured Parties of each series retain the benefit of their Liens on all such Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Pari Passu Secured Parties (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the insolvency or liquidation proceedings;

(b)

the Pari Passu Secured Parties of each series are granted Liens on any additional or replacement collateral pledged to any Pari Passu Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-a-vis the Pari Passu Secured Parties as set forth in the Pledge Agreement;

(c)	if any amount of such DIP Financing or cash collateral is applied to repay any of the Pari Passu Obligations, such amount is applied pursuant to the Pledge Agreement; and

(d)

if any Pari Passu Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the Pledge Agreement;

provided that the Pari Passu Secured Parties of each series will have a right to object to the grant of a Lien to secure the DIP Financing over any collateral subject to Liens in favor of the Pari Passu Secured Parties of such series or its or their representative that do not constitute Collateral; and provided, further, that the Pari Passu Secured Parties receiving adequate protection will agree that they shall not object to any other Pari Passu Secured

Party receiving adequate protection comparable to any adequate protection granted to such Pari Passu Secured Parties in connection with a DIP Financing and/or use of cash collateral.

Subject to receipt of any applicable regulatory approvals, if remedies are exercised by the Collateral Agent with respect to the Collateral, the proceeds from the sale of the Collateral will be applied (1) first, to pay the expenses of the exercise of such remedies and the other expenses, fees and indemnities then payable to the Collateral Agent, the Revolving Administrative Agent, the administrative agent under the New HoldCo Term Loan Credit Agreement, the Trustee and any trustee, agent or authorized representative for holders of Future Pari Passu Indebtedness (other than in the case of Additional Notes) who has executed a joinder to the Collateral Documents, unless already a party thereto, (2) second, to satisfy the HoldCo Revolving Credit Agreement Obligations to the extent the aggregate principal amount in respect thereof does not exceed $650 million, and (3) thereafter, to the extent not described in clause (1) or (2), to the payment in full of all remaining Pari Passu Obligations on a ratable basis. The proceeds of any sale of the Collateral following an Event of Default may not be sufficient to satisfy in full the Issuer’s obligations under the Notes and the other Indebtedness secured by the Collateral on a pari passu basis. See “Risk Factors—Risks relating to the notes—The collateral securing the notes is limited in nature, and the proceeds from the collateral may be inadequate to satisfy payments on the notes.”

None of the Collateral has been appraised in connection with the offering of the Notes. The fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, our ability to implement our business strategy, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including but not limited to the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, portions of the Collateral may be illiquid and may have no readily ascertainable market value. Likewise, there can be no assurance that the Collateral will be saleable, or, if saleable, that there will not be substantial delays in its liquidation. In the event of a foreclosure, realization, liquidation, bankruptcy or similar proceeding, the Issuer cannot assure the holders of the Notes that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay its obligations under the Notes. Accordingly, there can be no assurance that proceeds of any sale of the Collateral pursuant to the Indenture and the related Collateral Documents following an Event of Default would be sufficient to satisfy, or would not be substantially less than, amounts due under the Notes. In addition, in the event of a bankruptcy or insolvency proceeding, the ability of the holders to realize upon any of the Collateral may be subject to regulatory approvals and certain bankruptcy or insolvency law limitations as described herein. See “Risk Factors—Risks Relating to the Notes—Regulatory considerations may affect the ability of the collateral agent to exercise certain rights with respect to the collateral securing the Notes.” and “—Rights of the holders of the Notes in the collateral securing the Notes may be adversely affected by bankruptcy proceedings and the holders of the Notes may not be entitled to post-petition interest, fees, or expenses in any bankruptcy proceeding.”

If the proceeds from a sale or other disposition of the Collateral were not sufficient to repay all amounts due on the Notes and other Pari Passu Obligations, the holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of the Issuer.

The Notes are not secured by any lien on, or other security interest in, any of our other properties or assets of our subsidiaries. The security interest in the Pledged Equity will not alter the effective subordination of the Notes to the creditors of our subsidiaries.

Certain bankruptcy and insolvency limitations

The right of the Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default would be significantly impaired (or at minimum delayed) by U.S. bankruptcy law in the event that a

U.S. bankruptcy case were to be commenced by or against the Issuer prior to the Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security without prior bankruptcy court approval (which may not be given under the circumstances).

In view of the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict whether or when payments under the Notes could be made following the commencement of a bankruptcy case (or the length of any delay in making such payments), whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral. The Bankruptcy Code only permits the payment and/or accrual of Post-Petition Interest to a secured creditor during a debtor’s bankruptcy case to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral.

Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes, the holders of the Notes would hold secured claims only to the extent of the value of the Collateral to which the holders of the Notes are entitled, and unsecured claims with respect to such shortfall.

Certain regulatory limitations

Regulatory considerations may affect the ability of the Collateral Agent to exercise certain rights with respect to the Collateral upon the occurrence of an Event of Default. Because the Utility is a regulated public utility, such foreclosure proceedings, the enforcement of the Pledge Agreement, and the right to take other actions with respect to the Collateral will be subject to, and thus may be limited by, regulatory approval.

The Utility’s business is subject to the regulatory jurisdiction of various agencies at the federal, state, and local levels. At the state level, the Utility is regulated primarily by the CPUC. At the federal level, the Utility is subject to the jurisdiction of the FERC and the NRC. The Utility is also subject to the requirements of other federal, state and local regulatory agencies, including with respect to safety, the environment, and health. See “Business—Regulatory Environment” in our Annual Report on Form 10-K for the year ended December 31, 2019 incorporated by reference herein.

The Collateral Agent’s ability to foreclose on the Collateral on behalf of the holders of the Notes may be subject to, among other things, the consent of third parties, regulatory approvals, and other practical problems associated with the realization of the Collateral Agent’s security interest in the Collateral. We cannot assure holders of the Notes that any consents or approvals will be given if required and, therefore, the Collateral Agent may not have the ability to foreclose upon those assets or assume or transfer the right to those assets. For example, the Collateral Agent’s ability to exercise its remedies with respect to the Collateral would be subject to regulatory approval, including authorization by the FERC, the FCC, the NRC and the CPUC, if foreclosure or sale of the Pledged Equity would constitute a transfer of control of the Utility. Subsequent disposition of the common stock that results in a legal or functional change in control of the Utility would require similar approval. Accordingly, the Collateral Agent’s ability to foreclose on and dispose of the Collateral may be restricted or delayed by applicable regulatory requirements.

Release of liens

The first priority Liens on the Collateral will be automatically released with respect to the Notes of a particular series:

•	in whole, upon a defeasance or discharge of the Notes of such series, as provided in “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”; and

•	in whole or in part, as provided in “—Modification”;

provided that, in each case, the Issuer has delivered to the Trustee and the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, in each case, stating that all conditions precedent provided for in the Indenture relating to such release have been complied with.

Repurchase of Notes Upon a Change of Control Triggering Event

Upon a Change of Control Triggering Event with respect to a series of Notes, unless we have exercised our right to redeem all of the Notes of such series as described under “—Optional Redemption,” or will concurrently exercise our right to redeem the Notes of such series as described above or to defease the Notes of such series or satisfy and discharge the Indenture with respect to such series of Notes, each holder of Notes of such series will have the right to require that we repurchase all or any part of that holder’s Notes of such series pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the Indenture. In the Change of Control Offer, we will offer a repurchase price payment in cash (the “Change of Control Payment”) in an amount equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase (the “Repurchase Date”), subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the Repurchase Date.

Within 30 days following any Change of Control Triggering Event with respect to a series of Notes, we will send a notice constituting the Change of Control Offer to each holder of such series of Notes, with a copy to the Trustee, stating that a Change of Control Triggering Event has occurred and that each such holder has the right to require us to repurchase all or a portion (equal to $1,000 or an integral multiple of $1,000) of such holder’s Notes of such series on the terms set forth in the Indenture.

Such notice will also state the Repurchase Date, which (other than as may be required by applicable law) must be no earlier than 10 days nor later than 60 days from the date such notice is sent, and describe the transaction or transactions constituting the Change of Control Triggering Event. The notice shall, if sent prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on a Change of Control Triggering Event occurring on or prior to the Repurchase Date specified in the notice or such other conditions specified therein and shall describe each such condition and, if applicable, shall state that, in our discretion, the Repurchase Date may be delayed until such time as any or all such conditions shall be satisfied, or that such purchase may not occur and such notice may be rescinded in the event that we believe, in our good faith judgment, that any or all such conditions (including such Change of Control Triggering Event) will not be satisfied by the Repurchase Date, or the Repurchase Date as so delayed.

Promptly following the expiration of the Change of Control Offer, we will, to the extent lawful, accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer. Promptly following such acceptance, we will, on the Repurchase Date:

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of such Notes properly tendered; and

•

deliver or cause to be delivered to the Trustee the Notes of such series properly accepted together with an Officer’s Certificate identifying the aggregate principal amount of Notes of such series or portions thereof being purchased by us pursuant to the Change of Control Offer.

The paying agent will promptly send or wire transfer to each holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes of a particular series are then in global form, make such payment through the facilities of DTC), and the Trustee will promptly authenticate and send (or cause to be transferred by book entry) to each holder a new Note of the same series equal in principal amount to any unpurchased portion of the Notes of the same series surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note so accepted for payment will cease to accrue interest on and after the applicable Repurchase Date, unless we default in making the Change of Control Payment with respect to such Note. We will announce to the holders of the Notes the results of the Change of Control Offer on or as soon as practicable after the Repurchase Date.

We will not be required to make a Change of Control Offer with respect to the Notes of a series if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us, and such third party purchases all Notes of such series properly tendered and not withdrawn under its offer. Notes repurchased by us pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and cancelled, at our option.

In the event that holders of Notes of a series validly tender and do not validly withdraw not less than 90% in aggregate principal amount of the outstanding Notes of such series in a Change of Control Offer and we (or any third party making such Change of Control Offer in lieu of us as described above) purchase all of such Notes so tendered and not withdrawn, we will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all of the Notes of such series that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment, plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on such Notes, to the date of redemption (subject to the rights of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

We will comply with all applicable tender offer rules, including without limitation Rule 14e-1 under the Exchange Act, in connection with a Change of Control Offer and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the offer to purchase the Notes of a series as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with Change of Control Offer provisions of the Notes of a series, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of any Notes by virtue of any such compliance.

Certain of the events constituting a Change of Control under the Notes will also constitute an event of default under our credit facilities and other debt instruments, as well as under the credit facilities and other debt instruments of the Utility. In addition, it is possible that at the time of any Change of Control Triggering Event, we may be prohibited from purchasing the Notes of a series by the terms of our other outstanding indebtedness. Due to the highly leveraged nature of PG&E Corporation following the Reorganization, there can be no assurance that we will have sufficient funds to purchase tendered Notes upon a Change of Control Triggering Event. In order to obtain sufficient funds to pay the purchase price of the outstanding Notes of a series (as well as to refinance any such other indebtedness in order to be able to purchase the Notes of a series without violating the terms of such other indebtedness), we may need to refinance the Notes of one or more series and such other indebtedness. We cannot assure you that we would be able to refinance the Notes of any series and such other indebtedness on reasonable terms, or at all. Our failure to offer to purchase all outstanding Notes of any series or to purchase all validly tendered Notes of any series would be an Event of Default with respect to that series under the Indenture. Such an Event of Default may cause the acceleration of our other indebtedness.

The Change of Control Triggering Event provisions will not necessarily afford protection to holders, including protection against an adverse effect on the value of the Notes, in the event that we or any of our Subsidiaries incur additional debt, whether through recapitalizations or otherwise. For example, any leveraged recapitalization, refinancing, restructuring or acquisition initiated by us generally will not constitute a Change of

Control that would potentially lead to a Change of Control Triggering Event. As a result, we could enter into any such transaction even though the transaction could increase the total amount of our outstanding indebtedness, adversely affect our capital structure or credit ratings or otherwise adversely affect the holders of the Notes. These transactions may not involve a change in voting power or beneficial ownership or result in a downgrade in the ratings of the Notes, or cause the ratings of the Notes to lowered, or, even if they do, may not necessarily constitute a Change of Control Triggering Event that affords you the protections described in this description.

With respect to a sale of assets, the phrase “all or substantially all,” which appears in the definition of Change of Control, has not gained an established meaning. In interpreting this phrase, courts have made subjective determinations, considering such factors as the value of the assets conveyed and the proportion of an entity’s income derived from such assets. Despite the limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of that phrase under applicable law. Accordingly, there may be uncertainty as to whether a holder can determine whether a Change of Control Triggering Event has occurred and can exercise any remedies such holder may have upon a Change of Control Triggering Event.

Certain Covenants

Limitations on Liens

Liens on the Collateral

The Issuer shall not incur, issue, assume or guarantee any Indebtedness secured by a Lien upon any of the Collateral, other than:

(1)

Liens securing Pari Passu Obligations incurred by the Issuer pursuant to Revolving Credit Facilities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided that (a) the aggregate principal amount of such Pari Passu Obligations does not at any one time outstanding exceed the greater of (i) $1.0 billion and (ii) 1.3% of Consolidated Net Tangible Assets of the Issuer and (b) any such Pari Passu Obligations that are Superior Revolving Credit Agreement Obligations do not exceed $650 million;

(2)

Liens securing Pari Passu Obligations incurred by the Issuer pursuant to (a) the Notes issued on the Issue Date (excluding any Additional Notes), (b) the New HoldCo Term Loan Credit Agreement in respect of any Indebtedness outstanding thereunder on the Escrow Release Date and (c) any Permitted Refinancing Debt incurred in exchange for, or the net proceeds of which are used to refund, replace or refinance Indebtedness described in clauses (a), (b) or (c) of this clause (2); and

(3)

Liens securing Future Pari Passu Obligations incurred by the Issuer, so long as after giving effect to such incurrence the Consolidated Fixed Charge Coverage Ratio of the Issuer for the most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such Liens are incurred would have been at least 2.00 to 1.00.

All Indebtedness outstanding under the HoldCo Revolving Credit Agreement on the Escrow Release Date will be treated as incurred on the Escrow Release Date under clause (1) above, and all Indebtedness outstanding under the New HoldCo Term Loan Credit Agreement on the Escrow Release Date will be treated as incurred on the Escrow Release Date under clause (2) above.

Liens on Property or Assets other than the Collateral

The Issuer shall not, and shall not permit any of its Significant Subsidiaries to, incur, issue, assume or guarantee any Indebtedness secured by a Lien upon any property or assets (other than the Collateral) of the Issuer or such Significant Subsidiary, without effectively providing that the outstanding Notes (together with, if the Issuer so determines, any other Indebtedness or obligation then existing or thereafter created ranking equally with the Notes) will be secured equally and ratably with (or prior to) such Indebtedness so long as such Indebtedness is so secured.

The foregoing limitation on Liens on property or assets other than Collateral will not, however, apply to the following (collectively, “Permitted Liens”):

(1)

Liens in existence on the date of original issue of the Notes (other than any Liens securing the New HoldCo Credit Agreements, the New Utility Credit Agreements or the Utility First Mortgage Bonds), including any Liens on the Escrow Account and amounts on deposit therein;

(2)

Liens for taxes not yet due or payable or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Issuer or the relevant Significant Subsidiary, as the case may be, in conformity with GAAP;

(3)

carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(4)

pledges or deposits in connection with workers’ compensation, employee benefits (including employee benefit plans covered by the Employee Retirement Income Security Act of 1974, as amended from time to time), unemployment insurance and other social security legislation or in connection with compliance with any and all foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any governmental authority or other requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as may now or at any time hereafter be in effect;

(5)

deposits to secure (i) the performance of bids, trade contracts (other than for borrowed money), leases, statutory and regulatory obligations, governmental contracts, agreements with utilities, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business or (ii) letters of credit, bank guaranties or similar instruments to support any of the foregoing items;

(6)

easements, rights-of-way, conservation easements, restrictions, minor defects or irregularities in title and other similar encumbrances imposed by law or incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of the Issuer and its Significant Subsidiaries, taken as a whole;

(7)	precautionary or purported Liens evidenced by the filing of UCC financing statements or similar financing statements under applicable requirements of law;

(8)

leases, licenses, subleases or sublicenses granted to others not interfering in any material respect with the business of the Issuer and its Significant Subsidiaries, in each case, in the ordinary course of business and that do not secure any Indebtedness;

(9)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(10)	any interest or title of a lessor under any lease entered into by the Issuer or any Significant Subsidiary thereof in the ordinary course of business and covering only the assets so leased;

(11)

(i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default hereunder and (ii) any pledge and/or deposit securing any settlement of litigation;

(12)	Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuer on deposit with such bank;

(13)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of any asset in the ordinary course of business and permitted by the Indenture;

(14)	Liens solely on any cash earnest money deposits in connection with any letter of intent or purchase agreement;

(15)

Liens securing Indebtedness with respect to Capital Lease Obligations and purchase money Indebtedness; provided that the aggregate outstanding principal amount of Indebtedness with respect to Capital Lease Obligations shall not exceed, at any one time outstanding, the greater of (i) $20 million and (ii) 0.025% of Consolidated Net Tangible Assets of the Issuer; provided further that (i) such Liens shall be created substantially simultaneously with the incurrence of such Indebtedness or within 180 days after completion of the acquisition, construction, repair, restoration, replacement, expansion, installation or improvement (as applicable) of the property subject to such Liens and (ii) such Liens attach at all times only to the property so financed except (A) for accessions to the property and the proceeds thereof and (B) that individual financings of property provided by one lender may be cross-collateralized to other financings of property provided by such lender;

(16)

rights reserved to or vested in others to take or receive any part of, or royalties related to, the power, gas, oil, coal, lignite or other minerals or timber generated, developed, manufactured or produced by, or grown on, or acquired with, any property of the Issuer and its Significant Subsidiaries in the ordinary course of business;

(17)

Liens upon the production from property of power, gas, oil, coal, lignite or other minerals or timber, and the by-products and proceeds thereof, to secure the obligations or pay all or part of the expenses of development of such property only out of such production or proceeds incurred in the ordinary course of business;

(18)

Liens arising out of all presently existing and future division and transfer orders, advance payment agreements, processing contracts, gas processing plant agreements, operating agreements, gas balancing or deferred production agreements, pooling, unitization or communitization agreements, pipeline, gathering or transportation agreements, platform agreements, cycling agreements, construction agreements, shared facilities agreements, salt water or other disposal agreements, leases or rental agreements, farm-out and farm-in agreements, development agreements, and any and all other contracts or agreements covering, arising out of, used or useful in connection with or pertaining to the development, operation, production, sale, use, purchase, exchange, storage, separation, dehydration, treatment, compression, gathering, transportation, processing, improvement, marketing, disposal or handling of any property of the Issuer and its Significant Subsidiaries; provided that such agreements are entered into in the ordinary course of business;

(19)	Liens on the assets or properties of any Regulated Utility or any of its Subsidiaries securing Indebtedness or other obligations of such Regulated Utility or any of its Subsidiaries;

(20)

Liens on the assets or properties of any Regulated Utility or any of its Subsidiaries securing obligations of such Regulated Utility or any of its Subsidiaries under any cash management agreement or Indebtedness of such Regulated Utility or any of its Subsidiaries under any Swap Agreement; and

(21)

other Liens securing Indebtedness or other obligations in an aggregate outstanding amount not to exceed, at any one time outstanding, the greater of (i) $60 million and (ii) 0.076% of Consolidated Net Tangible Assets of the Issuer.

Restrictions on Sales and Leasebacks

The Issuer shall not, and shall not permit any of its Significant Subsidiaries to, enter into any Sale and Leaseback Transaction involving any of the property or assets of the Issuer or such Significant Subsidiary used or useful in the Issuer’s or such Significant Subsidiary’s business, whether now owned or hereafter acquired, and having a fair market value in excess of 2.5% of Consolidated Net Tangible Assets of the Issuer as determined in good faith by a responsible financial or accounting officer of the Issuer, unless:

(1)

the Issuer or such Significant Subsidiary, as the case may be, could incur a Lien on such property or assets under the restrictions described above under “—Limitations on Liens—Liens on Property or Assets other than the Collateral” in an amount at least equal to the Attributable Debt with respect to the Sale and Leaseback Transaction without equally and ratably securing the Notes; or

(2)

the Issuer, within 180 days after the sale or transfer by the Issuer or such Significant Subsidiary, applies to the retirement of the Issuer’s funded debt (defined as indebtedness for borrowed money having a maturity of, or by its terms extendible or renewable for, a period of more than 12 months after the date of determination of the amount thereof) an amount equal to the greater of (a) the net proceeds of the sale of the property or assets sold and leased pursuant to such arrangement, or (b) the fair market value of the property or assets so sold and leased (subject to credits for certain voluntary retirements of funded debt) as determined in good faith by the Issuer’s board of directors.

Future Guarantees

If any Subsidiary that is not a Guarantor expressly Guarantees any Indebtedness or potential Indebtedness of the Issuer that has been or may be incurred under any Material Credit Facility, then the Issuer shall cause that Subsidiary to fully and unconditionally Guarantee the Notes and become a Guarantor pursuant to the provisions of the Indenture providing for Guarantees of the Notes by Subsidiaries of the Issuer, by executing a supplemental indenture in the form required by the Indenture and delivering it to the Trustee within 30 days after the date on which such Subsidiary Guaranteed such Indebtedness of the Issuer.

Each future Guarantee of the Notes by a Subsidiary is and will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

A Guarantor’s Guarantee with respect to the Notes of each series will be released automatically and immediately (without the necessity of any action by the Trustee) upon:

(1) the consummation of any sale or other disposition of all or substantially all of the properties or assets of that Guarantor, by way of merger, consolidation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer;

(2) the consummation any sale or other disposition of the Capital Stock of that Guarantor (by way of merger, consolidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Subsidiary of the Issuer; provided that the Guarantor ceases to be a Subsidiary of the Issuer as a result of the sale or other disposition;

(3) the liquidation or dissolution of such Guarantor; provided no Default or Event of Default occurs as a result thereof or has occurred or is continuing; and

(4) such Guarantor consolidating with, merging into or transferring all of its properties or assets to the Issuer or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolves or otherwise ceases to exist.

In addition, a Guarantor’s Guarantee with respect to the Notes of each series will be released automatically and immediately (without the necessity of any action by the Trustee):

(1) upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture, in each case with respect to the Notes of each series, as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge”; and

(2) at such time as such Guarantor has no express liability or potential liability pursuant to any Guarantee of any Indebtedness of the Issuer that has been or may be incurred under any Material Credit Facility, other than the Indenture and the Notes of such series.

Consolidation, Merger and Sale

The Issuer shall not (a) consolidate with or merge into any other Person or convey, transfer or lease the properties and assets of the Issuer and its Subsidiaries (considered as a single enterprise) substantially as an entirety to any Person or (b) permit any of its Subsidiaries to enter into any such transaction or series of transactions if it would result in the disposition of the consolidated properties and assets of the Issuer and its Subsidiaries (considered as a single enterprise) substantially as an entirety, unless, in each case:

(1)

either (a) in the case of a consolidation or merger, the Issuer is the surviving entity, or (b) the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made (such Person, the “Successor Company”) expressly assumes, by supplemental indenture or other agreement executed and delivered to the Trustee and the Collateral Agent, as applicable, the payment of the principal of (and premium, if any) and interest on all the Notes and the performance of every covenant of the Indenture on the part of the Issuer to be performed or observed and all obligations under the Collateral Documents;

(2)	the Successor Company, if any, is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia;

(3)	immediately after giving effect to such transactions, no Default or Event of Default exists; and

(4)

the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with this covenant and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Notwithstanding the foregoing, the Issuer may merge or consolidate with or transfer all or substantially all of its assets to an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the Issuer’s jurisdiction of organization or the Issuer’s form of organization; provided that the successor assumes all of the Issuer’s obligations under the Indenture and the Collateral Documents.

Upon any merger or consolidation, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in each case, in accordance with the provisions of the Indenture described in the first paragraph of this covenant, the Successor Company, if any, will succeed to and be substituted for the Issuer, and may exercise every right and power of the Issuer under the Indenture, with the same effect as if the Successor Company had been named as the Issuer in the Indenture, and, in the case of such a sale, assignment, transfer, conveyance or other disposition of properties or assets, the Issuer shall be released and relieved from any obligations under the Indenture or the Notes without further action.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Ownership of the Utility

So long as any Notes of any series are issued and outstanding, the Issuer shall own all the issued and outstanding common stock of the Utility either directly or indirectly through one or more Subsidiaries of the Issuer.

Reports

The Indenture will require the Issuer to file with the Trustee, within 15 days after the Issuer is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided that the electronic filing with the SEC through the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (or any successor system providing for free public access to such filings) of such reports, information and documents will satisfy the Issuer’s obligation to provide such reports, information and documents to the Trustee.

If at any time the Issuer is not required to file information, documents or reports pursuant to either Section 13 or Section 15(d) of the Exchange Act, then the Issuer will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations; provided that the electronic filing with the SEC through EDGAR (or any successor system providing for free public access to such filings) of such information, documents and reports will satisfy the Issuer’s obligation to provide such information, documents and reports to the Trustee.

Events of Default and Remedies

Under the Indenture, an “Event of Default” with respect to each series of Notes is defined as any of the following:

(1)	failure for 30 days to pay interest on the Notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption or repurchase;

(2)	failure to pay principal or premium, if any, or interest on the Notes of such series when due;

(3)

failure by the Issuer to observe or perform any other covenant of the Issuer in the Indenture (other than a covenant that has expressly been included in the Indenture solely for the benefit of one or more series of Notes other than such series) or the Collateral Documents for 60 days (or in the case of a failure to comply with the covenant described under the caption “—Certain Covenants—Reports,” 90 days) after written notice to the Issuer from the Trustee or to the Issuer and the Trustee from the holders of at least 33% in principal amount of the outstanding Notes of such series;

(4)

the occurrence of any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any debt for money borrowed of the Issuer or any Significant Subsidiary, whether the debt existed on the issue date or is thereafter created, if the event of default (i) is caused by a failure to pay principal after final maturity of the debt after the expiration of the grace period provided in the debt (which we refer to as a “payment default”) or (ii) results in the acceleration of the debt prior to its express maturity, and, in each case, the principal amount of the debt, together with the principal amount of any other debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $200 million or more; provided, however, that if, (i) any such payment default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such debt is repaid, in each case during the 30-day period commencing upon the end of any applicable grace period for such payment default or the occurrence of such acceleration, as the case may be, any Default or Event of Default (and any acceleration of the Notes) caused by such payment default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment, decree or applicable law;

(5)

(i) any material provisions of any Collateral Document shall cease to be in full force and effect, or the Issuer shall so assert in writing, or (ii) any Lien required by the Indenture that is created by any Collateral Document in any material portion of the Collateral shall cease to be enforceable and perfected and of the same effect and priority purported to be created thereby, or the Issuer shall so assert in writing, in each case, for any reason other than pursuant to the terms of the Indenture and the Collateral Documents; or

(6)	certain events of bankruptcy, insolvency or reorganization of the Issuer or any of its Significant Subsidiaries.

The holders of a majority in aggregate outstanding principal amount of the Notes of each series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes of such series. If an Event of Default occurs and is continuing with respect to the Notes of any series, then the Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the Notes of such series may declare the principal amount of, and accrued and unpaid interest on, the Notes of such series due and payable immediately by notice in writing to us (and to the Trustee if given by the holders), and upon any such declaration such principal amount, and such interest, if any, shall become immediately due and payable; provided, however, that upon the occurrence of an Event of Default specified in clause (6) above, the principal amount of, and accrued and unpaid interest on, all Notes of each series then outstanding shall be due and payable immediately without any declaration or other action by the Trustee or the holders of such series. The effect of the immediately preceding proviso may be limited by applicable bankruptcy law. At any time after such a declaration of acceleration with respect to the Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in the Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Notes of such series may rescind and annul such declaration and its consequences if all Events of Default with respect to such Notes, other than the non-payment of the principal of such Notes which has become due solely by such declaration of acceleration, have been cured or waived and the Issuer has paid or deposited with the Trustee a sum sufficient to pay all overdue interest (including, to the extent such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Notes) and principal due otherwise than by acceleration and all sums paid or advanced by the Trustee, including reasonable compensation and expenses of the Trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the Notes of any series may, on behalf of the holders of all the Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Note of such series affected.

The Trustee may withhold from holders of the Notes of any series notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal or interest.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default with respect to the Notes of any series occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of Notes of such series, unless such holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest, when due, no holder of a Note of any series may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) holders of at least 33% in aggregate principal amount of the then outstanding Notes of such series make a written request to the Trustee to pursue the remedy;

(3) such holder or holders offer and provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60 day period, holders of a majority in aggregate principal amount of the then outstanding Notes of such series do not give the Trustee a direction inconsistent with such request.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture.

Modification

The Indenture will contain provisions permitting us, without notice to or the consent of any holder, the Trustee and the Collateral Agent, to modify, amend or supplement the Indenture, the Notes or the Collateral Documents:

(1)	to cure any ambiguity, defect, mistake or inconsistency in the Indenture, the Notes or the Collateral Documents;

(2)	to comply with the terms set forth under “—Certain Covenants—Consolidation, Merger and Sale”;

(3)	to comply with the rules of any applicable securities depositary;

(4)	to provide for uncertificated Notes in addition to or in place of certificated Notes;

(5)

to make any change that would provide any additional rights or benefits to the holders of Notes of all or any series (and if such additional rights or benefits are to be for the benefit of less than all series of Notes, stating that such changes are expressly being included solely for the benefit of such series);

(6)

to conform the text of the Indenture, the Notes or the Collateral Documents to any provision of this “Description of the Notes” to the extent that such provision is intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Collateral Documents, which intent shall be established pursuant to an Officer’s Certificate to that effect;

(7)	to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(8)	to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee;

(9)

to provide for any guarantee of the Notes, to grant any additional Liens to secure the Notes, or to confirm and evidence the release, termination or discharge of any guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by the Indenture and the Collateral Documents;

(10)	to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(11)

to provide for the accession of any parties to the Collateral Documents (and other amendments that are administrative or ministerial in nature) in connection with the granting of additional Liens permitted by the Indenture; or

(12)	to make any other change that does not materially and adversely affect the rights of any holder.

The Indenture contains provisions permitting us, the Trustee and the Collateral Agent, with the consent of the holders of not less than a majority in principal amount of the outstanding Notes of each series that is affected (each such series voting as a separate class), to modify, amend or supplement the Indenture, the Notes or the Collateral Documents; provided that no such modification, amendment or supplemental indenture may, without the consent of the holder of each outstanding Note that is affected:

(1)

change the stated maturity of the principal of, or any installment of principal of, premium, if any, and interest on, any Note, or reduce the principal amount of any Note or the rate of interest on any Note or any premium payable upon the redemption of any Note, or change the method of calculating the rate of interest of any Note; provided, however, that any purchase or repurchase of Notes, including pursuant to the covenant described above under the caption “—Repurchase of Notes Upon a Change of Control Triggering Event,” shall not be deemed a redemption of Notes;

(2)

waive a redemption payment with respect to any Note; provided, however, that any purchase or repurchase of Notes, including pursuant to the covenant described above under the caption “—Repurchase of Notes Upon a Change of Control Triggering Event,” shall not be deemed a redemption of Notes;

(3)

impair the contractual right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any such payment with respect to such holder’s Notes, or waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes of such series (except a rescission of acceleration of the Notes of such series by the holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration); provided, however, that any purchase price to be paid upon the purchase or repurchase of Notes, including pursuant to the covenant described above under the caption “—Repurchase of Notes Upon a Change of Control Triggering Event,” shall not be deemed principal, premium or interest;

(4)

reduce the percentage of principal amount of the outstanding Notes of any series, the consent of whose holders is required for any such modification, amendment or supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults under the Indenture and their consequences) provided for in the Indenture;

(5)

modify any of the provisions of the Indenture, the Notes or the Collateral Documents relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Note that is affected; or

(6)

make any change in the provisions of the Indenture, the Notes or the Collateral Documents dealing with the application of proceeds of Collateral that would adversely affect the holders of the Notes in any material respect.

In addition, without the consent of the holders of at least 66 2⁄3% in principal amount of Notes then outstanding, no amendment, supplement or waiver may modify any Collateral Document or the provisions in the Indenture dealing with the Collateral or the Collateral Documents if such amendment, supplement or waiver would have the effect of releasing all or substantially all of the Collateral from the Liens of the Collateral Documents (except as permitted by the terms of the Indenture and the Collateral Documents) or alter the priority of the security interests in the Collateral.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture that has expressly been included solely for the benefit of one or more particular series of the debt securities issued under the Indenture, or that modifies the rights of holders of the debt securities of that series with respect to that covenant or provision, shall be deemed not to affect the rights under the Indenture of the holders of the debt securities of any other series issued under the Indenture or of the coupons appertaining to those debt securities. It is not necessary for the consent of the holders under this section of the Indenture to approve the particular form of any proposed amendment, supplement, or waiver, but it is sufficient if the consent approves the substance thereof.

After an amendment, supplement, or waiver under this section of the Indenture becomes effective, we will give to the holders affected thereby a notice briefly describing the amendment, supplement, or waiver. We will send supplemental indentures to holders upon request. Any failure of us to send a notice, or any defect therein, will not affect the validity of any supplemental indenture or waiver.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes of any series that are outstanding (“Legal Defeasance”) except for:

(1)

the rights of holders of the Notes of such series that are then outstanding to receive payments in respect of the principal of, or interest or premium on such Notes when such payments are due from the trust referred to below;

(2)

the Issuer’s obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee for the Notes of such series, and the Issuer’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, with respect to a particular series of Notes, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer (and the obligations of any Guarantors) released with respect to the provisions of the Indenture described above under “—Repurchase of Notes Upon a Change of Control Triggering Event” and under “—Certain Covenants” (other than the covenant described under “—Covenants—Consolidation, Merger and Sale,”) (such release and termination being referred to as “Covenant Defeasance”) and thereafter any failure to comply with such obligations or provisions will not constitute a Default or Event of Default with respect to the Notes of such series. In the event Covenant Defeasance with respect to the Notes of any series occurs, then with respect to the Notes of that series, the Events of Default described under clauses (3) through (5) under the caption “—Events of Default and Remedies” and the Event of Default described under clause (6) under the caption “—Events of Default and Remedies” (but only with respect to Subsidiaries of the Issuer), in each case, will no longer constitute an Event of Default with respect to the Notes of such series. If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option with respect to the Notes of any series, each Guarantor will be released and relieved of all Obligations in respect of such Notes, including its Obligations in respect of its Guarantee of such Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes of any series:

(1)

the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes of such series, cash in U.S. dollars, U.S. Government Securities, or a combination of cash in U.S. dollars and U.S. Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium on Notes of such series that are then outstanding on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes of such series are being defeased to maturity or to a particular redemption date;

(2)

in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the beneficial owners of the Notes of such series that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of the Notes of such series that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default or Event of Default with respect to the Notes of such series has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness), or the granting of Liens to secure such borrowings);

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Significant Subsidiaries is a party or by which the Issuer or any of its Significant Subsidiaries is bound;

(6)

the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes of such series over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others;

(7)	the Issuer must deliver to the Trustee an Officer’s Certificate, stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(8)

the Issuer must deliver to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (2) or (3) (as applicable) and (5) of this paragraph have been satisfied; provided that the Opinion of Counsel with respect to clause (5) above may be based on a list of material agreements and instruments provided by the Issuer.

In the case of any defeasance with respect to the Notes of any series, the Liens, if any, on the Collateral securing the Notes of such series will be released.

Satisfaction and Discharge

Our entire indebtedness in respect of a particular series of Notes will be deemed to have been satisfied and discharged, and the Liens, if any, on the Collateral securing the Notes of such series will be released, when:

(1) either:

(a) all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b) all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Notes of such series, cash in U.S. dollars, U.S. Government Securities or a combination thereof in such amounts as will be sufficient, without consideration of any reinvestment of interest (which, in the case of a deposit of U.S. Government Securities, will be based on the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee), to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee for cancellation for principal of, premium, if any, on, or interest on, the Notes of such series to, but excluding, the date of Stated Maturity or redemption; provided that with respect to each series of Notes if such redemption is made as provided in the third paragraph pertaining to optional redemption of Notes of such series under the caption “—Optional Redemption,” (x) the amount of cash in U.S. dollars, U.S. Government Securities, or a combination thereof, that must be irrevocably deposited will be determined using an assumed Applicable Premium calculated as of the date of such deposit and (y) the depositor must irrevocably deposit or cause to be deposited additional money in trust on the redemption date as necessary to pay the Applicable Premium as determined by such date (any such amount, the “Applicable Premium Deficit”) (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such Applicable Premium Deficit is in fact paid); provided, further, that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid after any satisfaction and discharge of the Indenture. Any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;

(2) no Default or Event of Default with respect to the Notes of such series has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), or the granting of Liens to secure such borrowings);

(3) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Issuer is a party or by which the Issuer is bound;

(4) the Issuer has paid or caused to be paid all other sums payable under the Indenture by the Issuer with respect to such Notes; and

(5) the Issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes of such series at the applicable maturity date or the applicable redemption date, as the case may be.

In addition, the Issuer must deliver to the Trustee (a) an Officer’s Certificate, stating that all conditions precedent set forth in clauses (1) through (5) above have been satisfied, and (b) an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and qualifications), stating that all conditions precedent set forth in clauses (3) and (5) above have been satisfied.

Prospective investors in the Notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

Book-Entry Issuance

Global Notes

The Notes will be represented by one or more global securities that will be deposited with and registered in the name of DTC or its nominee. Thus, we will not issue certificated securities to you for the Notes, except in the limited circumstances described below. Each global security will be issued to DTC, which will keep a computerized record of its participants whose clients have purchased the Notes. Each participant will then keep a record of its clients. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred. DTC, its nominees and their successors may, however, transfer a global security as a whole to one another, and these transfers are required to be recorded on our records or a register to be maintained by the Trustee. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants. DTC has provided us with the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform

Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also records the settlements among direct participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for direct participants’ accounts. This eliminates the need to exchange certificated securities. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC.

DTC’s book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a direct participant. The rules that apply to DTC and its participants are on file with the SEC.

When you purchase Notes through the DTC system, the purchases must be made by or through a direct participant, which will receive credit for the Notes on DTC’s records. When you actually purchase the Notes, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect participants’ records. DTC will have no knowledge of your individual ownership of the Notes. DTC’s records will show only the identity of the direct participant and the amount of the Notes held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these from your direct or indirect participant. As a result, the direct or indirect participants are responsible for keeping accurate account of the holdings of their customers. The Trustee will wire payments on the Notes to DTC’s nominee. The Trustee and we will treat DTC’s nominee as the owner of each global security for all purposes. Accordingly, the Trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC, which will, in turn, inform the direct participants (or the indirect participants), which will then contact you as a beneficial holder.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct participants’ accounts on the payment date based on their holdings. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such participants by using an omnibus proxy. Those participants will, in turn, make payments to and solicit votes from you, the ultimate owner of Notes, based on their customary practices. Payments to you will be the responsibility of the participants and not of DTC, the Trustee or our company.

Notes represented by one or more global securities will be exchangeable for certificated securities with the same terms in authorized denominations only if:

•	DTC is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days;

•	we decide to discontinue the book-entry system; or

•	an Event of Default has occurred and is continuing with respect to the Notes.

If the global security is exchanged for certificated securities, the Trustee will keep the registration books for the Notes at its corporate trust office and follow customary practices and procedures regarding those certificated securities.

Clearstream and Euroclear

Links have been established among DTC, Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), which are two European book-entry depositaries similar to DTC, to facilitate the initial issuance of the Notes sold outside of the United States of America and cross-market transfers of the Notes associated with secondary market trading.

Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the U.S. agents of Clearstream and Euroclear, as participants in DTC.

When Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its U.S. agent to receive Notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the Notes will appear on the next day (European time).

Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending Notes to the relevant U.S. agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

When a Clearstream or Euroclear participant wishes to transfer Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one Business Day prior to settlement. In these cases, Clearstream or Euroclear will instruct its U.S. agent to transfer these Notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back-valued to the value date, which would be the preceding day, when settlement occurs in New York. If settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.

Governing Law

The Indentures, the Collateral Documents and the Notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. We refer you to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this description for which no definition is provided.

“2028 Notes Applicable Premium” means, with respect to any 2028 Note on any redemption date, the excess, if any, of (i) the present value on such redemption date of (A) the redemption price of such 2028 Note on July 1, 2023 (such redemption price being that set forth in the table under “—Optional Redemption—2028 Notes” above), plus (B) all required remaining scheduled interest payments due on such 2028 Note through July 1, 2023 (excluding accrued but unpaid interest, if any, to, but not including, the redemption date) computed using a discount rate equal to the applicable Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months), over (ii) the then outstanding principal amount of such 2028 Note.

“2030 Notes Applicable Premium” means, with respect to any 2030 Note on any redemption date, the excess, if any, of (i) the present value on such redemption date of (A) the redemption price of such 2030 Note on July 1, 2025 (such redemption price being that set forth in the table under “—Optional Redemption—2030

Notes” above), plus (B) all required remaining scheduled interest payments due on such 2030 Note through July 1, 2025 (excluding accrued but unpaid interest, if any, to, but not including, the redemption date) computed using a discount rate equal to the applicable Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months), over (ii) the then outstanding principal amount of such 2030 Note.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“A/R Securitization Assets” means (i) any accounts receivable, notes receivable, rights to future accounts receivable, notes receivable or residuals or other similar rights to payments due or any other rights to payment or related assets in respect of the provision of gas and electric service to consumers or otherwise (whether then existing or arising in the future) of the Issuer or any of its Subsidiaries and the proceeds thereof and (ii) all collateral securing such receivable or asset, all contracts and contract rights, guarantees or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such receivables or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted) together with receivables or assets in connection with a securitization transaction involving such assets.

“A/R Securitization Subsidiary” means PG&E AR Facility, LLC and any other Subsidiary formed and operating solely for the purpose of entering into A/R Securitization Transactions and engaging in activities ancillary thereto.

“A/R Securitization Transaction” means any financing transaction or series of financing transactions entered into by any Subsidiary of the Issuer pursuant to which such Subsidiary may sell, convey or otherwise transfer to any Person (including, without limitation, an A/R Securitization Subsidiary), or may grant a security interest in any A/R Securitization Assets and that are (other than to the extent of the Standard A/R Securitization Obligations) non-recourse to the Issuer or any of its Subsidiaries (other than an A/R Securitization Subsidiary).

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the Sale and Leaseback Transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in the Sale and Leaseback Transaction, determined in accordance with GAAP.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District of California.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The term “Beneficially Own” has a corresponding meaning. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banking institutions in The City of New York, New York or San Francisco, California are required or authorized by law or other governmental action to be closed.

“Capital Lease Obligations” means, with respect to any Person, all lease obligations of such Person required to be classified and accounted for as capital leases on the balance sheet of such Person under GAAP. The amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Change of Control” shall mean the occurrence of one or more of the following events:

(a) any sale, conveyance, lease, exchange or other transfer, in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Issuer (determined on a consolidated basis) to any “person” or “group” (as those terms are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) of persons; or

(b) the consummation of any transaction or series of related transactions (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) of persons shall have become the Beneficial Owner, directly or indirectly, of more than 50% of the then outstanding Voting Stock of the Issuer, measured by voting power rather than number of shares.

“Change of Control Triggering Event” shall mean, with respect to a series of Notes, the occurrence of both (a) a Change of Control and (b) a Rating Event with respect to such series of Notes.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Indenture and the other Collateral Documents, together with its successors and permitted assigns (or if such Person is no longer the Collateral Agent, such agent or trustee as is designated as “Collateral Agent” under the First Priority Credit Documents).

“Collateral Documents” means, collectively, the Pledge Agreement and all other agreements, instruments and documents that are intended to create, perfect or evidence Liens to secure the Notes Obligations, including, without limitation, all other security agreements, pledge agreements, loan agreements, notes, guarantees, pledges, powers of attorney, consents, assignments, contracts, fee letters, notices, financing statements and all other written matter whether heretofore, now or hereafter executed by the Issuer or any of its Subsidiaries and delivered to the Collateral Agent for its benefit and the benefit of the other Notes Secured Parties, as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“Consolidated Cash Flow” of the Issuer means, for any period, the Consolidated Net Income for such period plus, without duplication: (a) Consolidated Fixed Charges; (b) Consolidated Tax Expense; (c) Consolidated Non-cash Charges; (d) any expenses or charges (other than depreciation or amortization expense) of the Issuer or any of its Subsidiaries related to any Equity Offering or the incurrence, repayment or amendment of Indebtedness (in each case, regardless of whether consummated); (e) any costs or expenses incurred by the Issuer or any of its Subsidiaries pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or any stock subscription or stockholder agreement, to the extent any such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Capital Stock); (f) any net unrealized losses (after any offset) of the Issuer or any of its Subsidiaries resulting in such period from (i) obligations under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any of its Subsidiaries against fluctuations in currency values and (ii) the application of FASB Accounting Standards Codification 815; provided that to the extent any such contract, agreement or arrangement relates to items included in the preparation of the income statement (as opposed to the balance sheet, as reasonably determined by the Issuer), the realized loss on such contract, agreement or arrangement shall be included to the extent the amount of such hedge gain or loss was excluded in a prior period; (g) any net unrealized loss (after any offset) of the Issuer or any of its Subsidiaries resulting in such period from (i) currency translation or exchange losses including those (A) related to currency remeasurements of Indebtedness and (B) resulting from hedge agreements for currency exchange risk and (ii) changes in the fair value of Indebtedness resulting from changes in interest rates; (h) the amount of any minority interest expense (less the amount of any cash dividends that are paid on account of such minority interests during such period to the Issuer or its Subsidiaries); and (i) all extraordinary, unusual or non-recurring expenses, in each case of clauses (a) through (i), to the extent deducted in computing Consolidated Net Income for such period, of the Issuer and its Subsidiaries, determined in accordance with GAAP on a consolidated basis.

“Consolidated Fixed Charge Coverage Ratio” of the Issuer means, for any period, the ratio of (a) Consolidated Cash Flow for such period to (b) the Consolidated Fixed Charges for such period.

If the Issuer or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made, then the Consolidated Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of proceeds therefrom, as if the same had occurred at the beginning of the applicable period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made had been the applicable rate for the entire period (taking into account any interest hedging obligation applicable to such Indebtedness, but if the remaining term of such interest hedging obligation is less than twelve months, then such interest hedging obligation shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Issuer or any of its Subsidiaries, the interest rate shall be calculated by applying such option rate chosen by the Issuer or any of its Subsidiaries. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Issuer or any of its Subsidiaries may designate. The Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. The Consolidated Interest Expense attributable to the interest component of a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.

Acquisitions that have been made by the Issuer or any of its Subsidiaries (including through mergers, consolidations or otherwise, and including any related financing transactions) subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made shall be given pro forma effect as if they had occurred on the first day of the applicable period, including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of a responsible financial or accounting officer of the Issuer (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto).

“Consolidated Fixed Charges” means, for any period, the sum of, without duplication: (a) Consolidated Interest Expense plus (b) all dividends or distributions, whether paid or accrued during such period and regardless of whether in cash, on any series of preferred stock of the Issuer or any of its Subsidiaries, other than dividends or distributions on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Capital Stock) or dividends or distributions paid to the Issuer or any of its Subsidiaries, in each case, as determined in accordance with GAAP on a consolidated basis.

“Consolidated Interest Expense” means, for any period, the sum of, without duplication: (a) the aggregate of the interest expense of the Issuer and its Subsidiaries for such period, on a consolidated basis, whether paid or accrued (including, without limitation, (i) amortization of debt issuance costs and original issue discount and the amortization or write-off of deferred financing costs, including, in each case, fees, charges and related expenses, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) non-cash interest expense, (iv) the interest portion of any deferred payment obligation, (v) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Issuer and its Subsidiaries during such period, (vi) imputed interest with respect to Attributable Debt, and (vii) commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), plus (b)(i) the interest component of the Finance Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Issuer and its Subsidiaries during such period and (ii) all the capitalized interest of the Issuer and its Subsidiaries, in each case, as determined in accordance with GAAP on a consolidated basis.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Issuer and its Subsidiaries for such period, determined in accordance with GAAP on a consolidated basis, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication: (i) the after-tax effect of extraordinary gains or losses (less all fees and expenses relating thereto); (ii) the portion of such net income (or loss) allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been paid to the Issuer or one of its Subsidiaries by such Persons; (iii) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan; (iv) the after-tax effect of gains or losses (less all fees and expenses relating thereto) from the early extinguishment or conversion of Indebtedness; (v) the after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to dispositions of assets other than in the ordinary course of business; and (vi) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its stockholders. In addition, to the extent not already included in the Consolidated Net Income of the Issuer and its Subsidiaries, notwithstanding anything to the contrary in the foregoing, but without duplication, such Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture (in each case, regardless of whether non-recurring).

“Consolidated Net Tangible Assets” of any Person means, as of any determination date, (a) the total amount of assets of such Person and its consolidated Subsidiaries, less (b) the sum of (i) current liabilities of such Person and its consolidated Subsidiaries and (ii) the amount of the assets of such Person and its consolidated Subsidiaries classified as intangible assets, in each case, determined on a consolidated basis in accordance with GAAP as of the last day of the most recently ended fiscal quarter prior for which internal financial statements are available immediately preceding such determination date.

“Consolidated Non-cash Charges” means, for any period, the aggregate depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), accretion expense and other non-cash charges of the Issuer and its Subsidiaries for such period, as determined in accordance with GAAP on a consolidated basis (excluding any non-cash charge that requires an accrual or reserve for cash charges for any future period).

“Consolidated Tax Expense” means, for any period, the provision for taxes based on income, profits or capital, including, without limitation, federal, state, franchise, local and foreign taxes (including any levy, impost, deduction, charge, rate, duty, compulsory loan or withholding that is levied or imposed by a governmental agency, and any related interest, penalty, charge, fee or other amount), of the Issuer and its Subsidiaries for such period, as determined in accordance with GAAP on a consolidated basis.

“CPUC” means the California Public Utilities Commission.

“Credit Facilities” means, with respect to the Issuer, one or more debt facilities, including the New HoldCo Credit Agreements, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof, in whole or in part, and any indentures or credit facilities or commercial paper facilities that replace, refund, supplement or refinance any part of the loans, Notes, other credit facilities or commitments thereunder.

“Default” means any event, act or condition which with notice or lapse of time, or both, would (without cure or waiver hereunder) constitute an Event of Default.

“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the date 91 days after the final maturity date of the relevant series of Notes.

“DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale of Equity Interests of the Issuer (other than Disqualified Capital Stock and other than to a Subsidiary of the Issuer) by the Issuer.

“Escrow Account” means a segregated account established in our name with the Escrow Agent, under the control of the Trustee pursuant to the terms of the Escrow Agreement, that includes only Permitted Investments, the proceeds thereof and interest earned thereon, free from all Liens other than the Lien in favor of the Trustee for its benefit and the benefit of the holders of the Notes.

“Escrow Agent” means The Bank of New York Mellon Trust Company, N.A., as escrow agent under the Escrow Agreement.

“Escrow Agreement” means the Escrow Agreement dated the Issue Date among the Issuer, the Trustee and the Escrow Agent, pursuant to which the Issuer will deposit into the Escrow Account the net proceeds of the offering of the Notes, together with additional cash and/or U.S. Government Securities in an aggregate amount sufficient to fund the redemption of all the Notes at the Special Redemption Price on September 14, 2020.

“Escrow Conditions” means the conditions set forth in the Escrow Agreement that must be satisfied prior to the release of funds from the Escrow Account to the Issuer, other than for the purpose of paying the Special Redemption Price on the Special Redemption Date as set forth under “—Escrow of Net Proceeds; Special Mandatory Redemption.”

“Escrow Release Date” means the date, if any, when all the Escrow Conditions have been satisfied and funds held in the Escrow Account are released to the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exit Financing” means the “Exit Financing” as such term is defined in the Plan of Reorganization, including the issuance of the Notes pursuant to this prospectus supplement.

“FERC” means the U.S. Federal Energy Regulatory Commission.

“Finance Lease Obligation” means any obligations of us and our Subsidiaries on a consolidated basis under any finance lease of real or personal property which, in accordance with GAAP, has been recorded as a finance lease obligation.

“First Priority Credit Documents” means the New HoldCo Credit Agreements, the Indenture and each of the other agreements, documents and instruments providing for or evidencing any other First Priority Credit Obligation under Credit Facilities and any other document or instrument executed or delivered at any time in connection with any First Priority Credit Obligation under the Credit Facilities (including any intercreditor or joinder agreement among holders of First Priority Credit Obligations but excluding documents governing Swap Agreements), to the extent such are effective at the relevant time, as each may be amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time.

“First Priority Credit Obligations” means any Obligations of the Issuer under or in respect of the New HoldCo Credit Agreements (and the “Loan Documents” as defined therein), the Indenture and the other First Priority Credit Documents, in each case, as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of the New HoldCo Credit Agreements), including, for the avoidance of doubt, principal, premium (if any), interest, fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect of, in each case, to the extent secured by a Lien permitted to be incurred or deemed incurred to secure Indebtedness constituting Pari Passu Obligations pursuant to the first paragraph under “—Certain Covenants—Limitations on Liens.”

“Fitch” means Fitch Ratings, Inc. or any successor to the ratings business thereof.

“Funding Transactions Order” means the order of the Bankruptcy Court approving the Plan Financing Transactions entered on June 11, 2020 [Docket No. 7909].

“Future Pari Passu Indebtedness” means any Indebtedness of the Issuer incurred after the Issue Date that is secured by a Lien on the Collateral and ranks equally in right of payment and Lien priority to the Notes as permitted by the Indenture; provided that the trustee, agent or other authorized representative for the holders of such Indebtedness (other than in the case of Additional Notes) shall execute a joinder to the Collateral Documents, unless already a party thereto.

“Future Pari Passu Indebtedness Secured Parties” means holders of any Future Pari Passu Obligations and any trustee, authorized representative or agent of such Future Pari Passu Obligations.

“Future Pari Passu Obligations” means Obligations in respect of Future Pari Passu Indebtedness.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. Notwithstanding any other provision contained in this description, all terms of an accounting or financial nature used in this description shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any change in accounting for leases pursuant to GAAP resulting from the implementation of Financial Accounting Standards Board ASU No. 2016-02, Leases (Topic 842), to the extent such adoption would require treating any lease (or similar arrangement conveying the right to use) as a capital lease where such lease (or similar arrangement) would not have been required to be so treated under GAAP as in effect on December 31, 2015.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Debt of another Person. When used as a verb, “Guarantee” has a correlative meaning.

“Guarantee Obligation” means, with respect to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that Guarantees any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing Person, regardless of whether contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof or (v) to reimburse or indemnify an issuer of a letter of credit, surety bond or guarantee issued by such issuer in respect of primary obligations of a primary obligor other than the Issuer or any Significant Subsidiary; provided, however, that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person’s reasonably anticipated liability in respect thereof as determined by the Issuer in good faith.

“Guarantor” means any Subsidiary of the Issuer that Guarantees the obligations of the Issuer under the Notes and under the Indenture in accordance with the provisions of the Indenture, in each case, until such Guarantee has been released in accordance with the provisions of the Indenture.

“HoldCo Revolving Credit Agreement” means the revolving credit agreement to be entered into among the Issuer, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto from time to time pursuant to that certain RCF Commitment Letter dated as of May 26, 2020 among the Issuer and the commitment parties party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“HoldCo Revolving Credit Agreement Obligations” means Obligations of the Issuer under the HoldCo Revolving Credit Agreement and the Loan Documents (as defined in the HoldCo Revolving Credit Agreement), other than Obligations in respect of the Notes, the Indenture or the New HoldCo Term Loan Credit Agreement.

“Indebtedness” means, with respect to any Person at any date, without duplication:

(a)	all indebtedness of such Person for borrowed money;

(b)

all obligations of such Person for the deferred purchase price of property or services due more than six months after such property is acquired or such services are completed (other than trade payables, including under energy procurement and transportation contracts, incurred in the ordinary course of such Person’s business);

(c)	all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

(d)	all Capital Lease Obligations of such Person;

(e)

all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of bankers’ acceptances, letters of credit, surety bonds or similar arrangements (other than reimbursement and other such obligations that are not due and payable on such date and were incurred in the ordinary course of business);

(f)	the liquidation value of all Disqualified Capital Stock of such Person;

(g)	all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above; and

(h)

all obligations of the kind referred to in clauses (a) through (g) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, regardless of whether such Person has assumed or become liable for the payment of such obligation (provided that if such Person is not liable for such obligation, the amount of such Person’s Indebtedness with respect thereto shall be deemed to be the lesser of the stated amount of such obligation and the value of the property subject to such Lien).

The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

The amount of Indebtedness at any date will be the outstanding balance at such date of all unconditional obligations as described above and, upon the occurrence of the contingency giving rise to the obligation, the maximum liability of any contingent obligations of the types specified in the preceding clauses (a) through (h) at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness”:

(i) accrued expenses and trade accounts payable arising in the ordinary course of business;

(ii) any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or U.S. Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(iii) any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, earnouts, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of any business, assets or Capital Stock;

(iv) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within five Business Days of its incurrence;

(v) any Treasury Management Arrangement;

(vi) any Non-Recourse Debt;

(vii) any obligations under an A/R Securitization Transaction; and

(viii) any obligation arising out of advances on trade receivables, factoring of receivables, customer prepayments and similar transactions in the ordinary course of business.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch) or an equivalent Investment Grade rating from any replacement Ratings Agency appointed by us.

“Issue Date” with respect to each series of Notes, means the first date on which Notes of such series are issued under the Indenture.

“Lien” means, with respect to any property or assets, including Capital Stock, any mortgage, lien, pledge, security interest or other encumbrance; provided, however, that the term “Lien” does not mean any easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, leases, subleases, restrictions on the use of property or defects in title.

“Mandatory Redemption Event” means the failure of the Escrow Release Date to occur on or before September 9, 2020.

“Material Credit Facility” means any Credit Facility pursuant to which the Issuer could be liable for Obligations to any Person in respect of Indebtedness having an aggregate principal amount in excess of $10.0 million (regardless of whether such Indebtedness has been incurred).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the ratings business thereof.

“New HoldCo Credit Agreements” means the HoldCo Revolving Credit Agreement and the New HoldCo Term Loan Credit Agreement.

“New HoldCo Credit Agreement Secured Parties” means the Collateral Agent, the Revolving Administrative Agent, the administrative agent under the New HoldCo Term Loan Credit Agreement, the lenders under the New HoldCo Credit Agreements and other “Secured Parties” as such term is defined in the New HoldCo Credit Agreements.

“New HoldCo Term Loan Credit Agreement” means the term loan credit agreement to be entered into among the Issuer, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and JPMorgan Chase Bank, N.A., as collateral agent, as the same may be amended, restated, supplemented or modified from time to time.

“New HoldCo Term Loan Credit Agreement Obligations” means Obligations of the Issuer under the New HoldCo Term Loan Credit Agreement and the other Loan Documents (as defined in the New HoldCo Term Loan Credit Agreement), other than Obligations in respect of the Notes, the Indenture or any Revolving Credit Facility.

“New Utility Credit Agreements” means the Utility Revolving Credit Agreement and the New Utility Term Loan Credit Agreement.

“New Utility Term Loan Credit Agreement” means the term loan credit agreement to be entered into among the Utility, JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto from time to time pursuant to that certain Term Loan Facility Commitment Letter dated as of May 26, 2020 among the Utility and the commitment parties party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“Non-Recourse Debt” means Indebtedness of the Issuer or any of its Significant Subsidiaries that is incurred in connection with the acquisition, construction, sale, transfer or other disposition of specific assets, to the extent recourse, whether contractual or as a matter of law, for non-payment of such Indebtedness is limited (a) to such assets, or (b) if such assets are (or are to be) held by a Subsidiary formed solely for such purpose, to such Subsidiary or the Capital Stock of such Subsidiary.

“Notes Obligations” means all Obligations of the Issuer under the Notes, the Indenture and the Collateral Documents (other than Obligations in respect of the New HoldCo Term Loan Credit Agreement or any Revolving Credit Facility).

“Notes Secured Parties” means the Trustee, the Collateral Agent and the holders of the Notes.

“Obligations” means any principal, interest (including Post-Petition Interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer, regardless of whether a claim for Post-Petition Interest is allowed or allowable in such proceedings), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the board of directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Chief Operating Officer, the President, the Treasurer, the Secretary or any Vice President, in each case, of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of the Indenture. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

“Pari Passu Obligations” means (a) all Notes Obligations, (b) all other First Priority Credit Obligations and (c) all Future Pari Passu Obligations.

“Pari Passu Secured Parties” means (a) the Notes Secured Parties, (b) the New HoldCo Credit Agreement Secured Parties and (c) any Future Pari Passu Indebtedness Secured Parties.

“Permitted Investments” means (a) cash and (b) U.S. Government Securities maturing no later than the Special Redemption Date.

“Permitted Refinancing Debt” means any Indebtedness of the Issuer that renews, extends, substitutes, refinances or replaces (each, for purposes of this definition, a “refinancing”) of any Indebtedness of the Issuer, including any successive refinancings, so long as:

(a)

such new Indebtedness is in an aggregate principal amount (or if incurred with original issue discount, an aggregate issue price) not in excess of the sum of (i) the aggregate principal amount (or if incurred with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced and (ii) an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such refinancing;

(b)	the Weighted Average Life to Maturity of such new Indebtedness is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced;

(c)	the stated maturity of such new Indebtedness is no earlier than the stated maturity of the Indebtedness being refinanced;

(d)

if the Indebtedness being refinanced is contractually subordinated in right of payment to the Notes, such new Indebtedness is contractually subordinated in right of payment to the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being refinanced at the time of the refinancing; and

(e)

if the Indebtedness being refinanced is secured by a Lien on any collateral, such new Indebtedness may be unsecured or secured by a Lien on the same collateral that ranks pari passu or junior to the Lien securing the Indebtedness being refinanced.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledge Agreement” means the Pledge Agreement entered into among the Issuer, the administrative agents under each of the New HoldCo Credit Agreements, the Trustee and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Pledged Collateral” has the meaning given to such term in the Pledge Agreement.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, regardless of whether allowed or allowable as a claim in any such bankruptcy or insolvency proceeding.

“Qualified Securitization Bond Issuer” means a Subsidiary of the Utility formed and operating solely for the purpose of (a) purchasing and owning property created under a “financing order” (as such term is defined in the California Public Utilities Code) or similar order issued by the CPUC, (b) issuing such securities pursuant to such order, (c) pledging its interests in such property to secure such securities and (d) engaging in activities ancillary to those described in clauses (a), (b) and (c).

“Rating Agency” means, with respect to a series of Notes, (a) each of Moody’s, S&P and Fitch and (b) if Moody’s, S&P or Fitch ceases to rate the Notes of such series or fails to make a rating of the Notes of such series publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by us as a replacement agency for Moody’s, S&P or Fitch, or each of them, as the case may be, with respect to such series of Notes.

“Rating Event” means, with respect to a series of Notes, the occurrence of both (a) the rating on such series of Notes is lowered (including gradations within rating categories as well as between rating categories) by at least two of the three Rating Agencies and (b) such series of Notes are rated below an Investment Grade rating by at least two of the three Rating Agencies on any day within the period (the “Trigger Period”) commencing on the earlier of (i) the occurrence of a Change of Control and (ii) the first public announcement of the occurrence of a Change of Control or our or any Person’s intention to effect a Change of Control, and ending 60 days following the consummation of such Change of Control (which period will be extended so long as the rating of such series of Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies); provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating with respect to such series of Notes will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event with respect to such series of Notes for purposes of the definition of Change of Control Triggering Event) if (1) during the Trigger Period, the relevant rating is subsequently upgraded to its level at the beginning of the Trigger Period (or better) or (2) each Rating Agency making the reduction in rating to which this definition would otherwise apply does not publicly announce or publicly confirm, or inform the Trustee in writing at our request, that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (regardless of whether the applicable Change of Control has occurred at the time of the Rating Event).

“Regulated Utility” means any public utility company that is regulated by a state utility commission or the FERC that is a Subsidiary of the Issuer, including the Utility.

“Reorganization” means the transactions to be consummated pursuant to the Plan of Reorganization as described under “Plan of Reorganization.”

“Revolving Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the HoldCo Revolving Credit Agreement, together with its successors in such capacity.

“Revolving Credit Facilities” means any Credit Facility that provides for revolving credit loans or letters of credit, including without limitation the Credit Facility governed by the HoldCo Revolving Credit Agreement.

“S&P” means S&P Global Inc., or any successor to the rating business thereof.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Issuer or any of its Subsidiaries of any property, whether owned by the Issuer or any of its Subsidiaries at the Issue Date or later acquired, which has been or is to be sold or transferred by the Issuer or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is a “Significant Subsidiary” as such term is defined in Rule 1-02(w) of Regulation S-X under the Exchange Act as in effect on the Issue Date; provided that notwithstanding the foregoing, no special purpose finance subsidiary, nor A/R Securitization Subsidiary, nor any Qualified Securitization Bond Issuer (or Subsidiaries of any Qualified Securitization Bond Issuer or any A/R Securitization Subsidiary) shall constitute a Significant Subsidiary. Unless otherwise qualified, all references herein to a “Significant Subsidiary” or to “Significant Subsidiaries” shall refer to a “Significant Subsidiary” or “Significant Subsidiaries” (as applicable) of the Issuer. For the avoidance of doubt, the Utility and each Guarantor will at all times be deemed to be Significant Subsidiaries of the Issuer.

“Special Redemption Date” means the earlier of (a) September 14, 2020 or (b) any other Business Day selected by the Issuer and set forth in the notice of redemption, with respect to a Special Redemption, given to holders of Notes in accordance with the redemption notice provision of the Indenture.

“Special Redemption Price” means, with respect to each series of Notes, an amount of cash equal to 101% of the principal amount of the Notes of such series to be redeemed on the Special Redemption Date plus accrued and unpaid interest thereon, if any, to the Special Redemption Date.

“Standard A/R Securitization Obligations” means representations, warranties, covenants, indemnities, repurchase obligations, servicing obligations, guarantees, intercompany notes and obligations relating to contributions of A/R Securitization Assets to an A/R Securitization Subsidiary and other obligations entered into by any Subsidiary of the Issuer which are reasonably customary in A/R Securitization Transactions.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Issuer, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or a limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Superior Revolving Credit Agreement Obligations” means the HoldCo Revolving Credit Agreement Obligations (other than obligations to pay fees, expenses and indemnities owing to the Collateral Agent, the Revolving Administrative Agent, the administrative agent under the New HoldCo Term Loan Credit Agreement, the Trustee and any trustee, agent or authorized representative for holders of Future Pari Passu Indebtedness) that would be satisfied prior to and in priority over any First Priority Credit Obligations, out of the proceeds of any collection, sale or realization of Pledged Collateral as a result of an enforcement of remedies under any of the Collateral Documents or any other express written agreement of the Issuer and the Collateral Agent.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that (a) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Issuer or any of its Subsidiaries shall be a “Swap Agreement” and (b) no stock purchase contract issued by the Issuer shall be a “Swap Agreement.”

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including, without limitation, deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to (i) in the case of the 2028 Notes, July 1, 2023 and (ii) in the case of the 2030 Notes, July 1, 2025; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided, further, that if the period from the redemption date to (i) in the case of the 2028 Notes, July 1, 2023 and (ii) in the case of the 2030 Notes, July 1, 2025, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used. The Issuer will (a) calculate the Treasury Rate no later than the second (and no earlier than the fourth) Business Day preceding the applicable redemption date and (b) prior to such redemption date, file with the Trustee a statement setting forth the Applicable Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

“Utility” means Pacific Gas and Electric Company, a California corporation and a Subsidiary of the Issuer.

“Utility First Mortgage Bonds” means the one or more series of fixed or floating rate first mortgage bonds to be issued by the Utility, on or prior to the effective date of the Plan of Reorganization, pursuant to and in accordance with the Plan of Reorganization.

“Utility Revolving Credit Agreement” means the revolving credit agreement to be entered into among the Utility, JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-administrative agents and the lenders party thereto pursuant to that certain RCF Commitment Letter dated as of May 26, 2020 among the Utility and the commitment parties party thereto, as the same may be amended, restated, supplemented or modified from time to time.

“Utility Senior Notes” means (i) each series of senior unsecured notes issued by the Utility and outstanding as of the Issue Date that are reinstated upon effectiveness of the Plan of Reorganization pursuant to the terms thereof, and (ii) each series of newly issued senior notes issued by the Utility upon effectiveness of the Plan of Reorganization pursuant to the terms thereof.

“U.S. Government Securities” means any:

(a)

security which is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in the case of clause (i) or (ii), is not callable or redeemable at the option of the issuer of the obligation; and

(b)

depositary receipt issued by a bank (as defined in the Securities Act) as custodian with respect to any security specified in clause (a) above and held by such bank for the account of the holder of such depositary receipt or with respect to any specific payment of principal of or interest on any such security held by any such bank, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of interest on or principal of the U.S. Government Securities evidenced by such depositary receipt.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote under ordinary circumstances for the election of directors of such Person or other Persons performing similar functions (regardless of whether at the time stock of any other class or classes shall have or might have voting power upon the occurrence of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)

the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material United States (“U.S.”) federal income tax considerations relevant to the purchase, ownership and disposition of the Notes. This summary only applies to investors who will hold their Notes as “capital assets” under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) and purchase their Notes for cash upon initial issuance at the “issue price” (the first price at which a substantial amount of the Notes is sold for money to investors, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers).

This summary is based upon current U.S. federal income tax law, which is subject to change or differing interpretations, possibly with retroactive effect. This summary does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances, such as investors subject to special tax rules (e.g., financial institutions (including banks), insurance companies, expatriates, broker dealers, REITs, regulated investment companies, traders in securities who elect a mark to market method of accounting, tax exempt organizations, persons that will hold the Notes as a part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes, investors subject to section 451(b) of the Internal Revenue Code, entities treated as partnerships for U.S. federal income tax purposes or investors therein, persons subject to alternative minimum tax or U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar), all of whom may be subject to tax rules that differ materially from those summarized below. This summary does not discuss all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. We are not planning to seek a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax considerations of the purchase, ownership or disposition of the Notes. Accordingly, there can be no assurance that the IRS will not successfully challenge one or more of the conclusions stated herein. Each prospective investor is urged to consult its own tax advisor regarding the U.S. federal, state, local and foreign income and other tax considerations of the purchase, ownership or disposition of the Notes.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of a Note that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust, if (a) a U.S. court can exercise primary supervision over the administration of the trust and one or more “United States persons” within the meaning of the Internal Revenue Code control all substantial trust decisions or (b) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. A beneficial owner of a Note that for U.S. federal income tax purposes is an individual, corporation, estate or trust that is not a U.S. Holder is referred to herein as a “Non-U.S. Holder.”

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a beneficial owner of Notes, the tax treatment of a partner in such partnership generally will depend upon the status of the partner and the activities of such partnership. A partnership considering an investment in the Notes, and partners in such a partnership, are urged to consult their tax advisors about the U.S. federal income tax considerations of purchasing, owning and disposing of the Notes.

Certain Additional Payments

In certain circumstances (see “Description of the Notes—Escrow of Net Proceeds; Special Mandatory Redemption” and “Description of the Notes—Repurchase of Notes Upon a Change of Control Triggering Event”), we may be obligated to pay amounts on the Notes that are in excess of stated interest or principal on the Notes. These potential payments may implicate the provisions of the U.S. Treasury regulations relating to “contingent payment debt instruments.” However, we do not intend to treat the possibility of paying such additional amounts as causing the Notes to be treated as contingent payment debt instruments. Our position is binding on a holder unless such holder discloses its contrary position in the manner required by applicable U.S. Treasury regulations. However, our position is not binding on the IRS, and it is possible that the IRS may take a different position, in which case, if the IRS’s position is sustained, a holder might be required to accrue ordinary interest income at a higher rate than the stated interest rate and to treat as ordinary income rather than capital gain any gain recognized on a taxable disposition of a Note. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments. Prospective investors should consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the Notes.

U.S. Holders

Stated interest

It is anticipated, and this discussion assumes, that the Notes will not be issued with more than a de minimis amount of original issue discount for U.S. federal income tax purposes. Interest on a Note will generally be taxable to a U.S. Holder as ordinary interest income at the time it is paid or accrued, in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

Sale, exchange, retirement, redemption or other taxable disposition of the Notes

Upon a sale, exchange, retirement, redemption or other taxable disposition of the Notes, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition and the U.S. Holder’s adjusted tax basis in such Notes. The amount realized will include the amount of any cash and the fair market value of any property received for the Notes (other than any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income (as described above under “Stated interest”) to the extent not previously included in income). A U.S. Holder’s adjusted tax basis in a Note generally will be equal to the cost of the Note to such U.S. Holder decreased by any payments received on the Note other than stated interest. Any such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period for the Note is more than one year at the time of disposition. For non-corporate U.S. Holders, long-term capital gain generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Additional tax on net investment income

The “net investment income” (or undistributed “net investment income,” in the case of a trust or estate) of certain U.S. Holders that are individuals, trusts or estates and that have modified adjusted gross income (or adjusted gross income, in the case of a trust or estate) above a certain threshold is subject to a 3.8% tax, in addition to otherwise applicable U.S. federal income tax. A U.S. Holder’s “net investment income” generally includes, among other things, interest income on and capital gain from the disposition of securities like the Notes, subject to certain exceptions. U.S. Holders who are individuals, trusts or estates are urged to consult their tax advisors regarding the applicability of this tax to their investment in the Notes

Non-U.S. Holders

Interest

As discussed above, it is anticipated, and this discussion assumes, that the Notes will not be issued with more than a de minimis amount of original issue discount. Subject to the discussions below concerning backup withholding and FATCA, all payments of interest on the Notes made to a Non-U.S. Holder will be exempt from U.S. federal income and withholding tax; provided that: (1) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (2) such Non-U.S. Holder is not a controlled foreign corporation with respect to which the Company is a “related person” (within the meaning of section 864(d)(4) of the Internal Revenue Code), (3) the beneficial owner of the Notes certifies, under penalties of perjury, to us or the paying agent on IRS Form W-8BEN or W-8BEN-E

(or appropriate substitute form) that it is not a U.S. person and provides certain other information or satisfies certain other certification requirements and (4) such payments are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States.

If a Non-U.S. Holder cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax (or a U.S. federal withholding tax at a lower applicable treaty rate), unless such Non-U.S. Holder provides us with a properly executed (1) IRS Form W-8BEN or W-8BEN-E (or appropriate substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or appropriate substitute form) stating that interest paid or accrued on the Notes is not subject to withholding tax because it is effectively connected with the conduct of a trade or business in the United States and is includible in such Non-U.S. Holder’s gross income.

Sale, exchange, retirement, redemption or other taxable disposition of the Notes

Subject to the discussion below concerning backup withholding and except with respect to accrued but unpaid interest, which generally will be taxable as interest and may be subject to the rules described above under “—Interest,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on the receipt of payments of principal on a Note, or on any gain recognized upon the sale, exchange, retirement, redemption or other taxable disposition of a Note, unless in the case of gain (1) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States, in which case such gain will be taxed as described below under “Income effectively connected with a U.S. trade or business,” or (2) such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, in which case such Non-U.S. Holder will be subject to tax at 30% (or, if applicable, a lower treaty rate) on the gain derived from such disposition, which may be offset by U.S. source capital losses.

Income effectively connected with a U.S. trade or business

If a Non-U.S. Holder of Notes is engaged in a trade or business in the United States, and if interest on the Notes or gain realized on the sale, exchange, retirement, redemption or other taxable disposition of the Notes is effectively connected with the conduct of such trade or business, the Non-U.S. Holder generally will be subject to regular U.S. federal income tax on such income or gain in the same manner as if the Non-U.S. Holder were a U.S. Holder. If the Non-U.S. Holder is eligible for the benefits of an income tax treaty between the United States and the Non-U.S. Holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States. In addition, if such a Non-U.S. Holder is a foreign corporation, such holder may also be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable income tax treaty) of its effectively connected earnings and profits, subject to certain adjustments. Payments of interest that are effectively connected with a U.S. trade or business will not be subject to the 30% U.S. federal withholding tax provided that the Non-U.S. Holder claims exemption from withholding. To claim exemption from withholding, the Non-U.S. Holder must certify its qualification, which generally can be done by filing a properly executed IRS Form W-8ECI (or other applicable form).

Information Reporting and Backup Withholding

U.S. Holders

Payments of stated interest on, or the proceeds of the sale, exchange, retirement, redemption or other taxable disposition of, a Note are generally subject to information reporting unless the U.S. Holder is an exempt recipient (such as a corporation). Such payments may also be subject to U.S. federal backup withholding at a specified rate, currently 24%, if the recipient of such payment fails to supply a taxpayer identification number, certified under penalties of perjury, as well as certain other information or otherwise fails to establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against that U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

A Non-U.S. Holder may be required to comply with certain certification procedures to establish that the holder is not a United States person in order to avoid backup withholding at a specified rate, currently 24%, with respect to payments of stated interest on, or the proceeds of the sale, exchange, retirement, redemption or other taxable disposition of, a Note. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against that Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, the name and address of the beneficial owner and the amount of interest paid on a Note, as well as the amount, if any, withheld, may be reported to the IRS. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

FATCA

Under the Foreign Account Tax Compliance Act provisions of the Internal Revenue Code and related U.S. Treasury guidance (“FATCA”), a U.S. federal withholding tax of 30% will be imposed in certain circumstances on payments of interest on the Notes. In the case of payments made to a “foreign financial institution” (such as a bank, a broker, an investment fund or, in certain cases, a holding company), as a beneficial owner or as an intermediary, this tax generally will be imposed, subject to certain exceptions, unless such institution (i) has agreed to (and does) comply with the requirements of an agreement with the United States (an “FFI Agreement”) or (ii) is required by (and does comply with) applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”) to, among other things, collect and provide to the U.S. tax authorities or other relevant tax authorities certain information regarding U.S. account holders of such institution and, in either case, such institution provides the withholding agent with a certification as to its FATCA status. In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification as to its FATCA status and, in certain cases, identifies any “substantial” U.S. owner (generally, any specified U.S. person that directly or indirectly owns more than a specified percentage of such entity). If a Note is held through a foreign financial institution that has agreed to comply with the requirements of an FFI Agreement or is subject to similar requirements under applicable foreign law enacted in connection with an IGA, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments made to (i) a person (including an individual) that fails to provide any required information or documentation or (ii) a foreign financial institution that has not agreed to comply with the requirements of an FFI Agreement and is not subject to similar requirements under applicable foreign law enacted in connection with an IGA. We will not be obligated to make any “gross up” or additional payments in respect of amounts withheld on the Notes if we determine that we must so withhold in order to comply with FATCA in respect of the amounts described above. Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in the Notes

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable laws.

UNDERWRITING

We have entered into an underwriting agreement with respect to the Notes with the underwriters listed below, for whom J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC are acting as representatives. Subject to certain conditions, each of the underwriters has severally agreed to purchase the respective principal amounts of Notes indicated in the following table:

Name	Principal Amount of 2028 Notes	Principal Amount of 2030 Notes
J.P. Morgan Securities LLC	$200,000,000	$200,000,000
Barclays Capital Inc.	150,000,000	150,000,000
BofA Securities, Inc.	150,000,000	150,000,000
Citigroup Global Markets Inc.	150,000,000	150,000,000
Goldman Sachs & Co. LLC	150,000,000	150,000,000
BNP Paribas Securities Corp.	40,000,000	40,000,000
Credit Suisse Securities (USA) LLC	40,000,000	40,000,000
Mizuho Securities USA LLC	40,000,000	40,000,000
MUFG Securities Americas Inc.	40,000,000	40,000,000
Wells Fargo Securities, LLC	40,000,000	40,000,000

Total	$1,000,000,000	$1,000,000,000

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to certain conditions, including the receipt of legal opinions relating to certain matters. The underwriters must purchase all of the Notes if they purchase any of the Notes. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

The underwriters are offering the Notes subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The Notes sold by the underwriters to the public will initially be offered at the prices to the public set forth on the cover of this prospectus supplement and may be offered to certain dealers at these prices less a concession not in excess of (i) 0.375% of the aggregate principal amount of the 2028 Notes or (ii) 0.375% of the aggregate principal amount of the 2030 Notes. The underwriters may allow, and those dealers may reallow, a discount not in excess of (i) 0.250% of the aggregate principal amount of the 2028 Notes or (ii) 0.250% of the aggregate principal amount of the 2030 Notes to certain other dealers. If all of the Notes are not sold at the prices to the public, the underwriters may change the prices to the public and the other selling terms.

The following table shows the respective underwriting discounts that we will pay to the underwriters in connection with the offering of the Notes:

Paid by Us
Per 2028 Note	1.000%
Total 2028 Notes	$10,000,000
Per 2030 Note	1.000%
Total 2030 Notes	$10,000,000

The expenses of this offering, not including the respective underwriting discounts, are estimated to be approximately $1,700,000.

New Issues

Each series of the Notes will be a new issue of securities with no established trading market. We do not intend to list the Notes on any securities exchange or seek their quotation on any automated quotation system. We have been advised by the underwriters that the underwriters intend to make a market in each series of the Notes, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading markets for the Notes.

Settlement

It is expected that delivery of the Notes will be made against payment for the Notes on or about the date specified on the cover page of this prospectus supplement, which is the third business day following the date of this prospectus supplement (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the second business day preceding the date of delivery of the Notes will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the second business day preceding the date of delivery of the Notes should consult their own advisors.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the prices of the Notes. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of Notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market prices of the Notes while this offering is in process.

These activities by the underwriters may stabilize, maintain or otherwise affect the market prices of the Notes. As a result, the prices of the Notes may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In particular, certain of the underwriters or their affiliates are acting as the underwriters for the offering of the New Utility First Mortgage Bonds in the Concurrent FMB Offering, will be lenders under the New HoldCo Credit Agreements and/or the credit agreements to be entered into by the Utility in connection with the Reorganization, and may act as underwriters of any offering of equity and/or equity-linked securities of PG&E Corporation in connection with the Reorganization. In addition, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC acted as placement agents in connection with the PIPE Transaction. In connection with these transactions, the underwriters or their affiliates have received, and may in the future receive, customary fees, commissions and reimbursement of expenses. Certain of the underwriters and/or their respective affiliates are also providing interim financing to us prior to our emergence from the Chapter 11 Cases, for which these underwriters and/or their respective affiliates are being paid customary fees. These interim financing commitments will be reduced by the aggregate gross proceeds of Notes issued in this offering upon the closing of this offering. Certain of the underwriters or their affiliates are also lenders under the DIP Facilities.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities or instruments of ours (directly, as collateral securing other obligations or otherwise) or persons and entities with relationships with us.

Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby.

The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Notices to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Notes without disclosure to investors under Chapter 6D of the Corporations Act.

The Notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Notes must observe such Australian on-sale restrictions. This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and the accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notices to Prospective Investors in Canada

The Notes may be sold only in to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notices to Prospective Investors in European Economic Area and United Kingdom Retail Investors

The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the European Economic Area (“EEA”) or in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation 2017/1129/EU (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA or in the UK has been prepared, and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notices to Prospective Investors in Hong Kong

The contents of this prospectus supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notices to Prospective Investors in Japan

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notices to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notices to Prospective Investors in United Arab Emirates

This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority, a regulatory authority of the Dubai International Financial Centre.

This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Notes have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.

The issue and/or sale of the Notes has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

Notices to Prospective Investors in United Kingdom

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and the contents of such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed or otherwise communicated to, and must not be passed on to, any person in the United Kingdom except in circumstances in which section 21(1) of FSMA will not apply. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to in this paragraph as “relevant persons”). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Hunton Andrews Kurth LLP, New York, New York and Munger, Tolles & Olson LLP, Los Angeles, California. Davis Polk & Wardwell LLP, New York, New York represents the underwriters.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus supplement by reference from PG&E Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of PG&E Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

PG&E Corporation and the Utility file annual, quarterly and current reports, proxy statements and other information with the SEC under File Nos. 001-12609 and 001-02348, respectively. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including PG&E Corporation and the Utility, that file electronically with the SEC at http://www.sec.gov. PG&E Corporation’s and the Utility’s SEC filings are also available at our website: http://investor.pgecorp.com. Except for documents filed with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus supplement.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

PG&E Corporation has “incorporated by reference” into this prospectus supplement certain information that it files with the SEC. This means that PG&E Corporation can disclose important business, financial and other information in this prospectus supplement by referring you to the documents containing this information.

PG&E Corporation incorporates by reference the documents listed below and any future filings that it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K) from the date of this prospectus supplement until the termination of this offering:

•	PG&E Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2019;

•	PG&E Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020; and

•

PG&E Corporation’s Current Reports on Form 8-K or Form 8-K/A, as applicable, filed with the SEC on January  23, 2020, January  31, 2020, February  4, 2020, February  7, 2020, March  2, 2020, March  6, 2020, March  10, 2020, March  23, 2020, April  22, 2020, May  1, 2020, May  12, 2020, May  27, 2020, May  27, 2020, June  3, 2020, June 8, 2020, June 9, 2020, June  10, 2020 and June 12, 2020.

All information incorporated by reference is deemed to be part of this prospectus supplement except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus supplement. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus supplement, or that had been incorporated herein by reference.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to the following address:

The Office of the Corporate Secretary

PG&E Corporation

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

Telephone: (415) 973-8200

Facsimile: (415) 973-8719

PROSPECTUS

PG&E Corporation

Debt Securities

Common Stock

Preferred Stock

Warrants to Purchase Common Stock, Preferred Stock or Debt Securities

Securities Purchase Contracts

Securities Purchase Units

Depositary Shares

Subscription Rights

Pacific Gas and Electric Company

Debt Securities

Warrants to Purchase Debt Securities

Securities Purchase Contracts

Securities Purchase Units

PG&E Corporation and Pacific Gas and Electric Company may offer and sell up to $25,675,000,000 in the aggregate of securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities that PG&E Corporation or Pacific Gas and Electric Company may offer.

Each time PG&E Corporation or Pacific Gas and Electric Company offers and sells securities, PG&E Corporation or Pacific Gas and Electric Company, as applicable, will provide a supplement to this prospectus that contains specific information about the offering and the terms of the offered securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our securities.

The securities may be offered and sold on a delayed or continuous basis directly by PG&E Corporation or Pacific Gas and Electric Company, as applicable, through agents, underwriters, or dealers as designated from time to time, through a combination of these methods, or through any other method as provided in the applicable prospectus supplement. See “Plan of Distribution.” The applicable prospectus supplement will list any agents, underwriters, or dealers that may be involved and the compensation they will receive.

See “Risk Factors” on page 1 for information on certain risks related to the purchase of our securities described in this prospectus.

PG&E Corporation’s common stock is listed on the New York Stock Exchange under the symbol “PCG.” On May 28, 2020, the last reported sale price of PG&E Corporation’s common stock on the New York Stock Exchange was $11.68 per share. PG&E Corporation or Pacific Gas and Electric Company, as applicable, will provide information in the applicable prospectus supplement for the trading market, if any, for any other securities that may be offered hereby.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

June 9, 2020

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that PG&E Corporation and Pacific Gas and Electric Company filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. When we refer to the “Utility” in this prospectus, we refer to Pacific Gas and Electric Company, the principal operating subsidiary of PG&E Corporation. When we refer to the “Company,” “we,” “our,” “ours” and “us” in this prospectus under the headings “Forward-Looking Statements” and “Our Company” we mean PG&E Corporation and its subsidiaries, including the Utility, through which substantially all of PG&E Corporation’s operations are conducted. When such terms are used elsewhere in this prospectus, we refer either to PG&E Corporation or the Utility, as the case may be, as the applicable issuer of securities and not to any of their respective direct or indirect subsidiaries or affiliates except as expressly provided. Capitalized terms used in this prospectus and not otherwise defined herein have the meanings given such terms in PG&E Corporation’s and the Utility’s Joint Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference into this prospectus.

Under this shelf registration process, we may from time to time offer and sell securities in one or more offerings up to a total dollar amount of $25,675,000,000 as described in this prospectus. This prospectus provides you with only a general description of the securities that we may offer. This prospectus does not contain all of the information set forth in the registration statement of which this prospectus is a part, as permitted by the rules and regulations of the SEC. For additional information regarding us and the offered securities, please refer to the registration statement of which this prospectus is a part.

Each time we offer and sell securities, we will provide a prospectus supplement that contains specific information about the offering and the terms of the offered securities. The prospectus supplement also may add, delete, update or change information contained in this prospectus. You should rely only on the information in the applicable prospectus supplement if this prospectus and the applicable prospectus supplement are inconsistent. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the section of this prospectus titled “Where You Can Find More Information.” In particular, you should carefully consider the risks and uncertainties

i

described under the section titled “Risk Factors” or otherwise included in any applicable prospectus supplement or incorporated by reference in this prospectus before you decide whether to purchase the securities. These risks and uncertainties, together with those not known to us or those that we may deem immaterial, could impair our business and ultimately affect our ability to make payments on the securities.

We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We have not authorized any other person to provide you with information different from the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. Neither we nor any underwriter, dealer or agent will make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any applicable prospectus supplement is accurate only as of the dates on their covers and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

OUR COMPANY

PG&E Corporation, incorporated in California in 1995, is a holding company whose primary operating subsidiary is Pacific Gas and Electric Company, a public utility operating in northern and central California. The Utility was incorporated in California in 1905. PG&E Corporation became the holding company of the Utility and its subsidiaries in 1997. The Utility generates revenues mainly through the sale and delivery of electricity and natural gas to customers.

Our executive offices are located at 77 Beale Street, P.O. Box 770000, San Francisco, California 94177. PG&E Corporation’s telephone number is (415) 973-1000 and the Utility’s telephone number is (415) 973-7000.

RISK FACTORS

Investing in our securities involves risk. You are urged to carefully read and consider the risk factors described in PG&E Corporation’s and the Utility’s Annual Report on Form 10-K and other reports filed with the SEC, which are all incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus or the applicable supplement to this prospectus. The risks and uncertainties described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our securities.

FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions that are based on current estimates, expectations, and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines, associated with various investigations and proceedings; forecasts of capital expenditures; estimates and assumptions used in critical accounting policies, including those relating to liabilities subject to compromise, insurance receivable, regulatory assets and liabilities, environmental remediation, litigation, third-party claims, and other liabilities; and the level of future equity or debt issuances. These statements are also identified by words such as “assume,” “expect,” “intend,” “forecast,” “plan,” “project,” “believe,” “estimate,” “predict,” “anticipate,” “may,” “should,” “would,” “could,” “potential” and similar expressions. We are not able to predict all the factors that may affect future results. Some of the factors that could cause future results to differ materially from those expressed or implied by the forward-looking statements, or from historical results, include, but are not limited to:

•

the risks and uncertainties associated with the Chapter 11 Cases, including, but not limited to, the ability to develop, consummate, and implement a plan of reorganization with respect to PG&E Corporation and the Utility that satisfies all applicable legal requirements; the ability to obtain applicable Bankruptcy Court, creditor or state or federal regulatory approvals; the effect of any alternative proposals, views or objections related to the Plan of Reorganization; potential complexities that may arise in connection with concurrent proceedings involving the Bankruptcy Court, the CPUC, and the FERC; increased costs related to the Chapter 11 Cases; the ability to obtain sufficient financing sources for ongoing and future operations and investment; the ability to satisfy the conditions precedent to financing under the Backstop Commitment Letters and the Debt Commitment Letters and the risk that such agreements may be terminated; the risk that the Noteholder RSA, the Subrogation RSA, the TCC RSA or the PSAs could be terminated; disruptions to PG&E Corporation’s and the Utility’s business and operations and the potential impact on regulatory compliance;

•

whether PG&E Corporation and the Utility will be able to emerge from Chapter 11 by June 30, 2020 with a plan of reorganization that is deemed to meet the requirements of AB 1054, and whether PG&E Corporation and the Utility will need to undertake significant changes in ownership, management and governance in connection therewith;

•

if the Plan of Reorganization is determined not to meet the requirements of AB 1054 or the Utility does not otherwise participate in the Wildfire Fund under AB 1054, it could result in a significant delay in emergence from bankruptcy, as PG&E Corporation and the Utility may be required to make material modifications or amendments to their Plan of Reorganization, to develop and consummate a new consensual plan of reorganization or engage in a contested proceeding;

•	restrictions on PG&E Corporation’s and the Utility’s ability to pursue strategic and operational initiatives for the duration of the Chapter 11 Cases;

•

PG&E Corporation’s and the Utility’s historical financial information not being indicative of future financial performance as a result of the Chapter 11 Cases and the potential financial and other restructuring currently contemplated by the Plan of Reorganization;

•

the possibility that PG&E Corporation and the Utility will not be able to meet the conditions precedent to funding under the Backstop Commitment Letters and the Debt Commitment Letters, or that events or circumstances will occur that give rise to termination rights of the Backstop Parties or Commitment Parties under the Backstop Commitment Letters or Debt Commitment Letters, respectively, which could make raising funds to pay claims and exit Chapter 11 difficult or uneconomic;

•

the ability of PG&E Corporation and the Utility to access capital markets and other sources of debt and equity financing in a timely manner and on acceptable terms in order to exit Chapter 11 and to raise financing for operations and investment after emergence;

•	the impact of AB 1054 on potential losses in connection with future wildfires, including the CPUC’s implementation of the procedures for recovering such losses;

•

the impact of the 2018 Camp fire, 2017 Northern California wildfires and the 2015 Butte fire, including whether the Utility will be able to timely recover any costs incurred therewith in excess of insurance not disallowed from recovery in the Wildfire OII; the timing and outcome of the remaining wildfire investigations and the extent to which the Utility will have liability associated with these fires; the timing and amount of insurance recoveries; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other law enforcement agency were to bring an enforcement action, including, if the Plea Agreement is terminated, a criminal proceeding, and determined that the Utility failed to comply with applicable laws and regulations (which actions could also adversely impact a timely emergence from Chapter 11);

•

the ability of PG&E Corporation and the Utility to finance costs, expenses and other possible losses with respect to claims related to the 2018 Camp fire and the 2017 Northern California wildfires, through securitization mechanisms or otherwise, which potential financings are not addressed by the Wildfire Fund as it only applies to wildfires occurring after July 12, 2019;

•	the timing and outcome of any proceeding to recover 2015 Butte fire-related costs in excess of insurance through rates;

•	the risks and uncertainties associated with the 2019 Kincade fire;

•

the timing and outcome of future regulatory and legislative developments in connection with SB 901, including future wildfire reforms, inverse condemnation reform, and other wildfire mitigation measures or other reforms targeted at the Utility or its industry;

•

the severity, extent and duration of the global COVID-19 pandemic and its impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows, as well as on energy demand in the Utility’s service territory, the ability of the Utility to collect on customer invoices, the ability of the Utility to offset these effects with spending reductions and the ability of the Utility to recover any losses incurred in connection with the COVID-19 pandemic through cost recovery, and the impact of workforce disruptions, if any;

•

the outcome of the Utility’s Community Wildfire Safety Program that the Utility has developed in coordination with first responders, civic and community leaders, and customers to help reduce wildfire threats and improve safety as a result of climate-driven wildfires and extreme weather, including the Utility’s ability to comply with the targets and metrics set forth in the 2020-2022 Wildfire Mitigation Plan; and the cost of the program and the timing and outcome of any proceeding to recover such cost through rates;

•	whether the Utility will be able to obtain full recovery of its significantly increased insurance premiums, and the timing of any such recovery;

•	whether the Utility can obtain wildfire insurance at a reasonable cost in the future, or at all, and whether insurance coverage is adequate for future losses or claims;

•	increased employee attrition as a result of the filing of the Chapter 11 Cases and the challenging political and operating environment facing PG&E Corporation and the Utility;

•

the impact of the Utility’s implementation of its PSPS program, including the timing and outcome of the PSPS OII and order to show cause, and whether any fines or penalties or civil liability for damages will be imposed on the Utility as a result; the costs in connection with PSPS events, and the effects on PG&E Corporation’s and the Utility’s reputations caused by implementation of the PSPS program;

•

the timing and outcomes of the 2020 GRC, FERC TO18, TO19, and TO20 rate cases, 2018 and 2019 CEMA applications, WEMA application, future applications for FHPMA, FRMMA, and WMPMA, future cost of capital proceedings, and other ratemaking and regulatory proceedings;

•

the outcome of the probation and the monitorship imposed by the federal court after the Utility’s conviction in the federal criminal trial in 2017, the timing and outcomes of the debarment proceeding, potential reliability penalties or sanctions from the North American Electric Reliability Corporation, the SED’s unresolved enforcement matters relating to the Utility’s compliance with natural gas-related laws and regulations, and other investigations that have been or may be commenced relating to the Utility’s compliance with natural gas- and electric- related laws and regulations, and the ultimate amount of fines, penalties, and remedial costs that the Utility may incur in connection with the outcomes including the costs of complying with any additional conditions of probation imposed in connection with the Utility’s federal criminal proceeding, such as expenses associated with any material expansion of the Utility’s vegetation management program, including as a result of the probation proceedings before the U.S. District Court, as well as the impact of additional conditions of probation on PG&E Corporation’s and the Utility’s ability to make distributions to shareholders;

•	the effects on PG&E Corporation’s and the Utility’s reputations caused by matters such as the CPUC’s investigations and enforcement proceedings;

•

the outcome of the Safety Culture OII proceeding, and future legislative or regulatory actions that may be taken, such as requiring the Utility to separate its electric and natural gas businesses, or restructure into separate entities, or undertake some other corporate restructuring, or transfer ownership of the Utility’s assets to municipalities or other public entities, or implement corporate governance changes;

•

whether the Utility can control its operating costs within the authorized levels of spending, and timely recover its costs through rates; whether the Utility can continue implementing a streamlined organizational structure and achieve project savings, the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; and changes in cost forecasts or the scope and timing of planned work resulting from changes in customer demand for electricity and natural gas or other reasons;

•

whether the Utility and its third-party vendors and contractors are able to protect the Utility’s operational networks and information technology systems from cyber- and physical attacks, or other internal or external hazards;

•

the timing and outcome in the Court of Appeals of the appeal of FERC’s order denying rehearing on September 19, 2019 of the complaint filed by the CPUC and certain other parties that the Utility provide an open and transparent planning process for its capital transmission projects that do not go through the CAISO’s Transmission Planning Process to allow for greater participation and input from interested parties; and the timing and outcome of FERC’s Order on Remand on July 18, 2019 granting the Utility a 50 basis point ROE incentive adder for continued participation in the CAISO;

•

the outcome of current and future self-reports, investigations, or other enforcement proceedings that could be commenced or notices of violation that could be issued relating to the Utility’s compliance with laws, rules, regulations, or orders applicable to its operations, including the construction, expansion, or replacement of its electric and gas facilities, electric grid reliability, inspection and maintenance practices, customer billing and privacy, physical and cybersecurity, environmental laws and regulations; and the outcome of existing and future SED notices of violations;

•

the impact of environmental remediation laws, regulations, and orders; the ultimate amount of costs incurred to discharge the Utility’s known and unknown remediation obligations; and the extent to which the Utility is able to recover environmental costs in rates or from other sources;

•

the impact of SB 100, signed into law on September 10, 2018, which increased the percentage from 50% to 60% of California’s electricity portfolio that must come from renewables by 2030; and establishes state policy that 100% of all retail electricity sales must come from renewable portfolio standard-eligible or carbon-free resources by 2045;

•

how the CPUC and the CARB implement state environmental laws relating to greenhouse gas, renewable energy targets, energy efficiency standards, distributed energy resources, electric vehicles, and similar matters, including whether the Utility is able to continue recovering associated compliance costs, such as the cost of emission allowances and offsets under cap-and-trade regulations; and whether the Utility is able to timely recover its associated investment costs;

•	the impact of the California governor’s executive order issued on January 26, 2018, to implement a new target of five million zero-emission vehicles on the road in California by 2030;

•

the ultimate amount of unrecoverable environmental costs the Utility incurs associated with the Utility’s natural gas compressor station site located near Hinkley, California and the Utility’s fossil fuel-fired generation sites;

•

the impact of new legislation or NRC regulations, recommendations, policies, decisions, or orders relating to the nuclear industry, including operations, seismic design, security, safety, relicensing, the storage of spent nuclear fuel, decommissioning, cooling water intake, or other issues; the impact of potential actions, such as legislation, taken by state agencies that may affect the Utility’s ability to continue operating Diablo Canyon until its planned retirement;

•

the impact of wildfires, droughts, floods, or other weather-related conditions or events, climate change, natural disasters, acts of terrorism, war, vandalism (including cyber-attacks), downed power lines, and other events, that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies, and the reparation and other costs that the Utility may incur in connection with such conditions or events; the impact of the adequacy of the Utility’s emergency preparedness; whether the Utility incurs liability to third parties for property damage or personal injury caused by such events; whether the Utility is subject to civil, criminal, or regulatory penalties in connection with such events; and whether the Utility’s insurance coverage is available for these types of claims and sufficient to cover the Utility’s liability;

•

the outcome of future legislative developments in connection with the amendment to SB 350 introduced on May 18, 2020 that would implement the terms of the case resolution contingency process and purchase option to which PG&E Corporation and the Utility have committed by authorizing the creation of a non-profit public benefit corporation by the State of California for the purpose of acquiring the Utility’s assets and providing electric and gas service in the Utility’s territory in the event that the Plan of Reorganization is not confirmed or fails to go effective in accordance with certain required dates, or if the CPUC revokes the Utility’s certificate of public convenience and necessity;

•	whether the Utility’s climate change adaptation strategies are successful;

•

the breakdown or failure of equipment that can cause damages, including fires, and unplanned outages; and whether the Utility will be subject to investigations, penalties, and other costs in connection with such events;

•

the impact that reductions in Utility customer demand for electricity and natural gas, driven by customer departures to CCAs and DA providers, have on the Utility’s ability to make and recover its investments through rates and earn its authorized return on equity, and whether the Utility is successful in addressing the impact of growing distributed and renewable generation resources, and changing customer demand for its natural gas and electric services;

•

the supply and price of electricity, natural gas, and nuclear fuel; the extent to which the Utility can manage and respond to the volatility of energy commodity prices; the ability of the Utility and its counterparties to post or return collateral in connection with price risk management activities; and whether the Utility is able to recover timely its electric generation and energy commodity costs through rates, including its renewable energy procurement costs;

•

the amount and timing of charges reflecting probable liabilities for third-party claims; the extent to which costs incurred in connection with third-party claims or litigation can be recovered through insurance, rates, or from other third parties; and whether the Utility can continue to obtain adequate insurance coverage for future losses or claims, especially following a major event that causes widespread third-party losses;

•

the impact of the regulation of utilities and their holding companies, including how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company, and whether the uncertainty in connection with the 2018 Camp fire and the 2017 Northern California wildfires, the ultimate outcomes of the CPUC’s pending investigations, and other enforcement matters will impact the Utility’s ability to make distributions to PG&E Corporation;

•	the outcome of federal or state tax audits and the impact of any changes in federal or state tax laws, policies, regulations, or their interpretation;

•

whether PG&E Corporation undergoes an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) as a result of the implementation of the Plan of Reorganization;

•	changes in the regulatory and economic environment, including potential changes affecting renewable energy sources and associated tax credits, as a result of the current federal administration; and

•	the impact of changes in GAAP, standards, rules, or policies, including those related to regulatory accounting, and the impact of changes in their interpretation or application.

For more information about the significant risks that could affect the outcome of the forward-looking statements and our future financial condition, results of operations, liquidity, and cash flows, you should read the sections of the documents incorporated herein by reference titled “Risk Factors,” as well as the important factors that may be set forth under the heading “Risk Factors” in the applicable supplement to this prospectus.

You should read this prospectus, any applicable prospectus supplements, the documents that we incorporate by reference into this prospectus, the documents that we have included as exhibits to the registration statement of which this prospectus is a part and the documents that we refer to under the section of this prospectus titled “Where You Can Find More Information” completely and with the understanding that our actual future results could be materially different from what we expect when making the forward-looking statement. We qualify all our forward- looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this prospectus, the date of the document incorporated by reference or the date of any applicable prospectus supplement. Except as required by applicable laws or regulations, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Each prospectus supplement will describe the uses of the proceeds from the issuance of the securities offered by that prospectus supplement.

DESCRIPTION OF SECURITIES

The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

Holding Company Structure

PG&E Corporation conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, PG&E Corporation’s cash flow and its ability to meet its obligations under its debt securities are largely dependent upon the earnings and cash flows of its subsidiaries and the distribution or other payment of these earnings and cash flows to PG&E Corporation in the form of dividends or loans or advances and repayment of loans and advances from the Utility. PG&E Corporation’s subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on its debt securities or to make any funds available for payment of amounts due on these debt securities.

Because PG&E Corporation is a holding company, its obligations under its debt securities will be structurally subordinated to all existing and future liabilities of its subsidiaries, including all the existing and future liabilities of the Utility. Therefore, the rights of PG&E Corporation and its creditors, including the rights of the holders of its debt securities, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that PG&E Corporation is itself a creditor with recognized claims against any of its subsidiaries, its claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by PG&E Corporation.

DESCRIPTION OF THE DEBT SECURITIES OF PG&E CORPORATION

SENIOR NOTES

Set forth below is a description of the general terms of the senior notes, which may be unsecured or secured (“senior notes”). The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, (i) the unsecured senior note indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Unsecured Senior Note Indenture Trustee”), to be supplemented by supplemental indentures establishing the unsecured senior notes of each series and (ii) the secured senior note indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Secured Senior Note Indenture Trustee,” and together with the Unsecured Senior Note Indenture Trustee, the “Senior Note Indenture Trustees”)), to be supplemented by supplemental indentures establishing the secured senior notes of each series. The unsecured senior note indenture, as amended or supplemented from time to time, is referred to herein as the “Unsecured Senior Note Indenture.” The secured senior note indenture, as amended or supplemented from time to time, is herein referred to as the “Secured Senior Note Indenture,” and together with the Unsecured Senior Note Indenture, the “Senior Note Indentures.”

There will be no requirement under either the Unsecured Senior Note Indenture or the Secured Senior Note Indenture that our future issuances of senior notes be issued exclusively under either indenture. We will be free to employ other indentures or documentation containing provisions different from those included in either indenture or applicable to one or more issuances of unsecured senior notes or secured senior notes, as the case may be, in connection with future issuances of other senior notes.

We have summarized selected provisions of the Senior Note Indentures and the senior notes below. The information we are providing you in this prospectus concerning the senior notes and the Senior Note Indentures is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Senior Note Indentures, including the form of applicable senior notes attached thereto. You should consult the applicable form of the senior notes themselves and the applicable Senior Note Indenture for more complete information on the senior notes as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The forms of the Senior Note Indentures are included as exhibits to the registration statement of which this prospectus is a part. The terms of the senior notes will include those stated in the Senior Note Indentures and those made a part of the Senior Note Indentures by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the applicable Senior Note Indenture.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The unsecured senior notes will be issued as unsecured senior debt securities under the Unsecured Senior Note Indenture and will rank equally with all other future unsecured and unsubordinated debt of the Company. The unsecured senior notes will be effectively subordinated to all secured debt of the Company, including the secured senior notes. The secured senior notes will be issued as secured senior debt securities under the Secured Senior Noted Indenture and will rank equally with all other future secured senior notes of the Company. As of December 31, 2019, we had no secured senior notes outstanding under the Secured Senior Note Indenture, and on an unconsolidated basis, we had no secured debt outstanding. As of December 31, 2019, we had no unsecured senior notes outstanding under the Unsecured Senior Note Indenture. Each Senior Note Indenture does not limit the aggregate principal amount of senior notes that may be issued under such Senior Note Indenture and provides that senior notes may be issued from time to time in one or more series pursuant to a supplemental indenture to such Senior Note Indenture. The Senior Note Indentures give us the ability to reopen a previous series of senior notes and issue additional senior notes of such series, unless otherwise provided.

Provisions of a Particular Series

The prospectus supplement applicable to each series of senior notes will specify, among other things:

•	the title of such senior notes;

•	any limit on the aggregate principal amount of such senior notes;

•

the date or dates on which the principal of such senior notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any such extension;

•

the rate or rates at which such senior notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the right, if any, to extend the interest payment periods and the duration of any such extension;

•

the place or places where the principal of (and premium, if any) and interest, if any, on such senior notes shall be payable, the methods by which registration of transfer of senior notes and exchanges of senior notes may be effected, and by which notices and demands to or upon us in respect of such senior notes may be made, given, furnished, filed or served;

•	the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the senior notes may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem, purchase or repay such senior notes pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the senior notes will be so redeemed, purchased or repaid;

•	the denominations in which such senior notes shall be issuable;

•

the currency or currencies in which the principal, premium, if any, and interest on the senior notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•

if the amount payable in respect of principal of or any premium or interest on any senior notes may be determined with reference to an index or formula, the manner in which such amount will be determined;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the applicable Senior Note Indenture pertaining to such senior notes;

•

whether the senior notes of the series will be secured (including the terms of the collateral securing the senior notes of such series) or unsecured and the terms and provisions applicable to any such security arrangements with respect to the senior notes of such series; whether such senior notes shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities;

•

any non-applicability of Section 1007 of the applicable Senior Note Indenture (Limitation on Liens) to the senior notes of such series or any exceptions or modifications of such section with respect to the senior notes of such series; and

•	any other terms of such senior notes.

We may sell senior notes at par or at a discount below their stated principal amount or at a premium. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any senior notes we sell that are denominated in a currency other than U.S. dollars.

The Senior Note Indentures do not contain provisions that afford holders of senior notes protection in the event of a highly leveraged transaction involving us.

Registration and Transfer

We shall not be required to (i) issue, register the transfer of or exchange senior notes of any series during a period of 15 days immediately preceding the date notice is given identifying the senior notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any senior notes so selected for redemption, in whole or in part, except the unredeemed portion of any senior note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any senior notes will be made only against surrender to the Paying Agent of such senior notes. Principal of and interest on senior notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that, at our option, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the senior notes. Payment of interest on senior notes on any interest payment date will be made to the person in whose name the senior notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the applicable Senior Note Indenture Trustee will act as Paying Agent with respect to the senior notes. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by us to a Paying Agent for the payment of the principal (and premium, if any) of or interest on the senior notes of any series which remain unclaimed at the end of two years after such principal (and premium, if any) or interest shall have become due and payable will be repaid to us, and the holder of such senior notes will from that time forward look only to us for payment of such principal and interest.

Covenants

Any covenants pertaining to a series of senior notes will be set forth in a prospectus supplement relating to such series of senior notes.

Consolidation, Merger and Sale

We shall not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•

such other person is a corporation, partnership, limited liability company, association, company, joint stock company or business trust organized and existing under the laws of the United States, any state in the United States or the District of Columbia and such other person expressly assumes, by supplemental indenture executed and delivered to the applicable Senior Note Indenture Trustee, the payment of the principal of (and premium, if any) and interest on all the senior notes and the performance of every covenant of the applicable Senior Note Indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

•

we have delivered to the applicable Senior Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the applicable Senior Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the applicable Senior Note Indenture.

Modification

Each Senior Note Indenture contains provisions permitting us and the applicable Senior Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding senior notes of each series that is affected, to modify the applicable Senior Note Indenture or the rights of the holders of the senior notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding senior note that is affected:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any senior note, or reduce the principal amount of any senior note or the rate of interest on any senior note or any premium payable upon the redemption of any senior note, or change the method of calculating the rate of interest of any senior note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any senior note (or, in the case of redemption, on or after the redemption date); or

•

reduce the percentage of principal amount of the outstanding senior notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the applicable Senior Note Indenture or certain defaults under such Senior Note Indenture and their consequences) provided for in such Senior Note Indenture; or

•

modify any of the provisions of the applicable Senior Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of such Senior Note Indenture cannot be modified or waived without the consent of the holder of each outstanding senior note that is affected.

In addition, we and the applicable Senior Note Indenture Trustee may execute, without the consent of any holders of senior notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of senior notes.

Events of Default

Each Senior Note Indenture provides that any one or more of the following described events with respect to the senior notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the senior notes of such series:

•	failure for 30 days to pay interest on the senior notes of such series, when due on an interest payment date other than at maturity or upon earlier redemption; or

•	failure to pay principal or premium, if any, or interest on the senior notes of such series when due at maturity or upon earlier redemption; or

•	failure for three Business Days to deposit any sinking fund payment when due by the terms of a senior note of such series; or

•

failure to observe or perform any other covenant or warranty of ours in the applicable Senior Note Indenture (other than a covenant or warranty which has expressly been included in such Senior Note Indenture solely for the benefit of one or more series of senior notes other than such series) for 90 days after written notice to us from the applicable Senior Note Indenture Trustee or to us and such Senior Note Indenture Trustee from the holders of at least 33% in principal amount of the outstanding senior notes of such series; or

•	certain events of bankruptcy, insolvency or reorganization of the Company.

The holders of not less than a majority in aggregate outstanding principal amount of the senior notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Senior Note Indenture Trustee with respect to the senior notes of such series. If a Senior Note Indenture Event of Default occurs and is continuing with respect to the senior notes of any series, then the applicable Senior Note Indenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the senior notes of such series may declare the principal amount of the senior notes due and payable immediately by notice in writing to us (and to such Senior Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable; provided, however, that upon the occurrence of an Event of Default specified in the last bullet above, the principal amount of all senior notes of that series then outstanding shall be due and payable immediately without any declaration or other action by such Senior Note Indenture Trustee or the holders of such series. At any time after such a declaration of acceleration with respect to the senior notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in the applicable Senior Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the senior notes of such series may rescind and annul such declaration and its consequences if all Events of Default with respect to such senior notes, other than the non-payment of the principal of such senior notes which has become due solely by such declaration of acceleration, have been cured or waived and the Company has paid or deposited with such Senior Note Indenture Trustee a sum sufficient to pay all overdue interest (including, to the extent such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such senior notes) and principal due otherwise than by acceleration and all sums paid or advanced by such Senior Note Indenture Trustee, including reasonable compensation and expenses of such Senior Note Indenture Trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the senior notes of any series may, on behalf of the holders of all the senior notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under the applicable Senior Note Indenture cannot be modified or amended without the consent of the holder of each outstanding senior note of such series affected.

Satisfaction and Discharge

Any senior note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the applicable Senior Note Indenture, and our entire indebtedness in respect of the senior notes will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the applicable Senior Note Indenture Trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the senior notes or portions thereof, Eligible Obligations (as defined below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by such Senior Note Indenture Trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the senior notes or portions thereof.

This discharge of the senior notes through the deposit with the applicable Senior Note Indenture Trustee of cash or Eligible Obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those senior notes. Prospective investors in the senior notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For purposes of this subsection, “Eligible Obligations” for U.S. dollar-denominated senior notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depositary receipt.

Information Concerning the Senior Note Indenture Trustees

The applicable Senior Note Indenture Trustee, prior to an Event of Default with respect to senior notes of any series, undertakes to perform, with respect to senior notes of such series, only such duties as are specifically set forth in such Senior Note Indenture and, in case an Event of Default with respect to senior notes of any series has occurred and is continuing, shall exercise, with respect to senior notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the applicable Senior Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by such Senior Note Indenture at the request of any holder of senior notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by such Senior Note Indenture Trustee. The applicable Senior Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if such Senior Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

We and certain of our subsidiaries may maintain deposit accounts and banking relationships with the Senior Note Indenture Trustees. The Senior Note Indenture Trustees and certain of their affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.

The applicable Senior Note Indenture Trustee may resign at any time with respect to the senior notes of one or more series upon written notice to us, and such Senior Note Indenture Trustee may be removed at any time by written notice delivered to it and us and signed by the holders of at least a majority in principal amount of outstanding senior notes. No resignation or removal of a Senior Note Indenture Trustee will take effect until a successor trustee accepts appointment. In addition, under certain circumstances, we may remove the applicable Senior Note Indenture Trustee with respect to any series. We must give notice of resignation and removal of the applicable Senior Note Indenture Trustee with respect to a series or the appointment of a successor trustee as provided in the applicable Senior Note Indenture.

Governing Law

The Senior Note Indentures and the senior notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

We will have the right at all times to assign any of our rights or obligations under any Senior Note Indenture to a direct or indirect wholly-owned subsidiary; provided, that, in the event of any such assignment, we will remain primarily liable for all such obligations. Subject to the foregoing, the applicable Senior Note Indenture will be binding upon and inure to the benefit of the parties to such Senior Note Indenture and their respective successors and assigns.

SUBORDINATED NOTES

Set forth below is a description of the general terms of the subordinated notes. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the subordinated note indenture to be entered into between us and a trustee to be named (the “Subordinated Note Indenture Trustee”), to be supplemented by supplemental indentures establishing the subordinated notes of each series. The subordinated note indenture, as amended or supplemented from time to time, is referred to as the “Subordinated Note Indenture.” The form of the Subordinated Note Indenture was filed as Exhibit 4.2 to the Form 8-K we filed on March 9, 2009 (File No. 001-12609). We have summarized selected provisions of the Subordinated Note Indenture and the subordinated notes below. The information we are providing you in this prospectus concerning the subordinated notes and the Subordinated Note Indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Subordinated Note Indenture, including the form of subordinated notes attached thereto. You should consult the form of the subordinated notes themselves and the Subordinated Note Indenture for more complete information on the subordinated notes as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The terms of the subordinated notes will include those stated in the Subordinated Note Indenture and those made a part of the Subordinated Note Indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the Subordinated Note Indenture.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The subordinated notes will be issued as unsecured junior subordinated debt securities under the Subordinated Note Indenture. The Subordinated Note Indenture does not limit the aggregate principal amount of subordinated notes that may be issued under the Subordinated Note Indenture and provides that subordinated notes may be issued from time to time in one or more series pursuant to an indenture supplemental to the Subordinated Note Indenture. The Subordinated Note Indenture gives us the ability to reopen a previous issue of subordinated notes and issue additional subordinated notes of such series, unless otherwise provided.

Provisions of a Particular Series

The prospectus supplement applicable to each series of subordinated notes will specify, among other things:

•	the title of such subordinated notes;

•	any limit on the aggregate principal amount of such subordinated notes;

•

the date or dates on which the principal of such subordinated notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any such extension;

•

the rate or rates at which such subordinated notes shall bear interest, if any, or any method by which such rate or rates will be determined, the date or dates from which such interest will accrue, the interest payment dates on which such interest shall be payable, the regular record date for the interest payable on any interest payment date, and the right, if any, to extend the interest payment periods and the duration of any such extension;

•

the place or places where the principal of (and premium, if any) and interest, if any, on such subordinated notes shall be payable, the methods by which registration of the transfer of subordinated notes and exchanges of subordinated notes may be effected, and by which notices and demands to or upon us in respect of such subordinated notes may be made, given, furnished, filed or served;

•

the period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the subordinated notes may be redeemed, in whole or in part, at our option, and any restrictions on such redemption;

•

our obligation, if any, to redeem, purchase or repay such subordinated notes pursuant to any sinking fund or analogous provisions or at the option of the holder and the terms and conditions upon which the subordinated notes will be so redeemed, purchased or repaid;

•	the denominations in which such subordinated notes shall be issuable;

•

the currency or currencies in which the principal, premium, if any, and interest on the subordinated notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•

if the amount of payments of principal of (and premium, if any) or interest (including Additional Interest (as defined below)) on such subordinated notes may be determined with reference to an index or formula, the manner in which such amounts shall be determined;

•	any deletions from, modifications of or additions to the Events of Default or covenants of the Company as provided in the Subordinated Note Indenture pertaining to such subordinated notes;

•	whether such subordinated notes shall be issued in whole or in part in the form of a global security and, if so, the name of the depositary for any global securities; and

•	any other terms of such subordinated notes.

The Subordinated Note Indenture does not contain provisions that afford holders of subordinated notes protection in the event of a highly leveraged transaction involving us.

Registration and Transfer

We shall not be required to (i) issue, register the transfer of or exchange subordinated notes of any series during a period of 15 days immediately preceding the date notice is given identifying the subordinated notes of such series called for redemption, or (ii) issue, register the transfer of or exchange any subordinated notes so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated note being redeemed in part.

Payment and Paying Agent

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of any subordinated notes will be made only against surrender to the Paying Agent of such subordinated notes. Principal of and interest on subordinated notes will be payable, subject to any applicable laws and regulations, at the office of such Paying Agent or Paying Agents as we may designate from time to time, except that, at our option, payment of any interest may be made by wire transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the Security Register with respect to the subordinated notes. Payment of interest on subordinated notes on any interest payment date will be made to the person in whose name the subordinated notes (or predecessor security) are registered at the close of business on the record date for such interest payment.

Unless otherwise indicated in an applicable prospectus supplement, the Subordinated Note Indenture Trustee will act as Paying Agent with respect to the subordinated notes. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts.

All moneys paid by us to a Paying Agent for the payment of the principal of (and premium, if any) or interest on the subordinated notes of any series which remain unclaimed at the end of two years after such principal (and premium, if any) or interest shall have become due and payable will be repaid to us, and the holder of such subordinated notes will from that time forward look only to us for payment of such principal (and premium, if any) and interest.

Consolidation, Merger and Sale

The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person (as defined below), unless:

•

in case the Company shall consolidate with or merge into another corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture to the Subordinated Note Indenture, executed and delivered to the Subordinated Note Indenture Trustee, in form satisfactory to the Subordinated Note Indenture Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including Additional Interest) on all the subordinated notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed;

•

immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

•

the Company has delivered to the Subordinated Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease complies with Article Eight of the Subordinated Note Indenture and that all conditions precedent relating to such transaction in the Subordinated Note Indenture have been complied with.

Notwithstanding the foregoing, the Company may merge or consolidate with or transfer all or substantially all of its assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company or the form of organization of the Company; provided that the amount of indebtedness of the Company is not increased thereby; and provided, further that the successor assumes all obligations of the Company under the Subordinated Note Indenture.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection, “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Subordination

The subordinated notes are subordinated and junior in right of payment to all of our Senior Indebtedness (as defined below). No payment of any principal, including redemption payments, if any, premium, if any, or interest on (including Additional Interest) the subordinated notes shall be made if:

•

any Senior Indebtedness is not paid when due whether at the stated maturity of any such payment or by call for redemption and any applicable grace period with respect to such default has ended, with such default remaining uncured and such default has not been waived or otherwise ceased to exist;

•	the maturity of any Senior Indebtedness has been accelerated because of a default; or

•	notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise.

Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the subordinated notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the subordinated notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the subordinated notes are paid in full.

For purposes of this subsection, “assets of the Company” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in the Subordinated Note Indenture with respect to the subordinated notes to the payment of all Senior Indebtedness that may at the time be outstanding; provided, however, that (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article Eight of the Subordinated Note Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this subsection if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article Eight of the Subordinated Note Indenture.

The term “Senior Indebtedness” means, with respect to us:

•

any payment due in respect of our indebtedness, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by us that, by their terms, are senior or senior subordinated debt securities;

•	all capital lease obligations;

•

all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long- term purchase obligations);

•	all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

•	all obligations of the type referred to in first four bullet points above of other persons the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

•

all obligations of the type referred to in the first four bullet points above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the subordinated notes and (2) any unsecured indebtedness between or among us or our affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that we may issue. At December 31, 2019, the outstanding Senior Indebtedness of PG&E Corporation totaled approximately $650 million. In addition, at December 31, 2019, we had $1.5 billion outstanding under our debtor-in-possession credit facility.

Additional Interest

“Additional Interest” is defined in the Subordinated Note Indenture as (i) such additional amounts as may be required so that the net amounts received and retained by a holder of subordinated notes (if the holder is a Securities Trust (as defined in the Subordinated Note Indenture) formed to issue Trust Securities (as defined in the Subordinated Note Indenture), the proceeds of which are used to purchase subordinated notes of one or more series) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments or other governmental charges been imposed; and (ii) any interest due and not paid on an interest payment date, together with interest on such interest due from such interest payment date to the date of payment, compounded quarterly, on each interest payment date.

Certain Covenants

The Company covenants in the Subordinated Note Indenture, for the benefit of the holders of each series of subordinated notes, that:

•	if the Company shall have given notice of its election to extend an interest payment period for such series of subordinated notes and such extension shall be continuing;

•	if the Company shall be in default with respect to its payment or other obligations under the guarantee with respect to the Trust Securities, if any, related to such series of subordinated notes; or

•	if an Event of Default under the Subordinated Note Indenture with respect to such series of subordinated notes shall have occurred and be continuing;

(a) the Company shall not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the guarantee with respect to the series of Trust Securities, if any, related to such series of subordinated notes) issued by the Company which rank equally with or junior to the subordinated notes.

None of the foregoing, however, shall restrict:

•

any of the actions described in the preceding sentence resulting from any reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; or

•	the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged.

Modification

The Subordinated Note Indenture contains provisions permitting us and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding subordinated notes of each series that is affected, to modify the Subordinated Note Indenture or the rights of the holders of the subordinated notes of such series; provided, that no such modification may, without the consent of the holder of each outstanding subordinated note that is affected:

•

change the stated maturity of the principal of, or any installment of principal of or interest on, any subordinated note, or reduce the principal amount of any subordinated note or the rate of interest (including Additional Interest) of any subordinated note or any premium payable upon the redemption of any subordinated note, or change the method of calculating the rate of interest on any subordinated note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any subordinated note (or, in the case of redemption, on or after the redemption date); or

•

reduce the percentage of principal amount of the outstanding subordinated notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture; or

•

modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults, or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding subordinated note that is affected; or

•	modify the provisions of the Subordinated Note Indenture with respect to the subordination of the subordinated notes in a manner adverse to such holder.

In addition, we and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of subordinated notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of subordinated notes.

Events of Default

The Subordinated Note Indenture provides that any one or more of the following described events with respect to the subordinated notes of any series, which has occurred and is continuing, constitutes an “Event of Default” with respect to the subordinated notes of such series:

•

failure for 30 days to pay interest on the subordinated notes of such series, including any Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture) on such unpaid interest, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

•	failure for 30 days to pay Additional Interest (as defined in clause (i) of the definition of Additional Interest in the Subordinated Note Indenture); or

•

failure to pay principal or premium, if any, or interest, including Additional Interest (as defined in clause (ii) of the definition of Additional Interest in the Subordinated Note Indenture), on the subordinated notes of such series when due at maturity or upon earlier redemption; or

•	failure for three Business Days to deposit any sinking fund payment when due by the terms of a subordinated note of such series; or

•

failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the Subordinated Note Indenture solely for the benefit of one or more series of subordinated notes other than such series) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or to the Company and the Subordinated Note Trustee from the holders of at least 33% in principal amount of the outstanding subordinated notes of such series; or

•	certain events of bankruptcy, insolvency or reorganization of the Company.

The holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the subordinated notes of such series. If a Subordinated Note Indenture Event of Default occurs and is continuing with respect to the subordinated notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 33% in aggregate outstanding principal amount of the subordinated notes of such series may declare the principal amount of the subordinated notes due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the subordinated notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of such series may rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.

The holders of not less than a majority in aggregate outstanding principal amount of the subordinated notes of any series may, on behalf of the holders of all the subordinated notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding subordinated note of such series affected.

Satisfaction and Discharge

Any subordinated note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the indenture, and our entire indebtedness in respect of the subordinated notes will be deemed to have been satisfied and discharged if certain conditions are satisfied, including an irrevocable deposit with the Subordinated Note Indenture Trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the subordinated notes or portions thereof, Eligible Obligations (as defined below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Subordinated Note Indenture Trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the subordinated notes or portions thereof.

This discharge of the subordinated notes through the deposit with the Subordinated Note Indenture Trustee of cash or Eligible Obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those subordinated notes. Prospective investors in the subordinated notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For purposes of this subsection, “Eligible Obligations” for U.S. dollar-denominated subordinated notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depository receipt.

Information Concerning the Subordinated Note Indenture Trustee

The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to subordinated notes of any series, undertakes to perform, with respect to subordinated notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to subordinated notes of any series has occurred and is continuing, shall exercise, with respect to subordinated notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of subordinated notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The Company and certain of its subsidiaries may maintain deposit accounts and banking relationships with the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee and certain of its affiliates may also serve as trustee under other indentures pursuant to which securities of the Company and certain subsidiaries of the Company are outstanding.

Governing Law

The Subordinated Note Indenture and the subordinated notes will be governed by, and construed in accordance with, the internal laws of the State of New York.

Miscellaneous

We will have the right at all times to assign any of our rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of ours; provided, that, in the event of any such assignment, we will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.

DESCRIPTION OF THE DEBT SECURITIES OF PACIFIC GAS AND ELECTRIC COMPANY

UNSECURED SENIOR NOTES

This prospectus describes certain general terms of the unsecured senior notes (“senior notes”) that we may sell from time to time under this prospectus. We will describe the specific terms of each series of senior notes we offer in a prospectus supplement. The senior notes will be issued under an indenture dated as of August 6, 2018 between us and BOKF, N.A., as successor trustee (the “Senior Note Indenture Trustee”). The indenture, as amended or supplemented from time to time, is referred to as the “Indenture.” We have summarized selected provisions of the Indenture and the senior notes below. The information we are providing you in this prospectus concerning the senior notes and the Indenture is only a summary of the information provided in those documents, and the summary is qualified in its entirety by reference to the provisions of the Indenture, including the forms of senior notes attached thereto. You should consult the senior notes themselves and the Indenture for more complete information on the senior notes as they, and not this prospectus or any applicable prospectus supplement, govern your rights as a holder. The Indenture is included as an exhibit to the registration statement of which this prospectus is a part. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, and the terms of the senior notes will include those made part of the Indenture by the Trust Indenture Act.

In this section, references to “we,” “our,” “ours” and “us” refer only to Pacific Gas and Electric Company and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

The senior notes are our unsecured general obligations and will rank equally in right of payment to all our other existing and future unsecured and unsubordinated obligations. The senior notes will be effectively subordinated to all our secured debt, including our first mortgage bonds to be issued from time to time under our mortgage indenture. Upon execution by us and the related mortgage trustee, the mortgage indenture will constitute a first lien, subject to permitted liens, on substantially all of our real property and certain tangible personal property related to our facilities. The senior notes will be entitled to the benefit of the Indenture equally and ratably with all other senior notes issued under the Indenture.

The Indenture does not limit the amount of debt we may issue under it or the amount of debt we or our subsidiaries may otherwise incur. We may issue senior notes from time to time under the Indenture in one or more series by entering into supplemental indentures or by resolution of our board of directors.

Provisions of a Particular Series

The prospectus supplement applicable to each series of senior notes will specify, among other things:

•	the title of the senior notes;

•	any limit on the aggregate principal amount of the senior notes;

•

the date or dates on which the principal of the senior notes is payable, including the maturity date, or the method or means by which those dates will be determined, and our right, if any, to extend those dates and the duration of any extension;

•

the interest rate or rates of the senior notes, if any, which may be fixed or variable, or the method or means by which the interest rate or rates will be determined, and our ability to extend any interest payment periods and the duration of any extension;

•

the date or dates from which any interest will accrue, the dates on which we will pay interest on the senior notes and the regular record date, if any, for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest, if any, on such senior notes shall be payable;

•

the methods by which registration of transfer of senior notes and exchanges of senior notes may be effected, and by which notices and demands to or upon us in respect of such senior notes may be made, given, furnished, filed or served;

•

any periods or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the senior notes may be redeemed, in whole or in part, at our option, and any restrictions on such redemptions;

•

any obligation of ours to redeem, purchase or repay the senior notes pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder and the terms and conditions upon which the senior notes will be so redeemed, purchased or repaid;

•	the denominations in which we will authorize the senior notes to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the senior notes in the form of global securities and, if so, the name of the depositary for any global securities;

•

if the amount payable in respect of principal of or any premium or interest on any senior notes may be determined with reference to an index or other fact or event ascertainable outside the Indenture, the manner in which such amount will be determined;

•	covenants for the benefit of the holders of that series;

•

the currency or currencies in which the principal, premium, if any, and interest on the senior notes will be payable if other than U.S. dollars and the method for determining the equivalent amount in U.S. dollars;

•	any exceptions to the provisions for legal holidays or business days in the Indenture;

•

if the principal of the senior notes is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount that is outstanding at any time for purposes of the Indenture; and

•	any other terms of the senior notes.

We may sell senior notes at par or at a discount below their stated principal amount. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any senior notes we sell that are denominated in a currency other than U.S. dollars.

Payment

Except as may be provided with respect to a series, interest, if any, on the senior notes payable on each interest payment date will be paid to the person in whose name that senior note is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any senior notes, the defaulted interest may be paid to the holders of the senior notes as of a special record date for the payment of such defaulted interest which shall not be more than 30 days and not less than 10 days prior to the date of the proposed payment and not less than 25 days after the receipt by the Senior Note Indenture Trustee of the notice of the proposed payment.

Redemption

Any terms for the optional or mandatory redemption of a series of senior notes will be set forth in a prospectus supplement for the offered series. Unless otherwise indicated in a prospectus supplement, senior notes will be redeemable by us only upon notice sent to the holders of senior notes not less than 10 nor more than 60 days before the date fixed for redemption and, if less than all the senior notes of a series are to be redeemed, the particular senior notes to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by such method of random selection as the registrar deems fair and appropriate; provided, however, that with respect to global securities (as defined herein), senior notes to be redeemed shall be selected in accordance with the procedures of the depositary.

We have reserved the right to provide conditional redemption notices for redemptions at our option or for redemptions that are contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time we are required to notify holders of the redemption. A conditional notice may state that if we have not deposited redemption funds with the Senior Note Indenture Trustee or a paying agent on or before the redemption date or we have directed the Senior Note Indenture Trustee or paying agent not to apply money deposited with it for redemption of senior notes, we will not be required to redeem the senior notes on the redemption date.

Restrictions on Liens and Sale and Leaseback Transactions

The Indenture does not permit us or any of our Significant Subsidiaries (as defined below) to, (i) issue, incur, assume or permit to exist any Debt (as defined below) secured by a Lien (as defined below) on any of our Principal Property (as defined below), whether that Principal Property was owned when the Indenture was executed (August 6, 2018) or thereafter acquired, unless we provide that the outstanding senior notes will be equally and ratably secured by such Liens for as long as any such Debt shall be so secured or (ii) incur or permit to exist any Attributable Debt (as defined below) in respect of Principal Property; provided, however, that the foregoing restriction will not apply to the following:

•	any Lien existing on August 6, 2018;

•

to the extent we or any Significant Subsidiary consolidates with, or merges with or into, another entity, Liens on the property of such entity securing Debt in existence on the date of such consolidation or merger, provided that such Debt and Liens were not created or incurred in anticipation of such consolidation or merger and that such Liens do not extend to or cover any such Principal Property;

•

Liens on property acquired after August 6, 2018 and existing at the time of acquisition, as long as the Lien was not created or incurred in anticipation thereof and does not extend to or cover any other Principal Property;

•

Liens of any kind, including purchase money Liens, conditional sales agreements or title retention agreements and similar agreements, upon any property acquired, constructed, developed or improved by us or any Significant Subsidiary (whether alone or in association with others) which do not exceed the cost or value of the property acquired, constructed, developed or improved and which are created prior to, at the time of, or within 12 months after such acquisition (or in the case of property constructed, developed or improved, within 12 months after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that the Liens shall not extend to any Principal Property other than the property so acquired, constructed, developed or improved;

•

Liens in favor of the United States, any state or any foreign country or any department, agency or instrumentality or any political subdivision of the foregoing to secure payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject to the Lien, including Liens related to governmental obligations the interest on which is tax-exempt under Section 103 of the Code or any successor section of the Code;

•	Liens in favor of us, one or more of our Significant Subsidiaries, one or more of our wholly-owned Subsidiaries (as defined below) or any of the foregoing combination; and

•

replacements, extensions or renewals (or successive replacements, extensions or renewals), in whole or in part, of any Lien or of any agreement referred to in the first six bullet points above or replacements, extensions or renewals of the Debt secured thereby (to the extent that the amount of Debt secured by any such Lien is not increased from the amount originally so secured, plus any premium, interest, fee or expenses payable in connection with any replacements, refundings, refinancings, remarketings, extensions or renewals); provided that such replacement, extension or renewal is limited to all or a part of the same property (plus improvements thereon or additions or accessions thereto) that secured the Lien replaced, extended or renewed.

Notwithstanding the restriction described above, we or any Significant Subsidiary may (i) issue, incur or assume Debt secured by a Lien not described in the immediately preceding seven bullet points on any Principal Property owned on August 6, 2018 or thereafter acquired without providing that the outstanding senior notes be equally and ratably secured such Lien and (ii) issue or permit to exist Attributable Debt (as defined below) in respect of Principal Property, in either case, so long as the aggregate amount of such secured debt and Attributable Debt, together with the aggregate amount of all other Debt secured by Liens on Principal Property not described in the immediately preceding seven bullet points then outstanding and all other Attributable Debt in respect of Principal Property, does not exceed 10% of our Net Tangible Assets (as defined below), as determined by us as of a month end not more than 90 days prior to the closing or consummation of the proposed transaction.

For purposes of this subsection, the following terms have the following meaning:

•

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the sale and leaseback transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended. The present value shall be calculated using a discount rate equal to the rate of interest implicit in the transaction, determined in accordance with generally accepted accounting principles, or GAAP.

•

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

•	“Debt” means any debt of ours for money borrowed and guarantees by us of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

•

“debt” of a Significant Subsidiary means any debt of such Significant Subsidiary for money borrowed and guarantees by such Significant Subsidiary of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

•

“Excepted Property” means any right, title or interest of us or any of our Significant Subsidiaries in, to or under any of the following property, whether owned on August 6, 2018 or thereafter acquired:

•

all money, investment property and deposit accounts (as those terms are defined in the California Commercial Code as in effect on March 11, 2004 (which is the date of the indenture governing certain of the Company’s outstanding senior notes)), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, of whatever kind and nature;

•

all accounts, chattel paper, commercial tort claims, documents, general intangibles, instruments, letter-of-credit rights and letters of credit (as those terms are defined in the California Commercial Code as in effect on March 11, 2004), with certain exclusions such as licenses and permits to use the real property of others, and all contracts, leases (other than the lease of certain real property at our Diablo Canyon power plant), operating agreements and other agreements of whatever kind and nature; and all contract rights, bills and notes;

•

all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collection by us or any Significant Subsidiary;

•

all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

•	all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

•	all claims, credits, choses in action, and other intangible property;

•

all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

•

all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the principal property; all fuel, whether or not that fuel is in a form consumable in the operation of the principal property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; and all furniture and furnishings;

•	all personal property the perfection of a security interest in which is not governed by the California Commercial Code;

•

all oil, gas and other minerals (as those terms are defined in the California Commercial Code as in effect on March 11, 2004) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us or any Significant Subsidiary;

•

all property which is the subject of a lease agreement other than a lease agreement that results from a sale and leaseback transaction designating us or any Significant Subsidiary as lessee and all our, or a significant subsidiary’s right, title and interest in and to that property and in, to and under that lease agreement, whether or not that lease agreement is intended as security (other than certain real property leased at our Diablo Canyon power plant and the related lease agreement);

•	real, personal and mixed properties of an acquiring or acquired entity unless otherwise made a part of Principal Property; and

•	all proceeds (as that term is defined in the California Commercial Code as in effect on March 11, 2004) of the property listed in the preceding bullet points.

•

“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, easement, lease, reservation, restriction, servitude, charge or similar right and any other lien of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease of a similar nature, and any defect, irregularity, exception or limitation in record title or, when the context so requires, any lien, claim or interest arising from anything described in this bullet point.

•

“Net Tangible Assets” means the total amount of our assets determined on a consolidated basis in accordance with GAAP as of a date determined in accordance with the Indenture, less (i) the sum of our consolidated current liabilities determined in accordance with GAAP and (ii) the amount of our consolidated assets classified as intangible assets, determined in accordance with GAAP, including, but not limited to, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and regulatory assets carried as an asset on our consolidated balance sheet.

•	“Principal Property” means any property of ours or any of our Significant Subsidiaries, as applicable, other than Excepted Property.

•

“Significant Subsidiary” has the meaning specified in Rule l-02(w) of Regulation S-X under the Securities Act of 1933, as amended; provided that, Significant Subsidiary shall not include any corporation or other entity substantially all the assets of which are Excepted Property.

•

“Subsidiary” means (i) any corporation at least a majority of the outstanding voting stock or interest of which is owned, directly or indirectly, by the Company or by one or more Subsidiaries, or by the Company and one or more Subsidiaries or (ii) any other Person (other than a corporation) of which the Company and/or one or more Subsidiaries has at least a majority ownership and power to direct the policies, management and affairs. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

•

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

Consolidation, Merger, Conveyance or Other Transfer

We may not consolidate with or merge with or into any other Person (as defined below) or convey, or otherwise transfer, or lease, all or substantially all of our Principal Property to any Person unless:

•

the Person formed by that consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the principal properties and assets is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

•

the Person executes and delivers to the Senior Note Indenture Trustee a supplemental indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the senior notes then outstanding, contains an assumption by the successor corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all senior notes then outstanding and the performance and observance of every covenant and condition under the Indenture to be performed or observed by us;

•	in the case of a lease, the lease is made expressly subject to termination by us at any time during the continuance of an Event of Default under the Indenture;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no default or Event of Default under the Indenture shall have occurred and be continuing; and

•

we have delivered to the Senior Note Indenture Trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the Indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, lease or transfer between us and any of our wholly-owned subsidiaries.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization or for the purpose of forming a holding company; provided that the amount of our indebtedness is not increased; and provided, further that the successor assumes all of our obligations under the Indenture.

In the case of a conveyance or other transfer of all or substantially all of our principal properties and assets to any Person as contemplated under the Indenture, upon the satisfaction of all the conditions described above, we (as we would exist without giving effect to the transaction) would be released and discharged from all obligations and covenants under the Indenture and under the senior notes then outstanding unless we elect to waive the release and discharge.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection, “Person” means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority (as such term is defined in the Indenture).

Additional Covenants

We have agreed in the Indenture, among other things:

•	to maintain a place of payment for any series of senior notes;

•	to maintain our corporate existence (subject to the provisions above relating to mergers and consolidations); and

•	to deliver to the Senior Note Indenture Trustee an annual officer’s certificate with respect to our compliance with our obligations under the Indenture.

Modification of the Indenture; Waiver

We and the Senior Note Indenture Trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the Indenture, considered as one class, modify or amend the Indenture, including the provisions relating to the rights of the holders of senior notes of the affected series. However, no modification or amendment may, without the consent of each holder of affected senior notes:

•

change the stated maturity (except as provided by the terms of a series of senior notes) of the principal of, or interest on, the senior note or reduce the principal amount or any premium payable on the senior note or reduce the interest rate of the senior note, or change the method of calculating the interest rate with respect to the senior note;

•	reduce the amount of principal of any discount senior note that would be payable upon acceleration of the maturity of the senior note;

•	change the coin, currency or other property in which the senior note or interest or premium on the senior note is payable;

•	impair the right to institute suit for the enforcement of any payment on the senior note;

•

reduce the percentage in principal amount of outstanding senior notes of any series the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of defaults;

•	reduce the quorum or voting requirements applicable to holders of the senior notes; or

•	modify the provisions of the Indenture with respect to modification and waiver, except as provided in the Indenture.

We and the Senior Note Indenture Trustee may, without the consent of any holder of senior notes, modify and amend the Indenture for certain purposes, including, but not limited to, the following:

•	to evidence the succession of another Person to the Company and the assumption by any such successor of our covenants in the Indenture and in the senior notes;

•	add covenants or other provisions applicable to us and for the benefit of the holders of senior notes or one or more specified series thereof or to surrender any right or power conferred on us;

•	establish the form or terms of senior notes of any series as contemplated by the Indenture;

•	cure any ambiguity or to correct or supplement any provision of the Indenture which may be defective or inconsistent with other provisions;

•

make any other additions to, deletions from or changes to the provisions under the Indenture so long as the additions, deletions or changes do not materially adversely affect the holders of any series of senior notes in any material respect;

•

change or eliminate any provision of the Indenture or add any new provision so long as the change, elimination or addition does not adversely affect the interests of holders of senior notes of any series in any material respect;

•	change any place or places for payment or surrender of senior notes and where notices and demands to us may be served;

•	comply with any requirement in connection with the qualification of the Indenture under the Trust Indenture Act; and

•	comply with the rules of any applicable securities depository.

The holders of not less than a majority in aggregate principal amount of the senior notes of each affected series then outstanding under the Indenture, voting as a single class, may waive compliance by us with our covenant in respect of our corporate existence and the covenants described under “Restrictions on Liens and Sale and Leaseback Transactions” and “Consolidation, Merger, Conveyance or Other Transfer” and with certain other covenants and restrictions that may apply to a series of senior notes as provided in the Indenture. The holders of not less than a majority in aggregate principal amount of the senior notes outstanding may, on behalf of the holders of all of the senior notes, waive any past default under the Indenture and its consequences, except a default in the payment of the principal of or any premium or interest on any senior note and defaults in respect of a covenant or provision in the Indenture which cannot be modified, amended or waived without the consent of each holder of affected senior notes.

In order to determine whether the holders of the requisite principal amount of the outstanding senior notes have taken an action under the Indenture as of a specified date:

•

the principal amount of a senior note that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

•	senior notes owned by us or any other obligor upon the senior notes or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Events of Default

An “Event of Default” means any of the following events which shall occur and be continuing:

•	failure to pay interest on a senior note within 30 days after the interest becomes due and payable;

•	failure to pay the principal of, or sinking fund installments or premium, if any, on, a senior note when due and payable;

•

failure to perform or breach of any other covenant or warranty applicable to us in the Indenture continuing for 90 days after the Senior Note Indenture Trustee gives us, or the holders of at least 33% in aggregate principal amount of the senior notes then outstanding give us and the Senior Note Indenture Trustee, written notice specifying the default or breach and requiring us to remedy the default or breach, unless the Senior Note Indenture Trustee is directed by the holders of a principal amount of senior notes not less than the principal amount of senior notes the holders of which gave that notice to agree in writing to an extension of the period prior to its expiration;

•	certain events of bankruptcy, insolvency or reorganization; and

•

the occurrence of any Event of Default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Debt, whether the Debt existed on August 6, 2018 or is thereafter created, if the Event of Default: (i) is caused by a failure to pay principal after final maturity of the debt after the expiration of the grace period provided in the Debt (which we refer to as a “payment default”) or (ii) results in the acceleration of the Debt prior to its express maturity, and, in each case, the principal amount of the Debt, together with the principal amount of any other Debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $150 million or more.

The $150 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2018 by the same percentage increase in the urban CPI Index (as defined in the Indenture) for the period commencing January 1, 2018 and ending on January 1 of the applicable calendar year. “Debt” for the purpose of the bullet point above means any debt of ours for money borrowed but, in each case, excluding liabilities in respect of capital lease obligations or swap agreements.

For purposes of this subsection, the following terms have the following meaning:

•

“Debt” means any debt of the Company for money borrowed and guarantees by the Company of debt for money borrowed but in each case excluding liabilities in respect of Capital Lease Obligations or Swap Agreements.

•

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

•

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

If the Senior Note Indenture Trustee deems it to be in the interest of the holders of the senior notes, it may withhold notice of default, except defaults in the payment of principal of or interest or premium on or with respect to, any senior note.

If an Event of Default occurs and is continuing, the Senior Note Indenture Trustee or the holders of not less than 33% in aggregate principal amount of the senior notes outstanding, considered as one class, may declare all principal due and payable immediately by notice in writing to us (and to the Senior Note Indenture Trustee if given by holders); provided, however, that if an Event of Default occurs with respect to the specified events of bankruptcy, insolvency or reorganization, then the senior notes outstanding shall be due and payable immediately without further action by the Senior Note Indenture Trustee or holders. If, after such a declaration of acceleration, we pay or deposit with the Senior Note Indenture Trustee all overdue interest and principal and premium on senior notes that would have been due otherwise, plus any interest and other conditions specified in the Indenture have been satisfied before a judgment or decree for payment has been obtained by the Senior Note Indenture Trustee as provided in the Indenture, the event or events of default giving rise to the acceleration will be deemed to have been waived and the declaration of acceleration and its consequences will be deemed to have been rescinded and annulled.

No holder of senior notes will have any right to enforce any remedy under the Indenture unless the holder has given the Senior Note Indenture Trustee written notice of a continuing Event of Default, the holders of at least 33% in aggregate principal amount of the senior notes outstanding have requested the Senior Note Indenture Trustee in writing to institute proceedings in respect of the Event of Default in its own name as Senior Note Indenture Trustee under the Indenture and the holder or holders have offered the Senior Note Indenture Trustee reasonable indemnity against costs, expenses and liabilities with respect to the request, the Senior Note Indenture Trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the Senior Note Indenture Trustee during the 60-day period by holders of at least a majority in aggregate principal amount of senior notes then outstanding.

The Senior Note Indenture Trustee is not required to risk its funds or to incur financial liability if there is a reasonable ground for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

If an Event of Default has occurred and is continuing, holders of not less than a majority in principal amount of the senior notes then outstanding generally may direct the time, method and place of conducting any proceedings for any remedy available to the Senior Note Indenture Trustee, or exercising any trust or power conferred upon the Senior Note Indenture Trustee; provided the direction could not conflict with any rule of law or with the Indenture, and could not involve the Senior Note Indenture Trustee in personal liability where indemnity would not, in the Senior Note Indenture Trustee’s sole discretion, be adequate.

Satisfaction and Discharge

Any senior note, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture, and our entire indebtedness in respect of the senior notes will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the Senior Note Indenture Trustee or any paying agent (other than us) in trust of:

•	money in an amount which will be sufficient; or

•

in the case of a deposit made prior to the maturity of the senior notes or portions thereof, eligible obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Senior Note Indenture Trustee or the paying agent, will be sufficient; or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient;

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the senior notes or portions thereof.

This discharge of the senior notes through the deposit with the Senior Note Indenture Trustee of cash or eligible obligations generally will be treated as a taxable disposition for U.S. federal income tax purposes by the holders of those senior notes. Prospective investors in the senior notes should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them in the event of such discharge.

For this purpose, “eligible obligations” for U.S. dollar-denominated senior notes, means securities that are direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, or depositary receipts issued by a bank as custodian with respect to these obligations or any specific interest or principal payments due in respect thereof held by the custodian for the account of the holder of a depository receipt.

Transfer and Exchange

Subject to the terms of the Indenture, senior notes of any series may be exchanged for other senior notes of the same series of authorized denominations and of like aggregate principal amount and tenor. Subject to the terms of the Indenture and the limitations applicable to global securities, senior notes may be presented for exchange or registration of transfer at the office of the registrar without service charge, upon payment of any taxes and other governmental charges imposed on registration of transfer or exchange. Such transfer or exchange will be effected upon the Senior Note Indenture Trustee, us or the registrar, as the case may be, being satisfied with the instruments of transfer.

If we provide for any redemption of a series of senior notes, we will not be required to execute, register the transfer of or exchange any senior note of that series for 15 days before a notice of redemption is given or register the transfer of or exchange any senior note selected for redemption.

Resignation or Removal of Trustee

The Senior Note Indenture Trustee may resign at any time upon written notice to us and the Senior Note Indenture Trustee may be removed at any time by written notice delivered to the Senior Note Indenture Trustee and us and signed by the holders of at least a majority in principal amount of the outstanding senior notes. No resignation or removal of a trustee will take effect until a successor trustee accepts appointment. In addition, under certain circumstances, we may remove the Senior Note Indenture Trustee. We must give notice of resignation and removal of the Senior Note Indenture Trustee or the appointment of a successor trustee to all holders of senior notes as provided in the indenture.

Trustees, Paying Agents and Registrars for the Senior Notes

BOKF, N.A. will act as the Senior Note Indenture Trustee, paying agent and registrar under the indenture. We may change either the paying agent or registrar without prior notice to the holders of the senior notes, and we may act as paying agent.

Governing Law

The Indenture and the senior notes are governed by New York law.

DESCRIPTION OF THE FIRST MORTGAGE BONDS

Set forth below is a description of the general terms of the first mortgage bonds. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the mortgage indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A. (the “Mortgage Trustee”), to be supplemented by a supplemental indenture to the mortgage indenture establishing the first mortgage bonds of each series. The mortgage indenture, as amended or supplemented from time to time, is referred to as the “Mortgage Indenture.” The form of the Mortgage Indenture is filed as an exhibit hereto. The terms of the first mortgage bonds will include those stated in the Mortgage Indenture and those made a part of the Mortgage Indenture by reference to the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. Certain capitalized terms used in this prospectus are defined in the Mortgage Indenture.

In this section, references to “we,” “our,” “ours,” “us” and “the Company” refer only to Pacific Gas and Electric Company and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided herein.

General

From and after the Lien Effective Date (as described below), the Mortgage Indenture will constitute a first lien, subject to Permitted Liens (as described below), on substantially all of our real property and certain tangible personal property related to our facilities. The Mortgage Indenture does not limit the amount of debt that we may issue under it. However, we may issue first mortgage bonds under the Mortgage Indenture only on the basis of, and to the extent we have available, Property Additions (as described below), retired first mortgage bonds and cash. See “— Issuance of Additional First Mortgage Bonds.” The first mortgage bonds will be entitled to the benefit of the Mortgage Indenture equally and ratably with all other first mortgage bonds issued under the Mortgage Indenture.

The prospectus supplement applicable to each issuance of first mortgage bonds will specify, among other things:

•	the title of the first mortgage bonds and, if other than the date of its authentication, the date of each first mortgage bond of such series;

•	any limitation on the aggregate principal amount of the first mortgage bonds;

•

the date or dates on which the principal of any of the first mortgage bonds is payable, including the maturity date, or how to determine those dates, and our right, if any, to extend those dates and the duration of any extension;

•

the interest rate or rates of the first mortgage bonds, if any, which may be fixed or variable, or the method or means by which the interest rate or rates are to be determined, and our ability to extend any interest payment periods and the duration of any extension;

•

the date or dates from which any interest will accrue, the dates on which we will pay interest on the first mortgage bonds and the regular record date, if any, for determining who is entitled to the interest payable on any interest payment date;

•

the place or places where the principal of (and premium, if any) and interest, if any, on such first mortgage bonds shall be payable, the methods by which registration of transfer of first mortgage bonds and exchanges of first mortgage bonds may be effected, and by which notices and demands to or upon us in respect of such first mortgage bonds may be made, given, furnished, filed or served;

•

any periods or periods within which, or date or dates on which, the price or prices at which and the terms and conditions on which the first mortgage bonds may be redeemed, in whole or in part, at our option;

•

any obligation of ours to redeem, purchase or repay any of the first mortgage bonds pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder and the terms and conditions upon which the first mortgage bonds will be so redeemed, purchased or repaid;

•	the denominations in which we will authorize the first mortgage bonds to be issued, if other than $1,000 or integral multiples of $1,000;

•	whether we will offer the first mortgage bonds in the form of global securities and, if so, the name of the depositary for any global securities;

•

if the amount payable in respect of principal of or any premium or interest on any first mortgage bonds may be determined with reference to an index or other fact or event ascertainable outside the Mortgage Indenture, the manner in which such amount will be determined;

•	any events of default applicable to that series of first mortgage bonds in addition to the events of default described under “— Events of Default”;

•	covenants for the benefit of the holders of that series;

•

the currency, currencies or currency units in which the principal, premium, if any, and interest on the first mortgage bonds will be payable if other than U.S. dollars and the manner for determining the equivalent principal amount in U.S. dollars;

•	any exceptions to the provisions for legal holidays or business days in the Mortgage Indenture;

•

if the principal of the first mortgage bonds is payable from time to time without presentation or surrender, any method or manner of calculating the principal amount that is outstanding at any time for all purposes of the Mortgage Indenture;

•

provisions, if any, for the exchange of certificates representing first mortgage bonds to reflect the effectiveness of the lien of the Mortgage Indenture on the Lien Effective Date, and any other changes necessary to reflect the effectiveness of the lien of the Mortgage Indenture on the Lien Effective Date; and

•	any other terms of the first mortgage bonds.

We may sell first mortgage bonds at par or at a substantial discount below their stated principal amount. We will describe in a prospectus supplement material U.S. federal income tax considerations, if any, and any other special considerations for any first mortgage bonds we sell that are denominated in a currency or currency unit other than U.S. dollars.

Payment

Except as may be provided with respect to a series, interest, if any, on the first mortgage bonds payable on each interest payment date will be paid to the person in whose name that first mortgage bond is registered as of the close of business on the regular record date for the interest payment date. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any first mortgage bonds, the defaulted interest may be paid to the holders of the first mortgage bonds as of a special record date for the payment of such defaulted interest which shall not be more than 30 days and not less than 10 days prior to the date of the proposed payment and not less than 25 days after the receipt by the Mortgage Trustee of the notice of the proposed payment.

Redemption

Any terms for the optional or mandatory redemption of a series of first mortgage bonds will be set forth in a prospectus supplement for the offered series. Unless otherwise indicated in a prospectus supplement, first mortgage bonds will be redeemable by us only upon notice sent not less than 10 nor more than 60 days before the date fixed for redemption and, if less than all the first mortgage bonds of a series are to be redeemed, the particular first mortgage bonds to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by such method of random selection as the registrar deems fair and appropriate; provided, however, that with respect to global securities (as described below), first mortgage bonds to be redeemed shall be selected in accordance with the procedures of the depositary.

We have reserved the right to provide conditional redemption notices for redemptions at our option or for redemptions that are contingent upon the occurrence or nonoccurrence of an event or condition that cannot be ascertained prior to the time we are required to notify holders of the redemption. A conditional notice may state that if we have not deposited redemption funds with the Mortgage Trustee or a paying agent on or before the redemption date or we have directed the Mortgage Trustee or paying agent not to apply money deposited with it for redemption of first mortgage bonds, we will not be required to redeem the first mortgage bonds on the redemption date.

Lien of the Mortgage Indenture

General

From and after the Lien Effective Date, the Mortgage Indenture will create a first lien, subject to Permitted Liens, on substantially all of our real property and certain tangible personal property related to our facilities. We refer to property that is subject to the lien of the Mortgage Indenture as “Mortgaged Property” and property that is excepted from the lien of the Mortgage Indenture as “Excepted Property.”

The Mortgage Indenture provides that after-acquired property (other than after-acquired property qualifying as Excepted Property) located in the State of California will be subject to the lien of the Mortgage Indenture (subject to Permitted Liens); provided, however, that in the case of a consolidation or merger (whether or not we are the surviving corporation) or the transfer or lease of all or substantially all of the Mortgaged Property, the Mortgage Indenture will not be required to be a lien upon any of the properties then owned or thereafter acquired by the successor corporation except properties acquired from us in or as a result of that transaction, to the extent not constituting Excepted Property, and improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any part or parts thereof. In addition, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition thereof, including, but not limited to, purchase money liens, and, in certain circumstances, liens attaching to the property prior to the recording or filing of an instrument specifically subjecting the property to the lien of the Mortgage Indenture.

The Mortgage Indenture provides that, from and after the Lien Effective Date, the Mortgage Trustee shall have a lien, prior to the first mortgage bonds, on the Mortgaged Property and on all other property and funds held or collected by the Mortgage Trustee, other than property and funds held in trust for the payment of principal, premium, if any, and interest on the first mortgage bonds, as security for the payment of the Mortgage Trustee’s reasonable compensation and expenses, and as security for the performance by us of our obligation to indemnify the Mortgage Trustee against certain liabilities.

Without the consent of the holders, we and the Mortgage Trustee may enter into supplemental indentures in order to subject additional property to the lien of the Mortgage Indenture (including property which would otherwise be Excepted Property). This property would thereupon constitute Property Additions (so long as it would otherwise qualify as Property Additions as described below) and be available as a basis for the issuance of additional first mortgage bonds. See “— Issuance of Additional First Mortgage Bonds.”

“Lien Effective Date” means the date of delivery by the Company to the Trustee of each of the following:

•	an officer’s certificate stating that, prior to or concurrently with the Lien Effective Date:

•	the Effective Date (as defined in the Plan) has occurred; and

•	any further security documents required to create the lien in the Mortgaged Property will be executed and delivered (to the extent any such document is required to be delivered on such date):

•

a company order requesting execution and delivery by the Mortgage Trustee of a supplemental indenture (such company order to be accompanied by the documents required by Section 1.04 of the Mortgage Indenture), if deemed necessary or desirable by the Company to effectuate the lien of the Mortgage Indenture, and such other instruments (in form and substance reasonably satisfactory to the Mortgage Trustee) as the Company may deem necessary or desirable to effectuate the lien of the Mortgage Indenture; and

•	an officer’s certificate stating that, to the knowledge of the signer, no event of default has occurred and is continuing.

For purposes of this definition, the following terms have the following meaning:

“Bankruptcy Court” means the United States Bankruptcy Court for the Northern District Of California.

“Confirmation Order” means the confirmation order entered by the Bankruptcy Court confirming the Plan and approving the transactions contemplated thereby.

“DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor in Possession Credit, Guaranty and Security Agreement, dated as of February 1, 2019, among the Company, as borrower, PG&E Corporation, as guarantor, JPMorgan Chase Bank, N.A., as administrative agent, and Citibank, N.A., as collateral agent.

“Plan” means the Debtors’ and Shareholder Proponents Joint Plan of Chapter 11 Reorganization Dated March 16, 2020 [Docket No. 6320] filed by the Company and PG&E Corporation with the Bankruptcy Court (as may be modified, amended, or supplemented from time to time and, together with all exhibits and schedules thereto).

Excepted Property

From and after the Lien Effective Date, the Mortgage Indenture will constitute a first lien, subject to Permitted Liens, on substantially all of our real property and certain tangible personal property related to our facilities, located in the State of California, except for the Diablo Canyon nuclear power plant, our corporate offices, certain specified properties as set forth in the Mortgage Indenture and the following Excepted Property (unless otherwise indicated in any applicable prospectus supplement):

•

all money, investment property and deposit accounts and security entitlements (as those terms are defined in the California Commercial Code as in effect on the date of execution of the Mortgage Indenture), and all cash on hand or on deposit in banks or other financial institutions, shares of stock, joint ventures, interests in general or limited partnerships or limited liability companies, bonds, notes, other evidences of indebtedness and other securities, commodity accounts and policies of insurance on the lives of our officers and directors, of whatever kind and nature, in each case to the extent not paid or delivered to, deposited with or held by the Mortgage Trustee;

•

all accounts, chattel paper, commercial tort claims, documents, general intangibles (with certain exclusions such as licenses and permits to use the real property of others), instruments, letter-of-credit rights and letters of credit (as those terms are defined in the California Commercial Code) and all contracts, leases (including, but not limited to, the lease of certain real property at our Diablo Canyon nuclear power plant), operating agreements and other agreements of whatever kind and nature; all contract rights, bills and notes;

•

all revenues, income and earnings, all accounts receivable, rights to payment and unbilled revenues, and all rents, tolls, issues, product and profits, claims, credits, demands and judgments, including any rights in or to rates, revenue components, charges, tariffs, or amounts arising therefrom, or in any amounts that are accrued and recorded in a regulatory account for collections by us;

•

all governmental and other licenses, permits, franchises, consents and allowances including all emission allowances and greenhouse gas allowances (or similar rights) created under any similar existing or future law relating to abatement or control of pollution of the atmosphere, water or soil, other than all licenses and permits to use the real property of others, franchises to use public roads, streets and other public properties, rights of way and other rights, or interests relating to the occupancy or use of real property;

•	all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights and other intellectual property, including computer software and software licenses;

•	all claims, credits, choses in action, and other intangible property;

•

all automobiles, buses, trucks, truck cranes, tractors, trailers, motor vehicles and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; and all parts, accessories and supplies used in connection with any of the foregoing;

•

all goods, stock in trade, wares, merchandise and inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property that are consumable (otherwise than by ordinary wear and tear) in their use in the operation of the Mortgaged Property;

•

all fuel, whether or not that fuel is in a form consumable in the operation of the Mortgaged Property, including separate components of any fuel in the forms in which those components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of the facilities, machinery, equipment or fixtures described in the granting clauses of the Mortgage Indenture as Mortgaged Property;

•	all personal property, the perfection of a security interest in which is not governed by the California Commercial Code;

•

all oil, gas and other minerals (as those terms are defined in the California Commercial Code) and all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not the minerals or timber have been mined or extracted or otherwise separated from the land; and all electric energy and capacity, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by us;

•

all property that is the subject of a lease agreement designating us as lessee and all our right, title and interest in and to that leased property and in, to and under that lease agreement, whether or not that lease agreement is intended as security (including, but not limited to, certain real property leased at our Diablo Canyon nuclear power plant);

•

all property, real, personal and mixed, which subsequent to the execution date of the Mortgage Indenture, has been released from the lien of the Mortgage Indenture, and any improvements, extensions and additions to those properties and renewals, replacements and substitutions of or for any parts thereof;

•	all property, real, personal and mixed, that is stated in the Mortgage Indenture to not be subject to the lien of the Mortgage Indenture;

•	all Environmental Remediation Sites;

•	all General Office Property;

•	all Hydro Property;

•	all Mitigation Property;

•	all Surplus Property; and

•	all proceeds (as that term is defined in the California Commercial Code) of the foregoing Excepted Property;

provided, however, that Excepted Property shall not include the identifiable proceeds (as that term is defined in the California Commercial Code) of any Mortgaged Property that we have disposed of in violation of the terms of the Mortgage Indenture.

If an Event of Default occurs under the Mortgage Indenture, certain of the Excepted Property may become subject to the lien of the Mortgage Indenture.

The Mortgage Indenture permits us to create or allow to exist certain “Permitted Liens,” such as mortgages, deeds of trust, pledges, security interests, leases, reservations, restrictions, charges, encumbrances, or other liens on the Mortgaged Property which rank senior to the lien of the Mortgage Indenture.

“Permitted Liens” include:

•

to the extent we consolidate with, or merge into, another entity, liens on the assets of such entity in existence on the date of the consolidation or merger and securing debt of such entity, provided that the debt and liens were not created or incurred in anticipation of the consolidation or merger and do not extend to any other Mortgaged Property in existence immediately prior to the consolidation or merger;

•

as to property acquired by us after the date of execution of the Mortgage Indenture, liens existing or placed thereon at the time of the acquisition thereof, provided that the liens do not extend to any other Mortgaged Property;

•	liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings;

•

mechanics’, workmen’s, vendors’, repairmen’s, materialmen’s, warehousemen’s and carriers’ liens, inchoate liens, other liens incident to construction, liens or privileges of any of our employees for salary or wages earned, but not yet payable, and other liens, including, without limitation, liens for workers’ compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings;

•

liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) $10 million to the extent in existence in calendar year 2020; provided, that, with respect to measurement of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the consumer price index for all urban consumers, U.S. City average, or urban CPI, for the period commencing on January 1, 2020 and ending on January 1 of the applicable calendar year and (B) three percent of the principal amount of the first mortgage bonds then outstanding or (ii) with respect to which we shall (x) in good faith be prosecuting an appeal or other proceeding for review and with respect to which we shall have secured a stay of execution pending the appeal or other proceeding or (y) have the right to prosecute an appeal or other proceeding for review;

•

easements, encumbrances, leases, reservations, restrictions or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged Property or any part thereof; provided, however, that the easements, encumbrances, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations (A) do not, in our opinion, materially impair the use by us of such Mortgaged Property for the purposes for which it is held by us or (B) have been insured over by a lender’s policy of title insurance in favor of the Mortgage Trustee, as mortgagee;

•

conservation easements in accordance with our Settlement Agreement as modified and approved by the Public Utilities Commission of the State of California in its Opinion and Order of December 18, 2003 and the Stipulation Resolving Issues Regarding the Land Conservation Commitment, dated September 25, 2003, as filed with the Public Utilities Commission of the State of California;

•

defects, irregularities, exceptions and limitations in title to real property subject to rights-of-way or other similar rights in favor of us or used or to be used by us primarily for right-of-way purposes or real property held under lease, easement, license or similar right; provided, however, that (i) we obtain from the apparent owner or owners of the real property a sufficient right, by the terms of the instrument granting the right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which we acquired it, (ii) such defects, irregularities, exceptions or limitations are subordinated to our interest in such real property, (iii) we have power under eminent domain or similar statutes to remove the defects, irregularities, exceptions or limitations to the extent such defects, irregularities, exceptions or limitations affect our interest therein or (iv) the defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;

•

liens upon real property or rights in or relating to real property for the purpose of the distribution of electricity or gas, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way, which liens secure or evidence indebtedness or other obligations neither created, assumed nor guaranteed by us nor on account of which it customarily pays interest;

•

leases, licenses, or occupancy agreements existing at the date of execution of the Mortgage Indenture affecting Mortgaged Property owned by us at that time, and renewals and extensions thereof; and leases, licenses, or occupancy agreements affecting that Mortgaged Property entered into after the date of execution of the Mortgage Indenture, or affecting mortgaged properties acquired by us after that date which, in either case, (i) have terms of not more than 10 years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by us of the properties for the purposes for which they are held by us;

•

liens vested in lessors, licensors, franchisors or permittors for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or other amounts or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of the rent or other amounts or the performance of the other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

•

controls, restrictions, obligations, duties and/or other burdens imposed by federal, state, municipal or other law, or by rules, regulations or orders of governmental authorities, upon the Mortgaged Property or any part thereof or the operation or use thereof or upon us with respect to the Mortgaged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in governmental authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

•

rights which governmental authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate our property and business; and any and all our obligations correlative to any of these rights;

•

liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable us to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workers’ compensation, unemployment insurance, social security or any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

•	liens on the Mortgaged Property or any part thereof which are granted by us to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

•

rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by us or by others on our property;

•

rights and interests of persons other than us arising out of contracts, agreements and other instruments to which we are a party and which relate to the common ownership or joint use of property and all liens on the interests of persons other than us in property owned in common by those persons and us if and to the extent that the enforcement of those liens would not adversely affect our interests in that property in any material respect;

•	any restrictions on transfer or assignment and/or requirements of any assignee to qualify as a permitted transferee or assignee and/or a public utility or public service corporation;

•	any liens (A) which have been bonded over for the full amount in dispute or (B) for the payment of which other adequate security arrangements have been made;

•

easements, ground leases or right-of-way in, upon, over and/or across our property or rights-of-way in our favor for the purpose of roads, pipelines, transmission lines, distribution lines, communication lines, railways, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that the grant does not materially impair the use of the property or rights-of-way for the purposes for which the property or rights-of-way are held by us;

•	prepaid liens and purchase money liens, as more particularly described in the Mortgage Indenture;

•	liens contemplated by the Plan;

•	any lien incurred in connection with the issuance of Qualified Securitization Bonds (as such term is defined in the Mortgage Indenture);

•	any other liens which are in existence on the date of execution of the Mortgage Indenture and the aggregate principal amount thereof does not exceed $30 million;

•

any other liens which then outstanding principal amounts do not, in the aggregate, exceed $65 million to the extent in existence in calendar year 2020, provided that with respect to any of these liens in existence in any subsequent calendar year, the amount shall be increased by the percentage increase in the urban CPI for the period commencing on January 1, 2020 and ending on January 1 of the applicable calendar year; and

•	the lien under the Mortgage Indenture in favor of the Mortgage Trustee with respect to the compensation and other amounts payable by us to the Mortgage Trustee in its capacity as Mortgage Trustee.

Issuance of Additional First Mortgage Bonds

We may issue first mortgage bonds of any series from time to time against Property Additions, Retired Securities (as described below) and cash deposited with the Mortgage Trustee, in an aggregate principal amount not exceeding:

•	70% of the aggregate of the net amounts of Property Additions which constitute Unfunded Property (as described below);

•

the aggregate principal amount of previously issued first mortgage bonds that have been canceled or that we have delivered to the Mortgage Trustee for cancellation or previously issued first mortgage bonds deemed to have been paid under the Mortgage Indenture, each of which we refer to as “Retired Securities”; or

•	the amount of cash deposited with the Mortgage Trustee.

“Property Additions” generally include any item, unit or element of property which is owned by us and is subject to the lien of the Mortgage Indenture except (with certain exceptions) goodwill, going concern value rights or intangible property, or any property the cost of acquisition or construction of which is properly chargeable to one of our operating expense accounts at the time of such acquisition or construction.

The Mortgage Indenture includes limitations on the issuance of first mortgage bonds against property subject to liens and upon the increase of the amount of any senior liens on Funded Property.

“Funded Property” generally means Mortgaged Property which has been used as the basis for the issuance of first mortgage bonds or as the basis for the release or substitution of Mortgaged Property under the Mortgage Indenture.

“Retired Securities” means, generally, first mortgage bonds which are no longer outstanding under the Mortgage Indenture, which have not been retired by the application of funded cash and which have not been used as the basis for the authentication and delivery of first mortgage bonds, the release of property or the withdrawal of cash.

“Unfunded Property” generally means Mortgaged Property which has not previously been used as the basis for the issuance of first mortgage bonds (not otherwise retired) or as the basis for the release or substitution of Mortgaged Property.

Release of Mortgaged Property

We may release property from the lien of the Mortgage Indenture if we deliver to the Mortgage Trustee cash equal to the Funded Property Basis (as described below) of the property to be released, less any taxes and expenses incidental to any sale, exchange, dedication or other disposition of the property to be released. Any of the following or any combination of the following will be applied as a credit against the cash we will be required to deliver to the Mortgage Trustee:

•	the aggregate principal amount of obligations secured by a Purchase Money Lien on the property to be released, subject to certain limitations described below;

•

an amount equal to the Net Cost or Net Fair Value to us (whichever is less) of certified Property Additions constituting Unfunded Property after certain deductions and additions, primarily including adjustments to offset property retirements (except that the adjustments need not be made if the Property Additions were acquired, made or constructed within 90 days before our request for release);

•

an amount equal to ten-sevenths of the aggregate principal amount of first mortgage bonds we would be entitled to issue on the basis of retired first mortgage bonds (with that entitlement being waived by operation of such release); and

•	an amount equal to ten-sevenths of the aggregate principal amount of first mortgage bonds delivered to the Mortgage Trustee.

For purposes of this subsection, the following terms have the following meaning:

•	“Funded Property Basis” generally means the Net Cost of Funded Property or the Net Fair Value to us of the Funded Property at the time it became Funded Property, whichever is less.

•

“Net Cost” means, as of the date of calculation, the cost of the property, less, if such property is subject to a senior lien, the lesser of (i) the outstanding principal amount of any senior lien obligations as of the date of calculation or (ii) the cost of the property.

•

“Net Fair Value” means, as of the date of calculation, the fair value of the property, less, if such property is subject to a senior lien, the lesser of (i) the outstanding principal amount of any senior lien obligations as of the date of calculation or (ii) the fair value of the property.

•

“Purchase Money Lien” means, generally, a lien on the property being released which is retained by the transferor of such property to secure all or part of its purchase price or granted to one or more other persons in connection with the transfer or release thereof, or granted to or held by a Mortgage Trustee or agent for any such persons, and may include liens which cover property in addition to the property being released and/or which secure additional indebtedness.

We will be permitted to release from the lien of the Mortgage Indenture Unfunded Property without depositing any cash with the Mortgage Trustee or providing any other credits if either (i) the lower of the Net Cost or Net Fair Value to us of all Unfunded Property (excluding the property to be released), after making certain adjustments, is at least zero, or (ii) the lower of the Net Cost or Net Fair Value to us of the Unfunded Property to be released, after making certain adjustments, does not exceed the lower of the Net Cost or Net Fair Value of all property acquired, made or constructed on or after 90 days before our request, after making certain adjustments. If neither (i) or (ii) in the immediately preceding sentence applies, we will be required to deliver a “make-up” amount in cash. We may apply as a credit against the cash we will be required to deliver to the Mortgage Trustee any of the items described under the bullet points in this section.

We also will be permitted to release in a calendar year property up to the lesser of $10 million (increased yearly by the urban CPI) or 3% of the aggregate principal amount of first mortgage bonds then outstanding without complying with the other release provisions in the Mortgage Indenture. However, if, upon reliance on this release provision, we release Funded Property, we are required to deposit with the Mortgage Trustee, by the end of the calendar year, cash equal to 70% of the Funded Property Basis of the property released, net of certain credits.

The Mortgage Indenture provides simplified procedures for the release of property taken by eminent domain, and provides for dispositions of certain obsolete property and grants or surrender of certain rights without any release or consent by the Mortgage Trustee.

The provisions described above permitting the release of property (except property taken by eminent domain) will be operable only if no Event of Default has occurred and is continuing under the Mortgage Indenture.

Withdrawal of Cash

Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Mortgage Trustee may, generally,

•

be withdrawn by us (i) to the extent of an amount equal to the Net Cost or Net Fair Value to us (whichever is less) of Property Additions constituting Unfunded Property, after certain deductions and additions, primarily including adjustments to offset retirements (except that these adjustments need not be made if the Property Additions were acquired or made within 90 days before our request for withdrawal) or (ii) in an amount equal to ten-sevenths (10/7ths) of the aggregate principal amount of first mortgage bonds that we would be entitled to issue on the basis of retired first mortgage bonds (with the entitlement to that issuance being waived by operation of the withdrawal) or (iii) in an amount equal to ten-sevenths (10/7ths) of the aggregate principal amount of any outstanding first mortgage bonds delivered to the Mortgage Trustee; or

•

upon our request, applied to (i) the purchase of first mortgage bonds or (ii) the payment (or provision for payment) at stated maturity of any first mortgage bonds or the redemption (or provision for redemption) of any first mortgage bonds which are redeemable.

Evidence to be Furnished to the Mortgage Trustee Under the Mortgage Indenture

We will demonstrate compliance with Mortgage Indenture provisions by providing written statements to the Mortgage Trustee from our officers or persons we select. For instance, we may select an engineer to provide a written statement regarding the value of property being certified or released or counsel regarding compliance with the Mortgage Indenture generally. In certain major matters, applicable law requires that an accountant, engineer or other expert must be independent. We must file a certificate each year with respect to our compliance with the conditions and covenants under the Mortgage Indenture.

Consolidation, Merger, Transfer of Mortgaged Property

We may not consolidate with or merge with or into any other Person (as described below) or convey, otherwise transfer or lease all or substantially all of our Mortgaged Property to any Person unless:

•

the Person formed by that consolidation or into which we are merged or the Person which acquires by conveyance or other transfer, or which leases, all or substantially all of the Mortgaged Property is a corporation, partnership, limited liability company, association, company, joint stock company or business trust, organized and existing under the laws of the United States, or any state thereof or the District of Columbia;

•

that Person executes and delivers to the Mortgage Trustee a supplemental Mortgage Indenture that in the case of a consolidation, merger, conveyance or other transfer, or in the case of a lease if the term thereof extends beyond the last stated maturity of the first mortgage bonds then outstanding, contains an assumption by the successor Person of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all first mortgage bonds then outstanding and the performance and observance of every covenant and conditions under the Mortgage Indenture to be performed or observed by us;

•

that Person executes and delivers to the Mortgage Trustee a supplemental Mortgage Indenture that contains a grant, conveyance, transfer and mortgage by the successor Person confirming the lien of the Mortgage Indenture on the Mortgaged Property and subjecting to the lien all property (other than Excepted Property) thereafter acquired by the successor Person that shall constitute an improvement, extension or addition to the Mortgaged Property or renewal, replacement or substitution of or for any part thereof and, at the election of the successor Person, subjecting to the lien of the Mortgage Indenture the other property, real, personal and mixed, then owned or thereafter acquired by the Person as the person shall specify in its sole discretion;

•

in the case of a lease, the lease is made expressly subject to termination by us at any time during the continuance of an Event of Default and by the purchaser of the property so leased at any sale of the property under the Mortgage Indenture, whether under the power of sale conferred by the Mortgage Indenture or pursuant to judicial proceedings;

•

immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation as a result of the transaction as having been incurred by us at the time of the transaction, no default or Event of Default shall have occurred and be continuing; and

•

we have delivered to the Mortgage Trustee an officer’s certificate and an opinion of counsel, each stating that the merger, consolidation, conveyance, lease or transfer, as the case may be, fully complies with all provisions of the Mortgage Indenture; provided, however, that the delivery of the officer’s certificate and opinion of counsel shall not be required with respect to any merger, consolidation, conveyance, transfer or lease between us and any of our wholly-owned subsidiaries.

Notwithstanding the foregoing, we may merge or consolidate with or transfer all or substantially all of our assets to an affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing our jurisdiction of organization or our form of organization or for the purpose of forming a holding company; provided that the amount of our indebtedness is not increased; and provided, further, that the successor assumes all of our obligations under the Mortgage Indenture.

In the case of a conveyance or other transfer of all or substantially all of the Mortgaged Property to any other Person as contemplated under the Mortgage Indenture, upon the satisfaction of all the conditions described above we (as we would exist without giving effect to the transaction) would be released and discharged from all obligations under the Mortgage Indenture and on the first mortgage bonds then outstanding unless we elect to waive the release and discharge.

The meaning of the term “substantially all” has not been definitively established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will depend on the facts and circumstances existing at the time.

For purposes of this subsection:

•

“Person” means any individual, corporation, limited liability partnership, joint venture, trust or unincorporated organization, or any other entity, whether or not a legal entity, or any Governmental Authority (as defined in the Mortgage Indenture).

Additional Covenants

We have agreed in the Mortgage Indenture, among other things:

•	to maintain a place of payment for any series of first mortgage bonds; and

•	to maintain our corporate existence (subject to the provisions above relating to mergers and consolidations).

Modification of the Mortgage Indentures; Waiver

We and the Mortgage Trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of the first mortgage bonds of each affected series then outstanding under the Mortgage Indenture, considered as one class, modify or amend the Mortgage Indenture, including the provisions relating to the rights of the holders of first mortgage bonds of that series. However, no modification or amendment may, without the consent of each holder of affected first mortgage bonds:

•

change the stated maturity of, the principal of, reduce the principal amount or any premium payable on, reduce the interest rate of, or change the method of calculating the interest rate with respect to that first mortgage bond;

•	reduce the amount of principal payable upon acceleration of the maturity of that first mortgage bond;

•	change the type of consideration (coin, currency or other property) used to pay the principal of, or interest or premium on that first mortgage bond;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, that first mortgage bond;

•	reduce the percentage in principal amount of outstanding first mortgage bonds of any series the consent of whose holders is required for modification or amendment of the Mortgage Indenture;

•	reduce the percentage of principal amount of outstanding first mortgage bonds necessary for waiver of compliance with certain provisions of the Mortgage Indenture or for waiver of certain defaults;

•	modify the provisions with respect to modification and waiver, except as provided in the Mortgage Indenture;

•	reduce the quorum or voting requirements applicable to holders of the first mortgage bonds; or

•

permit the creation of any lien (not otherwise permitted by the Mortgage Indenture) ranking prior to the lien of the Mortgage Indenture, with respect to all or substantially all of the Mortgaged Property or, except as otherwise expressly permitted under the Mortgage Indenture, release the lien of the Mortgage Indenture, terminate the lien of the Mortgage Indenture on all or substantially all of the Mortgaged Property or deprive the holders of the first mortgage bonds of the benefit of the lien of the Mortgage Indenture.

The holders of not less than a majority in aggregate principal amount of the first mortgage bonds of each affected series then outstanding under the Mortgage Indenture, voting as a single class, may waive compliance by us with certain provisions of the Mortgage Indenture benefiting holders of first mortgage bonds of that series or the applicable first mortgage bonds. The holders of not less than a majority in aggregate principal amount of the first mortgage bonds of any series outstanding under the Mortgage Indenture may, on behalf of the holders of all of the first mortgage bonds of that series, waive any past default under the Mortgage Indenture with respect to that series and its consequences, except defaults in the payment of the principal of or any premium or interest on any first mortgage bonds of that series and defaults in respect of a covenant or provision in the Mortgage Indenture which cannot be modified, amended or waived without the consent of each holder of affected first mortgage bonds.

We and the Mortgage Trustee may, without the consent of any holder of first mortgage bonds, amend the Mortgage Indenture and the first mortgage bonds for certain reasons, including, but not limited to, the following:

•	to evidence the succession of another person to us and the assumption by any such successor of our covenants in the Mortgage Indenture and in the first mortgage bonds;

•	add covenants or other provisions applicable to us and for the benefit of the holders of first mortgage bonds or one or more specified series thereof;

•	establish the form or terms of first mortgage bonds of any series as contemplated by the Mortgage Indenture;

•	cure any ambiguity;

•	correct or amplify the description of the Mortgaged Property, or to subject to the lien of the Mortgage Indenture additional property (including property of persons other than us);

•	specify any additional Permitted Liens with respect to that additional property;

•

add, change or eliminate any provision of the Mortgage Indenture so long as the addition, change or elimination does not adversely affect the interest of holders of first mortgage bonds of any series in any material respect;

•	change any place or places for payment or surrender of first mortgage bonds and where notices and demands to us may be served;

•	comply with any requirement in connection with the qualification of the Indenture under the Trust Indenture Act; or

•	comply with the rules of any applicable securities depository.

In order to determine whether the holders of the requisite principal amount of the outstanding first mortgage bonds have taken an action under the Mortgage Indenture as of a specified date:

•

the principal amount of a discount bond that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of that date upon acceleration of the maturity to that date; and

•	first mortgage bonds owned by us or any other obligor upon the first mortgage bonds or any of our or their affiliates will be disregarded and deemed not to be outstanding.

Events of Default

An “Event of Default” means any of the following events which shall occur and be continuing:

•

failure to pay interest on a first mortgage bond 60 days after such interest becomes due and payable; provided, however, that no such default shall constitute an “Event of Default” if we have made a valid extension of the interest payment period with respect to the first mortgage bonds of such series, of which such first mortgage bond is a party;

•

failure to pay the principal of or sinking fund installment, if any, or premium, if any, on, any first mortgage bond within 3 Business Days after the same becomes due and payable; provided, however, that no such default shall constitute an “Event of Default” if we have made a valid extension of the maturity of the first mortgage bonds of the series of which such first mortgage bond is a party;

•

failure to perform any other covenant or warranty applicable to us in the Mortgage Indenture continuing for 90 days after the Mortgage Trustee, or the holders of at least 25% in aggregate principal amount of the first mortgage bonds then outstanding, give us notice of the default and require us to remedy the default, unless the Mortgage Trustee, or the Mortgage Trustee and holders of a principal amount of first mortgage bonds not less than the principal amount of first mortgage bonds the holders of which gave that notice agree in writing to an extension of the period prior to its expiration; provided, however, that the Mortgage Trustee, or the Mortgage Trustee and the holders of such principal amount of first mortgage bonds, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by us within such period and is being diligently pursued;

•	certain events of bankruptcy, insolvency or reorganization; and

•

the occurrence of any Event of Default as defined in any mortgage, mortgage indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Debt (as defined below), whether the Debt exists on the date of execution of the Mortgage Indenture, or shall thereafter be created, if the Event of Default: (i) is caused by a failure to pay principal after final maturity of the Debt after the expiration of the grace period provided in the Debt (which we refer to as a “payment default”), or (ii) results in the acceleration of the Debt prior to its express maturity, and in each case, the principal amount of any of that Debt, together with the principal amount of any other Debt under which there has been a payment default or the maturity of which has been so accelerated, aggregates $200 million or more, provided, however, that if the Event of Default under that mortgage, Mortgage Indenture or instrument is cured or waived or the acceleration is rescinded or the Debt is repaid, within a period of 20 days from the continuation of that Event of Default beyond the applicable grace period or the occurrence of the acceleration, as the case may be, the Event of Default described in this bullet point shall be automatically cured; provided, further, that with respect to any mortgage, mortgage indenture or instrument that exists on the date of execution of the Mortgage Indenture, this provision only applies to the extent that the obligations to pay amounts thereunder are enforceable after the effective date of the Plan.

The $200 million amount specified in the bullet point above shall be increased in any calendar year subsequent to 2020 by the same percentage increase in the urban CPI Index (as defined in the Mortgage Indenture) for the period commencing January 1, 2020 and ending on January 1 of the applicable calendar year.

For purposes of this subsection, “Debt” means any debt of us for money borrowed and guarantees by us of debt for money borrowed but in each case excluding liabilities in respect of Lease Obligations or Swap Agreements. “Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

If the Mortgage Trustee deems it to be in the interest of the holders of the first mortgage bonds, it may withhold notice of default, except defaults in the payment of principal, premium or interest with respect to any first mortgage bond.

If an Event of Default occurs, the Mortgage Trustee or the holders of at least 25% in aggregate principal amount of the first mortgage bonds outstanding, considered as one class, may declare all principal (or, if any of the first mortgage bonds are Discount Bonds (as such term is defined in the Mortgage Indenture), such portion of the principal amount of such first mortgage bonds as may be specified in the terms thereof) immediately due and payable, provided, however, that if an Event of Default occurs with respect to certain events of bankruptcy, insolvency or reorganization, then the principal amount (or, if any of the first mortgage bonds are Discount Bonds, such portion of the principal amount of such first mortgage bonds as may be specified in the terms thereof) of first mortgage bonds outstanding shall be due and payable immediately without further action by the Mortgage Trustee or holders. If the default has been cured and other specified conditions in the Mortgage Indenture have been satisfied before any Mortgaged Property has been sold and before a judgment or decree for payment has been obtained by the Mortgage Trustee as provided in the Mortgage Indenture, the event or events of default giving rise to the acceleration will be deemed to have been cured and the declaration of acceleration and its effect will be deemed to have been rescinded and annulled.

No holder of first mortgage bonds will have any right to institute any proceeding, judicial or otherwise, or for any other remedy under the Mortgage Indenture unless the holder has given the Mortgage Trustee written notice of the Event of Default, the holders of at least 25% of the first mortgage bonds have requested the Mortgage Trustee in writing to institute proceedings with respect to the Event of Default in its own name as Mortgage Trustee under the Mortgage Indenture and have offered the Mortgage Trustee reasonable indemnity against costs, expenses and liabilities with respect to the request, the Mortgage Trustee has failed to institute any proceeding within 60 days after receiving the notice from holders, and no direction inconsistent with the written request has been given to the Mortgage Trustee during the 60-day period by holders of at least a majority in aggregate principal amount of first mortgage bonds then outstanding.

The Mortgage Trustee is not required to risk its funds or to incur financial liability if there is a reasonable ground for believing that repayment to it or adequate indemnity against risk or liability is not reasonably assured.

If an Event of Default has occurred and is continuing, holders of a majority in principal amount of the first mortgage bonds may establish the time, method and place of conducting any proceedings for any remedy available to the Mortgage Trustee, or exercising any trust or power conferred upon the Mortgage Trustee.

Discharge

Any first mortgage bond, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Mortgage Indenture, and, at our election, our entire indebtedness in respect of the first mortgage bonds will be deemed to have been satisfied and discharged, if certain conditions are satisfied, including an irrevocable deposit with the Mortgage Trustee or any paying agent (other than us), in trust of:

•	money (including funded cash not otherwise applied pursuant to the Mortgage Indenture) in an amount which will be sufficient, or

•

in the case of a deposit made prior to the maturity of the first mortgage bonds or portions thereof, Eligible Obligations (as described below) which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with the money, if any, deposited with or held by the Mortgage Trustee or the paying agent, will be sufficient, or

•	a combination of either of the two items described in the two preceding bullet points which will be sufficient,

to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the first mortgage bonds or portions thereof.

For purposes of this subsection, “Eligible Obligations” include direct obligations of, or obligations unconditionally guaranteed by, the United States of America, entitled to the benefit of the full faith and credit thereof, and depositary receipts or other instruments with respect to the obligations or any specific interest or principal payments due in respect thereof.

Transfer and Exchange

Subject to the terms of the Mortgage Indenture, first mortgage bonds of any series may be exchanged for other first mortgage bonds of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the Mortgage Indenture and the limitations applicable to global securities, first mortgage bonds may be presented for exchange or registration of transfer at the office of the registrar without service charge, upon payment of any taxes and other governmental charges. Such transfer or exchange will be effected upon the Mortgage Trustee, us or the registrar, as the case may be, being satisfied with the documents of title and identity of the person making the request.

If we provide for any redemption of a series of first mortgage bonds in a prospectus supplement, we will not be required to execute, register the transfer of or exchange any first mortgage bond of that series for 15 days before a notice of redemption is given or register the transfer of or exchange any first mortgage bond selected for redemption.

Resignation or Removal of Mortgage Trustee

The Mortgage Trustee may resign at any time upon written notice to us but the Mortgage Trustee’s resignation will not take effect until a successor Mortgage Trustee accepts appointment. The Mortgage Trustee may be removed at any time by written notice delivered to the Mortgage Trustee and us and signed by the holders of at least a majority in principal amount of the outstanding first mortgage bonds. In addition, under certain circumstances, we may remove the Mortgage Trustee, or any holder who has been a bona fide holder of a first mortgage bond for at least six months may seek a court order for the removal of the Mortgage Trustee and the appointment of a successor trustee. We must give notice of resignation and removal of the Mortgage Trustee or the appointment of a successor trustee to all holders of first mortgage bonds as provided in the Mortgage Indenture.

Mortgage Trustee, Paying Agents and Registrars for the First Mortgage Bonds

The Bank of New York Mellon Trust Company, N.A. will serve as Mortgage Trustee under the Mortgage Indenture. We may change either the paying agent or registrar without prior notice to the holders of the first mortgage bonds, and we may act as paying agent. The Mortgage Trustee serves as trustee under our senior note Indenture. We and our parent company maintain ordinary banking and trust relationships with a number of banks and trust companies, including The Bank of New York Mellon Trust Company, N.A.

Governing Law

The Mortgage Indenture and the first mortgage bonds shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable, provided that the law of the jurisdiction in which the Mortgaged Property consisting of real property is located shall govern the creation of a mortgage lien on and security interest in, or perfection, priority or enforcement of the lien of the Mortgage Indenture or exercise of remedies with respect to, such portion of the Mortgaged Property.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Unless indicated differently in a prospectus supplement, this section describes the terms of our common stock and preferred stock (together, the “capital stock”). The following description is only a summary and is qualified in its entirety by reference to applicable law, our restated articles of incorporation and bylaws and the Amended Articles (as defined below) and the Amended Bylaws (as defined below). In this section, references to “we,” “our,” “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

In connection with PG&E Corporation’s and the Utility’s emergence from the Chapter 11 Cases, we expect to amend our restated articles of incorporation (the “Amended Articles”) and bylaws (the “Amended Bylaws”) to reflect certain changes in connection with the development and implementation of a plan of reorganization. The Amended Articles and the Amended Bylaws are subject to the approval of the Bankruptcy Court, and are therefore not in final form. Accordingly, the terms summarized below remain subject to change. In the event that the terms of the Amended Articles and/or the Amended Bylaws change after the effective date of this registration statement, we will update the following description in a prospectus supplement or post-effective amendment to this registration statement, in which case, the following description would be superseded by the description provided in such prospectus supplement or post-effective amendment to this registration statement. Copies of our current restated articles of incorporation and bylaws and the form of the Amended Articles and the Amended Bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

Our restated articles of incorporation authorize the issuance of 800,000,000 shares of common stock and 85,000,000 shares of preferred stock, and the Amended Articles will authorize the issuance of 3,600,000,000 shares of common stock and 400,000,000 shares of preferred stock. As of April 27, 2020, there were approximately 529,785,896 shares of our common stock, no par value, outstanding and no shares of preferred stock outstanding. All outstanding shares of our common stock are fully paid and nonassessable.

Common Stock

We may issue our common stock from time to time upon such terms and for such consideration as may be determined by our board of directors. Such further issuances, up to the aggregate amounts authorized by our restated articles of incorporation or the Amended Articles (once effective) will not require approval by our shareholders. We may also issue common stock from time to time under dividend reinvestment and employee benefit plans.

The Amended Articles (once effective) will restrict our ability to issue non-voting shares of our capital stock to the extent prohibited by Section 1123(a)(6) of the Bankruptcy Code for so long as such Section is in effect and applicable to us (the “Voting Restrictions”). Except as otherwise provided by law, holders of our common stock have voting rights on the basis of one vote per share on each matter submitted to a vote at a meeting of shareholders, subject to any class or series voting rights of holders of our preferred stock. Our shareholders may not cumulate votes in elections of directors. As a result, the holders of our common stock and (if issued) preferred stock entitled to exercise more than 50% of the voting rights in an election of directors can elect all of the directors to be elected if they choose to do so. In such event, the holders of the remaining common stock and preferred stock voting for the election of directors will not be able to elect any persons to the board of directors.

Holders of our common stock, subject to any prior rights or preferences of preferred stock outstanding, have equal rights to receive dividends if and when declared by our board of directors out of funds legally available therefor.

In the event of our liquidation, dissolution or winding up and after payment of all prior claims, holders of our common stock would be entitled to receive any of our remaining assets, subject to any preferential rights of holders of outstanding shares of preferred stock.

Holders of our common stock have no preemptive rights to subscribe for additional shares of common stock or any of our other securities, nor do holders of our common stock have any redemption or conversion rights. Additionally, the rights of holders of common stock may be materially limited or qualified by the rights of holders of preferred stock that we may issue in the future.

Our common stock is listed on the New York Stock Exchange under the symbol “PCG.”

The transfer agent and registrar for our common stock is EQ Shareowner Services, P. O. Box 64874, St. Paul, MN, 55164-0874.

Preferred Stock

Our board of directors is authorized to issue shares of preferred stock in one or more series up to the aggregate amounts authorized by our restated articles of incorporation or the Amended Articles (once effective) and to fix and determine the number of shares of preferred stock of any series, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any such series. Currently there are no shares of our preferred stock outstanding.

Prior to the issuance of shares of each series of our preferred stock, our board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California. The certificate of determination will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

•	the title and stated value of the preferred stock;

•	voting rights, if any, of the preferred stock (in accordance with the Voting Restrictions, if applicable);

•	any rights and terms of redemption (including sinking fund provisions);

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation) and conversion period;

•	the provision for redemption, if applicable, of the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	liquidation preferences;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of preferred stock being offered:

•	the number of shares of preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Until our board of directors determines the rights of the holders of a series of preferred stock, we cannot predict the effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock. However, the effect could include one or more of the following:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control of us without further action by our shareholders.

Rank

If issued, the preferred stock would rank, with respect to dividends and upon our liquidation, dissolution or winding up:

•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

Ownership Restrictions

The Amended Articles will impose certain restrictions on the transferability and ownership of our capital stock and any other interests designated as “stock” of PG&E Corporation by the Board as disclosed in an SEC filing by PG&E Corporation (such stock and other interests, the “Equity Securities,” and such restrictions on transferability and ownership, the “Ownership Restrictions”) in order to reduce the possibility of an equity ownership shift that could result in limitations on our ability to utilize net operating loss carryforwards and other tax attributes from prior taxable years for Federal income tax purposes. Any acquisition of our capital stock that results in a shareholder being in violation of these restrictions may not be valid. The Ownership Restrictions may be waived by our board of directors on a case-by-case basis.

Subject to certain exceptions, the Ownership Restrictions will restrict (i) any person or entity (including certain groups of persons) from directly or indirectly acquiring or accumulating 4.75% or more of our outstanding Equity Securities and (ii) the ability of any person or entity (including certain groups of persons) already owning, directly or indirectly, 4.75% or more of our Equity Securities from increasing their proportionate interest in our Equity Securities. Any transferee receiving Equity Securities that would result in a violation of the Ownership Restrictions will not be recognized as a shareholder of PG&E Corporation or entitled to any rights of shareholders, including, without limitation, the right to vote and to receive dividends or distributions, whether liquidating or otherwise, in each case, with respect to the Equity Securities causing the violation.

The Ownership Restrictions will remain in effect until the earliest of (i) the repeal, amendment or modification of Section 382 (and any comparable successor provision) of the Code, in such a way as to render the restrictions imposed by Section 382 of the Code no longer applicable to PG&E Corporation, (ii) the beginning of a taxable year in which our board of directors determines that no tax benefits attributable to net operating losses or other tax attributes are available, (iii) the date selected by our board of directors if it determines that the limitation amount imposed by Section 382 of the Code as of such date in the event of an “ownership change” of PG&E Corporation (as defined in Section 382 of the Code and Treasury Regulation Sections 1.1502-91 et seq.) would not be materially less than the net operating loss carryforwards or “net unrealized built-in loss” (within the meaning of Section 382 of the Code and Treasury Regulation Sections 1.1502-91 et seq.) of PG&E Corporation and (iv) the date selected by our board of directors if it determines that it is in the best interests of our shareholders for the Ownership Restrictions to be removed or released.

DESCRIPTION OF WARRANTS

This section describes the general terms of the warrants that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each warrant. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase debt securities and, solely in the case of PG&E Corporation, preferred stock or common stock. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of the warrants.

Debt Warrants

We may issue warrants for the purchase of our debt securities. As explained below, each debt warrant will entitle its holder to purchase debt securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us and one or more banks or trust companies, as debt warrant agent, as will be set forth in the prospectus supplement relating to the debt warrants being offered by the prospectus supplement and this prospectus. A copy of the debt warrant agreement, including a form of debt warrant certificate representing the debt warrants, will be filed with the SEC in connection with the offering of the debt warrants.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the debt warrants;

•	the initial offering price;

•	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the title and terms of any related debt securities with which the debt warrants are issued and the number of the debt warrants issued with each debt security;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

•	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

•	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

•	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	antidilution provisions of the debt warrants, if any;

•	redemption or call provisions, if any, applicable to the debt warrants; and

•	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the applicable indenture.

Equity Warrants

PG&E Corporation may issue warrants for the purchase of its preferred stock or common stock. As explained below, each equity warrant will entitle its holder to purchase equity securities at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between PG&E Corporation and one or more banks or trust companies, as equity warrant agent, as will be set forth in the prospectus supplement relating to the equity warrants being offered by the prospectus supplement and this prospectus. A copy of the equity warrant agreement, including a form of equity warrant certificate representing the equity warranty, will be filed with the SEC in connection with the offering of the equity warrants.

The particular terms of each issue of equity warrants, the equity warrant agreement relating to the equity warrants and the equity warrant certificates representing equity warrants will be described in the applicable prospectus supplement, including, as applicable:

•	the title of the equity warrants;

•	the initial offering price;

•	the aggregate number of equity warrants and the aggregate number of shares of the equity security purchasable upon exercise of the equity warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the number of equity warrants issued with each equity security;

•	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

•	if applicable, the minimum or maximum number of the warrants that may be exercised at any one time;

•	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

•	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

•	antidilution provisions of the equity warrants, if any;

•	redemption or call provisions, if any, applicable to the equity warrants; and

•	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matter, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Ownership of equity warrants and exercise by holders thereof may be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

DESCRIPTION OF SECURITIES PURCHASE CONTRACTS AND SECURITIES PURCHASE UNITS

This section describes the general terms of the securities purchase contracts and securities purchase units that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each securities purchase contract and securities purchase unit. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities purchase contracts and securities purchase units as described in this prospectus.

Stock Purchase Contracts and Stock Purchase Units

PG&E Corporation may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to it, and obligating it to sell to or purchase from the holders, a specified number of shares of common stock or preferred stock at a future date or dates, or a variable number of shares of common stock or preferred stock for a stated amount of consideration. The price per share and the number of shares of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any such formula may include antidilution provisions to adjust the number of shares of common stock or preferred stock issuable pursuant to the stock purchase contracts upon certain events.

The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and either:

(i) senior or subordinated debt securities of PG&E Corporation; or

(ii) debt obligations of third parties, including U.S. Treasury securities, which, in either case, may or may not serve as security for the holder’s obligations to purchase or sell the shares under the stock purchase contracts.

The stock purchase contracts may require PG&E Corporation to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances PG&E Corporation may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.

Ownership of stock purchase contracts and exercise by holders thereof may be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

Debt Purchase Contracts and Debt Purchase Units

We may issue debt purchase contracts, representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified principal amount of debt securities at a future date or dates. The purchase price and the interest rate may be fixed at the time the debt purchase contracts are issued or may be determined by reference to a specific formula set forth in the debt purchase contracts.

The debt purchase contracts may be issued separately or as a part of units consisting of debt purchase contracts and either:

(i) senior or subordinated debt securities of PG&E Corporation; or

(ii) debt obligations of third parties, including U.S. Treasury securities, which, in either case, may or may not serve as security for the holder’s obligations to purchase the securities under the debt purchase contracts.

The debt purchase contracts may require us to make periodic payments to the holders of the debt purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The debt purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid debt purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original debt purchase contract.

The applicable prospectus supplement will describe the general terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to:

•	the purchase contracts;

•	the collateral, depositary and custodial arrangements, if applicable, relating to such purchase contracts or purchase units; and

•	if applicable, the prepaid purchase contracts and the document pursuant to which such prepaid purchase contracts will be issued.

Material United States federal income tax considerations applicable to the purchase contracts and the purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms of the depositary shares we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for the depositary shares. The accompanying prospectus supplement may add, update, or change the terms and conditions of the depositary shares as described in this prospectus. In this section, references to “we,” “our,” “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular class or series of preferred stock as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The shares of any class or series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and one or more depositaries selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the shares of preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related class or series of preferred shares in accordance with the terms of the offering described in the related prospectus supplement.

The depositary shares may be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This section describes the general terms of the subscription rights that we may offer and sell by this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each subscription right. The accompanying prospectus supplement may add, update or change the terms and conditions of the subscription rights as described in this prospectus.

In this section, references to “we,” “our,” “ours” and “us” refer only to PG&E Corporation and not to any of its direct or indirect subsidiaries or affiliates except as expressly provided.

General

We may issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into backstop commitment letters or other standby purchase arrangements with one or more parties pursuant to which such parties will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the terms of any subscription rights in respect of which this prospectus is being delivered, including the following:

•	the title of the subscription rights;

•	the exercise price for the subscription rights;

•	the number of the subscription rights issuable to each rightholder;

•	the extent to which the subscription rights will be transferable;

•	the date on which the right to exercise the subscription rights will commence and the date on which the rights will expire (subject to any extension);

•	the extent to which the rights will include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any backstop commitment letters or other standby purchase arrangements that we may enter into in connection with the subscription rights offering;

•	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of the subscription rights; and

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of shares of our common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. The prospectus supplement for any issuance of subscription rights will describe the procedures for payment of the applicable subscription price and the settlement of the subscription rights that are exercised, including the terms of any applicable escrow arrangements. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to backstop commitment letters or other standby purchase arrangements, as set forth in the applicable prospectus supplement.

Ownership of subscription rights and exercise by holders thereof may also be subject to certain limitations in accordance with the Ownership Restrictions described in the section entitled “Description of Common Stock and Preferred Stock—Ownership Restrictions” in this prospectus.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

Unless we indicate differently in a prospectus supplement, the debt securities, common stock, preferred stock, warrants, securities purchase contracts, securities purchase units or depositary shares initially will be issued in book entry form and represented by one or more global notes or global securities (collectively, “global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC National Securities Clearing Corporation, all of which are registered clearing agencies. DTC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, referred to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for those securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co, or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Beneficial owners of securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of securities may wish to ascertain that the nominee holding the securities for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

Redemption notices will be sent to DTC or its nominee. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

In any case where a vote may be required with respect to securities of a particular series, neither DTC nor Cede & Co. (nor any other DTC nominee) will give consents for or vote the global securities, unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will send an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and interest payments on the securities will be made to Cede & Co., or such other nominee as may be requested by authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon receipt of funds and corresponding detail information from us or the paying agent in accordance with their respective holdings shown on DTC’s records. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC, the paying agent or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may otherwise be requested by an authorized representative of DTC) is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the applicable indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving us reasonable notice. Under such circumstances, in the event that a successor securities depository is not obtained, certificates representing the securities are required to be printed and delivered. Also, we may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository), in which event, certificates representing the securities will be printed and delivered to DTC.

We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;

•	through agents to the public or to institutional investors;

•	directly to one or more purchasers, shareholders or holders of subscription rights;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or in a rights offering or a securities exchange or otherwise; or

•	through a combination of any of these methods or any other method permitted by law.

This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement. The distribution of our securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. The prospectus supplement with respect to the securities we may sell will set forth the terms of the offering of such securities, including the name or names of any underwriters or agents, the purchase price of such securities, and the proceeds to us from such sale, any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such securities may be listed.

If underwriters participate in the sale, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price, at market prices prevailing at the time of sale, at prices based on prevailing market prices or at negotiated prices.

Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase any series of the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell securities directly or through agents we designate from time to time. The prospectus supplement will set forth the name of any agent involved in the offer or sale of securities in respect of which such prospectus supplement is delivered and any commissions payable by us to such agent. Unless otherwise indicated in a prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Any underwriters, dealers or agents participating in the distribution of securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them on the sale or resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and agents may be entitled under agreements entered into with us to indemnification against certain civil liabilities, including liabilities under the Securities Act. Underwriters and agents and their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.

Each series of debt securities, preferred stock, depositary shares, warrants, securities purchase contracts, securities purchase units and subscription rights, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The debt securities, preferred stock, depositary shares, warrants, securities purchase contracts, securities purchase units and subscription rights may or may not be listed on a national securities exchange.

To facilitate a securities offering, any underwriter may engage in over-allotment, short covering transactions and penalty bids or stabilizing transactions in accordance with Regulation M under the Exchange Act.

•	Over-allotment involves sales in excess of the offering size, which creates a short position.

•	Stabilizing transactions permit bids to purchase the underlying securities so long as the stabilizing bids do not exceed a specified maximum.

•	Short covering positions involve purchases of securities in the open market after the distribution is completed to cover short positions.

•	Penalty bids permit the underwriters to reclaim a selling concession from a dealer when securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

These activities may cause the price of the securities to be higher than it otherwise would be. If commenced, these activities may be discontinued by the underwriters at any time.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Cravath, Swaine & Moore LLP and/or Hunton Andrews Kurth LLP. Certain legal matters in connection with the offered securities will be passed on for any agents, dealers or underwriters by their counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements, and the related financial statement schedules, incorporated in this prospectus by reference from the PG&E Corporation’s and the Utility’s Annual Reports on Form 10-K, and the effectiveness of PG&E Corporation’s and the Utility’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

PG&E Corporation and the Utility file annual, quarterly and current reports, proxy statements and other information with the SEC under File Nos. 001-12609 and 001-02348, respectively. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including PG&E Corporation and the Utility, that file electronically with the SEC at http://www.sec.gov. PG&E Corporation’s and the Utility’s SEC filings are also available at our website: http://investor.pgecorp.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

CERTAIN DOCUMENTS INCORPORATED BY REFERENCE

PG&E Corporation and the Utility have “incorporated by reference” into this prospectus certain information that they file with the SEC. This means that PG&E Corporation and the Utility can disclose important business, financial and other information in this prospectus by referring you to the documents containing this information.

PG&E Corporation and the Utility incorporate by reference the documents and information listed below and any future filings that they make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than the Current Reports on Form 8-K or portions thereof that are “furnished” under Item 2.02 or Item 7.01 of Form 8-K) from the date of this prospectus until the termination of each offering of securities under this prospectus:

•	PG&E Corporation’s and the Utility’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Amendment No. 1 on Form 10-K/A;

•	PG&E Corporation’s and the Utility’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020;

•

PG&E Corporation’s and the Utility’s Current Reports on Form 8-K filed with the SEC on January  23, 2020, January 31, 2020, February 4, 2020, February 7, 2020, March 2, 2020, March 6, 2020, March 10, 2020, March 23, 2020, April 22, 2020, May 1, 2020, May 12, 2020, May 27, 2020, May 27, 2020, June  3, 2020, June 8, 2020 and June 9, 2020; and

•

the description of the common stock of PG&E Corporation contained in its Registration Statement on Form S-4 filed with the SEC on February 21, 1996, and any amendment or report filed to update such description.

All information incorporated by reference is deemed to be part of this prospectus except to the extent that the information is updated or superseded by information filed with the SEC after the date the incorporated information was filed (including later-dated reports listed above) or by the information contained in this prospectus or the applicable prospectus supplement. Any information that we subsequently file with the SEC that is incorporated by reference, as described above, will automatically update and supersede as of the date of such filing any previous information that had been part of this prospectus or the applicable prospectus supplement, or that had been incorporated herein by reference.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to the following address:

The Office of the Corporate Secretary

PG&E Corporation

77 Beale Street

P.O. Box 770000

San Francisco, CA 94177

Telephone: (415) 973-8200

Facsimile: (415) 973-8719

$2,000,000,000

$1,000,000,000 5.000% Senior Secured Notes due 2028

$1,000,000,000 5.250% Senior Secured Notes due 2030

Prospectus Supplement

Joint Book-Running Managers

J.P. Morgan

Barclays

BofA Securities

Citigroup

Goldman Sachs & Co. LLC

Co-Managers

BNP PARIBAS

Credit Suisse

Mizuho Securities

MUFG

Wells Fargo Securities

June 18, 2020